As filed with the U.S. Securities and Exchange Commission on December 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Oncology Institute, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8011	84-356323
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

18000 Studebaker Rd, Suite 800

Cerritos, California 90703

(213) 760-1328

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brad Hively

Chief Executive Officer

18000 Studebaker Rd, Suite 800

Cerritos, California 90703

(213) 760-1328

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven B. Stokdyk

Brian Duff

Brent Epstein

10250 Constellation Blvd., Suite 1100

Los Angeles, California 90067

(213) 485-1234

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered(1)	Share	Offering Price	Registration Fee
Primary Offering
Common Stock, par value $0.0001 per share	8,927,543(2)	$11.50(3)	$102,666,745	$9,518
Secondary Offering
Common Stock, par value $0.0001 per share	86,733,593(4)	$7.43(5)	$643,996,928	$59,699
Warrants to purchase Common Stock	3,177,543(6)	$—	$—	$ —(7)
Total				$69,217
(1)

Pursuant to Rule 416 under the Securities Act (as defined below), this registration statement also covers any additional number of shares of common stock (“Common Stock”), par value $0.0001 per share, of The Oncology Institute, Inc. (the “Company”) issuable upon stock splits, stock dividends or other distributions, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)

Consists of (a) 5,750,000 shares of Common Stock issuable upon the exercise of Public Warrants (as defined below) and (b) 3,177,543 shares of Common Stock issuable upon the exercise of Private Placement Warrants (as defined below).

(3)	The price per share is based upon the exercise price per the Warrant (as defined below) of $11.50 per share.
(4)

Represents the resale of (a) 43,178,072 shares of Common Stock issued to certain former stockholders of TOI Parent, Inc. in connection with the Business Combination (as defined below), (b) 17,500,000 shares of Common Stock by certain of the Selling Securityholders (as defined below) in connection with the PIPE Investment (as defined below), (c) 16,351,042 shares of Common Stock issuable upon conversion of any Series A Common Equivalent Preferred Stock (as defined below) (including 10,000,000 shares of Common Stock underlying shares of Series A Common Equivalent Preferred Stock issued in the PIPE Investment), (d) 9,372,540 Earnout Shares (as defined below) issuable to certain former stockholders of TOI Parent, Inc. pursuant to the Merger Agreement (as defined below) and (e) 331,939 shares of Common Stock issued to former directors and officers of the Company prior to the Business Combination.

(5)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $7.73, which is the average of the high and low prices of the Common Stock on Nasdaq (as defined below) on December 14, 2021.

(6)	Represents the resale of 3,177,543 Private Placement Warrants held by the Initial Stockholders (as defined below).
(7)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of Common Stock underlying the warrants, and no separate fee is payable for the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus, dated December 17, 2021

Up to 8,927,543 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 86,733,593 Shares of Common Stock

Up to 3,177,543 Warrants

This prospectus relates to the issuance by us of up to an aggregate of up to 8,927,543 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 3,177,543 shares of Common Stock that are issuable upon the exercise of 3,177,543 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of DFP Healthcare Acquisitions Corp., a Delaware corporation (“DFP”), by the holders thereof, and (ii) up to 5,750,000 shares of Common Stock that are issuable upon the exercise of 5,750,000 warrants (the “Public Warrants,” and together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of DFP, by the holders thereof. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Securityholders”) of (a) up to 43,178,072 shares of Common Stock issued to certain former stockholders of TOI Parent, Inc. in connection with the Business Combination (as defined below) (b) up to 17,500,000 shares of Common Stock by certain of the Selling Securityholders (as defined below) in connection with the PIPE Investment (as defined below), (c) up to 16,351,042 shares of Common Stock issuable upon conversion of any Series A Common Equivalent Preferred Stock (as defined below) (including 10,000,000 shares of Common Stock underlying shares of Series A Common Equivalent Preferred Stock issued in the PIPE Investment), (d) 9,372,540 Earnout Shares (as defined below) issuable to certain former stockholders of TOI Parent, Inc. pursuant to the Merger Agreement (as defined below) and (e) 331,939 shares of Common Stock issued to former directors and officers of the Company prior to the Business Combination. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Public Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “TOI” and “TOIIW,” respectively. On December 14, 2021, the closing price of our Common Stock was $7.61 and the closing price for our Public Warrants was $0.79.

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock.

See “Risk Factors” beginning on page 7 to read about factors you should consider before investing in our Common Stock or Warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 86,733,593 shares of Common Stock and up to 3,177,543 Warrants from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On November 12, 2021 (the “Closing Date”), we consummated the previously announced business combination (the “Busines Combination”) pursuant to that certain Agreement and Plan of Merger, dated as of June 28, 2021 (the “Business Combination Agreement”), by and among the Company (formerly known as DFP Healthcare Acquisitions Corp.), TOI Parent, Inc. (“Legacy TOI”), Orion Merger Sub I, LLC (“First Merger Sub”) and Orion Merger Sub II, LLC (“Second Merger Sub”), pursuant to which (i) the First Merger Sub merged with and into Legacy TOI, with Legacy TOI being the surviving corporation and (ii) immediately following the First Merger, Legacy TOI merged with and into the Second Merger Sub, with the Second Merger Sub being the surviving entity and a wholly owned subsidiary of the Company. Upon Closing, we changed our name to “The Oncology Institute, Inc.” and the Common Stock and the Public Warrants continued to be listed on Nasdaq, trading under the ticker symbols “TOI” and “TOIIW,” respectively.

CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “TOI” and the “Company” refer to The Oncology Institute, Inc. (f/k/a DFP Healthcare Acquisitions Corp.), the term “DFP” refers to the Company prior to the consummation of the Business Combination, and the term “Legacy TOI” refers to TOI Parent, Inc. and its subsidiaries prior the consummation of the Business Combination.

In this document:

As used in this prospectus, unless the context otherwise requires, references to:

•	“2021 Plan” means The Oncology Institute, Inc. 2021 Incentive Award Plan.
•

“Acquiror Transaction Expenses” means all unpaid fees, costs and expenses incurred by or on behalf of the DFP, First Merger Sub and Second Merger Sub prior to and through the Closing in connection with the negotiation, preparation and execution of the Merger Agreement, the other transaction agreements, the performance and compliance with all transaction agreements and conditions contained in the Merger Agreement to be performed or complied with by DFP at or before Closing, and the consummation of the Business Combination including all associated costs.

•	“Advisers Act” means the Investment Advisers Act of 1940.
•	“ASC 815” means the Accounting Standards Codification 815, Derivatives and Hedging.
•	“Board” means the board of directors of the Company.
•

“Business Combination” means the transactions contemplated by the Business Combination Agreement, pursuant to which (i) the First Merger Sub merged with and into Legacy TOI, with Legacy TOI being the surviving corporation and (ii) immediately following the First Merger, Legacy TOI merged with and into the Second Merger Sub with Second Merger Sub being the surviving entity and a wholly owned subsidiary of the Company, which was renamed “The Oncology Institute, Inc.”

•	“Business Combination Agreement” means that certain Business Combination Agreement, dated as of June 28, 2021 by and among, DFP, First Merger Sub, Second Merger Sub, and TOI.
•	“Bylaws” means our Amended & Restated Bylaws.
•	“Charter” means our Third Amended and Restated Certificate of Incorporation, dated as of November 12, 2021.
•	“Closing” means the closing of the Business Combination.
•	“Closing Date” means November 12, 2021.
•	“Closing Merger Consideration” means an amount equal to $762,052,411.00.
•

“Closing Share Consideration” means a number of shares (rounded to the nearest whole share) of DFP Class A Common Stock determined by dividing (a) (i) the Closing Merger Consideration minus (ii) the Closing Cash Consideration by (b) 10.

•	“Company Option” means each of the options to purchase TOI Common Stock.
•	“Company RSU” means each restricted stock unit under TOI’s incentive stock plan or otherwise, whether or not vested.
•	“Company Support Agreement” means the agreement between DFP and the Supporting Stockholders.
•	“Conversion” means the conversion of TOI preferred stock into TOI Common Stock.
•

“Conversion Blockers” means the limit applicable to the Deerfield Holders on the conversion of Series A Common Equivalent Preferred Stock into, and the exercise of Private Placement Warrants and the Public Warrants for, Common Stock that will prohibit such conversion or exercise to the extent that, upon such exercise or conversion, the number of shares of Common Stock beneficially owned by the Deerfield Holders and their affiliates and any other person or entity with whom the converting and/or exercising holder’s beneficial ownership would be aggregated for purposes of Section 13(d) under the Exchange Act, including any “group” members, would exceed 4.9% of the total number of shares of Common Stock then outstanding.

•	“Deerfield Funds” means Deerfield Partners and Deerfield Fund IV.
•	“Deerfield Fund IV” means Deerfield Private Design Fund IV, L.P.
•	“Deerfield Holders” means the Sponsor, Deerfield Fund IV and Deerfield Partners, L.P.
•	“Deerfield Management” means Deerfield Management Company, L.P., a Delaware series limited partnership (Series C).
•	“Deerfield Partners” means Deerfield Partners, L.P.
•

“Deerfield PIPE Investments” means the private placements with each of Deerfield Partners and Deerfield Fund IV, pursuant to which such investors purchased 100,000 shares of Series A Common Equivalent Preferred Stock, which is convertible into 10 million shares of Common Stock (at the rate of 100 shares of Common Stock per share of Series A Common Equivalent Preferred Stock), for a purchase price of $1,000 per share of Series A Common Equivalent Preferred Stock pursuant to the Deerfield Subscription Agreements.

•

“Deerfield Subscription” means the subscription for 10 million shares of DFP Class A Common Stock by Deerfield Partners and Deerfield Fund IV, which provided the Deerfield Funds the option to instead purchase, for every 100 shares of DFP Class A common stock subject to such subscription, one share of Series A Common Equivalent Preferred Stock (which is convertible into 100 shares of DFP Class A Common Stock) at a purchase price of $1,000 per share.

•

“Deerfield Subscription Agreements” means the subscription agreements, each dated as of June 28, 2021, between DFP and the Deerfield Funds pursuant to which the Deerfield Funds are making the Deerfield PIPE Investments.

•	“DFP Board” means the board of directors of DFP.
•	“DFP Class A Common Stock” means the shares of DFP Class A common stock, par value $0.0001 per share, of DFP.
•	“DFP Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of DFP.
•	“DFP IPO” means DFP’s initial public offering, consummated on March 13, 2020, through the sale of 23,000,000 Units at $10.00 per unit.
•	“DFP Shares” means, collectively, the DFP Class A Common Stock and DFP Class B Common Stock.
•	“DFP Stockholders” means the holders of DFP Shares.
•	“DGCL” means the General Corporation Law of the State of Delaware.
•	“DTC” means The Depository Trust Company.
•	“Earnout Shares” means the issuance of Common Stock to eligible holders of securities.
•	“Effective Time” means the time at which the Business Combination becomes effective.
•

“Eligible Cash-Out Vested Company Option” means the number of Company Options multiplied by a fraction, the numerator of which is the Closing Cash Consideration and the denominator of which is the Closing Merger Consideration (rounded up to the nearest whole number).

•	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
•	“Escrow Agent” means the Continental Stock Transfer & Trust Company.
•	“ESPP” means The Oncology Institute, Inc. 2021 Employee Stock Purchase Plan, attached as Annex G.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
•	“Exchange Ratio” means the quotient obtained by dividing (a) 76,205,241.10 by (b) the Aggregate Fully Diluted Company Common Stock (as defined in the Merger Agreement).
•

“Fair Market Value” means the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

•	“First Merger” means the transactions pursuant to which the First Merger Sub merged with and into Legacy TOI.
•	“First Merger Sub” means Orion Merger Sub I, Inc., a Delaware corporation.
•

“Founder Shares” means the aggregate of 5,750,000 shares of DFP Class B Common Stock held by the Sponsor and certain executive officers and directors of DFP prior to the consummation of the Business Combination.

•	“GAAP” means United States generally accepted accounting principles.
•	“Group Companies” means Legacy TOI and all of its direct and indirect Subsidiaries.
•	“Initial DFP Stockholders” means the Sponsor and DFP’s executive officers and directors who were the holders of the Founder Shares prior to the DFP IPO.
•	“Investment Company Act” means the Investment Company Act of 1940, as amended.
•	“IRS” means the U.S. Internal Revenue Service.
•	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
•

“Lock-up Shares” means the shares of Common Stock issued (a) as consideration pursuant to the First Merger and Second Merger, (b) to directors, officers and employees of DFP upon the settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the closing of the Business Combination in respect of awards of Legacy TOI outstanding immediately prior to the closing of the Business Combination or (c) as Class B Common Stock of DFP prior to the Business Combination, as well as any shares of DFP into which the DFP Class B Common Stock may be converted in connection with the Business Combination.

•	“Merger Agreement” means that Agreement and Plan of Merger, dated as of June 28, 2021, by and among DFP, First Merger Sub, Second Merger Sub and TOI.
•	“Merger Subs” means First Merger Sub and Second Merger Sub.
•	“Nasdaq” means the Nasdaq Capital Market.
•	“Nasdaq Listing Rule” means each of the applicable listing rules of Nasdaq.
•

“New Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of the date of the Closing by and among the Sponsor, DFP, Legacy TOI and the other signatories thereto.

•

“Order” means an order under Section 203(e) and 203(k) of the Advisers voluntarily agreed to as part of a settlement of an SEC administrative proceeding relating to alleged violations of Section 204A of the Investment Advisers Act of 1940 on August 21, 2017 by Deerfield Management.

•	“PIPE Investors” means the investors who are party to the Subscription Agreements.
•	“PIPE Investments” means the Deerfield PIPE Investments and the Third-Party PIPE Investments.
•

“Private Placement” means the issuance of an aggregate of 17.5 million shares of DFP Class A Common Stock and 100,000 shares of Series A Common Equivalent Preferred Stock (which is convertible into an aggregate of 10,000,000 shares of Common Stock) pursuant to the Subscription Agreements to the PIPE Investors immediately before the Closing, at a

v

purchase price of $10.00 per share of DFP Class A Common Stock and $1,000 per share of Series A Common Equivalent Preferred Stock.

•	“Private Placement Warrants” means the 3,733,334 warrants issued to the Sponsor concurrently with the DFP IPO, each of which is exercisable for one share of Common Stock.
•	“Public Warrants” means the 5,750,000 warrants originally issued in the DFP IPO, by the holders thereof.
•

“Restricted Stock” means each share of Common Stock outstanding immediately prior to the Effective Time that is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code.

•	“Rights Holders” means the Sponsor, the Deerfield Funds and the other parties to the New Registration Rights Agreement, collectively, at Closing.
•	“Rule 144” means Rule 144 under the Securities Act.
•	“SEC” means the United States Securities and Exchange Commission.
•	“Second Merger” means the transactions pursuant to which the TOI will merge with and the Second Merger Sub.
•	“Second Merger Sub” means Orion Merger Sub II, LLC, a Delaware limited liability company.
•	“Securities Act” means the Securities Act of 1933, as amended.
•	“Series A Common Equivalent Preferred Stock” means the DFP Class A Common Stock and DFP Class B Common Stock that will be exchanged for a DFP preferred stock, par value $0.0001 per share.
•	“SPACs” means Special Purpose Acquisition Companies.
•	“Sponsor” means DFP Sponsor LLC, a Delaware limited liability company.
•	“Sponsor Earnout Securities” means the Sponsor Earnout Shares and the Sponsor Earnout Warrants.
•	“Sponsor Earnout Shares” means the 5,750 shares of Series A Common Equivalent Preferred Stock deposited in escrow by Sponsor immediately following the Closing.
•	“Sponsor Earnout Warrants” means the 373,333 Private Placement Warrants deposited in escrow by sponsor immediately following the Closing.
•	“Stockholder Support Agreement” means the agreement with Legacy TOI, the Sponsor and certain of DFP’s directors and officers (together with the Sponsor, the “Subject Stockholders”).
•

“Subscriptions” means the subscription agreements, each dated June 28, 2021, with certain investors, pursuant to which such investors purchased an aggregate of 17.5 million shares of DFP Class A Common Stock.

•	“Subscription Agreements” means the Deerfield Subscription Agreements and the Third-Party Subscription Agreements.
•	“Supporting Stockholders” means Legacy TOI and certain stockholders of Legacy TOI under the Company Support Agreement.
•	“Third-Party PIPE Investments” means the private placements with each of the Third-Party PIPE Investors pursuant to the Third-Party Subscription Agreements.
•

“Third-Party PIPE Investors” means the investors who have agreed to purchase an aggregate of 17.5 million shares of DFP Class A Common Stock for a purchase price of $10.00 per share pursuant to the Third-Party Subscription Agreements.

•

“Third-Party Subscription Agreements” means the subscription agreements, each dated as of June 28, 2021, between DFP and the Third-Party PIPE Investors pursuant to which the Third-Party Investors are making the Third-Party PIPE Investments.

•

“TOI PCs” means the Physician-owned professional entities with which TOI or its subsidiaries enters into management services agreements to act as manager and administrator of their non-medical functions and services related to healthcare services and items provided to patients by physicians and other licenses healthcare providers employed by or under contract with a TOI PC.

•

“Transaction Bonuses” means payments to officers, employees, consultants, directors and managers of TOI, its subsidiaries and the Group Companies as change of control payments, severance payments, special or retention bonuses, and similar payments, in each case, paid or payable as a result of the transactions contemplated by the Merger Agreement and the other transaction agreements (including the employer portion of any tax in connection with such).

•	“Transfer Agent” means Continental Stock Transfer & Trust Company.
•	“Vested Company Option” means each of the options to purchase TOI Common Stock if vested and outstanding as of immediately prior to the Effective Time.
•	“Warrant Agreement” means that certain Warrant Agreement, dated March 10, 2020 by and between DFP and Constinental Stock Transfer & Trust Company, as warrant agent.

MARKET INFORMATION

Our Common Stock and Warrants are listed on Nasdaq under the symbols “TOI” and “TOIIW,” respectively. Prior to the consummation of the Business Combination, the DFP Class A Common Stock, units and warrants were listed on Nasdaq under the symbols “DFPH,” “DFPHU” and “DFPHU,” respectively. As of November 12, 2021, there were approximately 71 holders of record of our Pullie Common Stock and two holders of record of our Warrants. The actual number of stockholders of our Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Common Stock or Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 7 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.

Overview

We are a value-based oncology company that manages community-based oncology practices that serve patients at over 55 clinic locations across eight markets and four states throughout the United States, which are staffed with more than 80 oncologists and advanced practice providers. As a value based oncology company, TOI seeks to deliver both better quality care and lower cost of care. We believe that TOI has more covered lives than any other value-based oncology company.

Background

On November 12, 2021, we closed the Business Combination with Legacy TOI, as a result of which Legacy TOI became a wholly-owned subsidiary of ours, and we changed our name to “The Oncology Institute, Inc.” While we are the legal acquirer of Legacy TOI in the Business Combination, Legacy TOI is deemed to be the accounting acquirer, and the historical financial statements of Legacy TOI became the historical financial statements of the Company upon the consummation of the Business Combination.

At the Effective Time, each share of common stock of Legacy TOI issued and outstanding immediately prior to the Effective Time converted into the right to receive (i) a number of shares of DFP Class A Common Stock equal to the Closing Share Consideration divided by the Aggregate Fully Diluted Company Common Stock (as defined in the Merger Agreement), (ii) an amount in cash equal to the Closing Cash Consideration (as defined below) divided by the Aggregate Fully Diluted Company Common Stock and (iii) the contingent right to receive Earnout Shares

On June 28, 2021, in connection with the execution of the Merger Agreement, DFP entered into the Subscription Agreements with the PIPE Investors, pursuant to which (i) the Third-Party PIPE Investors purchased, and DFP agreed to sell to the Third-Party PIPE Investors, an aggregate of 17,500,000 shares of DFP Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $175,000,000 and (ii) the Deerfield Funds purchased, and DFP agreed to sell to the Deerfield Funds, 10 million shares of DFP Class A Common Stock for a purchase price of $10.00 per share, provided, however, that for every 100 shares of DFP Class A Common Stock purchased by the Deerfield Funds, the Deerfield Funds instead purchased one share of Series A Common Equivalent Preferred Stock (convertible into 100 shares of Common Stock) at a purchase price of $1,000 per share. Immediately prior to the closing of the Business Combination, we issued and sold (i) 17,500,000 shares of our Common Stock to the Third-Party PIPE Investors for aggregate gross proceeds to us of approximately $175 million and (ii) 100,000 shares of Series A Common Equivalent Preferred Stock for aggregate gross proceeds to us of approximately $100 million (the “PIPE Investment”).

The rights of holders of our Common Stock and Warrants are governed by our Charter and our Bylaws, and the DGCL, and, in the case of the Warrants, the Warrant Agreement. See the section entitled “Description of Capital Stock.”

Summary Risk Factors

The following is a summary of select risks and uncertainties that could materially adversely affect us, our business, financial condition and results of operations. You should read this summary together with the full and complete discussion of risk factors contained below:

Risks Related to Our Business

•	Our growth strategy depends on our ability to build or acquire new TOI PC clinics to service our contracts and treat our patients.
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We have experienced, and may continue to experience, rapid growth and organizational change, which has placed, and may continue to place, significant demands on our management and our operational and financial resources.

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We have identified material weaknesses in our internal control over financial reporting that, if not properly corrected, could materially adversely affect our operations and result in material misstatements in our financial statements.

•	We have a history of net losses, we anticipate increasing expenses in the future, and we may not be able to achieve or maintain profitability.
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A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect our business.

•	Our services are concentrated in certain geographic areas and populations exposing us to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions.
•	If we are unable to attract new patients, our revenue growth will be adversely affected.
•	We primarily depend on reimbursement from third-party payors, as well as payments by individuals, which could lead to delays, denials, or uncertainties in the reimbursement process.
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With many of our value-based agreements, the TOI PCs assume the risk that the cost of providing services will exceed our compensation. As oncology costs rise, if we do not accurately predict the cost to deliver care, some of the TOI PCs’ value-based agreements could become less profitable, or unprofitable.

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There are significant risks associated with estimating the amount of revenue that is recognize under TOI PCs’ risk agreements with health plans, and if our estimates of revenue are materially inaccurate, it could impact the timing and the amount of our revenue recognition or have a material adverse effect on our business, results of operations, financial condition and cash flows.

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A significant portion of our consolidated Patient Services revenue is derived from a limited number of health insurance, Independent Practice Associations, or IPAs and medical group companies. Those payors could take action to remove, exclude, delay, or otherwise prevent the inclusion of the TOI PCs in their provider networks.

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A significant portion of sales are from prescription drug sales reimbursed by a limited number of pharmacy benefit management companies with which TOI PCs contract. Those pharmacy benefit management companies could take action to remove, exclude, delay or otherwise prevent the inclusion of the TOI PCs in their provider networks.

•	Reductions in Medicare reimbursement rates or changes in the rules governing the Medicare program could have a material adverse effect on our financial condition and results of operations
•	We cannot predict the effect that health care reform and other changes in government programs may have on our business, financial condition or results of operations.
•	The transition from volume to value-based reimbursement models may have a material adverse effect on our operations.
•	Changes in the payor mix of patients and potential decreases in reimbursement rates as a result of consolidation among plans could adversely affect our revenues and results of operation.
•	We face significant competition from other healthcare services providers. Our failure to adequately compete could adversely affect our business.
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Competition for physicians and clinical personnel, including nurses, shortages of qualified personnel or other factors could increase our labor costs and adversely affect our revenue, growth rate, profitability and cash flows.

•	Because competition for qualified personnel is intense, we may not be able to attract and retain the highly skilled employees we need to execute our business strategies and growth plans.
•	If we are unable to provide consistently high quality of care, our business will be adversely impacted.
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If certain of our suppliers do not meet our needs, if there are material price increases on supplies, if we are not reimbursed or adequately reimbursed for drugs we purchase or if we are unable to effectively access new technology or superior products, it could negatively impact our ability to effectively provide the services we offer and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

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We depend on our information technology systems, and those of our third-party vendors, contractors and consultants, and any failure or significant disruptions of these systems, security breaches or loss of data could materially adversely affect our business, financial condition and results of operations.

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We may be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could materially harm our business and results of operations.

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Some jurisdictions preclude the TOI PCs from entering into non-compete agreements with our physicians, and other non-compete agreements and restrictive covenants applicable to certain physicians and other clinical employees may not be enforceable.

•	Current and future acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities.
•	If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected.
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We conduct some clinical trials in contract with the ICRI. If we fail to perform our clinical trial services in accordance with contractual requirements, government regulations and ethical considerations, we could be subject to significant costs or liability and our reputation could be adversely affected.

•	Negative publicity regarding the managed healthcare industry generally could adversely affect our results of operations or business.
•	Our managed clinics may be negatively impacted by weather and other factors beyond our control.
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We are dependent on our relationships with the TOI PCs, which are affiliated professional entities that we do not own, to provide healthcare services, and our business would be harmed if those relationships were disrupted or if our arrangements with the TOI PCs become subject to legal challenges.

•	Our managed clinics and the TOI PCs providing professional services at such clinics may become subject to medical liability claims, which could have a material adverse impact on our business.
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If there is a change in accounting standards by the Financial Accounting Standards Board or the interpretation thereof affecting consolidation of entities, it could have a material adverse effect on our consolidation of total revenues derived from the TOI PCs.

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Our managed clinics and the TOI PCs may be subject to third-party payor audits, which, if adversely determined against us or the TOI PCs, may have a material effect on our results of operations and financial condition.

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We are subject to extensive fraud, waste, and abuse laws that may give rise to federal and state audits, investigations, lawsuits and claims against us, the outcome of which may have a material adverse effect on our business, financial condition, cash flows, or results of operations.

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If any of our managed clinics or TOI PCs lose their regulatory licenses, permits and/or accreditation status, or become ineligible to receive reimbursement under Medicare or Medicaid or other third-party payors, there may be a material adverse effect on our business, financial conditions, cash flows or results of operations.

•	If we or the TOI PCs fail to comply with applicable data interoperability and information blocking rules, our consolidated results of operations could be adversely affected.
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Actual or perceived failures to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards and other requirements could adversely affect our business, financial condition and results of operations.

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We and our TOI PCs are subject to federal, state and local laws and regulations that govern our business. These include regulations of our employment practices, including minimum wage, living wage, and paid time-off requirements, permitting and licensing, employee health and safety and the storage, treatment and disposal of waste. Failure to comply with these laws and regulations, or changes to these laws and regulations that increase our expenses, could adversely impact our operations.

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We may not be able to utilize a portion of our net operating loss carry forwards (“NOLs”) to offset future taxable income for U.S. federal income tax purposes, which could adversely affect our net income and cash flows.

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Future changes to applicable tax laws and regulations and/or their interpretations may have an adverse effect on our business, financial condition and results of operations. Tax rules and regulations are subject to interpretation and require judgment by us that may be successfully challenged by the applicable taxation authorities upon audit, which could result in additional tax liabilities.

Our Corporate Information

We were incorporated as a Delaware corporation in November 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Upon the closing of the Business Combination we changed our name to The Oncology Institute, Inc. Our principal executive offices are located at 18000 Studebaker Rd, Suite 800, Cerritos, California 90703, and our telephone number is (213) 760-1328. Our website address is https://www.theoncologyinstitute.com. The information contained in, or accesible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These reduced reporting requirements include:

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
•	reduced disclosure about our executive compensation arrangements;
•	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and
•	extended transition periods for complying with new or revised accounting standards.

We may take advantage of these exemptions until the last day of our fiscal year following the fifth anniversary of the completion of this offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we are deemed to be a large accelerated filer under the rules of the SEC or we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of certain reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Shares of Common Stock offered by us	Up to 8,927,543 shares issuable upon exercise of Warrants.
Shares of Common Stock offered by the Selling Securityholders	86,733,593 shares.
Shares of Common Stock outstanding prior to the exercise of all Warrants	74,590,130 shares (as of December 14, 2021).
Shares of Common Stock outstanding assuming the exercise of all Warrants	83,517,673 shares (as of December 14, 2021).
Warrants offered by the Selling Securityholders	3,177,543 warrants.
Warrants outstanding	8,927,543 warrants.
Exercise price per share pursuant to the Warrants	$11.50
Use of proceeds

We will not receive any proceeds from the sale of shares by the Selling Securityholders. We will receive the proceeds from any exercise of the Warrants for cash, which we intend to use for general corporate and working capital purposes.

Risk factors

You should carefully read the “Risk Factors” beginning on page 7 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	TOI
Nasdaq symbol for our Warrants	TOIIW

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Business

Our growth strategy depends on our ability to build or acquire new TOI PC clinics to service our contracts and treat our patients.

Our business strategy is to grow rapidly by expanding our network of oncology care clinics and is significantly dependent our ability to open new TOI PC clinics in our existing markets, expand into new geographical locations through existing TOI PCs or affiliating with new professional entities that would become a TOI PC, recruit new patients and partner or contract with payors, existing medical practices or other healthcare providers to provide oncology care services. We seek growth opportunities both organically and through TOI PCs’ agreements with payors or other oncology care providers. Our ability to grow organically depends upon a number of factors, including our affiliated providers obtaining referrals for cancer patient care services, the TOI PCs entering into contracts with additional payors, identifying appropriate facilities, obtaining leases, completing internal build-outs of new facilities within proposed timelines and budgets and hiring care teams and other employees. We cannot guarantee that we will be successful in pursuing our growth strategy. If we fail to evaluate and execute new business opportunities properly, we may not achieve anticipated benefits and may incur increased costs.

Our growth strategy involves a number of risks and uncertainties, including that:

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the TOI PCs may not be able to successfully enter into contracts with local payors on terms favorable to us or at all. In addition, the TOI PCs compete for payor relationships with other potential players, some of whom may have greater resources than we do. This competition may intensify due to the ongoing consolidation in the healthcare industry, which may increase our costs to pursue such opportunities;

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through the TOI PCs, we may not be able to recruit or retain a sufficient number of new patients to execute our growth strategy, and we may incur substantial costs to recruit new patients and we may be unable to recruit a sufficient number of new patients to offset those costs;

•	the TOI PCs may not be able to hire sufficient numbers of physicians and other staff and may fail to integrate our employees, particularly our medical personnel, into our care model;
•	future value-based contracts may not be as favorable as current capitation contracts;
•	when expanding our business into new states, we may be required to comply with laws and regulations that may differ from states in which we currently operate; and
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depending upon the nature of the local market, we may not be able to implement our business model in every local market that we enter, which could negatively impact our revenues and financial condition.

There can be no assurance that we will be able to successfully capitalize on growth opportunities, which may negatively impact our business model, revenues, results of operations and financial condition.

We have experienced, and may continue to experience, rapid growth and organizational change, which has placed, and may continue to place, significant demands on our management and our operational and financial resources.

Our organizational structure may become more complex as we improve our operational, financial and management controls, as well as our reporting systems and procedures. We may require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas. We must effectively increase our headcount and continue to effectively train and manage our employees. We will be unable to manage our business effectively if we are unable to alleviate the strain on resources caused by growth in a timely and successful manner. If we fail to effectively manage our anticipated growth and change, the quality of our services may suffer, which could negatively affect our brand and reputation and harm our ability to attract and retain patients and employees.

In addition, as we expand our business, it is important that we continue to maintain a high level of patient service and satisfaction. As our patient base continues to grow, through the TOI PCs, we will need to expand our medical, patient services and other personnel, and our network of partners, to provide personalized patient service. If we are not able to continue to provide high quality medical care with high levels of patient satisfaction, our reputation, as well as our business, results of operations and financial condition could be adversely affected.

We have identified material weaknesses in our internal control over financial reporting that, if not properly corrected, could materially adversely affect our operations and result in material misstatements in our financial statements.

Currently, our accounting and IT controls have numerous deficiencies which we need to address with additional investments in personnel, processes and technology. These deficiencies include material weaknesses surrounding segregation of duties in the financial closing and reporting process, inappropriate application of GAAP, material weaknesses in revenue, lack of reviews and effective off boarding and on boarding procedures, weak password controls, lack of change management procedures or documentation, errors in the reporting of the payroll cycle, and the lack of a formal process for tracking fixed asset disposal and equity grants. If we are unable to remediate our material weaknesses in a timely manner, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Either of these events could have a material adverse effect on our operations, investor, supplier and customer confidence in our reported financial information.

We have a history of net losses, we anticipate increasing expenses in the future, and we may not be able to achieve or maintain profitability.

We have incurred net losses on an annual basis since our inception. We incurred net losses of $14.3 million and $4.0 million in 2020 in 2019. We expect our aggregate costs will increase substantially in the foreseeable future and our losses will continue as we expect to invest heavily in increasing our patient base, expanding our operations, hiring additional employees and operating as a public company. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. To date, we have financed our operations principally from the sale of our equity, revenue from our patient services and the incurrence of indebtedness. We may not generate positive cash flow from operations or profitability in any given period, and our limited operating history may make it difficult for you to evaluate our current business and our future prospects.

We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including increasing expenses as we continue to grow our business. We expect our operating expenses to increase significantly over the next several years as we continue to hire additional personnel, expand our operations and infrastructure, and continue to expand to reach more patients. In addition to the expected costs to grow our business, we also expect to incur additional legal, accounting and other expenses as a newly public company. These investments may be more costly than we expect, and if we do not achieve the benefits anticipated from these investments, or if the realization of these benefits is delayed, they may not result in increased revenue or growth in our business. If our growth rate were to decline significantly or become negative, it could adversely affect our financial condition and results of operations. If we are not able to achieve or maintain positive cash flow in the long term, we may require additional financing, which may not be available on favorable terms or at all and/or which would be dilutive to our shareholders. If we are unable to successfully address these risks and challenges as we encounter them, our business, results of operations and financial condition would be adversely affected. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock..

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect our business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, our business may be adversely affected. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain and rapidly changing. As of the date of this prospectus, the extent to which the COVID-19 pandemic may impact our business, results of operations and financial condition remains uncertain. Furthermore, because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.

Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business and the value of Common Stock. Numerous state and local jurisdictions, including all markets where we operate, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions resulted in largely remote operations at our headquarters, work stoppages among some vendors and suppliers, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby significantly and negatively impacting our operations. Other disruptions or potential disruptions include restrictions on the ability of our personnel to travel; restrictions on our business development activities due to potential payors or other entities we and the TOI PCs engage with limiting their corresponding business development efforts; inability of our suppliers to manufacture goods and to deliver these to us on a timely basis, or at all; inventory shortages or obsolescence; delays in actions of regulatory bodies; diversion of or limitations on employee resources that would otherwise be focused on the operations of our business, including because of sickness of employees or their families or the desire of employees to avoid contact with groups of people; business adjustments or disruptions of certain third parties; and additional government requirements or other incremental mitigation efforts. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. In addition, the COVID-19 virus disproportionately impacts older adults, especially those with chronic illnesses, which describes many of our patients.

It is not currently possible to reliably project the direct impact of COVID-19 on our operating revenues and expenses. Key factors include the duration and extent of the outbreak in our service areas as well as societal and governmental responses. Patients may continue to be reluctant to seek necessary care given the risks of the COVID-19 pandemic. This could have the effect of deterring healthcare costs that we will need to incur to later periods and may also affect the health of patients who defer treatment, which may cause our costs to increase in the future. Further, as a result of the COVID-19 pandemic, we may experience slowed growth or a decline in new patient demand. We also may experience increased internal and third-party medical costs as the TOI PCs and our affiliated providers provide care for patients suffering from COVID-19. This increase in costs may be particularly significant given the number of patients who are under capitation agreements. Further, we may face increased competition due to changes to our competitors’ products and services, including modifications to their terms, conditions, and pricing that could materially adversely impact our business, results of operations, and overall financial condition in future periods.

While we resumed opening new clinics and continued normal clinic activity at existing managed clinics as of the third quarter of 2020, in the first nine months of 2020, in response to the COVID-19 pandemic, we temporarily moved the majority of our corporate teammates to work remotely at home. During the second quarter of 2020, we made operational changes and implemented safety policies at all of our managed clinics and corporate locations to minimize potential exposure to COVID-19. We have also implemented travel restrictions for non-essential business. If the COVID-19 pandemic worsens, especially in regions where we have offices or clinics, our business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees’ health and safety. Such measures could negatively affect our sales and marketing efforts, sales cycle, employee productivity, or customer retention, any of which could harm our financial condition and business operations.

As part of the Coronavirus Aid, Relief and Economic Security Act, or CARES Act, the U.S. Department of Health and Human Services, or HHS, distributed funding to healthcare providers to offset the impacts of the COVID-19 pandemic related expenses and lost revenues, also known as the Provider Relief Funds. Sources of relief include the CARES Act, the Paycheck Protection Program and Health Care Enhancement Act, or the PPPHCE Act, and the Consolidated Appropriations Act, 2021, or the CAA. In addition, the CARES Act provides for an expansion of the Medicare Accelerated and Advance Payment Program whereby inpatient acute care hospitals and other eligible providers were able to request accelerated payment of up to 100% of their Medicare payment amount for a six-month period to be repaid through withholding of future Medicare fee-for-service payments. Various other state and local programs also exist to provide relief, either independently or through distribution of monies received via the CARES Act. In 2020, together with the TOI PCs, we obtained loans and stimulus funds of $6.0 million and Medicare advances of $2.7 million pursuant to these stimulus measures.

Grants received are subject to the terms and conditions of the program, including that such funds may only be used to prevent, prepare for, and respond to the COVID-19 pandemic and will only reimburse health care related expenses or lost revenues that are attributable to the COVID-19 pandemic. Recipients are not required to repay these funds, provided that they attest to and comply with certain terms and conditions, including not using the funds to reimburse expenses or losses that other sources are obligated to reimburse and fulfill audit and reporting requirements. There can be no assurance as to the total amount of financial and other types of assistance we will receive under the CARES Act, other enacted stimulus legislation, or future measures, if any, and it is difficult to predict the impact of such measures on our operations or how they will affect operations of our competitors. Further, there can be no assurance that the terms of provider relief funding or other programs will not change or be interpreted in ways that affect the TOI PCs’ funding or eligibility to participate or the TOI PCs’ ability to comply with applicable requirements and retain amounts received. HHS’ interpretation of the underlying terms and conditions of such Provider Relief Funds, including auditing and reporting requirements, continues to evolve. Additional guidance or new and amended interpretations of existing guidance on the terms and conditions of Provider Relief Funds may result in changes in our estimate of amounts for which the terms and conditions are reasonably assured of being met, and any such changes may be material. We will continue to monitor compliance by us and the TOI PCs with the terms and conditions of the Provider Relief Funds, including demonstrating that the distributions received have been used for healthcare-related expenses or lost revenue attributable to the COVID-19 pandemic. If we and the TOI PCs are unable to attest to or comply with current or future terms and conditions our ability to retain some or all of the distributions received may be impacted.

The COVID-19 pandemic could also cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents that impact our business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. Further, the COVID-19 pandemic has resulted in our employees and those of many of our vendors working from home and conducting work via the internet, and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, our employees’, and our customers’ and vendors’ employees’, access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our platform, decrease the productivity of our workforce, and significantly harm our business operations, financial condition, and results of operations.

Our platform and the other systems or networks used in our business may experience an increase in attempted cyberattacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these unauthorized attempts could substantially impact our platform, the proprietary and other confidential data contained therein or otherwise stored or processed in our operations, and ultimately our business. Any actual or perceived security incident also may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities.

The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on our customers and our sales cycles; the impact on customer, industry, or employee events; and the effect on our partners and supply chains, all of which are uncertain and cannot be predicted. Because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.

To the extent the COVID-19 pandemic, or another pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyberattacks and security vulnerabilities, interruptions or delays due to third-parties, or our ability to raise additional capital or generate sufficient cash flows necessary to fulfill our obligations under our existing indebtedness or to expand our operations.

Our services are concentrated in certain geographic areas and populations exposing us to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions.

The TOI PCs’ membership remains concentrated in certain geographic areas in the United States. We have clinic locations in four states. As of June 30, 2021, the vast majority of the TOI PC members under capitation agreements were residents of California. In addition, during 2020, greater than 90% of our revenues were generated in California. Unfavorable changes in health care or other benefit costs or reimbursement rates or increased competition in the states in which we operate or any other geographic area where the

TOI PCs’ membership becomes concentrated in the future could therefore have a disproportionately adverse effect on our operating results. Additionally, the geographic concentration of a significant portion of the TOI PCs’ membership may make them more vulnerable to events such as the COVID-19 pandemic.

If we are unable to attract new patients, our revenue growth will be adversely affected.

To increase our revenue, our business strategy is to expand the number of payor contracts entered into by the TOI PCs and clinic locations in our network. In order to support such growth, the TOI PCs must continue to win new contracts and retain or grow existing contracts with payors. We face competition from other oncology providers in the recruitment of potential patients. If the TOI PCs are unable to convince potential payors and patients of the benefits of our value-based system, or if potential or existing payors and patients prefer the care provider model of one of our competitors, we may not be able to effectively implement our growth strategy, which depends on our ability to grow organically and attract new patient referrals and payors for the TOI PCs. In addition, our growth strategy is dependent on payors electing to enter into capitation or other value-based arrangements and selecting the TOI PCs as their oncology provider. The TOI PCs’ inability to obtain new payor agreements and patient referrals and retain existing payors and patients, particularly those under capitation arrangements, would harm our ability to execute our growth strategy and may have a material adverse effect on our business operations and financial position.

We primarily depend on reimbursement by third-party payors, as well as payments by individuals, which could lead to delays and uncertainties in the reimbursement process.

The reimbursement process is complex and can involve lengthy delays. Although we recognize revenue when the TOI PCs and our affiliated providers provide services to patients, we may from time to time experience delays in receiving the associated capitation payments or, for patients on fee-for-service arrangements, the reimbursement for the service provided. In addition, third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that the patient is not eligible for coverage, certain amounts are not reimbursable under plan coverage or the services provided that were not medically necessary or additional supporting documentation is necessary. Retroactive adjustments may change amounts realized from third-party payors. As described below, the TOI PCs are subject to audits by such payors, including governmental audits of our Medicare claims, and may be required to repay these payors if a finding is made that we were incorrectly reimbursed. Delays and uncertainties in the reimbursement process may adversely affect accounts receivable, increase the overall costs of collection and cause us to incur additional costs associated with raising capital. Third-party payors are also increasingly focused on controlling healthcare costs, and such efforts, including any revisions to reimbursement policies, may further complicate and delay the TOI PCs’ reimbursement claims.

In addition, certain of our patients are covered under health plans that require the patient to cover a portion of their own healthcare expenses through the payment of copayments or deductibles. The TOI PCs may not be able to collect the full amounts due with respect to these payments that are the patient’s financial responsibility, or in those instances where physicians provide services to uninsured individuals. To the extent permitted by law, amounts not covered by third-party payors are the obligations of individual patients for which the TOI PCs may not receive whole or partial payment. Any increase in cost shifting from third-party payors to individual patients, including as a result of high deductible plans for patients, increases our collection costs and reduces overall collections, which we may not be able to offset such additional costs with sufficient revenue.

In response to the COVID-19 pandemic, the Centers for Medicare and Medicaid Services, or CMS, the federal agency responsible for administering the Medicare program, made several changes in the manner in which Medicare will pay for telehealth visits, many of which relax previous requirements, including site requirements for both the providers and patients, telehealth modality requirements and others. State law applicable to telehealth, particularly licensure requirements, has also been relaxed in many jurisdictions as a result of the COVID-19 pandemic. It is unclear which, if any, of these changes will remain in place permanently and which will be rolled-back following the COVID-19 pandemic. If regulations change to restrict the TOI PCs’ ability to or prohibit our affiliated providers from delivering care through telehealth modalities, our financial condition and results of operations may be adversely affected.

With many of our value-based agreements, the TOI PCs assume some or all of the risk that the cost of providing services will exceed compensation. As oncology costs rise, if we do not accurately predict the cost to deliver care, some of the TOI PCs’ value-based agreements could become less profitable, or unprofitable.

Approximately 20% of our revenue for 2020, was derived from fixed fees paid by payors under capitation agreements with the TOI PCs. While there are variations specific to each agreement, the TOI PCs generally contract with payors to receive a fixed fee per month for professional services and assume the financial responsibility for the specified medical oncology and related expenses of our patients. This type of contract is referred to as a “capitation” contract. To the extent that patients require more care than is anticipated and/or the cost of care increases, aggregate fixed compensation amounts, or capitation payments, may be insufficient to cover the costs associated with treatment. If medical costs and expenses exceed estimates, except in very limited circumstances, the TOI PCs will not be able to increase the fee received under these risk agreements during their then-current terms and we could suffer losses with respect to such agreements.

Changes in our anticipated ratio of medical expense to revenue can significantly impact our financial results. Accordingly, the failure to adequately predict and control medical costs and expenses could have a material adverse effect on our business, results of operations, financial condition and cash flows. Additionally, the Medicare expenses of our patients may be outside of the TOI PCs control in the event that patients take certain actions that increase such expenses, such as unnecessary hospital visits.

Historically, the TOI PCs’ medical costs and expenses as a percentage of revenue have fluctuated. Factors that may cause medical expenses to exceed estimates include:

•	the health status of patients;
•	changes to oncology treatment guidelines which our affiliated providers follow;
•	higher than expected utilization of new or existing healthcare services, drugs or technologies;
•	an increase in the cost of healthcare services and supplies, whether as a result of inflation or otherwise;
•	changes to mandated benefits or other changes in healthcare laws, regulations and practices;
•	increased costs attributable to provider and support staff compensation or providers with which the TOI PCs contract to provide care to patients;
•	changes in the demographics of our patients and medical trends;
•	contractual or claims disputes with providers, hospitals or other service providers within and outside a health plan’s network; and
•	the occurrence of catastrophes, major epidemics or acts of terrorism.
•	an increase in the cost of healthcare services and supplies, whether as a result of inflation or otherwise;
•	changes to mandated benefits or other changes in healthcare laws, regulations and practices;
•	increased costs attributable to provider and support staff compensation or providers with which the TOI PCs contract to provide care to patients;
•	changes in the demographics of our patients and medical trends;
•	contractual or claims disputes with providers, hospitals or other service providers within and outside a health plan’s network; and
•	the occurrence of catastrophes, major epidemics or acts of terrorism..

If we underestimate or do not correctly predict the cost of the oncology care the TOI PCs provide to patients, the TOI PCs might be underpaid for the care that must be provided to our patients, which could have a negative impact on our results of operations and financial condition.

There are significant risks associated with estimating the amount of revenue that is recognize under TOI PCs’ risk agreements with health plans, and if our estimates of revenue are materially inaccurate, it could impact the timing and the amount of our revenue recognition or have a material adverse effect on our business, results of operations, financial condition and cash flows.

There are significant risks associated with estimating the amount of revenues that is recognize under the TOI PCs’ risk agreements with health plans in a reporting period. The billing and collection process is complex due to ongoing insurance coverage changes, geographic coverage differences, differing interpretations of contract coverage and other payor issues, such as ensuring appropriate documentation. Determining applicable primary and secondary coverage for our patients, together with the changes in patient coverage that occur each month, requires complex, resource-intensive processes. Errors in determining the correct coordination of benefits may result in refunds to payors. Revenues associated with Medicare and Medicaid programs are also subject to estimating risk related to the amounts not paid by the primary government payor that will ultimately be collectible from other government programs paying secondary coverage, the patient’s commercial health plan secondary coverage or the patient. Collections, refunds and payor recoupments typically continue to occur for up to three years and longer after services are provided. If our estimates of revenues are materially inaccurate, it could impact the timing and the amount of our revenues recognition and have a material adverse impact on our business, results of operations, financial condition and cash flows.

A significant portion of our consolidated Patient Services revenue is derived from a limited number of health insurance, Independent Practice Associations, or IPAs and medical group companies. Those payors could take action to remove, exclude, delay, or otherwise prevent the inclusion of the TOI PCs in their provider networks.

Our operations are dependent on a concentrated number of payors with whom the TOI PCs contract to provide services to patients. We generally manage the TOI PCs’ payor contracts on a state by state basis, entering into a separate contract in each state with the local affiliate of the relevant payor such that no one local payor contract accounts for a majority of our collective revenue. Regal Medical Group accounted for a total of approximately 15% of the Patient Services revenue for the year ended December 31, 2020 and entities under Optum and United Healthcare accounted for a total of approximately 16% of the total Patient Services revenue for the year ended December 31, 2020. No other non-government payor accounted for more than 10% of the Patient Services revenue in 2020. We believe that a majority of the TOI PCs’ revenues will continue to be derived from a limited number of key payors, which may terminate their contracts with the TOI PC or the individual TOI PC physicians credentialed by them upon the occurrence of certain events. The sudden loss of any of the TOI PCs’ payor partners, or the renegotiation of any of the TOI PCs’ payor contracts, could adversely affect our operating results. In the ordinary course of business we engage in active discussions and renegotiations with payors in respect of the services the TOI PCs provide and the terms of the TOI PCs’ payor agreements. As the payors’ businesses respond to market dynamics and financial pressures, and as payors make strategic business decisions in respect of the lines of business they pursue and programs in which they participate, certain of the payors may seek to renegotiate or terminate their agreements with the TOI PCs. These discussions could result in reductions to the fees and changes to the scope of services contemplated by the original payor contracts and consequently could negatively impact our revenues, business and prospects.

Because we rely on a limited number of payors for a significant portion of the TOI PCs’ revenues, we depend on the creditworthiness of these payors. The payors are subject to a number of risks including reductions in payment rates from governmental programs, higher than expected health care costs and lack of predictability of financial results when entering new lines of business, particularly with high-risk populations. If the financial condition of the TOI PCs’ payor partners declines, our financial results could be impacted. Should one or more of the TOI PCs’ significant payor partners declare bankruptcy, be declared insolvent or otherwise be restricted by state or federal laws or regulation from continuing in some or all of their operations, this could adversely affect our ongoing revenues, the collectability of our accounts receivable, our bad debt reserves and our net income.

Although the TOI PCs have long-term contracts with many payors, these contracts may be terminated before their term expires for various reasons, such as changes in the regulatory landscape and poor performance by the TOI PCs and our affiliated providers, subject to certain conditions. Certain of the payor contracts are terminable immediately upon the occurrence of certain events. Certain of the payor contracts may be terminated immediately by the partner if the TOI PCs lose applicable licenses, go bankrupt, lose its liability insurance or receive an exclusion, suspension or debarment from state or federal government authorities. Additionally, if a payor were to lose applicable licenses, go bankrupt, lose liability insurance, become insolvent, file for bankruptcy or become subject to exclusion, suspension or debarment from state or federal government authorities, the TOI PC’s contract with such payor could in effect be terminated. In addition, certain of the payor contracts may be terminated immediately if a TOI PC becomes insolvent or file for bankruptcy. If any of the contracts with the TOI PCs’ payors is terminated, the TOI PCs may not be able to recover all fees due under the terminated contract, which may adversely affect our operating results.

A significant portion of sales are from prescription drug sales reimbursed by a limited number of pharmacy benefit management companies with which TOI PCs contract. Those pharmacy benefit management companies could take action to remove, exclude, delay or otherwise prevent the inclusion of the TOI PCs in their provider networks.

There is currently significant concentration in the U.S. healthcare industry, and in particular there are a limited number of pharmacy benefit managers, or PBMs, and a limited number of national pharmacy chains. CVS Caremark, OptumRx and Express Scripts together accounted for approximately 64% of our dispensary revenue in 2020. If the TOI PCs are unable to retain favorable contractual arrangements with PBMs, including any successor PBMs should there be further consolidation of PBMs, the negotiated rates provided by such PBMs may become less competitive, which could have an adverse impact on the TOI PCs’ ability to provide prescription drugs at the capitated rates negotiated with the payors with whom the TOI PCs contract to provide such drugs to patients. This could be exacerbated by further consolidation of PBMs or pharmacy chains. Specifically, PBMs have instituted Direct and Indirect Remuneration, or DIR, fees, which reduce the reimbursement for drugs dispensed by the TOI PCs. The impact of these fees in future is uncertain, and our ability to negotiate with PBMs on DIR fees is limited. If such changes, individually or in the aggregate, are material, they would have an adverse effect on our business, results of operations and financial condition.

Reductions in Medicare reimbursement rates or changes in the rules governing the Medicare program could have a material adverse effect on our financial condition and results of operations.

The TOI PCs receive a significant portion of revenue directly from Medicare, which accounted for approximately 15% of our Patient Services revenue in 2020. In addition, many private payors base their reimbursement rates on the published Medicare rates or, in the case of Medicare Advantage, are themselves reimbursed by Medicare for the services the TOI PCs provide. As a result, our results of operations are, in part, dependent on government funding levels for Medicare programs, particularly Medicare Advantage programs. Any changes that limit or reduce Medicare Advantage or general Medicare reimbursement levels, such as reductions in or limitations of reimbursement amounts or rates under programs, reductions in funding of programs, expansion of benefits without adequate funding, elimination of coverage for certain benefits, or elimination of coverage for certain individuals or treatments under programs, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The Medicare program and its reimbursement rates and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which Medicare reimburses the TOI PCs for patient care services. Budget pressures often lead the federal government to reduce or place limits on reimbursement rates under Medicare. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins.

In addition, CMS often changes the rules governing the Medicare program, including those governing reimbursement. Changes that could adversely affect our business include:

•	administrative or legislative changes to rates or the bases of payment;
•	limits on the services or types of providers for which Medicare will provide reimbursement;
•	changes in methodology for patient assessment and/or determination of payment levels;
•	the reduction or elimination of annual rate increases; or
•	an increase in co-payments or deductibles payable by beneficiaries.

There is also uncertainty regarding both Medicare Advantage payment rates and beneficiary enrollment, which, if reduced, would reduce our overall revenues and net income, as well as future growth opportunities. For example, although the Congressional Budget Office (“CBO”) predicted in 2010 that Medicare Advantage participation would drop substantially by 2020, the CBO has more recently predicted, without taking into account potential future reforms, that enrollment in Medicare Advantage (and other contracts covering Medicare Parts A and B) could reach 36 million by 2027. Although Medicare Advantage enrollment has increased significantly over the past decade, there can be no assurance that this trend will continue. Further, fluctuation in Medicare Advantage payment rates are evidenced by CMS’s annual announcement of the expected average change in revenue from the prior year: for 2020, CMS announced an average increase of 2.53%; and for 2021, 1.66%. Uncertainty over Medicare Advantage enrolment and payment rates present a continuing risk to our business.

According to the Kaiser Family Foundation, or KFF, Medicare Advantage enrolment continues to be highly concentrated among a few payors, both nationally and in local regions. In 2021, the KFF reported that three payors together accounted for more than half of Medicare Advantage enrollment and six firms accounted for nearly 70% of covered lives. Consolidation among Medicare Advantage plans in certain regions, or the Medicare program’s failure to attract additional plans to participate in the Medicare Advantage program, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Reductions in reimbursement rates or the scope of services rendered by the TOI PCs being reimbursed could have a material, adverse effect on our financial condition and results of operations or even result in reimbursement rates that are insufficient to cover our operating expenses. Additionally, any delay or default by the government in making Medicare reimbursement payments to the TOI PCs could materially and adversely affect our business, financial condition and results of operations.

We cannot predict the effect that health care reform and other changes in government programs may have on our business, financial condition or results of operations.

The impact of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may adversely affect our business, financial condition and results of operations. Our revenue is dependent on the healthcare industry and could be affected by changes in healthcare spending, reimbursement and policy. The healthcare industry is subject to changing political, regulatory and other influences. By way of example, the ACA, which was enacted in 2010, made major changes in how healthcare is delivered and reimbursed, and it increased access to health insurance benefits to the uninsured and underinsured populations of the United States.

Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how healthcare reform measures enacted by Congress or implemented by the Biden administration or other challenges to the ACA, if any, will impact the ACA or our business.

Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year, which began in 2013 and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect consumer demand and affordability for our products and services and, accordingly, the results of our financial operations. Additional changes that may affect our business include the expansion of new programs such as Medicare payment for performance initiatives for physicians under the Medicare Access and CHIP Reauthorization Act of 2015, or MACRA, which first affected physician payment in 2019. At this time, it is unclear how the introduction of the Medicare quality payment program will impact overall physician reimbursement.

Such changes in the regulatory environment may also result in changes to our payer mix that may affect our operations and revenue. In addition, certain provisions of the ACA authorize voluntary demonstration projects, which include the development of bundling payments for acute, inpatient hospital services, physician services and post-acute services for episodes of hospital care. Further, the ACA may adversely affect payers by increasing medical costs generally, which could have an effect on the industry and potentially impact our business and revenue as payers seek to offset these increases by reducing costs in other areas.

Uncertainty regarding future amendments to the ACA as well as new legislative proposals to reform healthcare and government insurance programs, along with the trend toward managed healthcare in the United States, could result in reduced demand and prices for our services. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments and other third party payers will pay for healthcare products and services, which could adversely affect our business, financial condition and results of operations.

The transition from volume to value-based reimbursement models may have a material adverse effect on our operations.

Healthcare reform is causing some payors to transition from volume to value-based reimbursement models, which can include risk-sharing, bundled payment and other innovative approaches. While these models may provide us with opportunities to provide new or additional services and to participate in incentive-based payment arrangements, there can be no assurance that such new models and approaches will be profitable to us or the TOI PCs. Further, new models and approaches may require investment by us to develop technology or expertise to offer necessary and appropriate solutions or support to the TOI PCs, and we do not fully know the amount and timing for return of such investment at this time. In addition, some of these new models are being offered as pilot programs and there is no assurance that they will continue or be renewed. Many states in which these new value-based structures are being developed also lack regulatory guidance or a well-developed body of law for these new models and approaches, or may not have updated their laws or enacted legislation yet to reflect the new healthcare reform models. As a result, new and existing laws, regulations or guidance could have a material adverse effect on our operations and could subject us to the risk of restructuring or terminating our arrangements with the TOI PCs, as well as the risk of regulatory enforcement, penalties and sanctions, if state and federal enforcement agencies disagree with our interpretation of these laws.

CMS, through the Centers for Medicare and Medicaid Innovation, or the CMMI, has implemented or has announced plans to implement numerous demonstration models designed to test value-based reimbursement models, some of which are specifically focused on oncology services. For example, in 2016, CMS initiated the Oncology Care Model, or OCM demonstration, which continues into 2022 and provides participating physician practices with performance-based financial incentives that aim to manage or reduce Medicare costs without negatively affecting the efficacy of care. We currently participate in the OCM program. In late 2019, CMS issued a request for information on the Oncology Care First model, a new voluntary model that, if implemented, would build on the Oncology Care Model. While the extent to which these models may impact our business is uncertain and will depend on future developments, such models may materially reduce Medicare reimbursement levels for our services or TOI PCs’ services and could have a material adverse effect on our results of operations and financial condition.

Changes in the payor mix of patients and potential decreases in reimbursement rates as a result of consolidation among plans could adversely affect our revenues and results of operation.

The amounts the TOI PCs receive for services provided to patients are determined by a number of factors, including the payor mix of patients and the reimbursement methodologies and rates utilized by our patients’ plans. Our Patient Services revenue consists of both capitation and fee-for-service agreements held by the TOI PCs. Reimbursement rates are generally higher for capitation agreements than they are under fee-for-service arrangements, and capitation agreements provide the TOI PCs with an opportunity to capture any additional surplus created by applying our care model. Under a capitation plan, the TOI PCs receive a fixed fee PMPM for services. Under a fee-for-service payor arrangement, the TOI PCs collect fees directly from the payor as services are provided. Our Patient Services revenue accounted for approximately 62% of total revenue for the year ended December 31, 2020. A significant decrease in the number of capitation or FFS arrangements held by the TOI PCs could adversely affect our revenues and results of operation.

The healthcare industry has also experienced a trend of consolidation, resulting in fewer but larger payors that have significant bargaining power, given their market share. Payments from payors are the result of negotiated rates. These rates may decline based on renegotiations and larger payors have significant bargaining power to negotiate higher discounted fee arrangements with healthcare providers. As a result, payors increasingly are demanding discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk related to paying for care provided through capitation agreements.

We face significant competition from other healthcare services providers. Our failure to adequately compete could adversely affect our business.

We and the TOI PCs compete directly with national, regional and local providers of healthcare for patients and physicians. There are many other companies and individuals currently providing healthcare services, many of which have been in business longer and/or have substantially more resources. Other companies could enter the healthcare industry in the future and divert some or all of our business. If we expand to other geographies, we expect competition may change based on a number of factors, including the number of competing oncology care facilities in the local market and the types of services available at those facilities, our local and the TOI PCs reputation for quality care of patients, the commitment and expertise of the TOI PCs medical staff, our local service offerings and community programs, the cost of care in each locality, and the physical appearance, location, age and condition of our facilities. If we are unable to attract patients to our managed clinics, our revenue and profitability will be adversely affected. Some of our competitors may have greater recognition and be more established in their respective communities than we are, and may have greater financial and other resources than we have. Competing oncology care providers may also offer larger facilities or different programs or services than we do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current patients, potential patients and referral sources. Furthermore, while we budget for routine capital expenditures at our managed clinics to keep them competitive in their respective markets, to the extent that competitive forces cause those expenditures to increase in the future, our financial condition may be negatively affected. In addition, our relationships with governmental and private third-party payors are not exclusive and our competitors have established or could seek to establish relationships with such payors to serve their covered patients. Additionally, as we expand into new geographies, we may encounter competitors with stronger relationships or recognition in the community in such new geography, which could give those competitors an advantage in obtaining new patients. Individual physicians, physician groups and companies in other healthcare industry segments, including those with which the TOI PCs have contracts, and some of which have greater financial, marketing and staffing resources, may become competitors in providing health care services, and this competition may have a material adverse effect on our business operations and financial position.

Competition for physicians and nurses, shortages of qualified personnel or other factors could increase our labor costs and adversely affect our revenue, profitability and cash flows.

Our operations are dependent on the efforts, abilities and experience of the TOI PCs’ physicians and clinical personnel. We compete with other healthcare providers, primarily hospitals and other oncology practices, in attracting physicians, nurses and medical staff to support our managed clinics, recruiting and retaining qualified management and support personnel responsible for the daily operations of each of our managed clinics and in the TOI PCs contracting with payors in each of our markets. In some markets, the lack of availability of clinical personnel has become a significant operating issue facing all healthcare providers. This shortage may require us and the TOI PCs to continue to enhance wages and benefits to recruit and retain qualified personnel or to contract for more expensive temporary personnel. We also depend on the available labor pool of semi-skilled and unskilled workers in each of the markets in which we operate.

If our labor costs increase, we may not be able to raise rates to offset these increased costs. Because a significant percentage of our revenue consists of fixed, prospective payments, our ability to pass along increased labor costs is limited. In particular, if labor costs rise at an annual rate greater than our net annual consumer price index basket update from Medicare, our results of operations and cash flows will likely be adversely affected. Any union activity at our managed clinics that may occur in the future could contribute to increased labor costs. Certain proposed changes in federal labor laws and the National Labor Relations Board’s modification of its election procedures could increase the likelihood of employee unionization attempts. Although none of our employees or the employees of the TOI PCs are currently represented by a collective bargaining agreement, to the extent a significant portion of our employee base unionizes, it is possible our labor costs could increase materially. Our failure to recruit and retain qualified management and medical personnel for the TOI PCs, or to control our collective labor costs, could have a material adverse effect on our business, prospects, results of operations and financial condition.

Because competition for qualified personnel is intense, we may not be able to attract and retain the highly skilled employees we need to execute our business strategies and growth plans.

To execute on our growth plan, we and the TOI PCs must attract and retain highly qualified personnel. Competition for highly qualified personnel is intense, especially for physicians and other medical professionals who are experienced in providing oncology care services. We and the TOI PCs have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies and healthcare providers with which we compete for experienced personnel have greater resources than we have. If we and the TOI PCs hire employees from competitors or other companies or healthcare providers, their former employees may attempt to assert that these employees or we have breached certain legal obligations, resulting in a diversion of our time and resources.

As we become a more mature company, we may find our recruiting efforts more challenging. The incentives to attract, retain, and motivate employees provided by our stock options and other equity awards, or by other compensation arrangements, may not be as effective as in the past. As such, we may not be successful in continuing to attract and retain qualified personnel. Our recruiting efforts may also be limited by laws and regulations, such as restrictive immigration laws, and restrictions on travel or availability of visas (including during the ongoing COVID-19 pandemic). If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be harmed.

If we are unable to provide consistently high quality of care, our business will be adversely impacted.

Our business is dependent upon the TOI PCs and our affiliated providers providing high-quality care to our patients. In particular, our ability to attract and retain patients and patient referrals dependent upon providing cost effective, quality patient care that meets or exceeds our patients’ and payors’ expectations. We depend on third parties for certain of our patient care needs. If we or the TOI PCs fail to provide service that meets our patients’ and payors’ expectations, we may have difficulty retaining or growing our patient base, which could adversely affect our business, financial condition and results of operations.

We expect the importance of high-quality patient experience to increase as we, through the TOI PCs, expand our business and pursue new lives served. Any failure to maintain high-quality patient experience, or a market perception that we do not maintain high-quality care, could harm the reputation of us and our affiliated providers and our ability to grow the number of lives served, and our business, results of operations, and financial condition. Additionally, as the number of lives served by the TOI PCs in our managed clinics grows, we will need to hire additional personnel to provide quality care at scale. If we and the TOI PCs are unable to provide such care, our business, results of operations, financial condition, and reputation could be harmed.

If certain of our suppliers do not meet our needs, if there are material price increases on supplies, if we are not reimbursed or adequately reimbursed for drugs purchased or if we are unable to effectively access new technology or superior products, it could negatively impact the ability of the TOI PCs to effectively provide the services we offer and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The TOI PCs have significant drug suppliers that may be the sole or primary source of products critical to the services the TOI PCs provide, or to which we have committed obligations to make purchases, sometimes at particular prices. Approximately 60% of the TOI PCs’ total costs are related to drug purchases, including both oral and chemotherapy drugs, for the year ended December 31, 2020. If any of these suppliers do not meet the TOI PCs’ needs for the products they supply, including in the event of a product recall, shortage or dispute, and we are not able to find adequate alternative sources, if we experience material price increases from these suppliers that we are unable to mitigate, or if some of the drugs that the TOI PCs purchase are not reimbursed or not adequately reimbursed by commercial or government payors, it could have a material adverse impact on our business, results of operations, financial condition and cash flows. In addition, the technology related to the products critical to the services we provide is subject to new developments which may result in superior products. If we are not able to access superior products on a cost-effective basis or if suppliers are not able to fulfill our requirements for such products, we and the TOI PCs could face patient attrition and other negative consequences which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We depend on our information technology systems, and those of our third-party vendors, contractors and consultants, and any failure or significant disruptions of these systems, security breaches or loss of data could materially adversely affect our business, financial condition and results of operations.

Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our patients, support our care teams and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our partners regard as significant. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may impact our patients and care teams and hinder our ability to provide services, establish appropriate pricing for services, retain and attract patients, manage our patient risk profiles, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.

Our information technology strategy and execution are critical to our continued success. We must continue to invest in long-term solutions that will enable us to anticipate patient needs and expectations, enhance the patient experience, act as a differentiator in the market and protect against cybersecurity risks and threats. We believe our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver and enhance technology systems that support our business processes in a cost-efficient and resource-efficient manner. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. In addition, recent trends toward greater patient engagement in health care require new and enhanced technologies, including more sophisticated applications for mobile devices. Connectivity among technologies is becoming increasingly important. We must also develop new systems to meet current market standards and keep pace with continuing changes in information processing technology, evolving industry and regulatory standards and patient needs. Failure to do so may present compliance challenges and impede our ability to deliver services in a competitive manner. Further, because system development projects are long-term in nature, they may be more costly than expected to complete and may not deliver the expected benefits upon completion.

Security incidents compromising the confidentiality, integrity, and availability of our confidential or personal information and our and our third-party service providers’ information technology systems could result from cyber-attacks, computer malware, viruses, social engineering (including spear phishing and ransomware attacks), credential stuffing, supply chain attacks, efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations, errors or malfeasance of our personnel, and security vulnerabilities in the software or systems on which we and our third party service providers rely. As techniques used by cyber criminals change frequently, a disruption, cyberattack or other security breach of our information technology systems or infrastructure, or those of our third-party service providers, may go undetected for an extended period and could result in the theft, transfer, unauthorized access to, disclosure, modification, misuse, loss or destruction of our employee, representative, customer, vendor, consumer and/or other third-party data, including sensitive or confidential data, personal information and/or intellectual property. We cannot guarantee that our security efforts will prevent breaches or breakdowns of our or our third-party service providers’ information technology systems. If we suffer a material loss or disclosure of health-related or other personal or confidential information as a result of a breach of our information technology systems, including those of our third-party service providers, we may suffer reputational, competitive and/or business harm, incur significant costs and be subject to government investigations, litigation, fines and/or damages, which could have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows. Moreover, while we maintain cyber insurance that may help provide coverage for these types of incidents, we cannot assure you that our insurance will be adequate to cover costs and liabilities related to these incidents. Further, our failure to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.

We may be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could materially harm our business and results of operations..

We and the TOI PCs may be party to lawsuits and legal proceedings in the normal course of business. These matters are often expensive and disruptive to normal business operations. We may face allegations, lawsuits and regulatory inquiries, audits and investigations regarding data privacy, security, labor and employment, consumer protection and intellectual property infringement, including claims related to privacy, patents, publicity, trademarks, copyrights and other rights. We may also face allegations or litigation related to our acquisitions, securities issuances or business practices, including public disclosures about our business. Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our services or require us to stop serving certain patients or geographies, all of which could negatively impact our geographical expansion and revenue growth. The TOI PCs may also become subject to periodic audits, which would likely increase our regulatory compliance costs and may require us to change our business practices, which could negatively impact our revenue growth. Managing legal proceedings, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts the attention of management and our affiliated providers from our business.

The results of regulatory proceedings, litigation, claims, and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our reputation, business, financial condition, results of operations and the market price of our common stock.

Furthermore, our business exposes the TOI PCs and our affiliated providers to potential medical malpractice, professional negligence or other related actions or claims that are inherent in the provision of healthcare services. These claims, with or without merit, could cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management and our affiliated providers from our core business, harm our reputation and adversely affect the TOI PCs’ ability to attract and retain patients, any of which could have a material adverse effect on our business, financial condition and results of operations.

Although the TOI PCs and our affiliated providers maintain third-party professional liability insurance coverage, it is possible that claims against them may exceed the coverage limits of their insurance policies. Even if any professional liability loss is covered by an insurance policy, these policies typically have substantial deductibles for which the TOI PCs and our affiliated providers are responsible. Professional liability claims in excess of applicable insurance coverage could have a material adverse effect on our collective business, financial condition and results of operations. In addition, any professional liability claim brought against the TOI PCs or our affiliated providers, with or without merit, could result in an increase of their professional liability insurance premiums. Insurance coverage varies in cost and can be difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage on behalf of the TOI PCs and our affiliated providers in the future on terms acceptable to us or at all. If costs of insurance and claims increase, then our collective earnings could decline.

Some jurisdictions preclude the TOI PCs from entering into non-compete agreements with physicians, and other non-compete agreements and restrictive covenants applicable to certain physicians and other clinical employees may not be enforceable..

The TOI PCs have employment contracts with physicians and other health professionals in many states. Some of these contracts include provisions preventing these physicians and other health professionals from competing with us both during and after the term of our contract with them. The law governing non-compete agreements and other forms of restrictive covenants varies from state to state. Some jurisdictions prohibit the TOI PCs from using non-competition covenants with our professional staff. Other states are reluctant to strictly enforce non-compete agreements and restrictive covenants applicable to physicians and other healthcare professionals. There can be no assurance that the TOI PCs’ non-compete agreements related to physicians and other health professionals will be found enforceable if challenged in certain states. In such event, the TOI PCs would be unable to prevent physicians and other health professionals formerly employed by the TOI PCs from competing with us, potentially resulting in the loss of some of our patients.

Current and future acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities.

As part of our growth strategy, we may pursue acquisitions of oncology and other physician practices and services. These acquisitions may involve significant cash expenditures, debt incurrence, additional operational losses and expenses, and compliance risks that could have a material adverse effect on our financial condition and results of operation. We may not be able to successfully integrate the acquired businesses into ours and the TOI PCs, and therefore, we may not be able to realize the intended benefits from an acquisition. These acquisitions could result in difficulties integrating acquired operations, technologies, and personnel into our business. Such difficulties may divert significant financial, operational, and managerial resources from our existing operations and make it more difficult to achieve our operating and strategic objectives. We and the TOI PCs may fail to retain employees or patients acquired through these acquisitions, which may negatively impact the integration efforts. These acquisitions could also have a negative impact on our results of operations if it is subsequently determined that goodwill or other acquired intangible assets are impaired, thus resulting in an impairment charge in a future period.

In addition, these acquisitions involve risks that the acquired businesses will not perform in accordance with expectations; that we may become liable for unforeseen financial or business liabilities of the acquires businesses, including liabilities for failure to comply with applicable healthcare regulations; that the expected synergies associated with acquisitions will not be achieved; and that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect, which could have a material adverse effect on our financial condition and results of operations.

If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected..

We may not be able to protect our trade secrets, know-how and other internally developed information adequately. Although we use reasonable efforts to protect this internally developed information and technology, our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information or technology is difficult, expensive and time-consuming, and the outcome is unpredictable. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements with our employees, independent contractors, consultants and companies with which we conduct business to protect our internally developed information. These agreements may not be self-executing, or they may be breached and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know-how and other internally developed information.

We conduct some clinical trials in contract with the ICRI. If we fail to perform our clinical trial services in accordance with contractual requirements, government regulations and ethical considerations, we could be subject to significant costs or liability and our reputation could be adversely affected..

The ICRI, contracts with biotechnology and pharmaceutical companies to perform services to assist them in bringing new drugs and biologics to market. ICRI’s services include monitoring clinical trials, laboratory analysis, electronic data capture, patient recruitment, data analytics, technology solutions, and other related services. Such services are complex and subject to contractual requirements, government regulations, and ethical considerations. ICRI’s services are subject to various regulatory requirements designed to ensure the quality and integrity of the clinical trial process. In the United States, clinical development services must be performed in compliance with applicable laws, rules and regulations enforced by the United States Food and Drug Administration, or FDA, including Good Clinical Practice, or GCP, requirements, which govern, among other things, the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials.

If ICRI fails to perform services in accordance with these requirements, regulatory authorities may take action against ICRI. Such actions may include injunctions or failure to grant marketing approval of products, imposition of clinical holds or delays, suspension or withdrawal of approvals, rejection of data collected in ICRI’s studies, license revocation, product seizures or recalls, operational restrictions, civil or criminal penalties or prosecutions, damages, or fines. Additionally, there is a risk that actions by regulatory authorities, if they result in significant inspectional observations or other measures, could harm ICRI’s reputation and cause customers not to award ICRI future contracts or to cancel existing contracts. Clients may also bring claims against ICRI for breach of ICRI’s contractual obligations and patients in the clinical trials and patients taking drugs approved on the basis of those trials may bring personal injury claims against ICRI. Any such action could have a material adverse effect on our results of operations, financial condition, and reputation.

Negative publicity regarding the managed healthcare industry generally could adversely affect our results of operations or business.

Negative publicity regarding the managed healthcare industry generally, or the MA program in particular, may result in increased regulation and legislative review of industry practices that further increase our costs of doing business and adversely affect our results of operations or business by:

•	requiring us to change our products and services;
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increasing the regulatory, including compliance, burdens under which we operate, which, in turn, may negatively impact the manner in which the TOI PCs provide services and increase our costs of providing services;

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adversely affecting our ability to market the TOI PCs products or services through the imposition of further regulatory restrictions regarding the manner in which plans and providers market to MA enrollees; or

•	adversely affecting our ability to attract and retain patients.

Our managed clinics may be negatively impacted by weather and other factors beyond our control.

Our results of operations may be adversely impacted by adverse conditions affecting our managed clinics, including severe weather events such as hurricanes and flooding, natural disasters such as earthquakes and forest fires, public health concerns such as contagious disease outbreaks, violence or threats of violence or other factors beyond our control that cause disruption of patient scheduling, displacement of our patients, employees and care teams, or force certain of our managed clinics to close temporarily. Our future operating results may be adversely affected by these and other factors that disrupt the operation of our managed clinics.

Risks Related to Our Regulatory Environment

We are dependent on our relationships with the TOI PCs, which are affiliated professional entities that we do not own, to provide healthcare services, and our business would be harmed if those relationships were disrupted or if our arrangements with the TOI PCs become subject to legal challenges..

Our contractual relationships with the TOI PCs may implicate certain state laws that generally prohibit non-professional entities from providing licensed medical services or exercising control over licensed physicians or other healthcare professionals (such activities generally referred to as the “corporate practice of medicine”) or engaging in certain practices such as fee-splitting with such licensed professionals. The interpretation and enforcement of these laws vary significantly from state to state. There can be no assurance that these laws will be interpreted in a manner consistent with our practices or that other laws or regulations will not be enacted in the future that could have a material and adverse effect on our business, financial condition and results of operations. Regulatory authorities, state boards of medicine, state attorneys general and other parties may assert that, despite the agreements through which we operate, we are engaged in the provision of medical services and/or that our arrangements with the TOI PCs constitute unlawful fee-splitting. If a jurisdiction’s prohibition on the corporate practice of medicine or fee-splitting is interpreted in a manner that is inconsistent with our practices, we would be required to restructure or terminate our arrangements with the TOI PCs to bring our activities into compliance with such laws. A determination of non-compliance, or the termination of or failure to successfully restructure these relationships could result in disciplinary action, penalties, damages, fines, and/or a loss of revenue, any of which could have a material and adverse effect on our business, financial condition and results of operations. State corporate practice and fee-splitting prohibitions also often impose penalties on healthcare professionals for aiding in the improper rendering of professional services, which could discourage physicians and other healthcare professionals from providing clinical services to members of the health plans with whom we contract.

Our managed clinics and the TOI PCs providing professional services at such clinics may become subject to medical liability claims, which could have a material adverse impact on our business.

Our business entails the risk of medical liability claims against us, the TOI PCs and their clinicians. Although we, the TOI PCs and their clinicians carry insurance covering medical malpractice claims in amounts that we believe are appropriate in light of the risks attendant to our business, successful medical liability claims could result in substantial damage awards that exceed the limits of our and our clinicians’ insurance coverage. In addition, professional liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as we expand our services. As a result, adequate professional liability insurance may not be available to our clinicians, our affiliated practices or to us in the future at acceptable costs or at all.

Any claims made against us or the TOI PCs that are not fully covered by insurance could be costly to defend, result in substantial damage awards against us and divert the attention of our management and the TOI PCs from our operations, which could have a material adverse effect on our business, financial condition and results of operations. In addition, any claims may adversely affect our business or reputation.

If there is a change in accounting standards by the Financial Accounting Standards Board or the interpretation thereof affecting consolidation of entities, it could have a material adverse effect on our consolidation of total revenues derived from the TOI PCs.

Our financial statements are consolidated in accordance with applicable accounting standards and include the accounts of our subsidiaries and the TOI PCs, which we manage under long-term management services agreements but are not owned by us. Such consolidation for accounting and/or tax purposes does not, is not intended to, and should not be deemed to, imply or provide us any control over the medical or clinical affairs of the TOI PCs. In the event a change in accounting standards promulgated by FASB or in interpretation of its standards, or if there is an adverse determination by a regulatory agency or a court, or a change in state or federal law relating to the ability to maintain present agreements or arrangements with the TOI PCs, we may not be permitted to continue to consolidate the total revenues of such practices.

Our managed clinics and the TOI PCs may be subject to third-party payor audits, which, if adversely determined against us or the TOI PCs, may have a material effect on our results of operations and financial condition.

As a result of the TOI PCs participation in the Medicare and Medicaid programs, our managed clinics and the TOI PCs are subject to various governmental inspections, reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Payors may also reserve the right to conduct audits. We also periodically conduct internal audits and reviews of our regulatory compliance. An adverse inspection, review, audit or investigation could result in:

•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from payors;
•	state or federal agencies imposing fines, penalties and other sanctions on us;
•	temporary suspension of payment for new patients to the facility or agency;

•	decertification or exclusion from participation in the Medicare or Medicaid programs or one or more payor networks;
•	self-disclosure of violations to applicable regulatory authorities;
•	damage to our reputation;
•	the revocation of a facility’s or agency’s license; and
•	loss of certain rights under, or termination of, our contracts with payors.

We have in the past and will likely in the future be required to refund amounts we have been paid and/or pay fines and penalties as a result of these inspections, reviews, audits and investigations. If adverse inspections, reviews, audits or investigations occur and any of the results noted above occur, it could have a material adverse effect on our business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, audits or investigations could be significant.

We are subject to extensive fraud, waste, and abuse laws that may give rise to federal and state audits, investigations, lawsuits and claims against us, the outcome of which may have a material adverse effect on our business, financial condition, cash flows, or results of operations.

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payors, our contractual relationships and arrangements with healthcare providers and vendors, our marketing activities and other aspects of our operations. Of particular importance are:

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the federal Anti-Kickback Statute, or AKS, which prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

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the federal physician self-referral law, the Stark Law, which, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain designated health services, or DHS if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibits the entity from billing Medicare or Medicaid for such DHS;

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the FCA, which imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly make, or cause to be made, a false statement in order to have a false claim paid, including qui tam or whistleblower suits. There are many potential bases for liability under the FCA. The government has used the FCA to prosecute Medicare and other government healthcare program fraud such as coding errors, billing for services not provided, and providing care that is not medically necessary or that is substandard in quality. In addition, the government may assert that a claim including items or services resulting from a violation of the AKS or Stark Law constitutes a false or fraudulent claim for purposes of the FCA;

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the Civil Monetary Penalties Law, which prohibits, among other things, an individual or entity from offering remuneration to a federal healthcare program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive healthcare items or services from a particular provider. We may also be subject to civil monetary penalties and other sanctions under the statute if we or the TOI PCs hire or contract with any individuals or entities that are or become excluded from government healthcare programs, for the provision of items or services for which payment may be made under such programs;

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the criminal healthcare fraud provisions of HIPAA and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the AKS, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

•	reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs;
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similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any payor, including patients and commercial insurers;

•	laws that regulate debt collection practices;
•	a provision of the Social Security Act that imposes criminal penalties on healthcare providers who fail to disclose, or refund known overpayments;
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federal and state laws that prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered;

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federal and state laws and policies that require healthcare providers to maintain licensure, certification or accreditation to enroll and participate in the Medicare and Medicaid programs, to report certain changes in their operations to the agencies that administer these programs and, in some cases, to re-enroll in these programs when changes in direct or indirect ownership occur; and

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federal and state laws pertaining to the provision of services by nurse practitioners and physician assistants in certain settings, physician supervision of those services, and reimbursement requirements that depend on the types of services provided and documented and relationships between physician supervisors and nurse practitioners and physician assistants; and

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Medicare and Medicaid regulations, manual provisions, local coverage determinations, national coverage determinations and agency guidance imposing complex and extensive requirements upon healthcare providers.

The laws and regulations in these areas are complex, changing and often subject to varying interpretations. As a result, there is no guarantee that a government authority will find that we or the TOI PCs are in compliance with all such laws and regulations that apply to our business. Further, because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of the business activities undertaken by us or the TOI PCs could be subject to challenge under one or more of these laws, including, without limitation, our patient assistance programs that waive or reduce the patient’s obligation to pay copayments, coinsurance or deductible amounts owed for the services we provide to them if they meet certain financial need criteria. If our or the TOI PCs’ operations are found to be in violation of any of such laws or any other governmental regulations that apply, we may be subject to significant penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and imprisonment. In addition, any action against us or the TOI PCs for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity, or otherwise experience a material adverse impact on our business, results of operations, financial condition, cash flows, reputation as a result.

If any of our managed clinics or TOI PCs lose their regulatory licenses, permits and/or accreditation status, or become ineligible to receive reimbursement under Medicare or Medicaid or other third-party Payors, there may be a material adverse effect on our business, financial condition, cash flows, or results of operations.

The operations of our managed clinics through the TOI PCs are subject to extensive federal, state and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, dispensing of prescription drugs, fire prevention, rate-setting and compliance with building codes and environmental protection. Our managed clinics and TOI PCs are also subject to extensive laws and regulation relating to facility and professional licensure, conduct of operations, including financial relationships among healthcare providers, Medicare and Medicaid fraud and abuse and physician self-referrals, and maintaining updates to the TOI PCs’ enrollment in the Medicare and Medicaid programs, including addition of new clinic locations, providers and other enrollment information. Our managed clinics and TOI PCs are subject to periodic inspection by licensing authorities and accreditation organizations to assure their continued compliance with these various standards. There can be no assurance that these regulatory authorities will determine that all applicable requirements are fully met at any given time. Should any of our managed clinics or TOI PCs be found to be noncompliant with these requirements, we could be assessed fines and penalties, could be required to refund reimbursement amounts or could lose our licensure or Medicare and/or Medicaid certification or accreditation so that we or the TOI PCs are unable to receive reimbursement from such programs and possibly from other third-party payors, any of which could materially adversely affect our business, financial condition, cash flows or results of operations.

If we or the TOI PCs fail to comply with applicable data interoperability and information blocking rules, our consolidated results of operations could be adversely affected..

The 21st Century Cures Act (the “Cures Act”), which was passed and signed into law in December 2016, includes provisions related to data interoperability, information blocking and patient access. In March 2020, the HHS Office of the National Coordinator for Health Information Technology, or ONC, and CMS finalized and issued complementary rules that are intended to clarify provisions of the Cures Act regarding interoperability and information blocking, and include, among other things, requirements surrounding information blocking, changes to ONC’s health IT certification program and requirements that CMS-regulated payors make relevant claims/care data and provider directory information available through standardized patient access and provider directory application programming interfaces, or APIs, that connect to provider electronic health record systems, or EHRs. The companion rules will transform the way in which healthcare providers, health IT developers, health information exchanges/health information networks, or HIEs/HINs, and health plans share patient information, and create significant new requirements for healthcare industry participants. For example, the ONC rule, which went into effect on April 5, 2021, prohibits healthcare providers, health IT developers of certified health IT, and HIEs/HINs from engaging in practices that are likely to interfere with, prevent, materially discourage, or otherwise inhibit the access, exchange or use of electronic health information, or EHI, also known as “information blocking.” To further support access and exchange of EHI, the ONC rule identifies eight “reasonable and necessary activities” as exceptions to information blocking activities, as long as specific conditions are met. Any failure to comply with these rules could have a material adverse effect on our business, results of operations and financial condition.

Actual or perceived failures to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards and other requirements could adversely affect our business, financial condition and results of operations.

We and the TOI PCs collect, receive, generate, use, process, and store significant and increasing volumes of sensitive information, such as employee, individually identifiable health information and other personally identifiable information. We and the TOI PCs are subject to a variety of federal and state laws and regulations, as well as contractual obligations, relating to the collection, use, storage, retention, security, disclosure, transfer, return, destruction and other processing of personal information, including health-related information. Enforcement actions and consequences for noncompliance with such laws, directives and regulations are rising, and the regulatory framework for privacy, data protection and data transfers is complex and rapidly evolving and is likely to remain uncertain for the foreseeable future.

In the United States, numerous such federal and state laws and regulations, including data breach notification laws, health information privacy laws, and consumer protection laws and regulations, including those that govern the collection, use, disclosure, and protection of health-related and other personal information, could apply to our operations or the operations of the TOI PCs. For example, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and regulations implemented thereunder, which we refer to collectively as HIPAA, imposes privacy, security and breach notification obligations on certain health care providers, health plans, and health care clearinghouses, known as covered entities, as well as business associates that perform certain services that involve creating, receiving, maintaining or transmitting individually identifiable health information for or on behalf of such covered entities. HIPAA requires covered entities, such as the TOI PCs, and business associates, such as us, to develop and maintain policies with respect to the protection of, use and disclosure of protected health information, or PHI, including the adoption of administrative, physical and technical safeguards to protect such information, and certain notification requirements in the event of a data breach.

Entities that are found to be in violation of HIPAA as the result of a breach of unsecured protected health information, or PHI, a complaint about privacy practices or an audit by HHS, may be subject to significant civil, criminal and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan with HHS to settle allegations of HIPAA non-compliance. HIPAA also authorizes state Attorneys General to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

Numerous other state and federal laws, including consumer protection laws and regulations, govern the collection, dissemination, use, access to, confidentiality, security and processing of personal information, including health-related information, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. In addition, these laws and regulations in many cases are more restrictive than, and may not be preempted by, HIPAA and may be subject to varying interpretations by courts and government agencies. Laws in all 50 states and other United States territories require businesses to provide notice to individuals whose personal information has been disclosed as a result of a data breach. Such laws are not always consistent, and compliance in the event of a widespread data breach is costly and may be challenging.

States are also constantly amending existing laws, requiring attention to frequently changing requirements, and we expect these changes to continue. For example, in June 2018, California enacted the California Consumer Privacy Act, or the CCPA, which became effective on January 1, 2020, and, among other things, requires covered companies to provide disclosures to California consumers, and affords such consumers certain data protection rights, including the ability to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information that may increase data breach litigation. While the CCPA includes certain exceptions for health-related information, including PHI, it still may require us to modify our data practices and policies and to incur substantial costs and expenses in an effort to comply. Further, the California Privacy Rights Act, or CPRA, recently passed in California. The CPRA will impose additional data protection obligations on covered businesses, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses of sensitive data. It will also create a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required.

As required by certain laws, we publicly post documentation regarding our privacy practices concerning the collection, processing, use and disclosure of certain data. The publication of our privacy policy and other documentation that provide promises and assurances about privacy and security can subject us to potential state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices. In addition, although we endeavor to comply with our published policies and documentation, individuals could allege we have failed to do so, or we may at times actually fail to do so despite our efforts. Any failure by us, our third-party service providers or other parties with whom we do business to comply with this documentation or with laws or regulations applicable to our business could result in proceedings against us by governmental entities or others.

In addition, the Federal Trade Commission, or the FTC, expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Our failure to take any steps perceived by the FTC as appropriate to protect consumers’ personal information may result in claims by the FTC that we have engaged in unfair or deceptive acts or practices in violation of Section 5(a) of the FTC Act. State consumer protection laws provide similar causes of action for unfair or deceptive practices for alleged privacy, data protection and data security violations.

In addition to government regulation, privacy advocates and industry groups may propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards or to facilitate our customers’ compliance with such standards. We expect that there will continue to be new proposed laws and regulations concerning privacy, data protection, and information security, and we cannot yet determine the impact such future laws, regulations, and standards may have on our business. New laws, amendments to or re-interpretations of existing laws and regulations, industry standards, contractual and other obligations may require us to incur additional costs and restrict our business operations. Because the interpretation and application of laws, standards, contractual and other obligations relating to privacy and data protection are still uncertain and changing, it is possible that these laws, standards, contractual and other obligations may be interpreted and applied in a manner that is inconsistent with our data management practices, our privacy, data protection or data security policies or procedures or the features of our technology. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, imprisonment of company officials and public censure, other claims and penalties, significant costs for remediation and damage to our reputation, we could be required to fundamentally change our business activities and practices or modify our technology, any of which could adversely affect our business. We may be unable to make such changes or modifications in a commercially reasonable manner, or at all, and our ability to develop new software or provide new services could be limited. Any inability to adequately address privacy, data protection or information security-related concerns, even if such concerns are unfounded, or to successfully negotiate privacy, data protection or information security-related contractual terms with customers, or to comply with applicable laws and regulations, or our policies relating to privacy, data protection, and information security, could result in additional cost and liability to us, harm our reputation and brand, and adversely affect our business, financial condition and results of operations.

We and our TOI PCs are subject to federal, state and local laws and regulations that govern our business. These include regulations of our employment practices, including minimum wage, living wage, and paid time-off requirements, permitting and licensing, employee health and safety and the storage, treatment and disposal of waste. Failure to comply with these laws and regulations, or changes to these laws and regulations that increase our expenses, could adversely impact our operations.

We and the TOI PCs are required to comply with all applicable federal, state and local laws and regulations related to the operation of our business. These regulations include regulations governing the TOI PCs’ dispensary services, the construction, the use of our managed clinics and the treatment of hazardous waste or drug products. Changes in regulations or new regulations could increase our costs, cause the TOI PCs to lose licenses or accreditations or otherwise harm our business or the business of the TOI PCs.

We and the TOI PCs are required to comply with all applicable federal, state and local laws and regulations relating to employment, including occupational safety and health requirements, wage and hour and other compensation requirements, employee benefits, providing leave and sick pay, employment insurance, proper classification of workers as employees or independent contractors, immigration and equal employment opportunity laws. These laws and regulations can vary significantly among jurisdictions and can be highly technical. Costs and expenses related to these requirements are a significant operating expense and may increase as a result of, among other things, changes in federal, state or local laws or regulations, or the interpretation thereof, requiring employers to provide specified benefits or rights to employees, increases in the minimum wage and local living wage ordinances, increases in the level of existing benefits or the lengthening of periods for which unemployment benefits are available. We may not be able to offset any increased costs and expenses. Furthermore, any failure to comply with these laws requirements, including even a seemingly minor infraction, can result in significant penalties which could harm our reputation and have a material adverse effect on our business.

We may not be able to utilize a portion of TOI’s NOLs to offset future taxable income for U.S. federal income tax purposes, which could adversely affect our net income and cash flows.

As of December 31, 2020, we had federal income tax NOLs of approximately $7,988 million available to offset our future taxable income, if any, prior to consideration of annual limitations that may be imposed under Section 382 of the Code or otherwise. Of our NOL, $7,988 million of losses can be carried forward indefinitely. We may be unable to fully use our NOLs, if at all. Under Section 382 of the Code, if a corporation undergoes an “ownership change” (very generally defined as a greater than 50% change, by value, in the corporation’s equity ownership by certain shareholders or groups of shareholders over a rolling three-year period), the corporation’s ability to use its pre-ownership change NOLs to offset its post-ownership change income may be limited. We have not completed an analysis as to whether the transactions contemplated in connection with the Business Combination may result in an ownership change, and we may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, including the transactions contemplated by the Business Combination, some of which may be outside of our control. If we undergo an ownership change, we may be prevented from fully utilizing our NOLs existing at the time of the ownership change prior to their expiration. Future regulatory changes could also limit our ability to utilize our NOLs. To the extent we are not able to offset future taxable income with our NOLs, our net income and cash flows may be adversely affected..

Future changes to applicable tax laws and regulations and/or their interpretation may have an adverse effect on our business, financial condition and results of operations. Tax rules and regulations are subject to interpretation and require judgment by us that may be successfully challenged by the applicable taxation authorities upon audit, which could result in additional tax liabilities.

Changes in tax laws or their interpretation could decrease the amount of revenues we receive, the value of any tax loss carry-forwards and tax credits recorded on our balance sheet and the amount of our cash flow, and adversely affect our business, financial condition or results of operations. In addition, other factors or events, including business combinations and investment transactions, changes in the valuation of our deferred tax assets and liabilities, adjustments to taxes upon finalization of various tax returns or as a result of deficiencies asserted by taxing authorities, increases in expenses not deductible for tax purposes, changes in available tax credits, other changes in the apportionment of our income, and changes in tax rates, could also increase our future effective tax rate.

In addition, our effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex, and the manner which they apply to us and its diverse set of business arrangements is often open to interpretation, and can require us to take positions regarding the interpretation of applicable rules or the valuation of its assets that are subject to material uncertainty. Significant management judgment is required in determining our provision for taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. The tax authorities could challenge our interpretation of laws, regulations and treaties or the positions that it has taken regarding the valuation of its assets, resulting in additional tax liability or adjustment to our income tax provision.

Our tax filings are subject to review or audit by various taxing authorities. As discussed above, we exercise significant judgment in determining our provision for taxes and, in the ordinary course of our business, there may be transactions and calculations where the proper tax treatment is uncertain. We may also be liable for taxes in connection with businesses we acquires. Our determinations are not binding on the IRS or any other taxing authorities, and accordingly the final determination in an audit or other proceeding may be materially different than the treatment reflected in our tax provisions, accruals and returns. An assessment of additional taxes because of an audit could have a material adverse effect on our business, financial condition, results of operations and cash flows.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, or interpreted, changed, modified or applied adversely to us, any of which could adversely affect our business operations and financial performance. We are unable to predict what changes will occur and, if so, the ultimate impact on its business. To the extent that such changes have a negative impact on us, they may materially and adversely impact its business, financial condition, results of operations and cash flows.

Risks Related to Our Common Stock and Warrants

Our issuance of additional shares of Common Stock, Warrants or other convertible securities may dilute your ownership interest in us and could adversely affect our stock price.

From time to time in the future, we may issue additional shares of our Common Stock, Warrants or other securities convertible into Common Stock pursuant to a variety of transactions, including acquisitions. Additional shares of our Common Stock may also be issued upon exercise of outstanding stock options and Warrants. The issuance by us of additional shares of our Common Stock, Warrants or other securities convertible into our Common Stock would dilute your ownership interest in us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Common Stock and Warrants. Subject to the satisfaction of vesting conditions and the expiration of our lock-up, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.

In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Common Stock and Warrants, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock and Warrants bear the risk that our future offerings may reduce the market price of our Common Stock and Warrants and dilute their percentage ownership.

Future sales, or the perception of future sales, of our Common Stock and Warrants by us or our existing securityholders in the public market could cause the market price for our Common Stock and Warrants to decline.

The sale of substantial amounts of shares of our Common Stock or Warrants in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock and Warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In connection with the Business Combination, TOI stockholders are subject to certain restrictions on transfer with respect to the shares of Common Stock issued as part of the merger consideration beginning at Closing and ending on the date that is six months after the completion of the Business Combination, subject to certain price- and time-based releases.

Upon the expiration or waiver of the lock-up provisions described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144.

As restrictions on resale end, the market price of shares of our Common Stock and Warrants could drop significantly if the holders of these shares or Warrants sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock or other securities.

In addition, the shares of our Common Stock reserved for future issuance under the 2021 Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up provisions and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The number of shares reserved for future issuance under the 2021 Incentive Plan is equal to the sum of (i) 7% of the aggregate number of shares of DFP Class A and DFP Class B Common Stock outstanding on a fully diluted basis as of the effective date of the 2021 Plan; (ii) up to 634,067 shares of Common Stock which are subject to options outstanding under the Prior Plan; (iii) an annual increase on January 1 of each calendar year (commencing January 1, 2022 and ending on and including January 1, 2031) equal to a number of shares of Common Stock equal to 4% of the aggregate shares of Common Stock outstanding on a fully diluted basis as of December 31 of the immediately preceding calendar year (or such lesser number of shares as is determined by the Board), subject to adjustment by the plan administrator in the event of certain changes in our corporate structure, as described below, and (iv) up to 1,178,065 optionholder earnout shares or stockholder earnout shares which may become available for issuance under the 2021 Plan. We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

Delaware law and provisions in our Charter and Bylaws could make a takeover proposal more difficult.

Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of our Charter and Bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock. These provisions include the ability of our Board to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, stockholders of the Company may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our Common Stock and Warrants. These provisions could also discourage proxy contests and make it more difficult for stockholders of the Company to elect directors of their choosing and to cause us to take other corporate actions that stockholders of the Company desire. See “Description of Capital Stock.”

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Common Stock and Warrants less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the initial public offering of TSIA; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•

exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our Common Stock or Warrants less attractive if we rely on these exemptions. If some investors find our Common Stock or Warrants less attractive as a result, there may be a less active trading market for our Common Stock and Warrants and our share and Warrant price may be more volatile.

Our certificate of incorporation and our bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between us and our stockholders, which limits our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees..

Our Charter and Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the (a) Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a breach of fiduciary duty owed by any current or former director, officer, stockholder or employee of the company to the company or its stockholders; (iii) any action, suit or proceeding asserting a claim against the Company arising under the DGCL, its certificate of incorporation or its bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (v) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer or stockholder governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (A) the personal jurisdiction of the state and federal courts within Delaware and (B) service of process on such stockholder’s counsel. The provision of the Charter described in the immediately preceding sentence does not apply to (i) suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) any action arising under the Securities Act, as to which the federal district court for the United States of America shall have exclusive jurisdiction. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, our certificate of incorporation and our bylaws provide that the federal district courts of the United States shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

The market price of our Common Stock and Warrants may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.

The market price of our Common Stock and Warrants is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in this section and the following:

•	the impact of the COVID-19 pandemic on our financial condition and the results of operations;
•	our operating and financial performance and prospects;
•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;
•	conditions that impact demand for our products;
•	future announcements concerning our business, our customers’ businesses or our competitors’ businesses;
•	the public’s reaction to our press releases, other public announcements and filings with the SEC;
•	the size of our public float;
•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;
•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
•	strategic actions by us or our competitors, such as acquisitions or restructurings;
•	changes in laws or regulations that adversely affect our industry or us;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	changes in senior management or key personnel;
•	issuances, exchanges or sales, or expected issuances, exchanges or sales, of our capital stock;
•	changes in our dividend policy;
•	adverse resolution of new or pending litigation against us; and
•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Common Stock and Warrants, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock and Warrants is low. As a result, you may suffer a loss on your investment.

In the past, following periods of market volatility, stockholders have instituted securities Class Action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation..

If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our Common Stock or Warrants, the price of our Common Stock and Warrants could decline.

The trading market for our Common Stock and Warrants depends, in part, on the research and reports that third-party securities analysts publish abou us and the industries in which we operate. We may be unable or slow to attract research coverage, and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our Common Stock or Warrants adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock and Warrants would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our Common Stock and Warrants to decline. Moreover, if one or more of the analysts who cover us downgrades our Common Stock or Warrants, or if our reporting results do not meet their expectations, the market price of our Common Stock and Warrants could decline.

The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting. As a result, we will incur increased legal, accounting and other expenses that Legacy TOI did not previously incur. Our entire management team and many of our other employees will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.

In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, including IT controls, and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.

These rules and regulations result in our incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, on our board committees or as executive officers.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

We are subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations require, among other things that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.

In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting.

We do not intend to pay dividends on our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

You may only be able to exercise the Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

The Warrant Agreement provides that in the following circumstances holders of Warrants who seek to exercise their Warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Common Stock issuable upon exercise of the Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the Warrant exercise price by surrendering the Warrants for that number of shares of Common Stock equal to (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined in the next sentence) over the exercise price of the Warrants by (y) the Fair Market Value. The “Fair Market Value” is the average closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the Warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

We may amend the terms of the Warrants in a manner that may have an adverse effect on holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

Our Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem not to adversely affect the interest of the holders of the Warrants and (ii) to provide for the delivery of an Alternative Issuance (as defined in the Warrant Agreement). All other amendments require the approval by the holders of at least 50% of the then-outstanding Public Warrants, including any change that adversely affects the rights of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder of Public Warrants if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or shares, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Warrant.

Our Warrant Agreement designates the courts of the State of New York or the U.S. District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with us.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the U.S. District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, (a) at a price of $0.01 per Warrant, provided that the closing price of our Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the Warrant holders and provided certain other conditions are met, or (b) at a price of $0.10 per Warrant, provided that the closing price of our Common Stock equals or exceeds $10.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the Warrant holders and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	our ability to build or acquire new clinics;
•	our history of losses and the risk it may not achieve profitability;
•	the impact of the COVID-19 pandemic on our business or on our ability to forecast our financial outlook;
•	our ability to attract new patients;
•	our relationships with payors;
•	future costs of oncology care;
•	the reduction in Medicare reimbursement rates;
•	potential changes in the payor mix of patients;
•	the reduction of reimbursement rates for care;
•	our compliance with regulations;
•	our ability to comply with federal and state privacy regulations and the significant liability that could result from a cybersecurity breach or our failure to comply with such regulations; and
•	its ability to establish and maintain strategic relationship with third parties.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our Common Stock and our Warrants described in the section entitled “Selling Securityholders” to resell such shares of Common Stock and Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

We are also registering shares of our Common Stock that may be issued upon exercise of Warrants. We will receive the proceeds from any exercise of Warrants for cash. We intend to use the proceeds the exercise of Warrants for cash for general corporate and working capital purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and nine months ended September 30, 2021 present the combined financial information of DFP and TOI after giving effect to the Business Combination and related adjustments described in the accompanying notes. DFP and TOI are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company” or “New TOI.”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33 10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and nine months ended September 30, 2021 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it was completed on September 30, 2021.

The unaudited pro forma condensed combined financial information are based on and should be read in conjunction with the audited historical financial statements of each of DFP and TOI and the related notes thereto as of and for the year ended December 31, 2020, and the unaudited historical financial statements as of and for the nine months ended September 30, 2021, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On June 28, 2021, DFP and two of its direct, wholly-owned subsidiaries, First Merger Sub and Second Merger Sub entered into a Merger Agreement with TOI under which First Merger Sub merged with and into TOI with TOI being the surviving corporation of the First Merger. Immediately following the First Merger, TOI, as the surviving corporation of the First Merger merged with and into Second Merger Sub with the Second Merger Sub being the surviving entity and wholly-owned subsidiary of DFP. Upon Closing, DFP was renamed “The Oncology Institute, Inc.” and is referred to herein as “New TOI.” The consideration due to TOI stockholders in the Business Combination consists entirely of cash and shares of DFP Class A Common Stock (to become shares of New TOI Common Stock) valued at $10.00 per share. Following the Closing, New TOI commenced trading New TOI Common Stock and Public Warrants on the Nasdaq under the ticker symbol “TOI” and “TOIIW”, respectively.

The Closing Share Consideration was 59,546,762 shares of DFP Class A Common Stock valued at $10.00 per share and the Closing Cash Consideration was $166.6 million. Therefore, the Closing Merger Consideration for the Business Combination is $762.1 million.

Additionally, eligible TOI equity holders have the contingent right to receive up to 12,500,000 additional shares of DFP Class A Common Stock contingent upon achieving certain market share price milestones within a period of 3 years post Business Combination (further described in Note 1 below).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands, except number of shares amounts)

	September 30, 2021					September 30, 2021
	DFP Healthcare Acquisitions Corp. (Historical)	TOI Parent, Inc. (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash	$205	$11,532	$—	$230,013	(A)	$138,934
				268,000	(B)
				(6,300)	(C)
				(20,597)	(D)
				(145,988)	(K)
				(26,700)	(E)
				(18)	(P)
				(171,213)	(G)
Accounts receivable	—	22,257	—	—		22,257
Other receivables	—	581	—	—		581
Inventories, net	—	5,757	—	—		5,757
Prepaid expenses	82	2,077	—	—		2,159
Deferred transaction costs	—	9,094	—	—		9,094
Total current assets	287	51,298	—	127,197		178,782

Non-current assets
Property and equipment, net	—	3,517	—	—		3,517
Intangible assets, net	—	18,157	—	—		18,157
Goodwill	—	15,680	—	—		15,680
Other assets	—	250	—	—		250
Deferred income taxes asset	—	1,925	—	—		1,925
Cash and investments held in Trust Account	230,013	—	—	(230,013)	(A)	—
Total assets	230,300	90,827	—	(102,816)		218,311

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	961	19,014	—	(961)	(E)	19,014
Current portion of long-term debt	—	4,895	—	—		4,895
Income taxes payable	—	6,159	—	—		6,159
Accrued expenses and other current liabilities	2,626	11,758	—	(12,728)	(E)	1,656
Accrued expenses - related parties	18	—	—	(18)	(P)	—
Franchise tax payable	29	—	—	—		29
Total current liabilities	3,634	41,826	—	(13,707)		31,753

Non-current liabilities
Other non-current liabilities	—	1,518	—	65,469	(F)	66,987
Deferred underwriting commissions	6,300	—	—	(6,300)	(C)	—
Derivative liability	—	—	15,268	(9,258)	(N)	5,115
				(895)	(O)
Derivative warrant liabilities	15,268	—	(15,268)	—		—
Total liabilities	25,202	43,344	—	35,309		103,855

Commitments and Contingencies
Class A common stock subject to possible redemption	230,000	—	—	—		—
				(230,000)	(H)
6% cumulative Series A Preferred Shares	—	100,113	—	(100,113)	(I)	—

Stockholders’ equity
Series A Common Equivalent Preferred Stock	—	—	—	—	(L)	—
Class A common stock	—	—	—	2	(H)	7
				3	(B)
				5	(K)
				—	(L)
				(2)	(G)
Class B common stock	1	—	—	(1)	(J)	—
Common shares	—	—	—	—		—
Additional paid-in capital	—	447	—	(171,211)	(G)	187,616
				229,998	(H)
				(24,903)	(M)
				100,113	(I)
				267,998	(B)
				(145,993)	(K)
				(65,469)	(F)
				(12,623)	(E)
				9,258	(N)
				1	(J)
Accumulated deficit	(24,903)	(53,077)	—	24,903	(M)	(73,167)
				(20,597)	(D)
				(388)	(E)
				895	(O)
Total stockholders’ equity	(24,902)	(52,630)	—	191,988		114,456
Total liabilities and stockholders’ equity	230,300	90,827	—	(102,816)		218,311

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except number of shares and per share amounts)

	Nine months ended September 30, 2021				Nine months ended September 30, 2021
	DFP Healthcare Acquisitions Corp. (Historical)	TOI Parent, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Patient services	$—	$92,376	$—		$92,376
Dispensary	—	53,318	—		53,318
Clinical trials & other	—	5,005	—		5,005
Total operating revenue	—	150,699	—		150,699

Operating expenses
Direct costs - patient services	—	72,051	—		72,051
Direct costs - dispensary	—	45,639	—		45,639
Direct costs - clinical trials & other	—	494	—		494
Selling, general and administrative expense	4,142	35,120	1,040	(AA)	47,422
			10,707	(BB)
			(3,587)	(GG)
Depreciation and amortization	—	2,422	—		2,422
General and administrative expenses - related party	158	—	(158)	(DD)	—
Franchise tax expense	150	—	—		150
Total operating expenses	4,450	155,726	8,002		168,178
Loss from operations	(4,450)	(5,027)	(8,002)		(17,479)

Other non-operating (income) expense
Interest expense	—	260	—		260
Gain on debt extinguishment	—	(5,186)	—		(5,186)
Other, net	—	(1,126)	—		(1,126)
Interest income from investments in Trust Account	(58)	—	58	(CC)	—
Change in fair value of derivative warrant liabilities	(3,523)		—		(3,523)
Total other non-operating (income) expense	(3,581)	(6,052)	58		(9,575)
Loss before provision for income taxes	(869)	1,025	(8,060)		(7,904)
Provision for income taxes (benefit)	—	1,796	—		1,796
Net loss	(869)	(771)	(8,060)		(9,700)

Weighted average shares outstanding of DFP Class A Common Stock, basic and diluted					73,787,558
Basic and diluted net loss per share, DFP Class A Common Stock					$(0.11)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except number of shares and per share amounts)

	Year ended December 31, 2020				Year ended December 31, 2020
	DFP Healthcare Acquisitions Corp. (Historical)	TOI Parent, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Patient services	$—	$116,817	$—		$116,817
Dispensary	—	63,890	—		63,890
Clinical trials & other	—	6,808	—		6,808
Total operating revenue	—	187,515	—		187,515

Operating expenses
Direct costs - patient services	—	95,747	—		95,747
Direct costs - dispensary	—	53,907	—		53,907
Direct costs - clinical trials & other	—	982	—		982
Selling, general and administrative expense	309	41,897	6,469	(AA)	83,548
	34,873			(BB)
Depreciation and amortization	—	3,178	—		3,178
General and administrative expenses - related party	175	—	(175)	(DD)	—
Franchise tax expense	200	—	—		200
Total operating expenses	684	195,711	41,167		237,562
Loss from operations	(684)	(8,196)	(41,167)		(50,047)

Other non-operating expense (income)
Interest expense	—	347	—		347
Other, net	—	6,271	388	(EE)	6,659
Interest income from investments in Trust Account	(254)	—	254	(CC)	—
Change in fair value of derivative warrant liabilities	7,584	—	—		7,584
Offering costs associated with derivative warrant liabilities	315	—	—		315
Total other non-operating expense (income)	7,645	6,618	642		14,905
Loss before provision for income taxes	(8,329)	(14,814)	(41,809)		(64,952)
Provision for income taxes (benefit)	11	(493)	—		(482)
Net loss	(8,340)	(14,321)	(41,809)		(64,470)

Weighted average shares outstanding of DFP Class A Common Stock, basic and diluted					73,385,485
Basic and diluted net loss per share, DFP Class A Common Stock					$(0.72)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Note 1 — Description of the Business Combination

On June 28, 2021, DFP entered into the Merger Agreement with TOI, under the terms of which, DFP acquired TOI through a series of transactions and DFP changed its name to New TOI. As a result of the Business Combination, New TOI owns all of the issued and outstanding equity interests of TOI and its subsidiaries.

At Closing, each outstanding share of TOI Common Stock as of immediately prior to the effective time of the Business Combination (after giving effect to the Conversion) was exchanged for Per Share Merger Consideration equal to (i) a number of DFP Class A Common Stock equal to Closing Share Consideration; and (ii) an amount in cash equal to the Closing Cash Consideration divided by the Aggregate Fully Diluted Company Common Stock. The split of cash and stock is based on the available cash after the Public Stockholder redemption. The Closing Merger Consideration was paid 21.9% cash and 78.1% stock. The Closing Merger Consideration transferred to TOI equity holders is $762.1 million. TOI equity holders are also entitled to the contingent right to receive Earnout Shares (further discussed below) with a fair value of $69.7 million.

Each Company Option that is an Eligible Cash-Out Vested Company Option received cash in an amount equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of TOI Common Stock underlying such Eligible Cash-Out Vested Company Option, minus (C) the aggregate exercise price applicable to the shares of TOI Common Stock underlying such Eligible Cash-Out Vested Company Option. Each Vested Company Option was exchanged for (i) an option to purchase shares of DFP Class A Common Stock (“New TOI Vested Options”) and (ii) the contingent right to receive Earnout Shares. Each Unvested Company Option that is outstanding immediately prior to the Effective Time received (i) an option to purchase shares of DFP Class A Common Stock (“New TOI Unvested Options” together with New TOI Vested Options, “New TOI Options”) and (ii) the contingent right to receive Earnout Shares.

Each Company RSU outstanding immediately prior to the Effective Time was (i) converted into a restricted stock unit denominated in shares of DFP Class A Common Stock equal to the product of (A) the number of TOI Common Stock subject to such Company RSU prior to the Effective Time, and (B) the Exchange Ratio, and (ii) have the contingent right to receive Earnout Shares. Each Restricted Stock is subject to the same vesting and forfeiture terms on which such Restricted Stock was issued and entitled to receive (i) the Per Share Merger Consideration and (ii) the contingent right to receive Earnout Shares.

Immediately prior to the effective time of the Business Combination, each of the issued and outstanding shares of DFP Class B Common Stock automatically converted into DFP Class A Common Stock on a one-for-one basis in accordance with the terms of DFP’s amended and restated certificate of incorporation. Thereafter, in connection with the Closing, each of the issued and outstanding shares of DFP Class A Common Stock converted into shares of New TOI Common Stock. Further, each of the issued and outstanding Public Warrants and Private Placement Warrants converted on a one-for-one basis into warrants to acquire one share of New TOI Common Stock.

Concurrently with the execution of the Merger Agreement, DFP also entered into a Stockholder Support Agreement with Subject Stockholders pursuant to which Subject Stockholders agreed to subject 20% of DFP Class B Common Stock held by Subject Shareholders (1,150,000 shares) (“Subject Shares”) and 20% of Private Placement Warrants held by Sponsor (746,667 warrants) (“Subject Warrants”) to forfeiture. The number of Subject Shares and Subject Warrants forfeited was determined by multiplying the Subject Warrants and a fraction, the numerator of which is (A) the total number of shares of DFP Class A Common Stock redeemed by Public Stockholders prior to closing, and the denominator of which is (B) the total number of shares of DFP Class A Common Stock issued and outstanding as of June 28, 2021 (excluding such shares of DFP Class A Common Stock beneficially owned by the Subject Stockholders). As a result of the Business Combination, 856,019 Subject Shares and 555,791 Subject Warrants were forfeited. The Subject Stockholders further agreed to subject 10% of DFP Class B Common Stock held by Subject Shareholders (575,000 shares) and 10% of Private Placement Warrants held by Sponsor (373,333 warrants) to earnout based on stock price thresholds, as described below.

In connection with the execution of the Merger Agreement, DFP entered into subscription agreements with the PIPE Investors, pursuant to which the PIPE Investors (exclusive of the Deerfield Funds) agreed to purchase, in aggregate, 17.5 million shares of DFP Class A Common Stock at $10.00 per share and pursuant to which the Deerfield Funds purchased, in line of DFP Class A Common

Stock, 100,000 shares of Series A Common Equivalent Preferred Stock, par value $0.0001, for $1,000.00 per share for an aggregate commitment of $275.0 million (the “PIPE Funds”).

Concurrently with the execution of the Merger Agreement, DFP entered into the Consent and Waiver Letter pursuant to which, among other things, (i) the Sponsor waived any adjustment to the conversion provisions in the Current Charter which would result in DFP Class B Common Stock converting to DFP Class A Common Stock at a ratio of greater than one-for-one upon consummation of the Business Combination, (ii) Deerfield Partners and Deerfield Private Design Fund IV (the “Deerfield Funds”) agreed not to redeem any of the 2,500,000 shares of DFP Class A Common Stock (5,000,000 shares total) included in the units of DFP purchased by each of the Deerfield Funds at the IPO and (iii) DFP, the Deerfield Funds and the Sponsor (collectively, the “Deerfield Holders”) agreed to establish definitive documentation pursuant to which the Deerfield Holders would exchange a number of their shares of DFP Class A Common Stock and DFP Class B Common Stock for and in consideration of a number of shares of DFP preferred stock, par value $0.0001 per share, to be designated as Series A Common Equivalent Preferred Stock, such that immediately thereafter, the Deerfield Holders collectively hold an aggregate number of outstanding shares of DFP Class A Common Stock that represents 4.5% of the outstanding shares of DFP Class A Common Stock (the “Deerfield Exchange”). The terms of the Series A Common Equivalent Preferred Stock provide that each share is convertible into 100 shares of New TOI Common Stock, at the option of the holder, is entitled to a de minimis liquidation preference of $0.0001 per share, do not have any voting rights, are otherwise substantially similar to the New TOI Common Stock and are subject to a Blocker/Beneficial Ownership Limitation such that the Series A Common Equivalent Preferred Stock are not convertible into more than 4.9% of the total number of shares of New TOI Common Stock then outstanding.

As contemplated by the Consent and Waiver Letter, on November 12, 2021, prior to the consummation of the Business Combination, the Deerfield Holders and the Company entered into an Exchange Agreement (the “Exchange Agreement”), and pursuant thereto the Deerfield Holders consummated the exchange (the “Exchange”) of an aggregate of 1,789,046 shares of Class A Common Stock held by the Funds and 4,562,000 shares of Class B Common Stock held by the Sponsor for shares of Series A Common Equivalent Preferred Stock, representing an equal number of shares of Common Stock as those held immediately prior to the Exchange. In connection with the Exchange, the Company adopted the Certificate of Designation of Preferences, Rights and Limitations of the Series A Common Equivalent Preferred Stock (the “Certificate of Designation”), pursuant to which (i) each share of Common Equivalent Preferred Stock is convertible into 100 shares of Common Stock (subject to adjustment) at the option of the holder thereof and, in limited circumstances, at the election of the Company (but subject to the beneficial ownership limitation described below), (ii) each share of Series A Common Equivalent Preferred Stock is entitled to a de minimis liquidation preference of $0.0001 per share, and (iii) the Series A Common Equivalent Preferred Stock does not have any voting rights (except in certain circumstances related to the Common Equivalent Preferred Stock). The terms of the Series A Common Equivalent Preferred Stock otherwise are substantially equivalent to the terms of the Common Stock. The ability of a holder to convert Series A Common Equivalent Preferred Stock into Class A Common Stock is prohibited to the extent that, upon such conversion, such holder, its affiliates and other persons whose ownership of Class A Common Stock would be aggregated with that of such holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, would exceed 4.9% of the total number of shares of Common Stock then outstanding.

New TOI will issue to eligible TOI stockholders, Company Option holders and Company RSU holders up to 12,500,000 additional shares of New TOI Common Stock, in two tranches of 5,000,000 and 7,500,000 Earnout Shares, respectively, upon New TOI achieving a price per share of New TOI Common Stock of $12.50 during the two-year period following the Closing or a price per share of $15.00 during the three-year period following the Closing, in each case, as its last reported sales price per share for any 20 trading days within any 30 consecutive trading day period within the applicable period; provided, that (i) if one or both of the share price triggers has not been achieved prior to the end of the three-year period following the Closing, (ii) New TOI enters into a definitive agreement that would result in a change of control and (iii) the price per share of New TOI Common Stock in such transaction is equal to or greater than one or both of the share price triggers, then at the Closing of such transaction, New TOI shall issue the applicable portion of the Earnout Shares as if such share price trigger had been achieved.

Sponsor deposited 5,750 shares of Series A Common Equivalent Preferred Stock and 373,333 shares of being a Common Equivalant Preferred Stock in an escrow account that will vest and be released to the Sponsor in two tranches of 50%, each, upon New TOI achieving a price per share of New TOI Common Stock of $12.50 during the two-year period following the Closing or a price per share of $15.00 during the three-year period following the Closing in each case, as its last reported sales price per share for any 20 trading days within any 30 consecutive trading day period within the applicable period; provided, that (i) if one or both of the share price triggers has not been achieved prior to the end of the three-year period following the closing, (ii) New TOI enters into a definitive agreement that would result in a change of control and (iii) the price per share of New TOI Common Stock in such transaction is equal to or greater than one or both of the share price triggers, then at the closing of such transaction, New TOI shall issue the applicable portion of the Sponsor Earnout Securities as if such share price trigger had been achieved. To the extent any Sponsor Earnout Securities remain unvested at the expiration of the three-year period following the closing, such Sponsor Earnout Securities shall be forfeited and cancelled without any consideration.

The following summarizes the Closing Cash Consideration and Closing Share Consideration:

(in thousands, except share and per share amounts)
Shares transferred to TOI at Closing (1)	59,546,762
Value per share	$10.00
Total Share Consideration	595,468	78.1%
Total Cash Consideration	166,584	21.9%
Total Consideration	$762,052	100%

(1)  Inclusive of 1.3 million DFP Class A Common Stock issued as Restricted Stock and 6.9 million DFP Class A Common Stock issuable upon exercise of New TOI Options. Total DFP Class A Common Stock issuable to TOI equity holders net of Restricted Stock and New TOI Options is 59.5 million.

The following summarizes the pro forma DFP Class A Common Stock outstanding, excluding the potentially dilutive effect of the Earnout Shares, Sponsor Earnout Securities, exercise of Public Warrants and Private Placement Warrants, New TOI Options and Restricted Stock:

	Final Redemption
	After Deerfield Exchange
	DFP Class A Common Shares	% voting
Other DFP Class A Common Shares	879,637	1.2%
Other DFP Class B Common Shares	246,828	0.3%
TOI Parent, Inc.	51,326,470	70.1%
Deerfield Holders	3,296,107	4.5%
Other PIPE shares	17,500,000	23.9%
Total DFP Class A Common Shares at Close	73,249,042	100%
Total Series A Common Equivalent Preferred Stock at Close	163,510

Expected Accounting Treatment for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, DFP will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of TOI issuing stock for the net assets of DFP, accompanied by a recapitalization. The net assets of DFP will be stated at historical cost, with no goodwill or other intangible assets recorded.

TOI has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	TOI’s stockholders have the greatest voting interest in the combined entity with approximately 70.1% majority voting interest, after giving effect to the Deerfield Exchange;
•	TOI’s former executive management constitutes the vast majority of the management of New TOI;
•	TOI’s existing directors and individuals designated by, or representing, TOI stockholders constitute a majority of the initial New TOI board of directors;
•	The relative fair values of TOI and DFP indicate that TOI is the accounting acquirer.

The Earnout Shares issuable to eligible TOI’s stockholders and Sponsor Earnout Securities are expected to be accounted for as liability classified equity-linked instruments that are earned upon the achievement of certain triggering events. This portion of the Earnout Shares is liability classified due to failure to meet the equity classification criteria under ASC 815-40 — Contracts in Entity’s Own Equity. The Earnout Shares liability will be remeasured at fair value through net income (loss) at each reporting period subsequent to the closing of the Business Combination. For purposes of pro forma Transaction adjustments, however, as subsequent fair value of the Earnout Shares liability cannot be estimated at the closing date of the Business Combination, there will be no pro forma impact to the statement of operations related to the remeasurement of this Earnout Shares liability.

The Earnout Shares issuable to Company Option holders and Company RSU holders is considered a stock-based compensation award due to the requirement that Company Option holders and Company RSU holders must remain employed by New TOI in order not to forfeit such unvested Earnout Shares. The preliminary grant date fair value estimate of the stock-based compensation portion of the Earnout Shares is $7.5 million.

The fair value of the Earnout Shares and the Sponsor Earnout Securities were determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the derived Earnout Period and Sponsor Earnout Period. The preliminary estimated fair value of the Sponsor Earnout Securities and Earnout Shares was determined using the most reliable information available to estimate current stock price, expected volatility, the risk-free interest rate, the expected term, and expected dividend yield.

Cash payments to holders of Eligible Cash-Out Vested Company Options will be recorded as compensation expense under ASC 718 — Compensation — Stock Compensation. New TOI Options and Restricted Stock granted in replacement of Company Options and Company RSUs are accounted for as improbable to probable modifications under ASC 718 and will be recognized over the applicable vesting period based on the fair value of the Company Options and Company RSUs immediately after modification. The preliminary estimated fair value of the New TOI Options and Restricted Stock was determined using a Black Scholes model with inputs based on the most reliable information available to estimate current stock price, expected volatility, the risk-free interest rate, the expected term, and expected dividend yield.

Note 2 — Accounting Policies

As part of preparing these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align DFP and TOI’s financial statement presentation. Upon consummation of the merger, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. No tax adjustment has been computed for the pro forma New TOI financial results, as it expects to maintain a full valuation allowance against its U.S. deferred tax assets. The pro forma Transaction adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination.
(B)

Reflects the proceeds of $275,000,000 from the issuance and sale of 17,500,000 shares of DFP Class A Common Stock at $10.00 per share with par value of $0.0001 to PIPE Investors (excluding the Deerfield Funds) and 100,000 shares of Series A Common Equivalent Preferred Stock purchased by the Deerfield Funds at $1,000.00 per share with par value of $0.0001, offset by the issuance costs of $7.0 million.

(C)	Reflects the settlement of $6.3 million of DFP deferred underwriting fees incurred for the IPO that is payable upon consummation of a business combination.
(D)

Reflects the one time, lump-sum cash settlement of the Eligible Cash-out Vested Company Options. Company Options exchanged for New TOI Options will be subject to ASC 718 on an ongoing basis. See Note 1 for further detail.

(E)	Represents preliminary estimated transaction costs incurred by DFP and TOI that are capitalized as part of the Business Combination.
(F)

Reflects the fair value of the Earnout Shares liability potentially issuable to TOI stockholders and the Sponsor Earnout Securities that is not subject to a continued service requirement. The preliminary estimated fair value of the Sponsor Earnout Securities is $3.3 million. The preliminary estimated fair value of the liability classified portion of the Earnout Shares is $62.2 million.

(G)

Represents redemptions of 17,120,363 shares of DFP Class A Common Stock by Public Stockholders at a redemption price of $10.00 per share as a result of DFP Class A shareholder votes at the Special Meeting.

(H)	Reflects the reclassification of DFP Class A common stock subject to possible redemption into permanent equity.
(I)	Reflects the Conversion of TOI Preferred Stock into TOI Common Stock pursuant to the Merger Agreement.
(J)	Reflects the conversion of DFP Class B Common Stock to DFP Class A Common Stock upon consummation of the Business Combination.
(K)

Reflects the recapitalization of TOI and issuance of 51,326,470 shares of DFP Class A Common Stock $0.0001 per share par value to be issued to TOI stockholders and $166.6 million cash (which is inclusive of payments for Eligible Cash-Out Vested Company Option of $20.6 million as noted in (D) above) to TOI equity holders as consideration in the Business Combination.

(L)

To reflect the Deerfield Holders’ agreement to exchange its aggregate beneficial ownership of DFP Class A Common Stock for an equivalent amount of Series A Common Equivalent Preferred Stock, par value $0.0001, to reduce Deerfield Holders’ voting interest in New TOI to 4.5%.

(M)	Reflects the elimination of DFP’s historical accumulated deficit.
(N)

Reflects the change of classification of the Public Warrants from liability to equity upon Closing of the Business Combination resulting in the reduction of the DFP derivative liability. Upon Closing of the Business Combination, shares underlying the Public Warrants are not redeemable and New TOI will have one single class of voting stock, which does not preclude the Public Warrants from being considered indexed to New TOI’s equity and allows the Public Warrants to meet the criteria for equity classification per ASC 815-40 Contracts on an Entity’s Own Equity.

(O)	Reflects the forfeiture of 555,791 Subject Warrants in connection with redemptions of DFP Class A Common Stock pursuant to the terms of the Stockholder Support Agreement.
(P)	Reflects settlement of amounts due to related parties for DFP office space and administrative support services.

Note 4 — Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021 and the year ended December 31, 2020.

(AA)

Reflects compensation expense recognized for the portion of Earnout Consideration subject to a service condition based on a grant date fair value of $7.5 million with a derived requisite service period of 0.74 years and 1.30 years for the two tranches of Earnout Shares, respectively.

(BB)

Reflects (i) compensation expense recognized on a straight line basis for the exchanged New TOI Options and Restricted Stock over a requisite service period of 3 years as well as (ii) compensation expense in connection with the one time, lump-sum payment to Eligible Cash-out Vested Company Options recognized in full in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

For the nine months ended September 30, 2021, compensation expense for the exchanged New TOI Options and Restricted Stock is $10.7 million based on a grant date fair value of $42.8 million.

For the year ended December 31, 2020, compensation expense for the exchanged New TOI Options and Restricted Stock is $14.3 million based on a grant date fair value of $42.8 million.

For the year ended December 31, 2020, compensation expense recognized for the one-time, lump-sum payment to Eligible Cash-out Vested Company Options is $20.6 million.

(CC)	Reflects the elimination of investment income related to investments held in the Trust Account.
(DD)	Reflects elimination of historical expenses related to DFP’s office space and related support services, which will terminate upon consummation of the Business Combination.
(EE)	Reflects the pro rata allocation of transaction costs related to Private Placement Warrants.

(GG)Reflects the reversal of transaction costs to be capitalized as part of the Business Combination.

Note 5 — Net Loss per Share

Net loss per share is calculated by applying the two-class method and using the weighted average DFP Class A Common Stock outstanding, Series A Common Equivalent Preferred Stock outstanding and weighted average vested Restricted Stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2021 and the year ended December 31, 2020 (in thousands, except number of shares and per share amounts):

Nine months ended September 30, 2021
Basic and Diluted EPS:
Pro forma net loss	$(9,700)
Pro forma loss allocated to participating securities	(1,760)
Pro forma net loss attributable to DFP Class A Common Stockholders	(7,940)

DFP Class A Common Stock
Weighted average shares outstanding of DFP Class A Common Stock, basic and diluted (1)	73,787,558
Basic and diluted net loss per share, DFP Class A Common Stock (3)	$(0.11)

Year ended December 31, 2020
Basic and Diluted EPS:
Pro forma net loss	$(64,470)
Pro forma net loss allocated to participating securities	(11,747)
Pro forma net loss attributable to DFP Class A Common Stockholders	(52,723)

DFP Class A Common Stock
Weighted average shares outstanding of DFP Class A Common Stock, basic and diluted (2)	73,385,485
Basic and diluted net loss per share, DFP Class A Common Stock (3)	$(0.72)
(1)	Comprised of 73,249,042 weighted average DFP Class A Common Shares outstanding plus 538,516 weighted average vested Restricted Stock.
(2)	Comprised of 73,249,042 weighted average DFP Class A Common Shares outstanding plus 136,443 weighted average vested Restricted Stock.
(3)

As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of TOI’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Financial and Operating Data”, the historical audited annual statements for the years ended December 31, 2020 and 2019, and the related notes that are included elsewhere in this Report and the historical unaudited interim statements for the nine months ended September 30, 2021 and 2020, and the related notes that are included elsewhere in this Report. The discussion and analysis should also be read together with the pro forma financial information as of and for the year ended December 31, 2020 (and for the nine months ended September 30, 2021). See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. TOI’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this Report.

Overview

We are a leading value-based oncology company that manages community-based oncology practices that serve patients at 62 clinic locations across 10 markets and four states throughout the United States, which are staffed with 90 oncologists and advanced practice providers. 48 of these clinics are staffed with 79 providers employed by our affiliated physician-owned professional entities, which we refer to as the TOI PCs, through which we have provided care for more than 46,000 patients in 2020 and managed a population of approximately 1.6 million patients under value-based agreements as of September 30, 2021. We also provide management services on behalf of 14 clinic locations owned by independent oncology practices. Our mission is to heal and empower cancer patients through compassion, innovation, and state-of-the-art medical care.

Our managed clinics provide a range of medical oncology services, including physician services, in-house infusion and dispensary, clinical trial services, innovative programs like outpatient stem cell transplants and transfusions, along with 24/7 patient support. Many of our services, such as managing clinical trials, palliative care programs and stem cell transplants, are traditionally accessed through academic and tertiary care settings, while the TOI PCs bring these services to patients in a community setting. As scientific research progresses and more treatment options become available, cancer care is shifting from acute care episodes to chronic disease management. With this shift, it is increasingly important for high-quality, high-value cancer care to be available in a local community setting to all patients in need.

As a value-based oncology company, we seek to deliver both better quality care and lower cost of care. We work to accomplish this goal by reducing wasteful, inefficient or counterproductive care that drives up costs but does not improve outcomes. We believe payors and employers are aligned with the value-based model due to its enhanced access, improved outcomes, and lower costs. Patients under our affiliated providers’ care can benefit from evidence-based and personalized care plans, gain access to sub-specialized care in convenient community locations, and lower out-of-pocket costs. We believe our affiliated providers enjoy the stability and predictability of a large multi-state practice, are not incentivized or pressured to overtreat when it may be inconsistent with a patient’s goals of care, and can focus on practicing outstanding evidence-based medicine, rather than business building.

The Business Combination

On June 28, 2021, DFP, First Merger Sub and Second Merger Sub entered into the Merger Agreement with Old TOI. The Merger Agreement provides for, (i) the First Merger Sub will merge with and into Old TOI, with Old TOI being the surviving corporation and (ii) immediately following the First Merger, Old TOI will merge with and into the Second Merger Sub, with the Second Merger Sub being the surviving entity and a wholly owned subsidiary of DFP.

On November 12, 2021, the Business Combination closed. DFP was renamed “The Oncology Institute, Inc.” and the TOI Common Stock and the Public Warrants continued to be listed on Nasdaq under the ticker symbols “TOI” and “TOIIW,” respectively.

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, DFP is treated as the “acquired” company for accounting purposes and the Business Combination is treated as the equivalent of Old TOI issuing stock for the net assets of DFP, accompanied by a recapitalization. The net assets of DFP is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Old TOI. The most significant changes in TOI’s future reported financial position and results are a net increase in cash (as compared to our consolidated balance sheet at September 30, 2021) of $127,402. The total estimated transaction costs for the Business Combination are approximately $40,000. In addition, deferred underwriter fees related to DFP’s initial public offering of $6,300 were paid at the close of the Business Combination. See “Unaudited Pro Forma Combined Financial Information.” Our cash on hand after giving effect to these transactions will be used for general corporate purposes, general and administrative matters, and capital expenditures. We may also use the proceeds for the acquisition of, or investment in, technologies, solutions, or businesses that complement its business.

Public Company Costs

Subsequent to the Business Combination, we are expected to continue as an SEC-registered and Nasdaq-listed company. We expect to hire additional staff and implement new processes and procedures to address public company requirements. We also expect to incur substantial additional expenses for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external costs for investor relations, accounting, audit, legal and other functions.

Impact of COVD-19

The measures to contain the spread and impact of COVID-19 and other developments related to COVID-19 have affected the way in which we conduct our day-to-day business. We have followed U.S. guidance to protect our employees and operations during the pandemic and implemented a partially remote environment for our business. We cannot predict the ongoing impacts of the COVID-19 pandemic or the distribution of vaccines on our business or operations, but we will continue to actively monitor the related issues and may take further actions that alter our business operations, including as may be required by federal, state, local or foreign authorities or that we determine are in the best interests of our employees, payors, partners and stockholders.

As a result of the COVID-19 pandemic, federal and state governments have passed legislation, promulgated regulations, and taken other administrative actions intended to assist healthcare providers in providing care to COVID-19 and other patients during the public health emergency. Sources of relief include the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020, the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), which was enacted on April 24, 2020, and the Consolidated Appropriations Act, 2021 (the “CAA”), which was enacted on December 27, 2020. In addition, the CARES Act provides for an expansion of the Medicare Accelerated and Advance Payment Program whereby inpatient acute care hospitals and other eligible providers were able to request accelerated payment of up to 100% of their Medicare payment amount for a six-month period to be repaid through withholding of future Medicare fee-for-service payments. Various other state and local programs also exist to provide relief, either independently or through distribution of monies received via the CARES Act. During 2021 and 2020, we obtained loans of $4,993 pursuant to the PPPHCE Act; $2,727 under the Accelerated and Advance Payment Program; and $2,001 from Provider Relief Funding under the CARES Act.

Key Factors Affecting Our Performance

Our Patients

Through the TOI PCs, we serve adult and senior cancer patients in markets that have Medicare Advantage (“MA”) plans. We plan to leverage our long-established, strong relationships with payors to continue to build out our network and increase access to cancer patients in adjacent markets, while at the same time, decreasing oncology care costs for both patients and payors. We seek to provide high quality and lower cost care delivery through the following capabilities:

•	a recruiting process focused on selecting physicians that want to practice evidence-based medicine;
•	technology-enabled care pathways ensuring adherence to evidence-based clinical protocols;
•	strong clinical culture and physician oversight;
•	care management to prevent unnecessary hospitalizations;
•	care delivered in community clinics versus hospital setting;
•	clinically appropriate integration of palliative care and hospice aligned with patients’ goals for care;
•	access to clinical trials providing cutting-edge treatment options at low or no cost to patients or payors; and

•	appropriate provider training on clinical documentation to ensure proper risk adjustment and reimbursement for complex patients

Key Business Metrics

In addition to our financial information, we review a number of operating and financial metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.

	Three Months		Nine Months
	Ended		Ended		Year Ended
	September 30,		September 30,		December 31,
(dollars in thousands)	2021	2020	2021	2020	2020	2019
Clinics(1)(2)	$62	$55	$62	$55	$54	$53
Markets(1)	10	7	10	7	7	7
Lives under value-based contracts (millions)(1)	1.6	1.2	1.6	1.2	1.3	1.1
Adjusted EBITDA	$110	$1,353	$522	$4	$5,773	$4,760
(1)	At period end.
(2)	Includes independent oncology practices to which we provide limited management services, but do not bear the operating costs.

We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest and income tax expense, stock-based compensation and unusual or non-recurring charges. We include adjusted EBITDA because it is an important measure upon which our management uses to assess the results of operations, to evaluate factors and trends affecting our business, and to plan and forecast future periods. We also consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Adjusted EBITDA is “non-GAAP” financial measure within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that this measure provides an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provides a more complete understanding of our results of operations and the factors and trends affecting our business. However, non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure.

The following table provides a reconciliation of net income (loss), the most closely comparable GAAP financial measure, to Adjusted EBITDA:

	Three Months Ended
	September 30		Change
(dollars in thousands)	2021	2020	$	%
Net loss	$(2,980)	$(676)	$(2,304)	341%
Depreciation and amortization	850	792	58	7%
Interest expense	78	107	(29)	(27)%
Income tax expense (benefit)	799	(23)	822	(3,574)%
Board and management fees	106	160	(54)	(34)%
Non-cash addbacks(1)	99	49	50	102%
Stock-based compensation	59	36	23	64%
Acquisition-related costs(2)	71	—	71	N/A
Consulting and legal fees(3)	221	344	(123)	(36)%
Other, net(4)	807	564	243	43%
Adjusted EBITDA	$110	$1,353	$(1,243)	(92)%
(1)	Non-cash addbacks were primarily comprised of deferred rent and tenant improvement allowances during the three months ended September 30, 2021 and 2020, respectively.

(2)	Acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions.
(3)

Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees during the three months ended September 30, 2021 and 2020, and related to certain advisory projects, software implementations, and legal fees for debt financing and predecessor litigation matters.

(4)

Other, net is comprised of severance expenses resulting from cost rationalization programs, as well as temporary labor and recruiting expenses to build out corporate infrastructure during the three months ended September 30, 2021 and 2020, respectively.

	Nine Months Ended
	September 30		Change
(dollars in thousands)	2021	2020	$	%
Net loss	$(771)	$(9,504)	$8,733	(92)%
Depreciation and amortization	2,421	2,388	33	1%
Interest expense	260	259	1	—%
Income tax expense (benefit)	1,797	(298)	2,095	(703)%
Board and management fees	314	470	(156)	(33)%
Non-cash addbacks(1)	(5,642)	7,661	(13,303)	(174)%
Stock-based compensation	152	112	40	36%
Acquisition-related costs(2)	268	281	(13)	(5)%
Consulting and legal fees(3)	1,151	676	475	70%
Other, net(4)	572	1,895	(1,323)	(70)%
Adjusted EBITDA	$522	$3,940	$(3,418)	(87)%
(1)

Non-cash addbacks were primarily comprised of a $5,037 gain on extinguishment of COVID-19-related loans and net bad debt recoveries of $667, partially offset by deferred rent and tenant improvement allowances, and a $7,500 impairment of notes receivable (as described further below), partially offset by deferred rent and tenant improvement allowances, during the nine months ended September 30, 2021 and 2020, respectively.

(2)	Acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions.
(3)

Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees during the nine months ended September 30, 2021 and 2020, and related to certain advisory projects and software implementations, and discrete legal fees related to debt financing and predecessor litigation matters.

(4)

Other, net is comprised of severance expenses resulting from cost rationalization programs as well as temporary labor and recruiting expenses to build out corporate infrastructure during the nine months ended September 30, 2021 and 2020, respectively. During both periods, respectively, such expenses were partially offset by $1,022 and $978 of stimulus funds received under the CARES Act.

	Year Ended December 31		Change
(dollars in thousands)	2020	2019	$	%
Net loss	$(14,316)	$(4,021)	$(10,295)	256%
Depreciation and amortization	3,178	2,942	236	8%
Interest expense	347	3	344	11,467%
Income tax (benefit) expense	(498)	1,383	(1,881)	(136)%
Board and management fees	620	815	(195)	(24)%
Non-cash addbacks(1)	11,972	624	11,348	1,819%
Stock-based compensation	151	93	58	62%
Acquisition-related costs(2)	374	—	374	N/A
Consulting and legal fees(3)	1,494	—	1,494	N/A
Other, net(4)	2,451	2,921	(470)	(16)%
Adjusted EBITDA	$5,773	$4,760	$1,013	21%
(1)	During the year ended December 31, 2020, non-cash addbacks were primarily comprised of a $7,500 impairment of notes receivable (as described further below), $4,233 of bad debts write-offs, and $239 of other miscellaneous charges. During the year ended December 31, 2019, non-cash addbacks were primarily comprised of $184 of deferred rent and tenant improvement allowances and $440 of other miscellaneous expenses.
(2)	Acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute and integrate acquisitions.
(3)	Consulting and legal fees were a subset of the Company’s total consulting and legal fees during the year ended December 31, 2020 and December 31, 2019, and related to certain advisory projects, software implementations, and discrete legal fees related to debt financing and predecessor litigation matters.
(4)	Other, net is comprised of severance expenses resulting from cost rationalization programs and individually insignificant charges during the years ended December 31, 2020 and December 31, 2019, respectively. During the year ended December 31, 2020, such expenses were partially offset by $978 of stimulus funds received under the CARES Act.

Components of Results of Operations

Revenue

We receive payments from the following sources for services rendered: (i) commercial insurers; (ii) pharmacy benefit managers (“PBMs”), (iii) the federal government under the Medicare program administered by the Centers for Medicare and Medicaid Services (“CMS”); (iv) state governments under Medicaid and other programs; (v) other third-party payors and managed care organizations (e.g., risk bearing organizations and independent practice associations (“IPAs”)); and (vi) individual patients and clients.

Revenue primarily consists of capitation revenue, fee-for-service (“FFS”) revenue, dispensary revenue, and clinical trials revenue. Capitation and FFS revenue comprise the revenues within the Company’s patient services segment and are presented together in the results of operations. The following paragraphs provide a summary of the principal forms of our billing arrangements and how revenue is recognized for each type of revenue.

Capitation

Capitation revenues consist primarily of fees for medical services provided by the TOI PCs to our patients under a capitated arrangement with various managed care organizations. Capitation revenue is paid monthly based on the number of enrollees by the contracted managed care organization (per member per month or “PMPM”). Capitation contracts generally have a legal term of one year or longer. Payments in capitation contracts are variable since they primarily include PMPM fees associated with unspecified membership that fluctuates throughout the term of the contract; however, based on our experience, our total underlying membership generally increases over time as penetration of MA products grows. Certain contracts include terms for a capitation deduction where the cost of out-of-network referrals of members are deducted from the future payment. Revenue is recognized in the month services are rendered on the basis of the transaction price established at that time.

Fee-For-Service Revenue

FFS revenue represents revenue earned under contracts in which we bill and collect for medical services rendered by the TOI PCs’ employed physicians. The terms for FFS contracts are short in duration and only last for the period over which services are rendered (typically, one day). FFS revenue consists of fees for medical services provided to patients. As specialist providers, our FFS revenue is dependent on referrals from other physicians, such as primary care physicians. Our affiliated providers build trusted, professional relationships with these physicians and their associated medical groups, which can lead to recurring FFS volume; however, this volume is subject to numerous factors we cannot control and can fluctuate over time. We also receive FFS revenue for capitated patients that receive medical services which are excluded from our capitation contracts. Under the FFS arrangements, third-party payors and patients are billed for patient care services provided by the TOI PCs. Payments for services provided are generally less than billed charges. We record revenue net of an allowance for contractual adjustments, which represents the net revenue expected to be collected from third-party payors (including managed care, commercial, and governmental payors such as Medicare and Medicaid), and patients. These expected collections are based on fees and negotiated payment rates in the case of third-party payors, the specific benefits provided for under each patient’s healthcare plan, mandated payment rates in the case of Medicare and Medicaid programs, and historical cash collections (net of recoveries). The recognition of net revenue (gross charges less contractual allowances) from such services is dependent on certain factors, such as the proper completion of medical charts following a patient visit, the forwarding of such charts to our billing center for medical coding and entering into our billing system, and the verification of each patient’s submission or representation at the time services are rendered as to the payor(s) responsible for payment of such services. Revenue is recorded on the date the services are rendered based on the information known at the time of entering of such information into our billing systems as well as an estimate of the revenue associated with medical services.

Dispensary

Oral prescription drugs prescribed by doctors to their patients are sold directly through the TOI PCs’ dispensaries. Revenue for the prescriptions is based on fee schedules set by various PBMs and other third-party payors. The fee schedule is often subject to direct and indirect remuneration (“DIR”) fees, which are based primarily on pre-established metrics. DIR fees may be assessed in the periods after payments are received against future payments. We recognize revenue, deducted by estimated DIR fees, at the time the patient takes possession of the oral drug.

Clinical Trials Revenue

The TOI PCs also enter into contracts to perform clinical research trials. The terms for clinical trial contracts last many months as the clinical research is performed. Each contract represents a single, integrated set of research activities that are satisfied over time as the output of results from the trial is captured for the trial sponsor to review. Under the clinical trial contracts, the TOI PCs receive a fixed payment for administrative, set-up, and close-down fees; a fixed amount for each patient site visit; and certain expense reimbursements. We recognize revenue for these arrangements on the fees earned to date based on the state of the trial, as established under contract with the customer.

Operating Expenses

Cost of Services

Cost of services primarily includes chemotherapy drug costs, clinician salaries and benefits, and medical supplies. Clinicians include oncologists, advanced practice providers such as physician assistants and nurse practitioners, and registered nurses employed by the TOI PCs.

Dispensary Cost

Dispensary cost primarily includes the cost of oral medications dispensed in the TOI PCs’ clinic locations.

Selling, general and administrative expense

Selling, general and administrative expenses include employee-related expenses, including both clinic and field support staff as well as central administrative and corporate staff. These expenses include salaries and related costs and stock-based compensation for our executives and physicians. Our selling, general and administrative expenses also includes occupancy costs, technology infrastructure, operations, clinical and quality support, finance, legal, human resources, and business development. We expect our general and administrative expenses to increase over time following the consummation of the Business Combination due to the additional legal, accounting, insurance, investor relations and other costs that we will incur as a public company, as well as other costs associated with continuing to grow our business. We also expect our selling, general and administrative expenses to increase in absolute dollars in the foreseeable future. However, we anticipate selling, general and administrative expenses to decrease as a percentage of revenue over the long term, although they may fluctuate as a percentage of revenue from period to period due to the timing and amount of these expenses.

Results of Operations

The following table sets forth our consolidated statements of operations data expressed as a percentage of total revenues for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2021	2020	2020	2019
Revenue
Patient services	63.1%	62.8%	61.3%	62.8%	62.3%	62.9%
Dispensary	34.3%	34.2%	35.4%	33.5%	34.1%	32.1%
Clinical trials & other	2.6%	3.0%	3.3%	3.7%	3.6%	5.0%
Total operating revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Operating expenses
Direct costs – patient services	48.6%	51.0%	47.8%	52.6%	51.1%	52.2%
Direct costs – dispensary	29.2%	28.4%	30.3%	28.1%	28.7%	28.0%
Direct costs – clinical trials & other	0.3%	0.4%	0.3%	0.6%	0.5%	0.6%
Selling, general and administrative expense	24.4%	20.1%	23.3%	19.4%	22.3%	19.1%
Depreciation and amortization	1.6%	1.7%	1.6%	1.7%	1.7%	1.9%
Total operating expenses	104.1%	101.6%	103.3%	102.4%	104.3%	101.8%
Loss from operations	(4.1)%	(1.6)%	(3.3)%	(2.4)%	(4.3)%	(1.8)%
Other non-operating (income) expense
Interest expense	0.1%	0.2%	0.2%	0.2%	0.2%	—%
Gain on debt extinguishment	—%	—%	(3.4)%	—%	—%	—%
Other, net	(0.1)%	(0.3)%	(0.7)%	4.6%	3.3%	—%
Total other non-operating (income) expense	—%	(0.1)%	(3.9)%	4.8%	3.5%	—%
Loss before provision for income taxes	(4.1)%	(1.5)%	0.6%	(7.2)%	(7.8)%	(1.8)%
Income tax (expense) benefit	(1.5)%	—%	(1.2)%	0.2%	0.3%	(0.9)%
Net loss	(5.6)%	(1.5)%	(0.6)%	(7.0)%	(7.5)%	(2.7)%

Comparison of the Three and Nine Months Ended September 30, 2021 and 2020

Revenue

	Three Months Ended
	September 30,		Change
(dollars in thousands)	2021	2020	$	%
Patient services	$32,967	$29,664	$3,303	11.1%
Dispensary	17,918	16,163	1,755	10.9%
Clinical trials & other	1,390	1,423	(33)	(2.3)%
Total operating revenue	$52,275	$47,250	$5,025	10.6%

	Nine Months Ended
	September 30,		Change
(dollars in thousands)	2021	2020	$	%
Patient services	$92,376	$86,986	$5,390	6.2%
Dispensary	53,318	46,347	6,971	15.0%
Clinical trials & other	5,005	5,216	(211)	(4.0)%
Total operating revenue	$150,699	$138,549	$12,150	8.8%

Patient services

The increase in patient services revenue for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 was primarily due to a 14.8% increase in revenue related to capitated contracts. This increase in capitated revenue was partially offset by a decline in our FFS revenue of 3.7%, as a result of transitioning several FFS contracts to capitation.

The increase in patient services revenue for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 was primarily due to a 15.1% increase in revenue related to capitated contracts that began in the fourth quarter of 2020 and continued throughout 2021. This increase in capitated revenue was partially offset by a decline in our FFS revenue of 8.9%, as a result of transitioning several FFS contracts to capitation.

Dispensary

The increase in dispensary revenue for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 was primarily due to a 13.4% increase in the average revenue per fill.

The increase in dispensary revenue for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 was primarily due to a 2.0% increase in the number of prescriptions filled and a 12.8% increase in the average revenue per fill.

Clinical trials & other

The decrease in clinical trials and other revenue for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 was comprised of various miscellaneous sources of revenue, none of which are individually significant.

The decrease in clinical trials and other revenue for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 was primarily due to a 16.2% decline in clinical trial revenue resulting from fewer visits due to COVID-19 restrictions and precautions being taken by our patients. This decline was partially offset by a 7.5% increase related to a profit sharing bonus received for one of our capitated contracts and an increase in various miscellaneous sources of revenue, none of which are individually significant.

Operating Expenses

	Three Months Ended
	September 30,		Change
(dollars in thousands)	2021	2020	$	%
Direct costs – patient services	$25,391	$24,078	$1,313	5.5%
Direct costs – dispensary	15,279	13,432	1,847	13.8%
Direct costs – clinical trials & other	182	166	16	9.6%
Selling, general and administrative expense	12,729	9,492	3,237	34.1%
Depreciation and amortization	850	792	58	7.3%
Total operating expenses	$54,431	$47,960	$6,471	13.5%

	Nine Months Ended
	September 30,		Change
(dollars in thousands)	2021	2020	$	%
Direct costs – patient services	$72,051	$72,830	$(779)	(1.1)%
Direct costs – dispensary	45,639	38,896	6,743	17.3%
Direct costs – clinical trials & other	494	787	(293)	(37.2)%
Selling, general and administrative expense	35,120	26,862	8,258	30.7%
Depreciation and amortization	2,422	2,388	34	1.4%
Total operating expenses	$155,726	$141,763	$13,963	9.8%

Patient services costs

The increase in patient services cost for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 was primarily due to a 3.4% increase in intravenous drug costs, driven by our patient mix and volume, as well as 2.3% increase in clinical payroll costs due to the growth in clinic count.

The decrease in patient services cost for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 was primarily due to a 1.0% decline in intravenous drug costs, driven by our patient mix and volume.

Dispensary costs

The increase in dispensary cost for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 was primarily due to a 16.3% increase in the average cost of the prescriptions filled.

The increase in dispensary cost for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 was primarily due to an increase of 2.0% in the number of prescriptions filled and an increase of 15.1% in the average cost of the prescriptions filled.

Selling, general and administrative expense

The increase in selling, general and administrative expense for the three and nine months ended September 30, 2021 as compared to the three and nine months ended September 30, 2020 was primarily driven by an increase in salaries and benefits of 15.5% and 16.1% respectively, due to the growth in our management and corporate team. The remainder of the increases were primarily to support the continued growth of our business. These increased costs were offset by bad debt recoveries on our FFS accounts receivable of 2.5% of total selling, general and administrative expenses for the nine months ended September 30, 2021, due to better collections than anticipated.

Other Expenses

	Three Months Ended
	September 30,		Change
(dollars in thousands)	2021	2020	$	%
Interest expense	$78	$107	$(29)	27.1%
Gain on debt extinguishment	—	—	—	—%
Other, net	(53)	(119)	66	(55.5)%
Total other non-operating (income) expense	$25	$(12)	$37	(308.3)%

	Nine Months Ended
	September 30,		Change
(dollars in thousands)	2021	2020	$	%
Interest expense	$260	$259	$1	0.4%
Gain on debt extinguishment	(5,186)	—	$(5,186)	(100.0)%
Other, net	(1,126)	6,328	(7,454)	(117.8)%
Total other non-operating (income) expense	$(6,052)	$6,587	$(12,639)	(191.9)%

Interest expense

The decrease in interest expense for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 was due to the decline in our term loan balance due to scheduled amortization payments.

Gain on debt extinguishment

The increase in gain on debt extinguishment for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 was a result of all PPPHCE Act loans being forgiven during Q2 2021. The gain includes the loan balance and related accrued interest.

Other, net

The increase in other, net for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 was driven by a decline in various miscellaneous expenses, none of which are individually significant, that occurred during the three months ended September 30, 2020.

The decrease in other, net for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 was primarily due to a loan provided in Q1 2020 to an independent oncology practice relating to the management services agreement entered into by the Company, pursuant to which we provide certain management services to the oncology practice, including value-based contracting services. Under the terms of the loan, the loan is to be forgiven in equal installments over five years as long as the management services agreement with the Company remains in effect. Given the probability of forgiveness is likely, we fully impaired the loan in the first quarter of 2020.

Comparison of 2020 and 2019

Revenue

	Year Ended
	December 31,		Change
(dollars in thousands)	2020	2019	$	%
Patient services	$116,817	$97,625	$19,192	19.7%
Dispensary	63,890	49,954	13,936	27.9%
Clinical trials & other	6,808	7,826	(1,018)	(13.0)%
Total operating revenue	$187,515	$155,405	$32,110	20.7%

Patient services

The increase in patient services revenue was due to a 14.3% increase in our FFS revenue and 6.3% increase in capitated revenue, both of which resulted from new contract wins and an increase in the number of clinics.

Dispensary

The increase in dispensary revenue was primarily due to a 30.6% increase in the number of prescriptions filled and an increase of 27.9% in the average revenue per fill.

Clinical trials & other

The decrease in clinical trial and other revenue was primarily due to a 12.5% decline in clinical trial visits, resulting from COVID-19 restrictions and precautions being taken by our patients.

Operating Expenses

	Year Ended
	December 31,		Change
(dollars in thousands)	2020	2019	$	%
Direct costs – patient services	$95,747	$81,053	$14,694	18.1%
Direct costs – dispensary	53,907	43,456	10,451	24.0%
Direct costs – clinical trials & other	982	955	27	2.8%
Selling, general and administrative expense	41,897	29,644	12,253	41.3%
Depreciation and amortization	3,178	2,942	236	8.0%
Total operating expenses	$195,711	$158,050	$37,661	23.8%

Patient services costs

The increase in patient services cost was attributed to increases in intravenous drug costs of 11.1%, resulting from patient mix, as well as a 4.8% increase in clinical payroll resulting from new contract wins and increases in the number of clinics. The remaining increase in patient services cost is due to various, individually insignificant direct expenses

Dispensary costs

The increase in dispensary cost was due to a 30.6% increase in the number of prescriptions filled, and a 24.0% increase in the average cost of the prescriptions filled. This cost increased slower than dispensary revenues.

Selling, general and administrative expense

The increase in selling, general and administrative expenses was driven by an increase in salaries and benefits of 16.7% due to the growth in our management and corporate team and an increase in bad debt expense of 13.2% due to a write-down of our FFS accounts receivable. The remainder of the increases were primarily to support the continued growth of our business.

Other Expenses

	Year Ended
	December 31,		Change
(dollars in thousands)	2020	2019	$	%
Interest expense	$347	$3	$344	11,466.7%
Other, net	6,271	(10)	6,281	(62,810.0)%
Total other non-operating expense (income)	$6,618	$(7)	$6,625	(94,642.9)%

Interest expense

The increase in interest expense was driven primarily by interest on the term loan that was entered into in February 2020. Prior to that, the Company did not have any indebtedness.

Other, net

The increase in other, net was driven primarily by a loan provided to an independent oncology practice relating to the management services agreement entered into by the Company, pursuant to which we provide certain management services to the oncology practice, including value-based contracting services. Under the terms of the loan, the loan is to be forgiven in equal installments over five years as long as the management services agreement with the Company remains in effect. Given the probability of forgiveness is likely the Company fully impaired the loan in 2020. This impairment was offset by 15.6% in stimulus funds received as part of the CARES Act that the TOI PCs are not obligated to repay.

Liquidity and Capital Resources

General

To date, we have financed our operations principally through private placements of our equity securities and payments received from various payors. On February 26, 2020, we entered into a credit agreement with MUFG Union Bank (“Credit Agreement”), which allows us to borrow up to an aggregate principal amount of $10,000 in the form of term loans, revolving credit commitments, and a letter of credit facility. The term loans and the Revolver bears interest at base rate plus the applicable margin or LIBOR rate plus the applicable margin. As of September 30, 2021, we had $11,532 of cash and $5,125 outstanding under our Credit Agreement.

We may incur operating losses and generate negative cash flows from operations for the foreseeable future due to the investments we intend to continue to make in expanding our operations and sales and marketing and due to additional general and administrative expenses we expect to incur in connection with operating as a public company. As a result, we may require additional capital resources to execute strategic initiatives to grow our business.

We believe that following the Business Combination, our cash and cash equivalents will be sufficient to fund our operating and capital needs for at least the next 12 months. Our assessment of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties. Our actual results could vary because of, and our future capital requirements will depend on, many factors, including our growth rate, the timing and extent of spending to open or acquire new clinics and expand into new markets and the expansion of sales and marketing activities. We may in the future enter into arrangements to acquire or invest in complementary businesses, services and technologies, including intellectual property rights. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. We may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital when desired, or if we cannot expand our operations or otherwise capitalize on our business opportunities because we lack sufficient capital, our business, results of operations, and financial condition would be adversely affected.

Cash Flows

The following table presents a summary of our consolidated cash flows from operating, investing, and financing activities for the periods indicated.

	Nine Months Ended
	September 30,		Change
(dollars in thousands)	2021	2020	$	%
Net cash (used in) provided by operating activities	$(9,345)	$1,384	$(10,729)	(775.2)%
Net cash used in investing activities	(3,003)	(8,486)	5,483	(64.6)%
Net cash provided by financing activities	17,882	11,937	5,945	49.8%
Net increase in cash	5,534	4,835	699	14.5%
Cash at beginning of period	5,998	2,446	3,552	145.2%
Cash at end of period	$11,532	$7,281	$4,251	58.4%

	Year Ended
	December 31,		Change
(dollars in thousands)	2020	2019	$	%
Net cash provided by (used in) operating activities	$508	$3,615	$(3,107)	(85.9)%
Net cash (used in) provided by investing activities	(8,844)	(1,205)	(7,639)	633.9%
Net cash provided by (used in) financing activities	11,887	(2)	11,889	(594,450.0)%
Net increase (decrease) in cash	3,551	2,408	1,143	47.5%
Cash at beginning of year	2,446	37	2,409	6,510.8%
Cash at end of year	$5,997	$2,445	$3,552	145.3%

Operating Activities

Significant changes impacting net cash used in operating activities for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 were as follows:

•

net income improved $8,733 during the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 primarily due to the gain extinguishment of debt and bad debt recoveries in the second quarter of 2021 and the impairment on the note receivable of $7,500 in the first quarter of 2020 offset by a $2,649 change in deferred taxes;

•

cash provided by accounts payable, accrued expenses and income taxes payable increased $5,013 for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 primarily due to a growth in accounts payable as a result of the growth in our business;

•	cash used by accounts receivable increased $52 for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 due to the growth in our business;
•	cash used by inventory increased $557 for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 due to the growth in our business; and
•

cash used by prepaid and other current assets increased $8,080 for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 due to costs incurred in association with the SPAC transaction that are deferred until the transaction closes.

Significant changes impacting net cash used in operating activities for the year ended December 31, 2020 as compared to the year ended December 31, 2019 were as follows:

•

net loss increased $10,300 from 2020 as compared to 2019 primarily due to the impairment on the note receivable of $7,500, an increase in bad debt expense of $3,906 and an increase in deferred income taxes;

•	cash provided by accounts payable and accrued expenses increased $670 for 2020 as compared to 2019 due to increases in cost of services and selling, general and administrative expenses;
•	cash used by accounts receivable increased $2,433 for 2020 as compared to 2019 due to an increase in revenues; and
•	cash used by prepaid expenses and other current assets increased $1,135 for 2020 as compared to 2019 due to an increase in software projects used to support the growth of the Company.;

Investing Activities

Net cash used in investing activities decreased for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 due to the issuance of a $7,500 note receivable in the first quarter of 2020, offset by increases in purchases of property and equipment of $1,140 due to new clinic build-outs and existing clinic remodels and cash used for acquisitions of $677.

Net cash used in investing activities increased in 2020 as compared to 2019 due to the issuance of a $7,500 note receivable and cash used for acquisitions of $150.

Financing Activities

Net cash from financing activities primarily relates to borrowings under our Credit Agreement, principal payments on the Credit Agreement, and capital raises. As of September 30, 2021, we have borrowed $7,500 in the form of a term loan and made principal payments of $2,375.

Contractual Obligations and Commitments

Our principal commitments consist of the Credit Agreement, operating leases and capital leases. Based on the results of the current quarter, we will be in violation of the senior leverage ratio covenant within the Credit Agreement, however, we will pay the remaining principal and interest in the upcoming quarter.

We are subject to certain outside claims and litigation arising out of the ordinary course of business.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2021

JOBS Act

We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Critical Accounting Policies

We prepare our financial statements in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates under different assumptions or conditions.

Variable Interest Entities

We consolidate entities for which we have a variable interest and are determined to be the primary beneficiary. The Company holds variable interests in the TOI PCs, comprised of The Oncology Institute, A Professional Corporation (“TOI CA”) and The Oncology Institute FL, LLC (“TOI FL”), which the Company cannot legally own due to jurisdictional laws governing the corporate practice of medicine. The TOI PCs employ physicians and other clinicians in order to provide professional services to patients of our managed clinics, and under substantially similar MSAs, we serve as the exclusive manager and administrator of the TOI PCs’ non-medical functions and services. The TOI PCs are considered variable interest entities (“VIEs”) as they do not have sufficient equity to finance their activities without additional financial support from the Company. An enterprise having a controlling financial interest in a VIE must consolidate the VIE if it has both power and benefits — that is, it has (1) the power to direct the activities of a VIE that most significantly impacts the VIE’s economic performance (power), and (2) the obligation to absorb the losses of the VIE that potentially could be significant to the VIE or the right to receive benefits from the VIE that potentially could be significant to the VIE (benefits). We have the power to control all financial activities of the TOI PCs, the rights to receive substantially all benefits from the VIEs, and appropriately consolidates the TOI PCs. Revenues, expenses, and income from the TOI PCs are included in the consolidated amounts as presented on the consolidated statements of operations.

Business Combinations

We account for all transactions that represent business combinations using the acquisition method of accounting. As such, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity are recognized and measured at their fair values on the date we obtain control. Such fair values that are not finalized for reporting periods following the acquisition date are estimated and recorded as provisional amounts. Adjustments to these provisional amounts during the measurement period are recorded when identified. Goodwill is determined as the excess of the fair value of the consideration exchanged in the acquisition over the fair value of the net assets acquired.

Segment Reporting

We present the financial statements by segment in accordance with the relevant accounting literature to provide investors with transparency into how the chief operating decision maker (“CODM”) manages the business. Our CODM is our Chief Executive Officer. The CODM reviews financial information and allocates resources across three operating segments: dispensary, patient care, and clinical trials & other.

Revenue Recognition

We recognize consolidated revenue based upon the principle of the transfer of control of our goods and services to customers in an amount that reflects the consideration we expect to be entitled. This principle is achieved through applying the following five-step approach:

•	Identification of the contract, or contracts, with a customer.
•	Identification of the performance obligations in the contract.
•	Determination of the transaction price.
•	Allocation of the transaction price to the performance obligations in the contract.
•	Recognition of revenue when, or as, we satisfy a performance obligation.;

Consolidated revenue primarily consists of capitation revenue, fee-for-service (FFS) revenue, dispensary revenue, and clinical trials revenue. Revenue is recognized in the period in which services are rendered or the period in which the TOI PCs are obligated to provide services. The form of billing and related risk of collection for such services may vary by type of revenue and the payor. The following paragraphs provide a summary of the principal forms of billing arrangements and how revenue is recognized for each.

Capitation

Capitation contracts have a single performance obligation that is a stand ready obligation to perform specified healthcare services to the population of enrolled members and constitutes a series for the provision of managed healthcare services for the term of the contract, which is deemed to be one month since the mix of patient-customers can and do change month over month. The transaction price for capitation contracts is variable as it primarily includes PMPM fees associated with unspecified membership that fluctuates throughout the term of the contract. Further, we adjust the transaction price for capitation deductions based on historical experience. Revenue is recognized in the month services are rendered on the basis of the transaction price established at that time. If subsequent information resolves uncertainties related to the transaction price, adjustments will be recognized in the period they are resolved. When payment has been received but services have not yet been rendered, the payment is recognized as a contract liability.

Fee-For-Service

FFS revenue consists of fees for medical services actually provided to patients. These medical services are distinct since the patient can benefit from the medical services on their own. Each service constitutes a single performance obligation for which the patient accepts and receives the benefit of the medical services as they are performed.

The transaction price from FFS arrangements is variable in nature because fees are based on patient encounters, credits due to patients, and reimbursement of provider costs, all of which can vary from period to period. We estimate the transaction price using the most likely methodology and amounts are only included in the net transaction price to the extent that it is probable that a significant reversal of cumulative revenue will not occur once any uncertainty is resolved. As a practical expedient, the Company adopted a portfolio approach to determine the transaction price for the medical services provided under FFS arrangements. Under this approach, the Company bifurcated the types of services provided and grouped health plans with similar fees and negotiated payment rates.

At these levels, portfolios share the characteristics conducive to ensuring that the results do not materially differ from the standard applied to individual patient contracts related to each medical service provided.

Revenue is recorded on the date the services are rendered based on the information known at the time of entering of such information into our billing systems as well as an estimate of the revenue associated with medical services. When the performance obligation is not satisfied, the billing is recognized as a contract liability.

Dispensary

Dispensed prescriptions that are filled and delivered to the patient are considered a distinct performance obligation. The transaction price for the prescriptions is based on fee schedules set by PBMs and other third-party payors. The fee schedule is often subject to DIR fees, which are based primarily on pre-established metrics. DIR fees may be assessed in periods after payments are received against future payments. We estimate DIR fees to arrive at the transaction price for prescriptions. Revenue is recognized based on the transaction at the time the patient takes possession of the oral drug.

Clinical Research

Clinical research contracts represent a single, integrated set of research activities and thus are a single performance obligation. The performance obligation is satisfied over time as the output is captured in data and documentation that is available for the customer to consume over the course of arrangement and furthers progress of the clinical trial. We have elected to recognize revenue for clinical trials using the ‘as-invoiced’ practical expedient. The customer is invoiced periodically based on the progress of the trial such that each invoice captures the revenue earned to date based on the state of the trial as established under contract with the customer.

Direct Costs of Sales

Direct cost of sales primarily consists of wages paid to clinical personnel and other health professionals, oral and IV drug costs, and other medical supplies used to provide patient care. Costs for clinical personnel wages are expensed as incurred and costs for inventory and medical supplies are expensed when used, generally by applying the specific identification method.

Leases

Lease agreements are evaluated to determine whether they are capital or operating leases. Capital leases are capitalized at the lower of the net present value of the total amount payable under the leasing agreement (excluding finance charges) or the fair market value of the leased asset. Capital lease assets are depreciated on a straight-line basis, over a period consistent with our normal depreciation policy for tangible fixed assets. We allocate each lease payment between a reduction of the lease obligation and interest expense using the effective interest method. Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of the lease term. We report the current and long-term portions of capital lease obligations within accrued expenses and other current liabilities and other non-current liabilities, respectively, on the consolidated balance sheets.

Goodwill and Intangible Assets

Goodwill is not amortized but is required to be evaluated for impairment at the same time every year. We perform annual testing of impairment for goodwill in the fourth quarter of each year. When impairment indicators are identified, we compare the reporting unit’s fair value to its carrying amount, including goodwill. An impairment loss is recognized as the difference, if any, between the reporting unit’s carrying amount and its fair value to the extent the difference does not exceed the total amount of goodwill allocated to the reporting unit.

Finite-lived intangible assets are stated at acquisition-date fair value. Intangible assets are amortized using the straight-line method. Finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When circumstances indicate that recoverability may be impaired, we assess its ability to recover the carrying value of the asset group from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Fair value is determined based on appropriate valuation techniques.

Debt

We account for debt net of debt issuance costs. Debt issuance costs are capitalized, netted against the related debt for presentation purposes, and amortized to interest expense over the terms of the related debt using the effective interest method.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which amends the existing accounting standards for leases. The new standard requires lessees to record a right-of-use (“ROU”) asset and a corresponding lease liability on the balance sheet (with the exception of short-term leases), whereas under current accounting standards our lease portfolio consists primarily of operating leases and is not recognized on its consolidated balance sheets. We will adopt ASC 842 effective January 1, 2022, using the alternative modified transition method and will record a cumulative-effect adjustment to the opening balance of retained earnings as of that date. Prior periods will not be restated. We believe the largest impact will be on the consolidated balance sheets for the accounting of facilities-related leases, which represents a majority of its operating leases it has entered into as a lessee. These leases will be recognized under the new standard as ROU assets and operating lease liabilities. We will also provide expanded disclosures for its leasing arrangements. The results of operations are not expected to significantly change after adoption of the new standard.

In June 2016, the FASB issued Accounting Standards Update 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life, instead of when incurred. In November 2018, the FASB issued Accounting Standard Update 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses (“ASU 2018-19”), which amends Subtopic 326-20 (created by ASU 2016-13) to explicitly state that operating lease receivables are not in the scope of Subtopic 326-20. Additionally, in April 2019, the FASB issued Accounting Standard Update 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments (“ASU 2019-04”), in May 2019, the FASB issued Accounting Standards Update 2019-05, Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief (“ASU 2019-05”), and in November 2019, the FASB issued Accounting Standards Update 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, and ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments — Credit Losses (“ASU 2019-10”), to provide further clarifications on certain aspects of ASU 2016-13 and to extend the nonpublic entity effective date of ASU 2016-13. The changes (as amended) are effective for us for annual and interim periods in fiscal years beginning after December 15, 2022. The entity may early adopt ASU 2016-13, as amended, for annual and interim periods in fiscal years beginning after December 15, 2018. While we expect our allowance for credit losses to increase upon adoption of ASU 2016-13, we do not expect the adoption of ASU 2016-13 to have a material effect on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which amends ASC 740, Income Taxes. This new standard is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. The new standard is effective for us beginning January 1, 2022. The guidance in the new standard has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. We are currently evaluating the effect of this ASU on our condensed consolidated financial statements and related disclosures.

BUSINESS

Overview

We are a value-based oncology company that manages community-based oncology practices that serve patients at 55 clinic locations across eight markets and four states throughout the United States, which are staffed with approximately 80 oncologists and advanced practice providers. 41 of these clinics are staffed with 68 providers employed by our affiliated physician-owned professional entities, which we refer to as the TOI PCs; and 14 of the clinics are owned by independent oncology practices to whom we provide limited management services. We believe that TOI has more covered lives than any other value-based oncology company. The TOI PCs provided care for more than 46,000 patients in 2020 and managed a population of over 1.3 million patients under value-based agreements as of March 31, 2021. Our mission is to heal and empower cancer patients through compassion, innovation, and state-of-the-art medical care.

Our managed clinics provide a range of medical oncology services, including physician services, in-house infusion and dispensary, clinical trial services, innovative programs like outpatient stem cell transplants and transfusions, along with 24/7 patient support. Through the ICRI, the clinical research arm of the TOI PCs, we also provide and manage clinical trial services and research for the benefit of cancer patients. Many of our services, such as managing clinical trials, palliative care programs and stem cell transplants, are traditionally accessed through academic and tertiary care settings, while the TOI PCs bring these services to patients in a community setting. As scientific research progresses and more treatment options become available, cancer care is shifting from acute care episodes to chronic disease management. With this shift, it is increasingly important for high-quality, high-value cancer care to be available in a local community setting to all patients in need.

As a value-based oncology company, we seek to deliver both better quality care and lower cost of care. We define value-based care as care that focuses on improving health outcomes and healthcare affordability and a value-based contract as any contract that removes the incentive to drive up cost, and utilizes incentives which reward improving outcomes, cost and quality. We work to accomplish this goal by reducing wasteful, inefficient or counterproductive care that drives up costs but does not improve outcomes. We believe payors and employers are aligned with the value-based model due to its enhanced access, improved outcomes, and lower costs. Patients under our affiliated providers’ care can benefit from evidence-based and personalized care plans, gain access to sub-specialized care in convenient community locations, and lower out-of-pocket costs. We believe our affiliated providers enjoy the stability and predictability of a large multi-state practice, are not incentivized or pressured to over-treat when it may be inconsistent with a patient’s goals of care and can focus on practicing outstanding evidence-based medicine rather than business building.

In contrast to value-based care, we believe much of traditional fee-for-service, or FFS, oncology care is plagued by misaligned incentives that drive up costs and often lower the quality of care. In FFS care, oncologists are reimbursed on a “cost-plus” basis for drugs. This cost-plus model may incentivize oncologists to prescribe the most expensive treatments even if lower cost alternatives that are still medically appropriate are available, as well as to continue to utilize chemotherapy in advanced cancer patients who may no longer benefit from such treatment. In these cases, patients and payors not only bear the burden of higher cost of care, but patients may also suffer negative health outcomes including higher rates of emergency room visits and hospitalizations for supportive care needs due to the side effects associated with chemotherapy.

In 2020, we generated more than 50% of our revenue from patients who are covered by value-based contracts. Historically, our value-based contracts have predominately taken the form of capitated contracts Our capitated contracts remove incentives to drive up costs, and they also have incentives for meeting or exceeding certain quality metrics. In some capitated contracts we are penalized if we fail to meet certain quality metrics. In other capitated contracts, we receive bonuses/rewards if we meet or exceed certain quality metrics. Our value-based contracts could also take on other forms, such as sharing with payors in the cost savings generated for specific medical oncology costs, along with incentives to meet certain quality metrics.

These contracts, despite their modifications on how reimbursement is structured, still meet the definition of value-based care. We and our affiliated providers have contractual relationships with payors serving a variety of patients, including Medicare Advantage, or MA, Medicaid, and commercial patients. These payors include affiliates of Anthem, CareMore Health, Heritage Provider Network and Optum Care.

We believe that our position in the market and focus on elevating the state of oncology care with a value-based care model positions our affiliated providers well for future growth. Our proprietary technology platform supports this growth and enables the TOI PCs to standardize and deliver consistent value-based care at scale. We believe that our model will support growth into new markets, allow us to continue service more patients across the United States.

We intend to grow our business through acquisitions and through de novo clinic builds in our existing markets and new markets. We intend to deploy a portion of the proceeds raised through the Business Combination to fund acquisitions and capital expenditures in de novo clinic builds of approximately $123 million through 2024. In assembling our various financial projections, we have assumed we will acquire three clinics in 2022 and six in each of 2023 and 2024 for Florida and Texas, with each acquisition based on an average two physician practice. We have also assumed three de novos in 2022 and four de novos in each of 2023 and 2023 for Florida and Texas, based on a one or two physician practice. We also intend to utilize a portion of the proceeds from the Business Combination to fund operating expenses, investments in working capital, as well as repay our outstanding credit facility.

Our website is www.theoncologyinstitute.com. The information contained on our website is not a part of this prospectus.

Affiliated Physician Practices

Some states have laws that prohibit business entities with non-physician owners from practicing medicine, which are commonly referred to as the corporate practice of medicine. States that have corporate practice of medicine laws limit the practice of medicine to physicians and certain other licensed professionals, where only such physicians or licensed professionals can exercise control over medical decisions. Such states may also have laws that prohibit the sharing of professional service fees with non-professionals or business interests. These laws vary from state to state and are subject to broad interpretation and enforcement by state regulations. For example, under California’s corporate practice of medicine doctrine, physicians and certain licensed professionals cannot be employed by non-professional corporations, except under limited exceptions which do not apply to TOI. Additionally, all clinical decisions and certain business or management decisions that result in control over a physician’s practice of medicine or a licensed provider’s clinical decisions must be made by a physician or other licensed professional and not by an unlicensed person or entity. California also prohibits professional fee-splitting arrangements, but management fees based on a percentage of gross revenue or similar arrangement that is commensurate with fair market value of services provided by the management company are generally permissible.

In order to comply with the corporate practice of medicine doctrine in California and the other states in which we operate, we have entered into a management services agreement with each of the TOI PCs. The TOI PCs employ and contract with all our affiliated physicians and other licensed healthcare providers and each TOI PC is owned by a licensed physician in compliance with applicable California and other states’ laws governing physician ownership of a professional corporation. We believe our management services agreements with the TOI PCs comply with the corporate practice medicine doctrine in California and the other states in which we operate — all clinical decisions and certain business and management decisions that result in control over a physician’s practice of medicine or a licensed professional’s clinical decisions are exclusively within the purview of the TOI PCs, their physician shareholders and the providers employed by the TOI PCs. Under our management services agreements, we have agreed to serve, on an exclusive basis, as manager and administrator of each TOI PC’s non-medical functions and services related to healthcare services and items provided to patients by physicians and other licensed healthcare providers employed by or under contract with a TOI PC. The non-medical functions and services we provide under the management services agreements include practice management services and non-clinical operational assistance for all TOI PC clinic locations, assistance with provider and payor contract negotiations and administration, billing and collection services, financial and accounting services, electronic medical records and practice management technology solutions, assistance in maintaining licensure, permits and other credentialing requirements for the TOI PCs, risk management services, non-clinical personnel services, provider recruitment services and other administrative services required for the day-to-day operations of the clinics and TOI PCs. Our management services agreements with the TOI PCs have 20-year terms, unless terminated upon mutual agreement of the parties or unilaterally by a party following a material breach or commencement of bankruptcy or liquidation events by the other party, or a governmental or judicial termination order against a party. Under the management services agreement, we receive a monthly management fee that is structured as direct reimbursement of all costs incurred plus a percentage of the TOI PC’s gross revenue, which is defined as the TOI PC’s total revenues payable for all healthcare services and items rendered by the TOI PC, adjusted for bad debt, discounts and payor contract adjustments. We believe this fee structure complies with professional fee-splitting laws in California and other states in which we operate. In accordance with relevant accounting guidance, each of the TOI PCs is determined to be a variable interest entity, or VIE, of the Company as the Company has the ability, through the management services agreement, to direct the activities (excluding clinical decisions) that most significantly affect the TOI PC’s economic performance.

Market Overview

Our business is focused on caring for adult and senior populations with medical oncology and related care needs, including members of MA plans run by private insurance companies on behalf of the Centers for Medicare and Medicaid Services, or CMS, as well as traditional FFS Medicare, Medicaid, other government healthcare programs and commercial insurance populations. Our primary focus is on value-based contracts in which we manage the medical oncology care for a population of patients for a pre-determined, population-based capitated payment. Many of the patients that we manage under value-based arrangements are referred to as “capitated” populations, however our affiliated providers also provide care to patients outside of these arrangements under traditional FFS arrangements.

As of March 31, 2021, we were active in eight markets in four states. Across these states, there were approximately 57 million commercial, Medicaid, and MA lives. This population provides us with a substantial opportunity to capture a portion of those lives in both our legacy, existing markets, as well as in our new expansion geographies.

The Current U.S. Healthcare Landscape

We believe the U.S. healthcare system, relative to other developed nations, is expensive and inefficient. Healthcare spending grew by 4.5% on average from 2016 to 2019, which outpaced U.S. GDP growth over the same period. In addition, healthcare spend comprised 18% of U.S. GDP in 2019 and per-capita healthcare spend has continued to increase in recent years, according to CMS.

According to CMS, the faster growth in health care spending has been driven by hospital spend, prescription drug spend, and physician and clinical services spend, summarized below for 2019.

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Hospital spend (31% of total spend) grew by 6.2% to $1.2 trillion in 2019, which is greater than the 4.2% growth experienced in 2018. This was driven by accelerated growth in spend of private health insurance, Medicare, and Medicaid.

•	Retail prescription drug spend (10% of total spend) increased to $370 billion, and was influenced by more prescriptions dispensed.
•	Physician and clinical services spend (20% of total spend) increased to $772 billion, which represents a faster growth rate than 2018 (4.6% compared to 4.0%).

An Alternative Approach to Fee-For-Service-Based Reimbursement, Expansion of Value-Based Care

Healthcare delivery in the U.S. has historically been focused on reactive care to acute events, which resulted in the development of the FFS payment model. Policymakers have responded in recent years by creating programs like Medicare Advantage and supporting transitions to value-based reimbursement methodologies.

Medicare Advantage is designed as an alternative to traditional FFS Medicare. Under Medicare Advantage, CMS pays health plans a monthly sum per member to manage all health expenses of a participating member. This arrangement provides contracted providers with an incentive to deliver lower-cost, high-quality care.

In recent years, there has been a significant increase in Medicare Advantage plans and populations covered under value-based care arrangements. As membership under these health plans continue to expand, contracted providers will need to manage the costs of care delivery to their members, including delivery of specialty care such as medical oncology. In addition, CMS has launched multiple demonstration programs that are designed to test value-based reimbursement models, some of which are specifically focused on oncology services.

Traditional Oncology Care

Wasteful spending is a problem throughout the medical industry but is particularly pronounced in oncology care. According to the American Association for Cancer Research and CMS, 2020 oncology spend in the U.S. was greater than $200 billion, and is projected to increase at a 11 - 14% compound growth rate, substantially higher growth than overall healthcare spending. This amount of spend relates to care for those that have endured cancer for years, as well as the 1.8 million people who are diagnosed with cancer each year in the U.S, according to the American Cancer Society.

We believe that traditional medical oncology care does not adequately incentivize providers to manage symptoms related to treatment or a patient’s underlying condition. Because traditional FFS oncology practices are reimbursed based on a fixed margin over average selling price for chemotherapy drugs that they prescribe, we believe that oncologists may overlook lower-cost treatments that are equally or more effective. This can lead to unnecessary or preventable emergency department visits and hospitalizations for supportive care needs, raising the cost of care and lowering patient quality of life. Additionally, under this model, oncologists are not encouraged to introduce palliative care or hospice as treatment options for advanced cancer patients with minimal chance of survival, as these options often prohibit providers from providing additional drug treatments to the patient.

An estimated 21% of Medicare costs are spent on patients within the last year of their life. As the number of cancer cases and oncology costs continue to rise, the growth in Medicare spending and concentration of costs on those at the end of their life will be exacerbated. Value-based care arrangements, especially those that encourage the use of palliative care and hospice treatment options, could reduce Medicare spending while improving the quality of care provided.

However, access to end-of-life care is limited in oncology. Inadequate training and approach to pain and symptom management is a large factor in the reluctance to adopt palliative care, as well as a lack of dedicated medical management teams and collaboration around palliative care. Physicians in the U.S. have limited training in palliative care and patients lack an education or understanding of palliative care and hospice. This limits uptake of care that may alleviate patient’s suffering and continues to drive up cost of care with medically unnecessary and expensive treatments that could worsen patients’ conditions.

Because oncology care has traditionally been reimbursed under FFS reimbursement, few oncology practices have adopted value-based care models, and, according to the American Society of Clinical Oncology, as of 2020, the majority of oncologists in the U.S. continue to operate under the traditional FFS model. There have been limited attempts and limited successes shifting legacy FFS-based practices to value-based care models due to these practices’ lack of expertise and inability to align providers’ incentives to deliver value-based care.

Our Value Proposition and Competitive Advantage

Our managed clinics primarily serve adult and senior cancer patients in markets that have MA plans and primary care medical groups reimbursed on a capitated basis. Our affiliated providers provide these services primarily through employed providers who are responsible for patient care. We intend to leverage our long-established, strong relationships with payors to continue to build out our network and increase access to cancer patients in adjacent markets, while at the same time, decreasing oncology care costs for both patients and payors. Through the TOI PCs, we seek to provide high quality and lower cost care delivery through the following capabilities:

•	recruiting process focused on selecting physicians that want to practice evidence-based medicine;
•	technology-enabled care pathways ensuring adherence to evidence-based clinical protocols;
•	strong clinical culture and physician oversight;
•	care management to prevent unnecessary hospitalizations;
•	care delivered in community clinics vs. hospital setting;

•	clinically appropriate integration of palliative care and hospice aligned with patients’ goals of care;
•	access to clinical trials providing cutting-edge treatment options at low or no cost to patients or payors; and
•	appropriate provider training on clinical documentation to ensure proper risk adjustment and reimbursement for complex patients.

We strive to add vaue by consistenly performing these activities effectively. The goal is a lower cost of care for the same or better clinical outcomes while providing a superior patient experience.

Our Care Model

Since our founding over 13 years ago, we have built a solid track record around our care model for value-based oncology care. Our care model is focused on delivering personalized, evidenced-based care, consistently, and at scale. We seek to deliver better patient outcomes for lower costs, and to care for more of our payors’ patient populations.

Our care model is designed to remove physicians’ incentives to over-prescribe or prescribe high-cost chemotherapy that is of limited clinical utility to patients. We invest in nurse practitioners to help with advanced care planning and palliative care discussions with patients. We give patients the education and tools to make their own decisions about when the right time is to choose palliative care or hospice.

While the TOI PCs treat patients under both value-based and FFS contracts, our affiliated providers’ approach to care focuses on achieving the best outcomes at the lowest cost, regardless of the reimbursement methodology. We have developed a High Value Cancer Care, or HVCC, program, in which patients are able to access targeted care resources that augment and support their treatment. Our treatment regimens are based on algorithms established by the National Comprehensive Cancer Network (“NCCN”) and are evidence-based. NCCN is a not-for-profit alliance of 31 leading cancer centers devoted to patient care, research and education (not including TOI). NCCN focuses on improving cancer care through the input of clinical thought leaders at its member organizations. NCCN publishes guidelines developed from evidence-based medicine to ensure that all cancer patients receive preventative, diagnostic, treatment, and supportive services that are most likely to lead to optimal outcomes. The NCCN guidelines are widely recognized as the standard for clinical care in medical oncology, and the intent of the guidelines is to assist in clinical decision making. Our affiliated providers strive to ensure that clinical pathways in our electronic health records system, as well as recommendations on use of chemotherapy and supportive care medications are consistent with NCCN guidelines to ensure patients receive the best clinical care based on their individual disease and comorbidities. Moreover, the TOI PCs operate physician dispensaries that allow our affiliated providers to prescribe and dispense oral oncolytics and related medications to patients, alongside chemotherapy infusion and injections. This provides patients with holistic and convenient access to the most appropriate treatment pathways, all in a community setting. According to a study conducted by researchers at Stanford University on the TOI PCs’ patients in 2019 who were enrolled in our HVCC program, we saw improvements in several key metrics, including:

•	30% lower inpatient admission;
•	75% fewer emergency room visits in the last month of life;
•	40% fewer acute care facility deaths;
•	45% increased hospice use; and
•	14% improvement in patient satisfaction.

Overall, the study demonstrated greater than 25% lower median total healthcare costs from diagnosis to death. We are continuously improving and innovating our care model, using the clinical data from the HVCC program to develop evidence-based care and treatment protocols for all patients.

Differentiated Care Model

We seek to provide high-quality, patient-centric care dedicated to promoting cancer awareness, prevention, diagnosis, treatment and education. Our care model is supported by the below:

•	Tech-enabled clinical pathways: Electronic health records pre-populated with templates derived from evidence-based guidelines
•	Robust clinical processes: Systems and processes to ensure consistent delivery of excellent care in accordance with the latest oncology research and guidelines
•	Integrated cancer care: Holistic approach incorporates wellness services, pain management, dietary counseling, and end-of-life care
•	Capitated, population-level, risk-based contracts: Capitated or value-based contracts with payors and risk bearing organizations, or RBOs, in four states
•	Patient & referring physician experience: Streamlined process to match patient with physician and schedule prompt appointments
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Cost-effective cancer care: 25% reduction in healthcare cost and 30% reduction in emergency room / inpatient admission based on a 2019 Stanford University study on the TOI PCs’ patients’ experience in our HVCC program.

Our value-based and patient-centric care model relies on several features that are dependable and rapidly scalable, such as:

•	robust training for medical directors and clinical leaders that helps them guide oncologists within their market;
•	integrated care pathways for disease types our affiliated providers encounter that are evidence-based, yet specific to the nuances of the individual risk-based contracts;
•	a continuous feedback mechanism to ensure superior patient experience and satisfaction among our affiliated physicians and advanced practice providers;
•	our study-proven HVCC program is designed to reduce ineffective and wasteful utilization while enhancing patient quality of life and outcomes; and

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our proprietary care management technology that assists our affiliated oncologists in their point-of-care decision making to recommend the best clinical treatment supported by evidence-based medicine for patients.

Patient Experience

We believe our patient-centric focus facilitates high levels of patient satisfaction and supports our care delivery model while strengthening payor relationships. In a recent patient survey, 88% of our oncologists were rated 4.0 or above, while 93% of our locations were rated 4.0 or above on a scale of 0 – 5. Overall patient satisfaction was 4.5 out of 5 on our survey, which we distribute to patients via text or e-mail following their clinic visit.

Growth Strategy and Opportunities

To date, we have achieved strong organic growth with minimal new capital. Revenue has grown at a roughly 30% CAGR from 2016 to 2020, driven by robust growth in capitated lives under value-based contracts.

Our footprint as of March 31, 2021 spanned four states and is growing rapidly.

	California	Arizona	Nevada	Florida
Markets	5	1	1	1
Managed and Affiliated Clinics	46(1)	5	3	1
Providers	73	3	2	2
(1)

Includes 32 clinics operated under the TOI PCs, whereby we receive a percentage of revenues under our MSAs and are consolidated; and 14 independent oncology practice locations that are under MSAs for limited management and administrative services but do not bear any direct operating costs.

We anticipate adding more TOI PC clinics and other managed practices in the future across our markets, and we are in constant discussion with payors and providers to enter new markets. The map below depicts our plan for expansion, as of the date of this prospectus, around high priority, as well as secondary, growth markets. We continually seek to evaluate our growth strategy and may continue to modify it in the future, and there can be no assurance that we will be able to successfully capitalize on growth strategies.

Our go-to-market strategy focuses on both payors and providers. This blend is important given the increasing penetration of non-traditional payors, such as Oscar and Bright HealthCare, and primary care risk models such as Agilon Health and ChenMed LLC.

We believe that our existing payor relationships provide us leads on opportunities to enter new markets, and we often receive outreach from new management services organizations, health plans and RBOs in markets in Florida, Texas, and the Northeast. When evaluating a new market, we consider three primary factors:

•	the penetration and growth of Medicare Advantage and other value-based reimbursement models
•	the presence of value-based primary care groups with whom we can partner to generate referrals and manage outcomes; and
•	how well oncology spend is currently managed in that market.

We believe that the new markets in Florida, Texas and the Northeast described above meet all of the above criteria and could provide us with significant opportunity to create value for patients, providers and payors.

We have multiple strategies we believe can achieve long term growth.

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Existing Market Contract Growth: Continue driving covered lives growth. Significant growth potential in existing markets with over 1.5 million lives in our pipeline over the next 24 months in these markets that can be achieved through expanding the scope of our services with existing partners and securing new contracts with new payors and independent practices. The addition of new de novo clinics and affiliated providers can drive additional growth. By continuing to build regional density in existing markets, we also have opportunity to achieve efficiencies with increased scale.

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New Market Contract Growth: Our replicable operating model enables quick scaling in new markets. Oncology continues to be a key focus area for payors and providers, who are highly supportive of our entry into new markets. Our high priority markets have attractive market dynamics due to the high cost of oncology care in these geographies, the prevalence of risk-

bearing organizations, and the presence of national payor partners who we collaborate with in existing markets. We believe this will enable us to capitalize on the over one million lives in our new markets pipeline over the next three years.

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M&A Opportunities: Leveraging our existing pipeline and mergers and acquisition expertise can help us facilitate growth in both existing and new markets, allowing us to rapidly establish market presence. Once on-boarded, we can transition the affiliated practice to our value-based model, as well as expand and enhance the scope of services provided to patients by the affiliated practice, such as adding dispensary operations, managing clinical trials and access to our broad purchasing contracts. Independent oncologists continue to face multitude of challenges and our acquisition model offers a path for these oncologists to continue to practice in their community without the burdens of business building or administration, while at the same time working alongside a dynamic and growing organization at the forefront of value-based care. We look for acquisition targets where the practice is philosophically aligned with us in driving the shift to value-based care.

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Service Expansion: We can broaden scope and diversify service offerings, including ancillary services focused on patient care and innovation and providing access to new oncology treatments being investigated in clinical trials that our affiliated practices manage. We have the potential to scale significantly faster with additional capital via new oncologist on-boarding and training, further technology investments, investments in ancillaries, and strategic acquisitions.

Contracting Overview

At a time when many FFS healthcare organizations have been struggling due to the decrease in service volumes, our value-based capitation payments have allowed us to maintain our level of member care and prioritize member safety by incentivizing the provision of care in the most appropriate setting.

In 2020, over 50% of our patient service and dispensary revenues were derived from providing care for patients that are managed under capitated arrangements. Our remaining patient service and dispensary revenue comes from FFS arrangements.

We have focused our business on capitation arrangements, which we believe aligns provider incentives with both quality and efficiency of care. Under capitation arrangements, payors pay a fixed per member per month. or PMPM, amount for every plan member within a population assigned to us for oncology care. Our affiliated providers are responsible for managing oncology care for this population based on a scope of medical services and drugs agreed upon by both parties. The PMPM rates for our capitation arrangements are determined based on our analysis of historical patient data and agreements with contractual partners. In new markets, this may require the TOI PCs to contract with both the health insurance company and their delegated risk-bearing organization in order to service these members.

In addition to capitation-based arrangements, we are currently exploring other forms of value-based arrangements. Although many of these arrangements continue to be based on a FFS-based methodology, our affiliated providers are eligible to earn additional bonuses based on their ability to achieve oncology-specific clinical and other quality of care-based benchmarks. While these alternative value-based arrangements may not produce as much initial revenue on a PMPM basis as capitation, we believe this flexibility in contracting models will allow us to speed our expansion into new markets while preserving the value-based economics that are critical for our business’ growth and success.

Payor Relationships

Our ability to consistently attract patients across multiple geographic markets depends on our ability to contract with payors in each market. Depending on the market, payors can be delegated medical groups who are taking risk or insurance companies themselves. By opening clinics in locations where the TOI PCs currently manage the oncology care for a large number of insured Medicare, Commercial and Medicaid members, we believe we are creating net benefits for payors, as our affiliated providers are able to reduce unnecessary costs and improve patient care and experience. This also allows us to benefit from the value-based offerings already established by payors in the market, therefore not requiring us to singlehandedly drive patient growth. Some of the biggest and most respected names in healthcare contract with the TOI PCs to provide oncology care to their members, including Anthem, CareMore Health, Heritage Provider Network and Optum Care. More than half of our revenue in 2020 was generated from value-based contracts where payors have made our affiliated providers their preferred or exclusive oncology group.

While our relationships with payors are very strong, we believe we have limited concentration risk as our largest customer by revenue in 2020 represented less than 20% of our revenue.

Provider and Clinic Capacity Growth

Our primary driver for growth in provider and clinic capacity is to create network adequacy to service members from payors with whom we have capitated or other value-based arrangements. For each market we currently operate in or are considering entering, we do a detailed assessment of the existing market landscape and determine the optimal approach to create the capacity we need given our payor relationships and pipeline of contracts. We can achieve capacity growth through multiple avenues, including practice acquisitions and de novo clinics. Practice acquisitions offer an opportunity to gain scale and market presence rapidly, while de novo clinics allow us to build out our network in a highly capital efficient manner. We believe both approaches can work in tandem to achieve optimal scale, network presence and speed to market. In addition, we have an active recruitment pipeline for providers to join our network and help us both manage patient load and grow the patient base.

We believe we have built a robust and data-driven approach to acquisitions, with a dedicated team to identify, assess and integrate physician practices into our network, and a strong pipeline of targets in both existing and new markets. We have invested in resources to continually add to our pipeline.

Clinic Structure, Staffing and Network Design

We have a standard clinic design and approach to staffing that has been refined over many years. Managed clinics typically range from 2,000 to 3,000 square feet with 3 – 4 providers (physicians and advanced practice providers) per clinic. We have flexibility around clinic size to allow us to establish smaller clinics and part time staffing in areas where needed to ensure the TOI PCs can meet network adequacy under existing payor contracts. We group our managed clinics in a similar geographic area into pods, with multiple pods in each market. We have operations teams managing our markets and pods allowing us to drive performance and scale efficiently.

Competition

The U.S. healthcare industry is generally highly competitive. We compete with large and medium-sized local and national providers of cancer care services, such as health system affiliated practices, for, among other things, contracts with payors, recruitment of physicians and other medical and non-medical personnel and patients. The closest competitors are traditional oncology physician practices, such as American Oncology Network, LLC, Florida Cancer Specialists & Research Institute, LLC, U.S. Oncology Network, Inc., and OneOncology, Inc. These organizations are predominantly reimbursed via FFS contracts, which we believe can often lead to overutilization of treatments that may be medically appropriate but often results in higher costs. Secondary competitors may include specialty benefit managers. These include companies such as AIM Specialty Health, eviCore Healthcare, Magellan Health, New Century Health, and Oncology Analytics, Inc. These benefit managers seek to change provider behavior by reviewing and authorizing treatment requests. The benefit manager model can produce incremental improvement in utilization, but the benefit managers are often unable to achieve results comparable to managed healthcare practices like ours. Furthermore, the benefit manager model frequently results in an antagonistic relationship with physicians who are operating in a traditional FFS-based practice. We distinguish ourselves from other managed oncology practices and specialty benefit managers in our ability to align incentives across the care continuum, including physicians and payors in delivering high quality care at lower costs, and we believe there are currently no other value-based oncology management companies of meaningful scale in the U.S.

We believe the principal competitive factors for serving the healthcare market for Medicare beneficiaries include: patient experience, quality of care, health outcomes, total cost of care, brand identity and trust in that brand. We believe we compete favorably on all these factors.

Government Regulations and Environmental Matters

Clinic Structure, Staffing and Network Design

Many states, including California, require regulatory approval, including licensure, accreditation and certification before establishing certain types of clinics offering certain professional and ancillary services, including the services we offer. The operations of our managed clinics are subject to extensive federal, state and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, dispensing of prescription drugs, fire prevention, rate-setting and compliance with building codes and environmental protection. Our ability to operate profitably will depend in part on the ability of our managed clinics and doctors to obtain and maintain all necessary licenses, accreditation and other approvals, and, maintain updates to their enrollment in the Medicare and Medicaid programs, including the addition of new clinic locations, providers and other enrollment information. In addition, certain ancillary services such as the provision of diagnostic laboratory testing require additional state and federal licensure and regulatory oversight, including oversight by CMS, under Clinical Laboratory Improvement Amendments of 1988, which requires all clinical laboratories to meet certain quality assurance, quality control and personnel standards, and comparable state laboratory licensing authorities, including for example, the California Department of Public Health. Our dispensary operations must also comply with applicable laws. Sanctions for failure to comply with applicable state and federal licensing, accreditation, certification and other regulatory requirements include suspension, revocation or limitation of the applicable authorization, significant fines and penalties and/or an inability to receive reimbursement from government healthcare programs and other third-party payors.

State Corporate Practice of Medicine and Fee-Splitting Laws

Some states have laws that prohibit business entities with non-physician owners from practicing medicine, which are commonly referred to as the corporate practice of medicine doctrine. States that have corporate practice of medicine laws limit the practice medicine to physicians and certain other licensed professionals, where only such physicians or licensed professionals can exercise control over medical decisions. Such states may also have laws that prohibit the sharing of professional service fees with non-professionals or business interests. These laws vary from state to state and are subject to broad interpretation and enforcement by state regulations.

For example, California’s corporate practice of medicine doctrine have been developed through statutes, case law and state attorney general opinions. The general prohibition on the corporate practice of medicine arises out of the California Business and Professions Code, which has been enforced through case law and attorney general opinions. In California, physicians and certain licensed professionals cannot be employed by non-professional corporations, except under limited exceptions which do not apply to TOI. Additionally, all clinical decisions and certain business or management decisions that result in control over a physician’s practice of medicine or a licensed professional’s clinical decisions must be made by a physician or licensed professional and not by an unlicensed person or entity. California also prohibits professional fee-splitting arrangements, but management fees based on a percentage of gross revenue or similar arrangement that is commensurate with fair market value of services provided by the management company are generally permissible.

We believe we have structured our management services agreements with the TOI PCs to comply with the corporate practice of medicine and fee-splitting laws of California and the other states in which we operate, where all clinical decisions and other business and management decisions that result in control over a physician’s practice of medicine or a licensed professional’s clinical decisions remain exclusively with the TOI PCs, their physician shareholders and the physicians and licensed professionals employed and contracted by the TOI PCs. A determination of non-compliance against us and/or the TOI PCs could lead to adverse judicial or administrative action, civil or criminal penalties, receipt of cease and desist orders from state regulators, loss of provider licenses, and/or restructuring of these arrangements.

Healthcare Fraud and Abuse Laws

We are subject to a number of federal and state healthcare regulatory laws that restrict certain business practices in the healthcare industry. These laws include, but are not limited to, federal and state anti-kickback, false claims, self-referral and other healthcare fraud and abuse laws.

The federal Anti-Kickback Statute, or AKS, prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, in cash or kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. The AKS includes statutory exceptions and regulatory safe harbors that protect certain arrangements. The AKS safe harbors for value-based arrangements require, among other things, that the arrangement does not induce a person or entity to reduce or limit medically necessary items or services furnished to any patient. Failure to meet the requirements of the safe harbor, however, does not render an arrangement illegal. Rather, the government may evaluate such arrangements on a case-by-case basis, taking into account all facts and circumstances, including the parties’ intent and the arrangement’s potential for abuse, and may be subject to greater scrutiny by enforcement agencies.

The Stark Law prohibits a physician who has a financial relationship, or who has an immediate family member who has a financial relationship, with entities providing designated health services, or DHS, from referring Medicare and Medicaid patients to such entities for the furnishing of DHS, unless an exception applies. The Stark Law also prohibits the entity from billing for any such prohibited referral. Unlike the AKS, the Stark Law is violated if the financial arrangement does not meet an applicable exception, regardless of any intent by the parties to induce or reward referrals or the reasons for the financial relationship and the referral.

The Federal False Claims Act, or FCA, prohibits a person from knowingly presenting, or caused to be presented, a false or fraudulent request for payment from the federal government, or from making a false statement or using a false record to have a claim approved. The FCA further provides that a lawsuit thereunder may be initiated in the name of the United States by an individual, a “whistleblower,” who is an original source of the allegations. Moreover, the government may assert that a claim including items and services resulting from a violation of the AKS or the Stark Law constitutes a false or fraudulent claim for purposes of the civil False Claims Act. Penalties for a violation of the FCA include fines for each false claim, plus up to three times the amount of damages caused by each false claim.

Further, the Civil Monetary Penalties Statute authorizes the imposition of civil monetary penalties, assessments and exclusion against an individual or entity based on a variety of prohibited conduct, including, but not limited to offering remuneration to a federal health care program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive health care items or services from a particular provider.

HIPAA also established federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the AKS, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Several states in which we operate have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any payor, including patients and commercial insurers, not just those reimbursed by a federally funded healthcare program, including California’s anti-kickback statutes and the Physician Ownership and Referral Act of 1993.

Violation of any of these laws or any other governmental regulations that apply may result in significant penalties, including, without limitation, administrative civil and criminal penalties, damages, disgorgement, fines, additional reporting requirements and compliance oversight obligations, contractual damages, the curtailment or restructuring of operations, exclusion from participation in governmental healthcare programs and/ or imprisonment.

Healthcare Reform

In the United States, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system, many of which are intended to contain or reduce healthcare costs. By way of example, in the United States, the Affordable Care Act (“ACA”), substantially changed the way healthcare is financed by both governmental and private insurers. Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal or replace the ACA will impact the ACA or our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes included aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. In addition, on January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

CMS, through the Centers for Medicare and Medicaid Innovation, or CMMI, has implemented or has announced plans to implement numerous demonstration models designed to test value-based reimbursement models, some of which are specifically focused on oncology services. For example, in 2016, CMS initiated the Oncology Care Model demonstration, which continues into 2022 and provides participating physician practices, including the TOI PCs that participate in this program, with performance-based financial incentives that aim to manage or reduce Medicare costs without negatively affecting the efficacy of care. In late 2019, CMS issued a request for information on the Oncology Care First model, a new voluntary model that, if implemented, would build on the Oncology Care Model. More recently, CMMI has announced plans to implement the Radiation Oncology Model beginning January 1, 2022, which would require radiotherapy providers in certain regions to participate in a prospective, episode-based payments model where payment is based on a patient’s diagnosis as opposed to the traditional volume-based FFS payment model. There likely will continue to be regulatory proposals directed at containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue or attain growth, any of which could have a material impact on our business.

Further, healthcare providers and industry participants are also subject to a growing number of requirements intended to promote the interoperability and exchange of patient health information. For example, on April 5, 2021, healthcare providers and certain other entities became subject to information blocking restrictions pursuant to the Cures Act that prohibit practices that are likely to interfere with the access, exchange or use of EHI, except as required by law or specified by HHS as a reasonable and necessary activity. Violations may result in penalties or other disincentives. It is unclear at this time what the costs of compliance with the new rules will be, and what additional risks there may be to our business.

Federal and State Insurance and Managed Care Laws

Regulation of downstream risk-sharing arrangements, including, but not limited to, global risk and other value-based arrangements, varies significantly from state to state. Some states require downstream entities and RBOs to obtain an insurance license, a certificate of authority, or an equivalent authorization, in order to participate in downstream risk-sharing arrangements with payors. In some states, statutes, regulations and/or formal guidance explicitly address whether and in what manner the state regulates the transfer of risk by a payor to a downstream entity. However, the majority of states do not explicitly address the issue, and in such states, regulators may nonetheless interpret statutes and regulations to regulate such activity. If downstream risk-sharing arrangements are not regulated directly in a particular state, the state regulatory agency may nonetheless require oversight by the licensed payor as the party to such a downstream risk-sharing arrangement. Such oversight is accomplished via contract and may include the imposition of reserve requirements, as well as reporting obligations. Further, state regulatory stances regarding downstream risk-sharing arrangements can change rapidly and codified provisions may not keep pace with evolving risk-sharing mechanisms and other new value-based reimbursement models. Certain of the states where we currently operate or may choose to operate in the future regulate the operations and financial condition of RBOs like the us and our affiliated providers. These regulations can include capital requirements, licensing or certification, governance controls and other similar matters. While these regulations have not had a material impact on our business to date, as we continue to expand, these rules may require additional resources and capitalization and add complexity to our business.

Privacy and Security

Numerous state, federal and foreign laws, including consumer protection laws and regulations, govern the collection, dissemination, use, access to, confidentiality and security of personal information, including health-related information. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy and security laws, including HIPAA, and federal and state consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of the TOI PCs. For example, HIPAA imposes obligations on “covered entities,” including certain health care providers, health plans, and health care clearinghouses, and their respective “business associates” that create, receive, maintain or transmit PHI for or on behalf of a covered entity, as well as their covered subcontractors with respect to safeguarding the privacy, security and transmission of protected health information, or PHI. Entities that are found to be in violation of HIPAA, whether as the result of a breach of unsecured PHI, a complaint about privacy practices, or an audit by the Department of Health and Human Services, or HHS, may be subject to significant civil, criminal, and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan with HHS to settle allegations of HIPAA non-compliance. Further, state attorneys general may bring civil actions seeking either injunction or damages in response to violations of the HIPAA privacy and security regulations that threaten the privacy of state residents. There can be no assurance that we will not be the subject of an investigation (arising out of a reportable breach incident, audit or otherwise) alleging non-compliance with HIPAA in our use or disclosure of PHI.

Even when HIPAA does not apply, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the FTC Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities.

In addition, certain state laws, such as the California Consumer Privacy Act, or the CCPA and the California Privacy Rights Act of 2020, or the CPRA, govern the privacy and security of personal information, including health-related information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to complicate compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing.

Intellectual Property

At present, we own no material intellectual property.

Legal Proceedings

From time to time, we may be involved in various legal proceedings and subject to claims that arise in the ordinary course of business. Although the results of litigation and claims are inherently unpredictable and uncertain, we are not currently a party to any legal proceedings the outcome of which, if determined adversely to us, are believed to, either individually or taken together, have a material adverse effect on our business, operating results, cash flows or financial condition. Regardless of the outcome, litigation has the potential to have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Insurance

We maintain insurance, excess coverage, or reinsurance for property and general liability, professional liability, directors’ and officers’ liability, workers’ compensation, cybersecurity and other coverage in amounts and on terms deemed adequate by management, based on our actual claims experience and expectations for future claims. Future claims could, however, exceed our applicable insurance coverage.

Employees and Human Capital Resources

As of September 30, 2021, we and TOI PCs collectively had approximately [536] employees, including approximately [68] oncologists and advanced practice providers. We consider our relationship with our employees to be good. None of our employees are represented by a labor union or party to a collective bargaining agreement.

Our goal is to provide top quality oncology care to our patients, and we view our human capital-related initiatives as essential to continuing to reach that goal. Such initiatives include: (i) implementing a robust talent acquisition approach, including through competitive pay and benefits, (ii) implementing programs to promote diversity and foster a sense of connection and community throughout our company, (iii) offering an array of opportunities for learning and development opportunities, and (iv) conducting annual employee engagement surveys and developing action plans based on the survey outcomes.

Properties

Our principal executive offices are located in Cerritos, California where we occupy a suite under a lease that expires in 2026. We use this facility for administration, billing and collections, technology and development and professional services.

We intend to procure additional space as we add team members and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion of our operations. As of March 31, 2021, we have leases for 41 clinics located in California, Arizona, Nevada and Florida. Generally, our leases are “net” leases, which require us to pay all of the cost of insurance, taxes, maintenance and utilities. We generally cannot cancel these leases at our option.

MANAGEMENT

Below is a list of the names and ages of our directors and executive officers and a description of the business experience of each of them.

Name	Age	Position
Executive Officers
Brad Hively	42	Chief Executive Officer and Director
Daniel Virnich	43	Chief Operating Officer
Scott Dalgleish	42	Chief Financial Officer
Yale Podnos	50	Chief Medical Officer
Non-Employee Directors
Richard Barasch	67	Director
Karen Johnson	60	Director
Mohit Kaushal	40	Director
Anne McGeorge	60	Director
Maeve O’Meara	40	Director
Ravi Sarin	40	Director

Executive Officers

Brad Hively has served as Chief Executive Officer and director on our Board since November 2021, and before that for Legacy TOI since 2019, having previously served as a member of the board of directors since 2018. Prior to joining TOI, Mr. Hively served as a principal for RLH Equity Partners from 2016 to 2019 and continues to serve as a Strategic Advisor for RLH. Mr. Hively served as President of Health Essentials, which provided high-touch, value-based care to post-acute and palliative care patients from 2014 to 2015. Prior to Health Essentials, from 2009 to 2014, Mr. Hively served as Senior Vice President of Operations at Heritage Provider Network, one of the largest physician groups in the U.S., and one of the pioneers of value-based care. Mr. Hively has also held roles with several leading private equity firms, including TA Associates, General Atlantic, and RLH Equity Partners. Mr. Hively holds a B.A. in Business Economics from University of California, Los Angeles and an M.B.A. from the Stanford University Graduate School of Business.

Daniel Virnich has served as Chief Operating Officer since November 2021, and before that for Legacy TOI since 2020. Prior to joining TOI, from 2018 to 2019, Dr. Virnich, was the market president DaVita Medical group, Florida region, a Medicare Advantage at-risk provider group serving over 90,000 Medicare Advantage members with over 1,400 teammates and clinicians. Prior to this role, Dr. Virnich was a Senior Vice President of Operations in the California region with DaVita Medical Group from 2015 to 2018. Dr. Virnich previously served as the Chief Medical Officer of TeamHealth Acute Care Services, working with hospitals and healthcare systems across 26 states. Dr. Virnich holds a BA in Biology from The University of Chicago, an MD from The Pritzker School of Medicine at the University of Chicago where he was elected to Alpha Omega Alpha, and an MBA from Kellogg School of Management at Northwestern University.

Scott Dalgleish has served as Chief Financial Officer since November 2021, and before that for Legacy TOI since 2020. Prior to joining TOI, Mr. Dalgleish served as Chief Financial Officer of St. Joseph Heritage Health and Providence Health Network from 2018 to 2020, the Vice President of Finance for Concerto Health from 2017 to 2018 and Finance Director for DaVita from 2014 to 2017. Mr. Dalgleish holds an Honors Bachelor’s Degree of Commerce from Queen’s University (Kingston, Canada) and an MBA from the Tuck School of Business at Dartmouth, where he graduated as a Tuck Scholar.

Yale Podnos has served as Chief Medical Officer since November 2021, and before that for Legacy TOI since 2020. Prior to joining TOI, Dr. Podnos served as Chief Medical Officer of the West Hills Hospital and Medical Center. From 2011 to 2018, Dr. Podnos was employed by UNC Rex Healthcare in Raleigh, where he held positions as Medical Director of Surgical Oncology and Chairman of the Department of Surgery. He has also previously held a position on the faculty of Duke University. Dr. Podnos holds a BA in biology from New York University and a Masters of Public Health from the Harvard School of Public Health. Dr. Podnos received his MD from the University of California, Irvine School of Medicine, where he also completed his residency in general surgery. Following his residency, Dr. Podnos completed a fellowship in surgical oncology at City of Hope National Cancer Center.

Non-Employee Directors

Richard Barasch has served as an Executive Chairman since the formation of DFP and served as the Chairman and Chief Executive Officer of DFB Healthcare Acquisitions Corp. (“DFB”) from its formation until the closing of its initial business combination with AdaptHealth Corp., which Mr. Barasch currently serves as Chairman. In addition, Mr. Barasch served as Executive Chairman of Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”) until the closing of its initial business combination with IMC Medical Group Holdings, LLC (“IMC”) and CareMax Medical Group, L.L.C. (together with IMC, “CareMax”) which Mr. Barasch currently serves as Executive Chairman. Mr. Barasch was Chief Executive Officer of Universal American Corp., a publicly-traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American’s acquisition by WellCare Health Plans in May 2017. Mr. Barasch has developed an extensive network of contacts throughout the healthcare industry and speaks regularly at industry conferences as a healthcare services expert. He is currently founding partner of RAB Ventures, formed to invest in growth healthcare companies, Chairman of HouseWorks LLC and Co-Chairman of ELMC Risk Management Inc. He is on the Board of Advisors of the Health Policy and Management program at the Columbia University Mailman School of Public Health and the Brown School of Public Health. He also serves on the Board of Trustees of the Maimonides Medical Center in Brooklyn, New York. Mr. Barasch graduated from Swarthmore College and Columbia University Law School. Mr. Barasch was selected to serve on the board of directors due to his significant experience managing and investing in healthcare companies.

Karen M. Johnson has served as a director on our Board since November 2021 and is the Medicare Officer at Health Net, a Centene Corporation company, where she leads the building of business strategies and operations for the Medicare line of business. Prior to her current role, Ms. Johnson served as Medicare Regional President for WellCare for Arizona, California, Hawaii, Missouri and Washington from 2016 to 2020. In this role, she oversaw finances, network growth and provider relations, among other duties. Prior to her role at WellCare, Ms. Johnson served as Senior Vice President of Clinical Services at Health Essentials. While in this role, she launched a clinical care model, driven by a home-based supportive care program designed to support high-risk patients and end-of-life care. Prior to her role at Health Essentials, Ms. Johnson was an executive with UnitedHealthCare, where she worked to drive growth in their government sponsored programs. Ms. Johnson earned a Bachelor of Science degree in nursing from the University of Michigan and a Juris Doctorate from Michigan State College of Law. She also holds an Executive Certificate from the Wharton School of Business. She has served on the Board of Directors for several organizations, and currently serves on the Board of Boys and Girls Clubs of America and ONEgeneration. She has previously served on the boards of The YWCA, Planned Parenthood, St. Luke’s Foundation, United Way and the American Diabetes Association. Ms. Johnson was selected to serve on the board of directors due to her extensive experience in operational leadership roles at healthcare services companies.

Dr. Mohit Kaushal has served as a director of our Board since March 10, 2020. He has had an extensive career within investing, clinical medicine and public policy. He was a partner in Aberdare Ventures from 2013 to 2014. During his time in the Obama administration, he was a member of the White House Health IT task force; a cross agency team implementing the technology aspects of the ACA and testified to Congress on the application of technology and payment reform to the Medicare population. He also built and led the first dedicated healthcare team at the Federal Communications Commission, where his team initiated collaboration with the Food and Drug Administration for the regulatory streamlining of converged telecommunications, data analytics and medical devices leading to the release of the mobile medical applications guidance by the FDA. In addition, his team reformed the Rural Healthcare fund to create the Healthcare Connect Fund, which aligned the funding mechanism with wider healthcare payment policy and technology reform. Dr. Kaushal is a lead investor, board member or advisor to numerous transformational healthcare companies. Dr. Kaushal is an emergency room physician, holds an MBA from Stanford and an MD with distinction from Imperial College of Science, Technology and Medicine, London. He is an Adjunct Professor at Stanford University with a joint position within the newly created Biomedical Data Science Department and the medical school’s Clinical Excellence Research Center. Dr. Kaushal was selected to serve on the board of directors due to his significant management experience in the healthcare and technology industries.

Anne McGeorge has served as a director on our Board since November 2021 and has over 35 years of experience providing strategic guidance and operational and financial oversight to health care organizations. Ms. McGeorge has served as an Operating Partner of Havencrest Healthcare, a private equity investment firm specializing in the healthcare industry, since January 2018 and as an adjunct professor at the University of North Carolina’s School of Public Health since August 2005. Ms. McGeorge currently serves on the board of directors and as the chair of the Audit Committee of Magenta Therapeutics, a clinical-stage biotechnology company, and SOC Telemed, a specialty telemedicine company, as well as Nimbus Therapeutics and CitiusTech, both privately-held healthcare companies. Before her retirement in July 2017, Ms. McGeorge served as Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from 2006 to July 2017 and as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from 2015 to July 2017. Ms. McGeorge was formerly a partner at Deloitte LLP and Arthur Andersen LLP. Ms. McGeorge was selected to serve on the board of directors due to her significant finance, accounting, and risk management experience.

Maeve O’Meara has served as a director on our Board since November 2021 and is the Chief Executive Officer of Castlight Health, a position she has held since July 2019. Ms. O’Meara joined Castlight in 2010, and previously served as Castlight’s Chief Product Officer and EVP of Product and Customer Experience. She brings a wealth of experience from joining a company pre-product to scaling to IPO to M&A. Prior to joining Castlight, Ms. O’Meara was a venture investor at Highland Capital Partners, where she focused on investments in digital health, health services, and consumer technology. Ms. O’Meara holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Economics from the University of Virginia. Ms. O’Meara was selected to serve on the TOI board of directors as a result of her extensive knowledge of the healthcare industry, technology expertise, and her experience leading a publicly traded healthcare company.

Ravi Sarin has served as a director on our Board since November 2021 and has served as a member of the Legacy TOI board of directors since 2018. Ravi Sarin is Co-Head and Founding Partner of AEA Growth since 2021. Mr. Sarin is also the Founder and Managing Partner of ROCA Partners, a growth equity investment firm focused on tech-enabled services, software and healthcare services companies, which he founded in 2015. Previously, he was a Principal in the Private Equity Group at Ares Management from 2009 to 2015. At Ares, Mr. Sarin helped lead investments in healthcare services among a few other sectors. Prior to Ares, Mr. Sarin was a private equity investor at Bain Capital and a consultant at Bain & Company. Mr. Sarin currently serves on the boards of directors of several companies including Oceans Healthcare, Riviera Partners, and True Blue Car Wash and previously served on the board of directors of a number of companies including Floor & Decor, Jacuzzi Brands, Ob Hospitalist Group, and Unified Women’s Healthcare. Mr. Sarin received a B.S. in Electrical Engineering and a M.S. in Management Science & Engineering from Stanford University and an M.B.A. from Harvard Business School. Mr. Sarin was selected to serve on our board of directors due to his experience working with and serving as a director of a number of healthcare services companies.

Family Relationships

There are no family relationships among our directors and executive officers.

Corporate Governance

We structure our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

•

we have independent director representation on our audit, compensation and nominating committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and
•	we have begun to and will continue to implement a range of other corporate governance best practices, including implementing a robust director education program.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Johnson, Dr. Kaushal, Ms. McGeorge, Ms. O’Meara and Mr. Sarin are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, nominating and corporate governance committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

The audit committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Ms. McGeorge, Ms. O’Meara and Mr. Sarin, with Ms. McGeorge serving as chair. Rule 10A-3 of the Exchange Act and Nasdaq rules require that our audit committee must be composed entirely of independent members. Our board of directors has affirmatively determined that Ms. McGeorge, Ms. O’Meara and Mr. Sarin each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our audit committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Ms. McGeorge, Ms. O’Meara and Mr. Sarin each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors adopted a written charter for the audit committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

The compensation committee is responsible for, among other matters:

•	reviewing and setting or making recommendations to our board of directors regarding the compensation of our executive officers;
•	making recommendations to our board of directors regarding the compensation of our directors;
•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants.

Our compensation committee consists of Dr. Kaushal, Ms. McGeorge and Mr. Sarin, with Mr. Sarin serving as chair. Our board of directors has affirmatively determined that Dr. Kaushal, Ms. McGeorge and Mr. Sarin each meet the definition of “independent director” for purposes of serving on the compensation committee under Nasdaq rules, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the compensation committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for, among other matters:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•	overseeing succession planning for our Chief Executive Officer and other executive officers;
•	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;
•	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and
•	developing and recommending to our board of directors a set of corporate governance guidelines.

Our nominating and corporate governance committee consists of Ms. Johnson and Ms. O’Meara, with Ms. Johnson serving as chair. Our board of directors has affirmatively determined that Ms. Johnson and Ms. O’Meara each meet the definition of “independent director” under Nasdaq rules. Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Code of Ethics and Code of Conduct

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our compensation committee. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Our Named Executive Officers for the year ended December 31, 2020, include Brad Hively, our Chief Executive Officer, Daniel Virnich and Yale Podnos, our two most highly compensated executive officers other than our current Chief Executive Officer, who were serving as executive officers as of December 31, 2020 (collectively, the “Named Executive Officers” or “NEOs”). This Executive Compensation section sets forth certain information regarding total compensation earned by our Named Executive Officers for the year ended December 31, 2020, as well as stock option awards held by our Named Executive Officers as of December 31, 2020. To date, the compensation packages for our Named Executive Officers primarily consist of base salary, an annual cash incentive bonus, stock option awards and health and welfare benefits.

2020 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020.

				Non-Equity
				Incentive Plan	All Other
			Option Awards	Compensation	Compensation
Name and Principal Position	Salary ($)	Bonus ($)	($)(1)	($)(2)	($)(3)	Total
Brad Hively	400,000	11,228	—	188,772	11,400	611,400
Daniel Virnich	213,542	—	176,187	28,955	—	418,684
Yale Podnos	281,250	—	23,312	52,371	11,400	368,333
(1)

Amounts reflect the aggregate grant date fair market value of stock options granted under the 2019 Plan (as defined below) to the named executive officers during the year ended December 31, 2020, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating these amounts.

(2)

Amounts reflect annual cash incentives earned by each named executive officer in 2020, based on the achievement of pre-established performance goals, and which were paid in cash in 2021, as further described below in “— 2020 Bonuses.”

(3)	Amounts reflect employer matching contributions paid pursuant to our 401(k) plan in the amount of $11,400 for Mr. Hively and Dr. Podnos.

Narrative to Summary Compensation Table

2020 Salaries

In 2020, the named executive officers received an annual base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The annual base salaries for Mr. Hively and Drs. Virnich and Podnos for 2020 were $400,000, $213,542 and $281,250, respectively, as set forth above in the Summary Compensation Table in the column entitled “Salary.”

2020 Bonuses

We maintained an annual performance-based cash bonus program for 2020 in which Mr. Hively and Drs. Virnich and Podnos participated (the “2020 Bonus Program”). Bonus payments under the 2020 Bonus Program were determined based on achievement of certain corporate, departmental and individual performance goals approved by our Board, subject to the recipient’s continued employment through the payment date. Each of Mr. Hively’s and Drs. Virnich’s and Podnos’s target bonus under the 2020 Bonus Program was expressed as a percentage of base salary, as follows: Mr. Hively: 60%; Dr. Virnich: 20%; and Dr. Podnos: 25%.

Under the 2020 Bonus Program, 100% of Mr. Hively’s bonus was based on the attainment of overall Company performance goals tied to EBITDA, and 75% of Drs. Virnich and Podnos’s bonuses were based on Company EBITDA and 25% of their bonuses were based on attainment of departmental and individual performance metrics, with any such earned bonus paid following the end of calendar year 2020. For 2020, under his employment agreement, Mr. Hively’s bonus was guaranteed to be not less than $200,000.

The actual annual cash bonuses awarded to Mr. Hively and Drs. Virnich and Podnos under the 2020 Bonus Program, as determined by our Board based on the level at which the applicable Company and individual performance goals were attained, are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Compensation

Equity Grants

We currently maintain the TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan, or the 2019 Plan, and the 2021 Incentive Award Plan, or the 2021 Plan, and the 2021 Employee Stock Purchase Plan, or the ESPP, in order to provide incentives to directors, consultants, advisors and key employees of our Company by providing them with opportunities to participate in equity ownership through the award of options to purchase shares of our common stock (each, a “Company Option”). For additional information about the 2019 Plan, the 20201 Plan and the ESPP, please see the section entitled “— Equity Incentive Plans” below. As mentioned below, in connection with the completion of the Business Combination and the adoption of the 2021 Plan (as defined below), no further options will be granted under the 2019 Plan.

In 2020, we awarded 2,200 and 280 Company Options to Drs. Virnich and Podnos, respectively, under the 2019 Plan, which vest in part based on continued employment (the “Time Vesting Options”) and in part upon certain transactions resulting in certain investors receiving net proceeds on their aggregate equity investment representing a multiple between two times and four times such aggregate equity investment (the “Performance Vesting Options”) (or, for Dr. Virnich, earlier if he has been continuously employed by the Company or its subsidiaries for at least 48 months from the grant date and is terminated without “cause” or resigns for “good reason”). The Time Vesting Options vest over four years, with 25% vesting on the first anniversary of the grant date and the remaining vesting pro rata monthly on each anniversary of the grant date, subject to the executive’s continued service with the Company or its subsidiaries through the applicable vesting date. In connection with the Business Combination, a portion of the Performance Vesting Options will vest as described in the section entitled “— Certain Interests of TOI’s Management and Directors” and any remaining unvested Performance Vesting Options will convert to Time Vesting Options, vesting pro rata monthly on each anniversary of the Closing over three years, subject to the executive’s continued service with the Company or its subsidiaries through the applicable vesting date.

Mr. Hively did not receive an incentive equity award in 2020. All of the incentive equity awards held by our named executive officers as of December 31, 2020 are further described below in the section entitled “— Outstanding Equity Awards at Fiscal Year-End.”

Other Elements of Compensation

All of our employees are eligible to participate in a 401(k) retirement savings plan, and in our health and welfare plans, subject to the terms and conditions of such plans. Under the 401(k) plan eligible employees may defer a portion of their compensation on a pre-tax basis through contributions to the 401(k) plan, subject to limitations of the Internal Revenue Code. In 2020, we matched contributions made by participants in the 401(k) plan at the rate of 100% of the first 3% and 50% on contributions between 3% and 5% of the participant’s compensation, and these matching contributions vest over six years, with 20% vesting after 2 years of service and 20% each year thereafter. We believe that providing a vehicle for tax-deferred retirement savings though the 401(k) plan and standard employee benefits adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of the Company’s common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020. Each equity award listed in the following table was granted under the 2019 Plan.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Brad Hively	12/2/2019(1)	475,990	517,470	—	$0.85	12/2/2029
	12/2/2019(2)	—	—	823,971	$0.85	12/2/2029
Daniel Virnich	3/1/2020(1)	177,712	248,891	—	$0.86	3/1/2030
	3/1/2020(2)	—	—	578,006	$0.86	3/1/2030
Yale Podnos	2/19/2020(1)	23,837	54,079	—	$0.86	2/19/2030
	2/19/2020(2)	—	—	68,208	$0.86	2/19/2030
(1)

This Time Vesting Option vests and becomes exercisable over four years, with 25% vesting on the first anniversary of the grant date and the remaining vesting pro rata monthly on each anniversary of the grant date, subject to the executive’s continued service with the Company or its subsidiaries through the applicable vesting date.

(2)

This Performance Vesting Option vests upon certain transaction resulting in certain investors receiving net proceeds on their aggregate equity investment representing a multiple between two times and four times such aggregate equity investment (or, for each of Mr. Hively and Dr. Virnich, 100% of this Performance Vesting Option will vest earlier if he has been continuously employed by the Company or its subsidiaries for at least 48 months from the grant date and is terminated without “cause” or resigns for “good reason”). In connection with the Business Combination, a portion of this Performance Vesting Option will vest and any remaining unvested Performance Vesting Options will convert to Time Vesting Options, vesting pro rata monthly on each anniversary of the Closing over three years, subject to the executive’s continued service with the Company or its subsidiaries through the applicable vesting date.

Executive Compensation Arrangements

We have entered into employment agreements with each of Mr. Hively and Drs. Virnich and Podnos, which set forth the terms and conditions of their employment, including initial base salary and eligibility to participate in our employee benefit programs. Each of the employment agreements has a three-year initial term with additional one-year automatic extensions thereafter. In the event that an executive is terminated by us without “cause” or by the executive with “good reason” (each as defined in the respective employment agreement), then such executive will be eligible for salary continuation for a severance period and payments or reimbursements for the cost of COBRA premiums for a severance period, subject to execution of a general release of claims. The severance period for Mr. Hively is 12 months and for Drs. Virnich and Podnos it is 3 months. Each named executive officer is subject to certain post-employment obligations, including post-employment non-solicitation of employees covenant (12 months for Mr. Hively and 24 months for Drs. Virnich and Podnos), confidentiality obligations (infinite for Mr. Hively and 36 months for Drs. Virnich and Podnos) and indefinite non-disparagement obligations. Mr. Hively’s employment agreement guaranteed him an annual bonus for 2020 in the amount of $200,000.

Equity Compensation Plans

2019 Plan

The 2019 Plan became effective in January 2019. In connection with the Business Combination, the Company’s Board adopted the 2021 Plan and the ESPP.

Following the effectiveness of the 2021 Plan, the 2019 Plan terminated and we have not granted any further stock options under the 2019 Plan. However, the outstanding options granted under the 2019 Plan remain outstanding, subject to the terms of the 2019

Plan and applicable option agreement. Shares of our common stock subject to options granted under the 2019 Plan that expire unexercised or are cancelled, terminated, or forfeited in any manner without issuance of shares thereunder following the effective date of the 2021 Plan, became available for issuance under the 2021 Plan. The material terms of the 2019 Plan are summarized below.

Share Reserve. An aggregate of 20,540 shares of our common stock are reserved for issuance pursuant to stock options granted under the 2019 Plan.

Administration. The Board administers the 2019 Plan. Subject to the terms and conditions of the 2019 Plan, the plan administrator has the authority to take any actions it deems necessary or advisable for the administration of the 2019 Plan.

Eligibility. Stock options under the 2019 Plan may be granted to employees and directors of the Company and its subsidiaries and other individuals, whether or not employees, who render services to the Company or a subsidiary.

Stock Options. The 2019 Plan provides for the grant of nonqualified stock options. No determination has been made as to the amount of options that will be granted to specific individuals in the future pursuant to the 2019 Plan (and, following the Closing of the Business Combination, we will not make any further grants under the 2019 Plan). Each option is set forth in a separate option agreement indicating the terms and conditions of the option. Stock options provide for the right to purchase shares of the company’s common stock in the future at a specified price that is established on the date of grant. The exercise price of a stock option generally may not be less than 100% of the fair market value of the underlying shares on the date of grant. The term of a stock option may not be longer than ten years. Vesting conditions determined by the Board may apply to stock options and may include continued service, performance and/or other conditions.

Certain Transactions. The Board has broad discretion to take action under the 2019 Plan, as well as to make adjustments to the number of shares of common stock covered by any outstanding option and the price per share payable up on exercise thereof, subject to the terms and conditions of the 2019 Plan, in the event of certain transactions and events affecting our stock, such as recapitalizations, stock dividends, reclassifications, stock splits, consolidations or other similar corporate transactions. In the event of certain transactions involving the Company or in other circumstances as determined by the Board, the Board may take one or more of the following actions with respect to outstanding options: (a) accelerate the vesting of any outstanding options, (b) cancel any options in exchange for options to purchase common stock or other equity of any successor company, (c) cancel any options in exchange for cash and/or substitute consideration with a value equal to the value of the consideration the optionee would have received in connection with such event had the option been exercised (to the extent it has vested and not been exercised) and no disposition of the shares so acquired upon such exercise had been made prior to such event, less the exercise price payable upon exercise thereof, (d) provide notice to an optionee that upon such sale of the Company or other event all options granted to such optionee and not theretofore exercised shall terminate and be void, and/or (e) any such other or further action as may be determined to be appropriate by the Board. In addition, in the case of any such merger, consolidation, liquidation, sale, disposition, sale of the Company or other circumstance, the Board may accelerate the vesting of any option.

Transferability and Restrictions. With limited exceptions for the laws of descent and distribution, options under the 2019 Plan are generally non-transferable prior to vesting and are exercisable only by the optionee during his or her lifetime.

Amendment and Termination. The Board may modify, revise, suspend or terminate the 2019 Plan at any time and from time to time. However, if Section 16(b) of the Exchange Act is at the time applicable to the Company, then the Board may not, without the further approval of the holders of at least a majority of the outstanding shares of the Company’s voting securities, (a) materially increase the benefits accruing to optionees under the 2019 Plan or make any “modifications” as that term is defined under Section 424(h)(3) (or its successor) of the Internal Revenue Code if such increase in benefits or modifications would adversely affect the availability to the 2019 Plan of the protections of Rule 16b-3 under Section 16(b) of the Exchange Act; (b) change the aggregate number of shares of common stock which may be issued under options or the aggregate number of shares of common stock which may be issued to any single employee under the 2019 Plan, except as provided in Section 16(b) of the Exchange Act; or (c) change the class of persons eligible to receive options. In addition, no amendment of the 2019 Plan may, without the consent of the holder, adversely affect any option previously granted. We will cease granting any options under the 2019 Plan upon the effectiveness of the 2021 Plan. Any options under the 2019 Plan that is outstanding on the termination date of the 2019 Plan will remain in force according to the terms of the 2019 Plan and the applicable option agreement.

2021 Plan

Administration. The 2021 Plan is administered by our Board, or a committee to whom our Board delegates such power or authority (referred to herein as the plan administrator). The plan administrator has full authority to take all actions and to make all determinations required or provided for under the 2021 Plan and any awards granted thereunder. The plan administrator also has full authority to determine who may receive awards under the 2021 Plan, the type, terms, and conditions of an award, the number of shares of Common Stock subject to the award or to which an award relates, and to make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the 2021 Plan.

Share Reserve. The aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the 2021 Plan is the sum of (i) 7% of the aggregate number of shares of DFP Class A and DFP Class B Common Stock outstanding on a fully diluted basis as of the effective date of the 2021 Plan; (ii) up to 634,067 Shares of Common Stock which are subject to options outstanding under the Prior Plan; (iii) an annual increase on January 1 of each calendar year (commencing January 1, 2022 and ending on and including January 1, 2031) equal to a number of DFP Shares of DFP Class A Common Stock equal to 4% of the aggregate shares of DFP Class A and DFP Class B Common Stock outstanding on a fully diluted basis as of December 31 of the immediately preceding calendar year (or such lesser number of shares as is determined by the Board), subject to adjustment by the plan administrator in the event of certain changes in our corporate structure, as described below, and (iv) up to 1,178,065 optionholder earnout shares or stockholder earnout shares which may become available for issuance under the 2021 Plan as further described below (the “ESPP Overall Share Limit”). For this purpose, the number of shares of DFP Class A and DFP Class B Common Stock outstanding was calculated as if all options and stock appreciation rights (“SARs”) issued and outstanding were exercised in full, and all outstanding restricted stock units (“RSUs”) were issued and outstanding shares of DFP Class A and DFP Class B Common Stock. Subject to the ESPP Overall Share Limit, the maximum number of Common Stock that may be granted with respect to incentive stock options (“ISOs”) under the 2021 Plan is equal to 7% of the aggregate number of shares of DFP Class A and DFP Class B Common Stock outstanding on a fully diluted basis as of the effective date of the 2021 Plan.

If an award under the 2021 Plan or Prior Plan is forfeited, expires, is settled for cash or is repurchased at or below the price paid by the participant for such shares, any shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or repurchase, be used again or become available (as applicable) for new grants under the 2021 Plan. In addition, shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award granted under the 2021 Plan or Prior Plan will again be or will become (as applicable) available for grants under the 2021 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the 2021 Plan or Prior Plan will not reduce the shares available for grant under the 2021 Plan. If any optionholder earnout shares or stockholder earnout shares payable with respect to RSUs would have been earned based on satisfaction of the share price conditions, but are forfeited by reason of a participant’s termination of service, then such optionholder earnout shares or stockholder earnout shares, as applicable, will become available for grants under the 2021 Plan.

Awards granted under the 2021 Plan upon the assumption of, or in substitution for, awards granted by an entity that merges or consolidates with us or our related entities prior to such merger or consolidation will not reduce the shares available for grant under the 2021 Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The 2021 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $625,000. The plan administrator may make exceptions to these limits for individual non-employee directors in extraordinary circumstances, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Eligibility. Our directors, employees and consultants, and employees and consultants of our consolidated subsidiaries and other related entities, are eligible to receive awards under the 2021 Plan; however, ISOs may only be granted to our employees and employees of our direct 50% or more owned subsidiaries. We have 7 directors, 605 employees and 5 consultants and other related entities who will be eligible to receive awards under the 2021 Plan.

Types of Awards. The 2021 Plan allows for the grant of awards in the form of: (i) ISOs; (ii) non-qualified stock options (“NSOs”); (iii) SARs; (iv) restricted stock; (v) RSUs; (vi) dividend equivalents; and (vii) other stock and cash based awards.

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Stock Options and SARs. The plan administrator may determine the number of shares to be covered by each option and/or SAR, the exercise price and such other terms, conditions, and limitations applicable to the vesting, exercise, term and forfeiture of each option and/or SAR as it deems necessary or advisable. Stock options provide for the purchase of shares of Common Stock in the future at an exercise price set on the grant date. Options granted under the 2021 Plan may be either ISOs or NSOs. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of an option or SAR is determined by the plan administrator at the time of grant. The plan administrator may grant options or SARs with an exercise price less than 100% of the fair market value. But if an ISO is granted to an employee who owns more than 10% of us, it must have an exercise price of at least 110% of the fair market value on the day of such grant. Stock options and SARs may have a maximum term of ten years, or, in the case of ISOs granted to an employee who owns more than 10% of us, five years from the date of grant.

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Restricted Stock. Restricted stock is an award of nontransferable shares of Common Stock that are subject to certain vesting conditions and other restrictions. The plan administrator may determine the terms and conditions of restricted stock awards, including the number of shares awarded, the purchase price, if any, to be paid by the recipient, the time, if any, at which such restricted stock may be subject to forfeiture, the vesting schedule, if any, and any rights to acceleration thereof. To the extent we pay dividends on Common Stock, then such dividends will also be paid on restricted stock. But, any such dividends will be held and not paid until the restricted stock vests.

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RSUs. RSUs are contractual promises to deliver shares of Common Stock in the future or cash or other consideration of equal value, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the 2021 Plan.

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Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Common Stock on shares subject to an award. Dividend equivalents may be settled in cash or shares and are subject to the same vesting and transfer restrictions as the corresponding award.

Adjustments; Corporate Transactions. In the event of certain changes in our corporate structure, including any dividend, distribution, combination, merger, recapitalization or other corporate transaction, the plan administrator may make appropriate adjustments to the terms and conditions of outstanding awards under the 2021 Plan to prevent dilution or enlargement of the benefits or intended benefits under the 2021 Plan, to facilitate the transaction or event or to give effect to applicable changes in law or accounting standards. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2021 Plan and outstanding awards granted thereunder.

Effect of Non-Assumption in a Change of Control. If a Change of Control (as defined under the 2021 Plan) occurs and a participant’s award is not continued, converted, assumed or replaced with an award (which may include, without limitation, a cash based award) with substantially the same value and a substantially similar vesting schedule as of such conversion by TOI or a successor entity or its parent or subsidiary, and provided the participant remains continuously employed through such Change of Control, the award will become fully vested and exercisable, as applicable, and all forfeiture, repurchase and other restrictions on such award will lapse, in which case, such award, to the extent in the money, will be cancelled upon the consummation of the Change of Control in exchange for the right to receive the consideration payable in the Change of Control.

Repricing. The plan administrator may, without stockholder approval, reduce the exercise price or base price per share of any stock option or SAR or cancel any stock option or SAR with an exercise price or base price in excess of the fair market value of a share of Common Stock in exchange for cash, stock options, SARs or other awards with an exercise price or base price per share that is less than the exercise price or base price per share of the original stock options or SARs for which such new stock options or SARS are exchanged.

Term, Amendment and Termination. The Board may amend, suspend, or terminate the 2021 Plan at any time; provided that no amendment (other than an amendment that increases the number of shares reserved for issuance under the 2021 Plan) may materially and adversely affect any outstanding awards under the 2021 Plan without the affected participant’s consent. Stockholder approval will be required for any amendment to the 2021 Plan to increase the aggregate number of shares of our Common Stock that may be issued under the 2021 Plan (other than due to adjustments as a result of corporate transactions), to the extent necessary to comply with applicable laws or for any amendment to increase the amount that may be paid to directors under the 2021 Plan. An ISO may not be granted under the 2021 Plan after 10 years from the earlier of the date the Board adopted the 2021 Plan or the date on which our stockholders approve the 2021 Plan.

Foreign Participants, Claw-Back Provisions and Transferability. The plan administrator may modify award terms, establish sub-plans and/or adjust other terms and conditions of awards, subject to the limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Awards under the 2021 Plan are generally non-transferrable, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the 2021 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted an NSO under the 2021 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair marksaet value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income subject to Internal Revenue Code limitations.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, then the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any federal income tax deduction. If the holding period requirements are not met, the ISO will then be treated as an NSO and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. In that case, we and our subsidiaries would be entitled to a federal income tax deduction to the extent that the participant recognizes ordinary income on disposition of the shares, subject to the limitations described below.

Other Awards. The current federal income tax consequences of other awards authorized under the 2021 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a permissible tax election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We and our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income, subject to the limitations described below.

Deferred Compensation Rules. Certain types of awards under the 2021 Plan may constitute, or provide for, a deferral of compensation subjecting them to a separate tax regime. If an award is deferred compensation and certain specific requirements are not met, then holders of such awards may be taxed earlier than described above (e.g., at the time of vesting instead of the time of exercise or payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2021 Plan and awards granted under the 2021 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from these deferred compensation rules in order to avoid these penalties. The 2021 Plan gives the plan administrator the authority to amend the 2021 Plan and applicable award agreements in order to exempt or have awards under the plan comply with these deferred compensation rules, if the plan administrator determines that to be an appropriate course of action.

Deduction Limits. Our tax deduction for awards under the plan by may also be limited with respect to anyone who serves as a named executive officers to the extent that compensation paid to them, including compensation received under an award exceeds $1 million in a tax year.

Plan Benefits

The benefits or amounts that may be received or allocated to participants under the 2021 Plan will be determined at the discretion of the plan administrator and are not currently determinable. The value of the awards granted under the 2021 Plan will depend on a number of factors, including the fair market value of Common Stock at various future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

ESPP

The ESPP is comprised of two distinct components: (1) the grant of purchase rights to employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”), and (2) the grant of purchase rights that are not intended to be tax-qualified under Section 423 of the Code (the “Non-Section 423 Component”).

Administration. The compensation committee of the Board, or any other committee to whom the Board delegates such power or authority, will serve as the administrator of the ESPP (referred to herein as the plan administrator). The plan administrator may delegate administrative tasks under the ESPP to agents or employees to assist in the administration of the ESPP. Subject to the terms and conditions of the ESPP, the plan administrator has the authority to determine when rights to purchase shares will be offered and the provisions of each offering under the ESPP, to determine which subsidiaries will participate as “designated subsidiaries” in the ESPP (including in the Non-Section 423 and the Section 423 Components), and to make all other determinations and to take all other actions necessary or advisable for the administration of the ESPP. The plan administrator is also authorized to establish, amend or revoke rules relating to administration of the ESPP and to adopt annexes or sub-plans that apply to certain participating subsidiaries or jurisdictions.

Share Reserve. The aggregate number of shares of Common Stock that may be issued pursuant to rights granted under the ESPP will equal 1% of the aggregate number of shares of DFP Class and DFP Class B Common Stock outstanding on a fully diluted basis as of the effective date of the ESPP, plus, on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, the number of shares available for issuance under the ESPP will be increased by a number of DFP Shares of DFP Class A Common Stock equal to the lesser of (i) 1% of the aggregate number of shares of DFP Class A and DFP Class B Common Stock outstanding calculated on a fully diluted basis on the final day of the immediately preceding calendar year, and (ii) such smaller number of shares as determined by the Board (the “ESPP Overall Share Limit”). For this purpose, the number of shares of DFP Class and DFP Class B Common Stock outstanding will be calculated as if all options and stock appreciation rights issued and outstanding were exercised in full, and all restricted stock units were issued and outstanding shares of DFP Class A and DFP Class B Common Stock. If any right granted under the ESPP terminates for any reason without having been exercised, the shares subject thereto that are not purchased under such right will again be available for issuance under the ESPP. No more than 1% of the aggregate number of shares of DFP Class A Common Stock, DFP Class B Common Stock, and PIPE Shares calculated on a fully diluted basis as of the effective date of the Business Combination may be issued under the Section 423 Component of the ESPP.

Eligible Employees. Employees eligible to participate in the ESPP for a given offering generally include employees who are employed by us or one of our designated subsidiaries (including consolidated subsidiaries) on the first trading day of the offering period, or the enrollment date. However, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all classes of our or one of our subsidiaries’ stock will not be allowed to participate in the ESPP (unless otherwise required under applicable law). In addition, the plan administrator may provide that an employee may not be eligible to participate in an offering under the Section 423 Component if the employee is a citizen or resident of a non-U.S. jurisdiction and the grant of a right to purchase shares would be prohibited under applicable law or would cause the Section 423 Component (or any offering thereunder) to violate the requirements of Section 423 of the Code. Employees of our consolidated subsidiaries which we do not hold directly or indirectly more than 50% of the outstanding equity are eligible only to participate in the Non-Section 423 Component. Additionally, the plan administrator may provide that certain highly compensated, seasonal and/or part-time employees may not be eligible to participate in an offering or, with respect to offerings under the Non-Section 423 Component, that only certain employees are eligible to participate in such offerings (regardless of the foregoing rules).

As of September 30, 2021 we employed approximately 605 employees all of which would be eligible to participate in the ESPP at the time of the closing of the Business Combination.

Participation. Employees may become participants in the ESPP for an offering period by completing a subscription agreement prior to the enrollment date of the applicable offering period, which will designate a whole percentage or fixed dollar amount of the employee’s compensation to be withheld by us as payroll deductions under the ESPP during the offering period.

Offerings; Purchase Periods

•

Offerings; Purchase Periods. Under the ESPP, participants are offered the right to purchase shares of Common Stock at a discount during a series of offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to 27 months long. Accumulated employee payroll deductions will be used to purchase shares of Common Stock on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering will be established by the plan administrator, but in no event will any purchase period exceed 27 months. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offerings.

•

Enrollment and Contributions. The ESPP permits participants to purchase shares of Common Stock through payroll deductions of a whole percentage or fixed dollar amount of their eligible compensation, which, in absence of any designation by the plan administrator in the applicable offering document, may not be less than 1% and may not be more than 15% of the participant’s eligible compensation for any payroll period. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, with respect to the Section 423 Component, will in all cases be limited to no more than $25,000 worth of shares under the ESPP per calendar year in which such rights to purchase stock are outstanding (considered together with any other ESPP maintained by us or certain parent or subsidiary entities) based on the fair market value of the shares at the time the purchase right is granted.

•

Purchase Rights. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of Common Stock. Unless a participant has previously withdrawn his or her participation in, or has otherwise become ineligible to participate in, the ESPP prior to any applicable purchase date, the option will be exercised on the applicable purchase date(s) during the offering period to the extent of the payroll deductions accumulated during the offering period. The participant will purchase the maximum number of whole shares of Common Stock that his or her accumulated payroll deductions will buy at the purchase price, subject to the participation limitations described above, and any fractional shares will be credited to the participant’s account and carried forward and applied toward the purchase of whole shares on the next purchase date.

•

Purchase Price. The purchase price for each offering period will be designated by the plan administrator in the applicable offering document (which purchase price, for purposes of the Section 423 Component, will not be less than 85% of the closing trading price of a share of Common Stock on the enrollment date or purchase date of the applicable offering period, whichever is lower) or, in the absence of a designation by the plan administrator, the purchase price will be the lower of 85% of the closing trading price per share of Common Stock on the enrollment date of the applicable offering period or 85% of the closing trading price per share on the applicable purchase date, which will be the last trading day of each purchase period.

•

Payroll Deduction Changes; Withdrawals; Terminations of Employment. A participant may decrease, increase or suspend his or her payroll deductions during any purchase period, subject to any limitations as the plan administrator may establish. Any suspension of payroll deductions will be treated as a withdrawal of participation in the ESPP. In addition, a participant may withdraw his or her participation from the ESPP at any time by submitting written notice to us within the time frame established by the plan administrator prior to the end of the then-current purchase period for the offering in which such participant is enrolled. Upon any withdrawal, the participant will receive a refund of the participant’s account balance in cash, and his or her payroll deductions shall cease. Participation in the ESPP ends automatically upon a participant’s termination of employment.

Transfer Restrictions. A participant may not transfer (other than by will or the laws of descent and distribution) any right granted under the ESPP and, during a participant’s lifetime, purchase rights granted under the ESPP shall be exercisable only by such participant.

Adjustments; Changes in Capitalization. In the event of certain transactions or events affecting Common Stock, such as any stock dividend or other distribution, Change of Control (as defined in the ESPP), reorganization, merger, consolidation or other corporate transaction, the ESPP administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a Change of Control or change in applicable law or accounting principles, the plan administrator may, in order to prevent the dilution of enlargement of intended benefits under the ESPP or facilitate or give effect to such transactions, events or changes, provide for one or more of the following: (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights.

Amendment and Termination. The plan administrator may amend, suspend or terminate the ESPP at any time, subject to stockholder approval to increase the number (or change the type) of securities that may be issued under the ESPP or as otherwise required under Section 423 of the Code.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to participation in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Section 423 Component. The Section 423 Component of the ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

For federal income tax purposes, a participant in the Section 423 Component of the ESPP generally will not recognize taxable income on the grant of an option under the ESPP, nor will we be entitled to any deduction at that time. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise.

If stock acquired under the Section 423 Component of the ESPP is held for a minimum of two years from the date of grant and one year from the date of exercise, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (ii) the excess of the fair market value of the shares on the date the option was granted over the purchase price. Any additional gain will be treated as long-term capital gain.

If the holding period requirements are not met, the participant will recognize ordinary income at the time of disposition of the stock equal to the excess of the fair market value of the shares on the date the shares were acquired over the purchase price, with any remaining gain or loss being treated as capital gain or capital loss. However, if the holding period requirements are not met and the amount realized at the time of disposition is less than the fair market value of the shares at the time of exercise, the participant will recognize ordinary income to the extent of the excess of the fair market value of such shares on the date the shares were acquired over the purchase price for such shares, and a capital loss to the extent the fair market value of such shares on the exercise date exceeds the amount realized upon disposition.

We or our subsidiaries generally are not entitled to a federal income tax deduction upon acquisition of or disposition of the shares acquired under the Section 423 Component, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Non-Section 423 Component. The Non-Section 423 Component of the ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, certain tax benefits available to participants in a Section 423 plan are not available under the Non-Section 423 Component of the ESPP.

For federal income tax purposes, a participant in the Non-Section 423 Component of the ESPP generally will not recognize taxable income on the grant of an option under the ESPP, nor will we be entitled to any deduction at that time. Upon acquisition of shares under the ESPP, a participant will recognize ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the difference between the fair market value of the shares of Common Stock on the date of acquisition and the purchase price paid for the shares. A participant’s basis in shares of Common Stock acquired, for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of Common Stock, generally, will be the fair market value of the shares so acquired.

Upon the subsequent sale of the shares acquired under the Non-Section 423 Component of the ESPP, the participant will recognize capital gain or loss (long-term or short-term, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them).

We or our subsidiaries or affiliates will generally be entitled to a federal income tax deduction upon the exercise of the option to the extent that the participant recognizes ordinary income.

Director Compensation

The following individuals served as non-employee directors of Legacy TOI in 2020: Brad Hively, Christopher Kersey, Mark Pacala, Matthew Shofner, Gabe Ling, Veeral Desai, Richy Agajanian, Hilda Agajanian and Ravi Sarin. We have not historically maintained a formal non-employee director compensation program. However, we have provided cash compensation and awarded Company Options to non-employee directors from time to time. We have an agreement with Mr. Desai to pay him $50,000 annually for his board services. Additionally, we reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of the Board and its committees.

In October 2020, we awarded Company Options to Mr. Hoops under the 2019 Plan covering 290 shares of our common stock, 90 shares are Time Vesting Options and 200 shares are Performance Vesting Options, at an exercise price of $499. The vesting of the Time Vesting Options and the Performance Vesting Options are on the same terms as is described above for grants to our named executive officers in 2020, see the section entitled “— Narrative to Summary Compensation Table — Equity Compensation — 2020 Equity Grants.”

The following table summarizes compensation received by Mr. Desai and Mr. Hoops during the year ended December 31, 2020, none of our other non-employee directors received any compensation for their services as a director. Mr. Hively receives no additional compensation for his service as a director, and the compensation provided to him as an employee is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Veeral Desai	50,000	—	50,000
Alan Hoops	—	22,541	22,541

Amount reflects the aggregate grant date fair market value of stock options granted under the 2019 Plan to the non-employee director during the year ended December 31, 2020, computed in accordance with FASB ASC Topic 718, Compensation — Stock

Compensation. See Note 14 of the audited consolidated financial statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating this amount.

The aggregate number of shares subject to stock options outstanding at December 31, 2020 for the individuals who served as non-employee directors during 2020 was as follows:

Name	Number of Securities
Mark Pacala	570
Veeral Desai	290
Alan Hoops	290

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management”, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, we and certain stockholders of Legacy TOI and DFP entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 30 business days of the closing of the Business Combination. Certain Legacy TOI stockholders and DFP stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering, or up to once in the case of a long-form registration, so long as the aggregate market price of the securities being registered exceeds $25.0 million at the time of the request. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Director and Officer Indemnification

Our Charter and Bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each member of our Board and several of our officers.

Procedures with Respect to Review and Approval of Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the head of our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the head of our legal department will be required to present to the audit committee all relevant facts and circumstances relating to the related person transaction. The audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

Our board of directors has delegated to the officers of the Company the right to approve certain commercial agreement entered into with related parties on arm’s length terms (as determined by the officers of the Company) in the ordinary course of business; provided, however, that any such agreement that is reasonably likely to require, during the term of such agreement, annual payments to or by the Company and its subsidiaries in excess of $500,000 shall be subject to approval in accordance with our related party transaction policy discussed above.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock immediately following the consummation of the Business Combination by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o the Oncology Institute, 18000 Studebaker Rd, Suite 800, Cerritos, California 90703.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	% of Ownership
5% Holders
TOI HC I, LLC (1)	15,662,794	21.0%
M33 Growth I L.P.(2)	15,256,383	20.5%
FMR LLC (3)	12,000,000	16.1%
Jimmy Holdings, Inc.(4)	7,642,253	10.2%
FOG Ventures Investments, LLC (5)	4,634,908	6.2%
OncologyCare Partners, LLC (6)	4,109,771	5.5%
Directors and Executive Officers (7)
Brad Hively (8)	922,516	1.7%
Daniel Virnich (9)	425,089	*
Scott Dalgleish (10)	215,403	*
Yale Podnos (11)	64,527	*
Richard Barasch (12)	85,113	*
Karen Johnson	—	—
Mohit Kaushal (13)	25,534	*
Anne McGeorge	—	—
Maeve O’Meara	—	—%
Ravi Sarin (6)	4,109,771	5.6%
All directors and executive officers as a group (10 individuals)	5,202,539	6.6%
*	Less than one percent
(1)

Consists of 15,662,794 shares of Common Stock for which TOI HC I, LLC is the record owner and excludes 3,325,177 Earnout Shares that may be issued to TOI HC I, LLC pursuant to the Merger Agreement. Havencrest Healthcare Partners, L.P. (“Havencrest”) and its general partner, Havencrest Healthcare Partners GP, LLC (“Havencrest GP”) indirectly have the power to control TOI HC, LLC and may be deemed to have beneficial ownership of the shares directly held by TOI HC I, LLC. Each of Havencrest and Havencrest GP expressly disclaims beneficial ownership of such securities to the extent of their pecuniary interest therein. The business address for TOI HC I, LLC, Havencrest, and Havencrest GP is 2100 McKinney Ave., #1760, Dallas TX 75201.

(2)

Consists of (i) 13,703,803 shares of Common Stock held by M33 Growth I L.P. (“M33”) and (ii) 1,552,580 shares of Common Stock held by TOI M, LLC (“TOI M”). Excludes 2,909,288 Earnout Shares to M33 and 329,609 Earnout Shares to TOI M that may be issued pursuant to the Merger Agreement. M33 Growth I GP LLC is the general partner of M33. Michael Anello, Gabriel Ling and Brian Shortsleeve serve as the managers of M33 Growth I GP LLC. As a result, Mr. Anello, Mr. Ling and Mr. Shortsleeve indirectly have the power to control M33 and may be deemed to have indirect beneficial ownership of the securities held by M33.

M33 is a member of TOI M and Mr. Ling, Mr. Anello and Mr. Shortsleeve each serve as managers of TOI M. As a result, Mr. Ling, Mr. Anello and Mr. Shortsleeve each have the power to control TOI M and may be deemed to have indirect beneficial ownership of the securities held by TOI M. The business address of each of M33 and TOI M is 888 Boylston Street, Suite 500, Boston, MA 02199.

(3)

Consists of (i) 373,842 shares of Common Stock to be owned by Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund; (ii) 1,126,158 shares of Common Stock to be owned by Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund; (iii) 112,536 shares of Common Stock owned by Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio; (iv) 814,767 shares of Common Stock to be owned by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund; (v) 28,268 shares of Common Stock to be owned by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund; (vi) 11,405 shares of Common Stock to be owned by Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC; (vii) 33,024 shares of Common Stock to be owned by Fidelity NorthStar Fund — Sub D by its manager Fidelity Investments Canada ULC; (viii) 2,232,581 shares of Common Stock to be owned by Fidelity Select Portfolios: Select Health Care Portfolio; (ix) 1,472,782 shares of Common Stock to be owned by Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund; (x) 761,936 shares of Common Stock to be owned by Fidelity Central Investment Portfolios LLC: Fidelity U.S. Equity Central Fund — Health Care Sub; (xi) 282,701 shares of Common Stock to be owned by Variable Insurance Products Fund IV: VIP Health Care Portfolio; (xii) 377,375 shares of Common Stock to be owned by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund; (xiii) 1,815,080 shares of Common Stock to be owned by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund; (xiv) 2,110,757 shares of Common Stock to be owned by Fidelity Growth Company Commingled Pool, By: Fidelity Management Trust Company, as Trustee; and (xv) 446,788 shares of Common Stock to be owned by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(4)

Excludes 1,828,363 Earnout Shares to Jimmy Holdings, Inc. and 107,608 Earnout Shares to Agajanian Holdings, Inc. that may be issued pursuant to the Merger Agreement. Jimmy Holdings, Inc. has voting and non-voting securities. Richy Agajanian controls the voting power of the voting securities of Jimmy Holdings, Inc., and, as a result of such control, may be deemed to have indirect beneficial ownership of the securities held by Jimmy Holdings, Inc. The business address for Jimmy Holdings, Inc. is 2810 Pinckard Ave., Redondo Beach, CA 90278. Richy Agajanian disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, if any.

(5)

Dan Murillo, as principal of FOG Ventures Investments, LLC, directly or indirectly has the power to control FOG Ventures Investments, LLC. As a result, Mr. Murillo may be deemed to have indirect beneficial ownership of the securities held by FOG Ventures Investments, LLC. The business address for FOG Ventures Investments, LLC is 19300 S Hamilton Ave, Ste. 285, Gardena, CA 90248.

(6)

Excludes 872,495 Earnout Shares to OncologyCare Holdings, LLC that may be issued pursuant to the Merger Agreement. OncologyCare Holdings, LLC is the manager of OncologyCare Partners, LLC, and Ravi Sarin formerly served as the managing member of OncologyCare Partners, LLC and continues to have the ability to influence the vote and disposition of the shares in certain circumstances, and thus may be deemed to indirectly beneficially own the shares, except to the extent of his pecuniary interest therein.

(7)	Unless indicated otherwise, the address of each stockholder is 18000 Studebaker Rd., Suite 800, Cerritos, CA 90703.
(8)

Consists of (i) 141,380 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $12.50 per share for 20 days within any 30 consecutive trading days for the two-year period following the closing of the Business Combination, subject to continued employment at such time, (ii) 212,070 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $15.00 per share for 20 days within any 30 consecutive trading days for the three-year period following the closing of the Business Combination, subject to continued employment at such time and (iii) 591,954 shares of common stock issuable upon exercise of stock options held by Mr. Hively that are exercisable within 60 days of the Closing Date.

(9)

Consists of (i) 78,094 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $12.50 per share for 20 days within any 30 consecutive trading days for the two-year period following the closing of the Business Combination, subject to continued employment at such time, (ii) 195,236 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $15.00 per share for 20 days within any 30 consecutive trading days for the three-year period following the closing of the Business Combination, subject to continued employment at such time and (iii) 245,909 shares of common stock issuable upon exercise of stock options held by Mr. Virnich that are exercisable within 60 days of the Closing Date.

(10)

Consists of (i) 47,566 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $12.50 per share for 20 days within any 30 consecutive trading days for the two-year period following the closing of the Business Combination, subject to continued employment at such time, (ii) 118,916 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $15.00 per share for 20 days within any 30 consecutive trading days for the three-year period following the closing of the Business Combination, subject to continued employment at such time and (iii) 106,234 shares of common stock issuable upon exercise of stock options held by Mr. Dalgleish that are exercisable within 60 days of the Closing Date.

(11)

Consists of (i) 11,359 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $12.50 per share for 20 days within any 30 consecutive trading days for the two-year period following the closing of the Business Combination, subject to continued employment at such time, (ii) 17,039 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $15.00 per share for 20 days within any 30 consecutive trading days for the three-year period following the closing of the Business Combination, subject to continued employment at such time and (iii) 38,024 shares of common stock issuable upon exercise of stock options held by Mr. Podnos that are exercisable within 60 days of the Closing Date.

(12)

Represents shares held by Mr. Barasch prior to the consummation of the Business Combination, after giving effect to forfeitures pursuant to the Stockholder Support Agreement, dated as of June 28, 2021, by and among DFP, TOI and the Sponsor.

(13)

Represents shares held by Mr. Kaushal prior to the consummation of the Business Combination, after giving effect to forfeitures pursuant to the Stockholder Support Agreement, dated as of June 28, 2021, by and among DFP, TOI and the Sponsor.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock and Warrants after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Securities Beneficially		Securities to be		Shares Beneficially Owned after this
	Owned prior to this Offering		Sold in this Offering		Offering+
			Shares of		Shares of
	Shares of		Common		Common
Names and Addresses	Common Stock	Warrants	Stock	Warrants	Stock	Percentage	Warrants	Percentage
Empery Tax Efficient, LP(1)	35,272	—	35,272	—	—	—%	—	—%
Empery Tax Efficient III, LP(1)	33,251	—	33,251	—	—	—%	—	—%
Empery Asset Master, LTD (1)	131,477	—	131,477	—	—	—%	—	—%
Dev Naik L.L.C.(2)	800,000	—	800,000	—	—	—%	—	—%
Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio(3)	112,536	—	112,536	—	—	—%	—	—%
Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund(4)	373,842	—	373,842	—	—	—%	—	—%
Variable Insurance Products Fund IV: VIP Health Care Portfolio(5)	282,701	—	282,701	—	—	—%	—	—%
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(6)	28,268	—	28,268	—	—	—%	—	—%
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(4)	814,767	—	814,767	—	—	—%	—	—%
Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund(4)	1,472,782	—	1,472,782	—	—	—%	—	—%
Fidelity Growth Company Commingled Pool (4)	2,110,757	—	2,110,757	—	—	—%	—	—%
Fidelity NorthStar Fund – Sub D(7)	33,024	—	33,024	—	—	—%	—	—%
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(4)	377,375	—	377,375	—	—	—%	—	—%
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(8)	446,788	—	446,788	—	—	—%	—	—%
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(8)	1,815,080	—	1,815,080	—	—	—%	—	—%
Fidelity Select Portfolios: Select Health Care Portfolio(4)	2,232,581	—	2,232,581	—	—	—%	—	—%
Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund(4)	1,126,158	—	1,126,158	—	—	—%	—	—%
Fidelity Central Investment Portfolios LLC: Fidelity U.S. Equity Central Fund – Health Care Sub(9)	761,936	—	761,936	—	—	—%	—	—%
Fidelity U.S. Growth Opportunities Investment Trust(10)	11,405	—	11,405	—	—	—%	—	—%
CVI Investments, Inc.(11)	200,000	—	200,000	—	—	—%	—	—%
Hongkou Capital Master LP (12)	400,000	—	400,000	—	—	—%	—	—%
Parian Global Management LP(13)	400,000	—	400,000	—	—	—%	—	—%
Entities affiliated with Redmile Group, LLC(14)	2,500,000	—	2,500,000	—	—	—%	—	—%
Velan Capital Partners LP(15)	600,000	—	600,000	—	—	—%	—	—%
Saba Capital SPAC Opportunities Ltd.(16)	6,444	—	6,444	—	—	—%	—	—%
Saba Capital Master Fund, Ltd. (16)	102,657	—	102,657	—	—	—%	—	—%
Saba Capital Master Fund II, Ltd.(16)	259,331	—	259,331	—	—	—%	—	—%
Saba Capital Master Fund III, LP(16)	31,568	—	31,568	—	—	—%	—	—%
Deerfield Private Design Fund IV, L.P.(17)	15,864,560	3,177,543	15,864,560	3,177,543	—	—%	—	—%
Deerfield Partners, L.P.(18)	15,864,560	3,177,543	15,864,560	3,177,543	—	—%	—	—%
DFP Sponsor LLC(19)	7,739,583	3,177,543	7,739,583	3,177,543	—	—%	—	—%
M33 Growth I L.P.(20)	16,613,011	—	16,613,091	—	—	—%	—	—%
TOI M, LLC(20)	1,882,189	—	1,882,189	—	—	—%	—	—%
TOI HC I, LLC(21)	18,987,971	—	18,987,971	—	—	—%	—	—%
Oncology Care Partners, LLC(22)	4,982,266	—	4,982,266	—	—	—%	—	—%
Jimmy Holdings, Inc.(23)	9,470,616	—	9,470,616	—	—	—%	—	—%
Agajanian Holdings, LLC (23)	614,479	—	614,479	—	—	—%	—	—%
Richard Barasch (24)	85,113	—	85,113	—	—	—%	—	—%
Steven Hochberg (25)	85,113	—	85,113	—	—	—%	—	—%
Christopher Wolfe (26)	85,113	—	85,113	—	—	—%	—	—%
Jennifer Carter (27)	25,534	—	25,534	—	—	—%	—	—%
Mohit Kaushal (28)	25,534	—	25,534	—	—	—%	—	—%

Gregory Sorensen (29)	25,534	—	25,534	—	—	—%	—	—%

+assumes all securities being offered by the selling securityholders pursuant to the Registration Statement of which this prospector forms a part.

(1)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(2)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is 407 Saint Andrews Drive, Belleair, FL 33756.

(3)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Ave, 32nd Floor, Chicago, Illinois 60604, Ref: Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio, acct # F83514.

(4)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is Mag & Co., c/o Brown Brothers Harriman & Co., Attn: Corporate Actions /Vault, 140 Broadway, New York, NY 10005.

(5)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: NOMINEE TBD FBO Variable Insurance Products Fund IV: VIP Health Care Portfolio.

(6)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund.

(7)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: THISBE co fbo Fidelity NorthStar Fund — Sub D.

(8)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is BNY Mellon, PO Box 392002, Pittsburgh PA 15230.

(9)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is Gerlach & Co, C/o Citibank N.A/Custody IC&D Lock Box, P.O Box 7247-7057, Philadelphia, PA 19170-7057, Name of Security/CUSIP Reference: Account Number: 265106.

(10)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: THISBE co fbo Fidelity U.S. Growth Opportunities Investment Trust.

(11)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(12)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is 250 W 55th street, Suite 1601, New York NY 10019.

(13)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is 61 Pound Ridge Road, Pound Ridge, NY 10576.

(14)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholders. The shares were issued to the selling securityholders on November 12, 2021 in connection with the closing of the Business Combination. The aggregate amount of shares consists of (i) 1,517,800 shares held by Redmile Capital Offshore Master Fund, Ltd., (ii) 54,200 shares held by Redmile Capital Offshore Fund (ERISA), Ltd., (iii) 796,100 shares held by Redmile Capital Fund, LP and (iv) 131,900 shares held by Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC. Redmile Group, LLC is the investment manager/adviser to each of the private investment vehicles and separately managed accounts listed in (i) through (iv) (collectively, the “Redmile Funds”) and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the selling securityholders is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.

(15)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is 450 West 31st Street, Floor 12, New York, NY 10001.

(16)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of June 28, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is c/o Saba Capital Management, LP, 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(17)

The reported shares beneficially owned by Deerfield Partners, L.P. (“Deerfield Partners”) include: (i) 1,605,477 shares of Common Stock held by Deerfield Partners; (ii) 5,894,500 shares of Common Stock issuable upon conversion of Series A Common Equivalent Preferred held by Deerfield Partners; (iii) 625,000 shares of Common Stock issuable upon exercise of warrants held by Deerfield Partners, which will become exercisable within 60 days; (iv) 40 shares of Common Stock held by DFP Sponsor LLC (the “Sponsor”); (v) 4,562,000 shares of Common Stock issuable upon conversion of Common Equivalent Preferred Stock held by the Sponsor (including the Sponsor Earnout Shares that may be released to the Sponsor based on the terms of the Merger Agreement); and (vi) 3,177,543 shares of Common Stock issuable upon exercise of warrants held by the Sponsor, which will become exercisable within 60 days (including 373,333 Sponsor Earnout Warrants that may be released to the Sponsor based on the terms of the Merger Agreement). The terms of the Series A Common Equivalent Preferred Stock and provisions of the warrants to which Deerfield Partners and the Sponsor have elected to be subject restrict the conversion of such stock or the exercise of such warrants, as applicable, to the extent that, upon such conversion or exercise, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 4.9% of the total number of shares of Common Stock then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, Deerfield Partners disclaims beneficial ownership of the shares of Common Stock issuable upon conversion of such Series A Common Equivalent Preferred Stock and exercise of such warrants to the extent that upon such conversion or exercise the number of shares beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Ownership Cap.

(18)

The reported shares beneficially owned by Deerfield Private Design Fund IV, L.P. (“Deerfield Private Design Fund IV”) include: (i) 1,605,477 shares of Common Stock held by Deerfield Private Design Fund IV; (ii) 5,894,500 shares of common stock issuable upon conversion of Series A Common Equivalent Preferred held by Deerfield Private Design Fund IV; (iii) 625,000 shares of Common Stock issuable upon exercise of warrants held by Deerfield Private Design Fund IV, which will become exercisable within 60 days; (iv) 40 shares of Common Stock held by the Sponsor; (v) 4,562,000 shares of Common Stock issuable upon conversion of Common Equivalent Preferred Stock held by the Sponsor (including the Sponsor Earnout Shares that may be released to the Sponsor based on the terms of the Merger Agreement); and (vi) 3,177,543 shares of Common Stock issuable upon exercise of warrants held by the Sponsor, which will become exercisable within 60 days (including 373,333 Sponsor Earnout Warrants that may be released to the Sponsor based on the terms of the Merger Agreement). The terms of the Series A Common Equivalent Preferred Stock and provisions of the warrants to which Deerfield Private Design Fund IV and the Sponsor have elected to be subject restrict the conversion of such stock or the exercise of such warrants, as applicable, to the extent that, upon such conversion or exercise, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 4.9% of the total number of shares of Common Stock then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, Deerfield Private Design Fund IV disclaims beneficial ownership of the shares of Common Stock issuable upon conversion of such Series A Common Equivalent Preferred Stock and exercise of such warrants to the extent that upon such conversion or exercise the number of shares beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Ownership Cap. These shares are being registered in accordance with the terms of the Deerfield Subscription Agreements and the New Registration Rights Agreement in connection with the closing of the Business Combination. The address of the selling securityholder is 345 Park Avenue South, New York, NY 10010.

(19)

The reported shares include: (i) 40 shares of Common Stock held by the Sponsor; (ii) 4,562,000 shares of Class A Common Stock issuable upon conversion of Common Equivalent Preferred Stock held by the Sponsor (including the Sponsor Earnout Shares that may be released to the Sponsor based on the terms of the Merger Agreement); and (iii) 3,177,543 shares of Common Stock issuable upon exercise of warrants held by the Sponsor, which will become exercisable within 60 days (including 373,333 Sponsor Earnout Warrants that may be released to the Sponsor based on the terms of the Merger Agreement). The terms of the Common Equivalent Preferred Stock and provisions of the warrants to which the Sponsor has elected to be subject restrict the conversion of such shares or the exercise of such warrants, as applicable, to the extent that, upon such conversion or exercise, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed the Ownership Cap. Accordingly, notwithstanding the number of shares reported, the reporting person disclaims beneficial ownership of the shares of Common Stock issuable upon conversion of such Common Equivalent Preferred Stock and exercise of such warrants to the extent that upon such conversion or exercise the number of shares beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Ownership Cap.

(20)

These shares are being registered in accordance with the terms of the New Registration Rights Agreement. Consists of (i) 13,703,803 shares of Common Stock for which M33 is the current record owner, (ii) 1,552,580 shares of Common Stock for which TOI M is the current record owner, (iii) 2,909,288 Earnout Shares that may be issued to M33 pursuant to the Merger Agreement and (iv) 329,609 Earnout Shares that may be issued to TOI M pursuant to the Merger Agreement. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is 888 Boylston St, Suite 500, Boston, MA 2199.

(21)

These shares are being registered in accordance with the terms of the New Registration Rights Agreement. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. Consists of 15,662,794 shares of Common Stock for which TOI HC I, LLC is the current record owner and also includes 3,325,177 Earnout Shares that may be issued to TOI HC I, LLC pursuant to the Merger Agreement. Havencrest Healthcare Partners, L.P. (“Havencrest”) and its general partner, Havencrest Healthcare Partners GP, LLC (“Havencrest GP”) indirectly have the power to control TOI HC, LLC and may be deemed to have beneficial ownership of the shares directly held by TOI HC I, LLC. Havencrest GP is managed by a board of three managers, none of none of whom individually have voting and dispositive power over these shares. Each such person expressly disclaims beneficial ownership of such securities to the extent of their pecuniary interest therein. The business address for TOI HC I, LLC, Havencrest, and Havencrest GP is 2100 McKinney Ave., #1760, Dallas TX 75201. The address of the selling securityholder is 2100 McKinney Ave, Suite 1760, Dallas, TX 75201.

(22)

These shares are being registered in accordance with the terms of the New Registration Rights Agreement. Consists of 4,109,771 shares of Common Stock for which Oncology Care Partners, LLC is the current record owner and 872,495 Earnout Shares that may be issued to Oncology Care Partners, LLC pursuant to the Merger Agreement. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is 10207 Clematis Ct., Los Angeles, CA 90077.

(23)

These shares are being registered in accordance with the terms of the New Registration Rights Agreement. Consists of (i) 7,642,253 shares of Common Stock for which Jimmy Holdings, Inc. is the current record owner, (ii) 506,871 shares of Common Stock for which Agajanian Holdings, LLC is the current record owner, (iii) 1,828,363 Earnout Shares that may be issued to Jimmy Holdings, Inc. pursuant to the Merger Agreement and (iv) 107,608 Earnout Shares that may be issued to Agajanian Holdings, LLC pursuant to the Merger Agreement. The shares were issued to the selling securityholder on November 12, 2021 in connection with the closing of the Business Combination. The address of the selling securityholder is 1639 5th St., Manhattan Beach, CA 90266.

(24)

The shares were issued to the selling securityholder on November 12, 2021 in connection with the Business Combination. The address of the selling stockholder is 18000 Studebaker Rd, Suite 800, Cerritos, CA 90703.

(25)	The shares were issued to the selling securityholder on November 12, 2021 in connection with the Business Combination. The address of the selling stockholder is 345 Park Avenue, New York, NY 10010.
(26)	The shares were issued to the selling securityholder on November 12, 2021 in connection with the Business Combination. The address of the selling stockholder is 345 Park Avenue, New York, NY 10010.

(27)	The shares were issued to the selling securityholder on November 12, 2021 in connection with the Business Combination. The address of the selling stockholder is 345 Park Avenue, New York, NY 10010.
(28)

The shares were issued to the selling securityholder on November 12, 2021 in connection with the Business Combination. The address of the selling stockholder is 18000 Studebaker Rd, Suite 800, Cerritos, CA 90703.

(29)	The shares were issued to the selling securityholder on November 12, 2021 in connection with the Business Combination. The address of the selling stockholder is 345 Park Avenue, New York, NY 10010.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes some of the terms of our Charter and Bylaws and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption provisions or sinking fund provisions applicable to the Common Stock. All shares of our Common Stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of our preferred stock that the board of directors may authorize and issue in the future.

Preferred Stock

Series A Common Equivalent Preferred Stock

Each share of Series A Common Equivalent Preferred Stock is convertible into 100 shares of Common Stock (subject to adjustment) at the option of the holder thereof and, in limited circumstances, at the election of the Company, subject to the beneficial ownership limitation described below. Each share of Series A Common Equivalent Preferred Stock is entitled to a de minimis liquidation preference of $0.0001 per share. The Series A Common Equivalent Preferred Stock does not have any voting rights (except in certain circumstances related to the Common Equivalent Preferred Stock). The terms of the Series A Common Equivalent Preferred Stock otherwise are substantially equivalent to the terms of the Common Stock. The ability of a holder to convert Series A Common Equivalent Preferred Stock into Class A Common Stock is prohibited to the extent that, upon such conversion, such holder, its affiliates and other persons whose ownership of Class A Common Stock would be aggregated with that of such holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, would exceed 4.9% of the total number of shares of Common Stock then outstanding.

Under the terms of the certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.

Redeemable Warrants

Public Stockholders’ Warrants

Each whole warrant will entitle the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. A warrantholder may exercise its warrants only for a whole number of shares of Common Stock. This means only a whole warrant may be exercised at a given time by a warrantholder. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless you purchased at least five Units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to satisfying its obligations described below with respect to registration. No warrant will be exercisable and will not be obligated to issue a share of Common Stock upon exercise of a warrant unless the share of Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

is not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the warrants. We will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the combined company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we elects, we will not be required to file or maintain in effect a registration statement, and in the event combined company does not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash

Once the warrants become exercisable, we may call the warrants for redemption for cash:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ pripr written notice of redemption (the “30-day redemption”); and
•

if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants for shares of common stock

Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;
•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of Common Stock (as defined below) except as otherwise described below; and

•

if, and only if, the closing price of shares of Common Stock equals or exceeds $10.00 per public share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

•

if, and only if, the Private Placement Warrants are also concurrently called for redemption at the same price (equal to a number of shares of Common Stock ) as the outstanding Public Warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.in whole and not in part;

The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” (defined below) of the Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

Cashless Exercise and Redemption Procedures

If we call the warrants for redemption as described above, our Management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Our Management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of its warrants. If Management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value:” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to it if it does not need the cash from the exercise of the warrants after the Business Combination. If we call its warrants for redemption and its management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a share capitalization payable in shares of Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock ) and (ii) the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for share of Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Common Stock on account of such Common Stock (or other securities into which the warrants are convertible), other than (a) as described in the paragraph immediately above, (b) certain ordinary cash dividends or $0.50 per annum subject to adjustment, (c) to satisfy the redemption rights of the holders of DFP Class A Common Stock in connection with the Business Combination including in connection with a vote to extend the time DFP has to complete the Business Combination, or (d) in connection with the redemption of Public Shares upon DFP’s failure to complete an initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In addition, if (x) issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at a Newly Issued Price of less than $9.20 per share of Common Stock, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger prices described above under “— Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “— Redemption of warrants for shares of Common Stock “ will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Common Stock — (other than those described above or that solely affects the par value of such Common Stock — ), or in the case of any merger or consolidation of with or into another corporation (other than a consolidation or merger in which is the continuing corporation and that does not result in any reclassification or reorganization of’s outstanding Common Stock ), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreements executed in connection with the IPO) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and DFP. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of the then outstanding Private Placement Warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrantholder.

Private Placement Warrants

The Private Placement Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business combination (except, among other limited exceptions to DFP’s officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by the combined company for cash so long as they are held by the Initial Stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described herein, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the Units in the IPO. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the Units sold in the IPO.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of the Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with the combined company following the Closing. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in the securities if he or she is in possession of material non-public information. Accordingly, unlike Public Stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The Initial Stockholders have agreed not to transfer, assign or sell any of the Private Placement Warrants (including the Common Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the Closing (except in limited circumstances).

Dividends

DFP has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon many factors, including our financial condition, results of operations, projections, liquidity, earnings, legal requirements, restrictions in its debt agreements and other factors that its board of directors deems relevant.

Anti-Takeover Provisions

Authorized but Unissued Shares

Our Charter authorizes 510,000,000 shares of capital stock, consisting of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.

Exclusive Forum for Certain Lawsuits

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a breach of fiduciary duty owed by any current or former director, officer, stockholder or employee of the company to the company or our stockholders; (iii) any action, suit or proceeding asserting a claim against us arising under the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or stockholder governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (A) the personal jurisdiction of the state and federal courts within Delaware and (B) service of process on such stockholder’s counsel. The provision of our Charter described in the immediately preceding sentence does not apply to (i) suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) any action arising under the Securities Act, as to which the federal district court for the United States of America shall have exclusive jurisdiction. Special Meeting of Stockholders

Special Meetings of Stockholders

Our Charter provides that special meetings of our stockholders may be called at any time by the board of directors acting pursuant to a resolution adopted by the board of directors, the chairperson of the board of directors, the Chief Executive Officer or President, subject to the rights of holders of any series of preferred stock then outstanding.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware law, our Charter or Bylaws, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board or the chairman of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Action by written consent

Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other outstanding class or series of our stock, the Charter does not permit our holders of Common Stock to act by consent in writing.

Dissenter’s Rights of Appraisal and Payment

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances.

Stockholders’ Derivative Actions

Under the DGCL, any of stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Conflicts of Interest

Our Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our directors or their affiliates, other than those directors or affiliates who are our or our subsidiaries’ employees. Our Charter provides that, to the fullest extent permitted by law, none of the our directors who are not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any fiduciary duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. Our Charter does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer. To the fullest extent permitted by law, a business opportunity will not be deemed to be a potential corporate opportunity for us if we are neither financially nor legally able, nor contractually permitted to undertake the opportunity, the opportunity is not in the line of our business or is of no practical advantage to us or it is one in which we have no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

Registration Rights

At the Closing, DFP entered into the New Registration Rights Agreement. Pursuant to the terms of the New Registration Rights Agreement, we are obligated to file a registration statement to register the resale of all Common Stock held by the Rights Holders. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Rights Holders may demand at any time or from time to time, that we file a registration statement on Form S-1 or Form S-3 to register certain shares of Common Stock held by or otherwise issuable to such Rights Holders. The New Registration Rights Agreement will also provides the Rights Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Transfer Agent, Warrant Agent and Registrar

The transfer agent for our capital stock will be Continental Stock Transfer & Trust Company. We agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

Application will be made for the shares of Common Stock and Public Warrants to be approved for listing on Nasdaq under the symbols “TOI” and “TOIW” respectively.

PLAN OF DISTRIBUTION

We are registering 81,264,674 shares of Common Stock (including shares of Common Stock issuable upon conversion of senior a Common Equivalant Preferred Stock) and 5,333,334 Warrants for possible sale by the Selling Securityholders from time to time and up to 15,333,301 shares of Common Stock that are issuable upon the exercise of the Warrants. The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their shares of Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;
•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 or another exemption from registration under the securities act. may be sold under Rule 144 rather than pursuant to this prospectus. A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares or grant a security interest in shares to a broker-dealer or other financial institution, and, upon a default under the secured obligation, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the Warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding.

LEGAL MATTERS

The validity of the shares of Common Stock and Warrants offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The balance sheets of DFP Healthcare Acquisitions Corp, as of December 31, 2020 and December 31, 2019 and the related statements of operations, changes in stockholder’s equity and cash flows for the year ended December 31, 2020 and for the period from November 1, 2019 (inception) through December 31, 2019, included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of TOI Parent, Inc. as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 and period from September 20, 2018 through December 31, 2018 (successor periods) and for the period from January 1, 2018 through September 19, 2018 (predecessor period), included in this prospectus and in the registration statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock and Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

TOI PARENT, INC.

Page
Condensed Consolidated Financial Statements as of September 30, 2021 and December 31, 2020 and for the nine months ended September 30, 2021 and 2020
Condensed Consolidated Balance Sheets for the three months ended September 30, 2021 and year ended December 31, 2020 (Unaudited)	F-3
Condensed Consolidated Statements of Operations for the three months ended September 30, 2021 and September 30, 2020 and for the nine months ended September 30, 2021 and 2020 (Unaudited)	F-4
Condensed Consolidated Statements of Convertible Preferred Shares and Changes in Stockholders’ Deficit for the nine months ended September 30, 2021 and September 30, 2020	F-5
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2021 and September 30, 2020 (Unaudited)	F-6
Notes to Condensed Consolidated Financial Statements	F-7

Audited Financial Statements for the years ended December 31, 2020, 2019 and the periods from September 20, 2018 through December 31, 2018 (Successor Periods) and from January 1, 2018 through September 19, 2018 (Predecessor Periods)

Report of Independent Registered Public Accounting Firm	F-29
Consolidated Balance Sheets for the year ended December 31, 2020 and 2019	F-30
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019 and for the three months ended December 31, 2018 and for the period January 1, 2018 through September 19, 2018	F-31

Consolidated Statements of Convertible Preferred Shares and Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2020, 2019, 2018 and 2017 and for the month ended September 19, 2018

F-32
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019 and for the three months ended December 31, 2018 and for the period January 1, 2018 through September 19, 2018	F-33
Notes to Consolidated Financial Statements	F-34

DFP Healthcare Acquisitions Corp.
Page
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2021 (unaudited) and December 31, 2020	F-66
Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2021 and 2020	F-67
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity for the three and nine months ended September 30, 2021 and 2020	F-68
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2021 and 2020	F-69
Notes to Unaudited Condensed Consolidated Financial Statements	F-70

Audited Financial Statements for the year ended December 31, 2020 (As Restated) and for the period from November 1, 2019 (inception) through December 31, 2019
Report of Independent Registered Public Accounting Firm	F-86
Balance Sheets as of December 31, 2020 (As Restated) and 2019	F-87
Statements of Operations for the year ended December 31, 2020 (As Restated) and for the period from November 1, 2019 (inception) through December 31, 2019	F-88
Statements of Changes in Stockholders’ Equity for the year ended December 31, 2020 (As Restated) and for the period from November 1, 2019 (inception) through December 31, 2019	F-89
Statements of Cash Flows for the year ended December 31, 2020 (As Restated) and for the period from November 1, 2019 (inception) through December 31, 2019	F-90
Notes to Financial Statements (As Restated)	F-91

TOI Parent, Inc.

Condensed Consolidated Financial Statements

As of September 30, 2021 and December 31, 2020 and for the nine months ended September 30, 2021 and 2020

(Unaudited)

TOI Parent, Inc.

Condensed Consolidated Balance Sheets

(In US Dollars, except share data)

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$11,531,997	$5,997,530
Accounts receivable	22,256,605	17,145,910
Other receivables	581,451	112,663
Inventories, net	5,756,578	4,354,232
Prepaid expenses	2,077,045	2,109,256
Deferred transaction costs	9,094,029	—
Total current assets	51,297,705	29,719,591
Property and equipment, net	3,517,179	2,104,225
Intangible assets, net	18,156,667	19,515,569
Goodwill	15,680,160	14,226,674
Other assets	250,420	122,509
Deferred income taxes asset	1,925,196	—
Total assets	$90,827,327	$65,688,568
Liabilities and stockholders’ deficit
Current liabilities:
Current portion of long-term debt	$4,895,275	$5,367,758
Accounts payable	19,013,532	12,643,024
Income taxes payable	6,159,079	1,143,956
Accrued expenses and other current liabilities	11,758,211	9,452,120
Total current liabilities	41,826,097	28,606,858
Long-term debt, net of unamortized debt issuance costs and current portion	—	6,561,238
Other non-current liabilities	1,517,844	806,186
Deferred income taxes liability	—	1,612,769
Total liabilities	43,343,941	37,587,051
6% cumulative preferred shares, $0.001 par value. Authorized 20,000 shares; 11,451 shares issued and outstanding at September 30, 2021 and 10,000 issued and outstanding at December 31, 2020	100,113,700	80,113,700
Stockholders’ deficit:
Common shares, $0.0001 par value. Authorized 400,000 shares; 100 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	447,030	294,413
Accumulated deficit	(53,077,344)	(52,306,596)
Total stockholders’ deficit	(52,630,314)	(52,012,183)
Total liabilities, cumulative preferred shares and stockholders’ deficit	$90,827,327	$65,688,568

Note:   The Company’s unaudited condensed consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The unaudited condensed consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $31,261,239 and $22,638,470 as of September 30, 2021 and December 31, 2020, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $57,055,742 and $40,426,148 as of September 30, 2021 and December 31, 2020, respectively. See Note 17 — Variable Interest Entities for further details.

See accompanying notes to the unaudited condensed consolidated financial statements.

TOI Parent, Inc.

Condensed Consolidated Statement of Operations

(In US Dollars, except share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue
Patient services	$32,967,401	$29,663,884	$92,375,768	$86,985,513
Dispensary	17,918,035	16,162,528	53,317,877	46,347,096
Clinical trials & other	1,389,522	1,423,032	5,004,889	5,216,372
Total operating revenue	52,274,958	47,249,444	150,698,534	138,548,981
Operating expenses
Direct costs – patient services	25,390,950	24,078,152	72,050,631	72,830,254
Direct costs – dispensary	15,279,173	13,431,738	45,639,083	38,896,324
Direct costs – clinical trials & other	182,230	166,238	493,988	786,992
Selling, general and administrative expense	12,729,425	9,492,069	35,119,854	26,861,651
Depreciation and amortization	850,199	792,475	2,421,577	2,388,219
Total operating expenses	54,431,977	47,960,672	155,725,133	141,763,440
Loss from operations	(2,157,019)	(711,228)	(5,026,599)	(3,214,459)
Other non-operating (income) expense
Interest expense	77,983	107,143	259,894	259,013
Gain on debt extinguishment	—	—	(5,186,341)	—
Other, net	(53,383)	(119,233)	(1,125,527)	6,328,119
Total other non-operating (income) expense	24,600	(12,090)	(6,051,974)	6,587,132
(Loss) income before provision for income taxes	(2,181,619)	(699,138)	1,025,375	(9,801,591)
Income tax (expense) benefit	(798,504)	23,190	(1,796,123)	298,102
Net loss	$(2,980,123)	$(675,948)	$(770,748)	$(9,503,489)
Loss per share attributable to TOI Parent, Inc. common stockholders:
Basic and diluted	$(26.03)	$(67.59)	$(6.73)	$(950.35)
Weighted average number of shares outstanding:
Basic and diluted	114,510	10,000	114,510	10,000

See accompanying notes to the unaudited condensed consolidated financial statements.

TOI Parent, Inc.

Condensed Consolidated Statements of Convertible Preferred Shares and Changes in Stockholders’ Deficit

(In US Dollars, except share data)

(Unaudited)

	Cumulative Preferred
	Shares		Common Shares		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December, 31, 2019	10,000	$48,143,362	—	—	$94,007	$(6,015,023)	$(5,921,016)
Net loss	—	—	—	—	—	(9,845,729)	(9,845,729)
Share-based compensation expense	—	—	—	—	34,106	—	34,106
Balance at March 31, 2020	10,000	48,143,362	—	—	128,113	(15,860,752)	(15,732,639)
Net income	—	—	—	—	—	1,018,188	1,018,188
Share-based compensation expense	—	—	—	—	42,220	—	42,220
Balance at June 30, 2020	10,000	48,143,362	—	—	170,333	(14,842,564)	(14,672,231)
Net loss	—	—	—	—	—	(675,948)	(675,948)
Share-based compensation expense	—	—	—	—	36,343	—	36,343
Balance at September 30, 2020	10,000	$48,143,362	—	—	$206,676	$(15,518,512)	$(15,311,836)

	Cumulative Preferred
	Shares		Common Shares		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December, 31, 2020	10,000	$80,113,700	100	—	$294,413	$(52,306,596)	$(52,012,183)
Net loss	—	—	—	—	—	(994,650)	(994,650)
Series A Preferred Shares issued	1,451	20,000,000	—	—	—	—	—
Share-based compensation expense	—	—	—	—	41,667	—	41,667
Balance at March 31, 2021	11,451	100,113,700	100	—	336,080	(53,301,246)	(52,965,166)
Net income	—	—	—	—	—	3,204,025	3,204,025
Share-based compensation expense	—	—	—	—	51,272	—	51,272
Balance at June 30, 2021	11,451	100,113,700	100	—	387,352	(50,097,221)	(49,709,869)
Net loss	—	—	—	—	—	(2,980,123)	(2,980,123)
Share-based compensation expense	—	—	—	—	59,678	—	59,678
Balance at September 30, 2021	11,451	$100,113,700	100	—	$447,030	$(53,077,344)	$(52,630,314)

See accompanying notes to the unaudited condensed consolidated financial statements.

TOI Parent, Inc.

Condensed Consolidated Statement of Cash Flows

(In US Dollars)

(Unaudited)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(770,748)	$(9,503,489)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	2,421,577	2,388,219
Amortization of debt issuance costs	52,787	41,950
Impairment loss	—	7,500,000
Share-based compensation	152,617	112,669
Deferred taxes	(3,537,965)	(888,897)
Gain on debt extinguishment	(5,186,341)	—
Bad debt recovery, net	(667,099)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,194,781)	(4,142,477)
Inventories	(1,339,690)	(782,278)
Other receivables	(319,390)	55,906
Prepaid expenses	32,211	(982,021)
Other current assets	(9,094,029)	—
Other assets	(127,911)	(16,075)
Accrued expenses and other current liabilities	1,431,749	5,067,777
Income taxes payable	5,015,123	532,044
Accounts payable	6,250,508	2,084,374
Other non-current liabilities	536,674	(83,991)
Net cash (used in) provided by operating activities	(9,344,708)	1,383,711
Cash flows from investing activities:
Purchases of property and equipment	(1,975,629)	(835,539)
Purchases of intangible asset in acquisition	(200,000)	—
Cash paid for acquisition, net	(827,457)	(150,000)
Issuance of notes receivable	—	(7,500,000)
Net cash used in investing activities	(3,003,086)	(8,485,539)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	—	12,399,008
Principal payments on long-term debt	(2,093,750)	(93,750)
Principal payments on capital leases	(23,989)	(26,251)
Deferred offering costs	—	(342,500)
Issuance of preferred stock	20,000,000	—
Net cash provided by financing activities	17,882,261	11,936,507
Net increase in cash	5,534,467	4,834,679
Cash at beginning of period	5,997,530	2,446,201
Cash at end of period	$11,531,997	$7,280,880
Supplemental disclosure of non-cash investing and financing activities:
Interest and principal forgiven from Paycheck Protection Program loans	$5,186,341	$—
Cash paid for:
Income taxes	$428,537	$58,500
Interest	193,096	168,530

See accompanying notes to the unaudited condensed consolidated financial statements.

TOI Parent Inc.

Notes to Condensed Consolidated Financial Statements

As of September 30, 2021 and December 31, 2020 and For the Nine Months Ended September 30, 2021 and 2020

(In US Dollars)

(Unaudited)

Note 1.  Description of the Business

Founded in 2018, TOI Parent, Inc. (“TOI Parent”) is the successor entity to The Oncology Institute CA, a Professional Corporation (“TOI CA”), which was founded in 2007. TOI Parent is a community oncology practice that operates value-based oncology services platforms. TOI Parent has three wholly-owned subsidiaries, TOI Acquisition, LLC (“TOI Acquisition”), TOI Management, LLC (“TOI Management”), and Hope, Health, and Healing Center, LLC (“HHHC”). Additionally, TOI Management holds master services agreements that confer controlling financial interests to TOI CA and its wholly-owned subsidiary Innovative Clinical Research Institute, LLC (“ICRI”) as well as The Oncology Institute FL, LLC (“TOI FL,” together with TOI Parent, TOI CA, and ICRI, the “Company”).

Concurrent with its founding in 2018, TOI Parent entered into a purchase agreement among TOI Acquisition, TOI Management, HHHC, Richy Agajanian Holdings, TOI CA, ICRI, and Richy Agajanian, M.D., not individually but in his capacity as the representative of the shareholders of TOI CA. As a result of the purchase, a portion of TOI Parent was sold to TOI HC I, LLC; M33 Growth I L.P.; TOI M, LLC; and OncologyCare Partners, LLC.

Operationally, the Company’s medical centers provide a complete suite of medical oncology services including: physician services, in-house infusion and pharmacy, clinical trials, educational seminars, support groups, counseling, and 24/7 patient assistance. TOI’s mission is to heal and empower cancer patients through compassion, innovation, and state-of-the-art medical care. The Company brings comprehensive, integrated cancer care into the community setting, including clinical trials, palliative care programs, stem cell transplants, transfusions, and other care delivery models traditionally associated with non-community-based academic and tertiary care settings. In addition, the Company, through ICRI, performs cancer clinical trials through a network of experienced cancer care specialists. ICRI conducts clinical trials for a broad range of pharmaceutical and medical device companies from around the world.

The Company has 90 oncologists and mid-level professionals across 62 clinic locations located within four states: California, Nevada, Arizona, and Florida. TOI CA is comprised of the clinic locations in California, Nevada, and Arizona and TOI FL is comprised of the clinic locations in Florida. The Company has contractual relationships with multiple payors, serving Medicare, including Medicare Advantage, MediCal, and commercial patients.

Note 2.  Summary of Significant Accounting Policies

Unaudited Interim Financial Information

The accompanying interim condensed consolidated financial statements are unaudited and have been prepared in accordance with Article 10 of Regulation S-X issued by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and note disclosures required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements. However, the Company believes that the disclosures are adequate to make that information not misleading. In the opinion of management, all adjustments (of normal and recurring nature) considered necessary for fair presentation have been reflected in these interim statements. As such, the information included in the accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes as of, and for the year ended December 31, 2020, issued on June 27, 2021.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of TOI Parent, its subsidiaries, all of which are controlled by the Parent through majority voting control or are variable interest entities (“VIEs”) for which TOI Parent (through TOI Management) is the primary beneficiary. The Company consolidates entities in which it has a controlling financial interest based on either the variable interest entity or voting interest model. All significant intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entities

The Company consolidates entities for which it has a variable interest and is determined to be the primary beneficiary. Noncontrolling interests in less-than-wholly-owned consolidated subsidiaries of the Company are presented as a component of total equity, to the extent they are material, to distinguish between the interests of the Company and the interests of the noncontrolling owners. Revenues, expenses, and income from these subsidiaries are included in the consolidated amounts as presented on the consolidated statements of operations.

The Company holds variable interests in clinical practices, for which it cannot legally own, as a result of entering into master services agreements (“MSAs”) with such practices. TOI Parent holds a variable interest in TOI CA, which is a VIE. The Company is the primary beneficiary of TOI CA and thus, consolidates TOI CA in its financial statements. Further, as a result of the February 2021 acquisition, discussed in Note 16, the Company holds an additional variable interest in TOI FL, which was determined to be a VIE. The Company determined that it is a primary beneficiary of TOI FL and thus, consolidates the entity in its financial statements. As discussed in Note 17, the shareholders of the Company’s consolidating VIEs own a minority of the issued and outstanding common shares of the Company.

Business Combinations

The Company accounts for all transactions that represent business combinations using the acquisition method of accounting under Accounting Standards Codification Topic No. 805, Business Combinations (“ASC 805”). Per ASC 805, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity are recognized and measured at their fair values on the date an entity obtains control of the acquiree. Such fair values that are not finalized for reporting periods following the acquisition date are estimated and recorded as provisional amounts. Adjustments to these provisional amounts during the measurement period (defined as the date through which all information required to identify and measure the consideration transferred, the assets acquired, the liabilities assumed, and the noncontrolling interests obtained, limited to one year from the acquisition date) are recorded when identified. Goodwill is determined as the excess of the fair value of the consideration exchanged in the acquisition over the fair value of the net assets acquired.

Segment Reporting

The Company presents the financial statements by segment in accordance with Accounting Standard Codification Topic No. 280, Segment Reporting (“ASC 280”) to provide investors with transparency into how the chief operating decision maker (“CODM”) manages the business. The Company determined the CODM is its Chief Executive Officer. The CODM reviews financial information and allocates resources across three operating segments: patient services, dispensary, and clinical trials & other. Each of the operating segments is also a reporting segment as described further in Note 20.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates under different assumptions or conditions. Significant items subject to such estimates and assumptions include estimated accounts receivable, useful lives and recoverability of long-lived and intangible assets, recoverability of goodwill, fair values of acquired assets and assumed liabilities in business combinations, fair value of goodwill, judgements related to revenue recognition, and deferred income taxes.

Net Income (Loss) Per Share

The Company has not issued substantive common shares since inception. The Company’s Series A Preferred Shares are considered in-substance common stock since the net income (loss) of the Company is attributable to the Series A Preferred shareholders, and therefore, they are included in the denominator to calculate net income (loss) per share.

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to TOI Parent, Inc. by the weighted average Series A Preferred Shares, on an as-converted basis (see Note 19), and common shares issued and outstanding during the period. Diluted net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of Series A Preferred Shares and common shares used in the basic income (loss) per share calculation plus the number of potential common shares that would be issued assuming exercise of all potentially dilutive instruments. Potentially dilutive instruments are excluded from the calculation of diluted income (loss) per share if the effect of including such instruments is anti-dilutive.

Given the Company incurred a net loss in each period presented, the stock options outstanding during each period are anti-dilutive. As such, diluted net loss per share is the same as basic net loss per share for each period presented.

Emerging Growth Company

Pursuant to the special purpose acquisition company (“SPAC”) transaction described in Note 22, the Company anticipates qualifying as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company, nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Recently Issued Accounting Standards

In June 2020, the FASB issued Accounting Standards Update 2020-05, Leases (Topic 842), Effective Dates for Certain Entities (“ASU 2020-05”), which deferred the effective dates of Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-02”) in order to respond to the significant business and capital market disruptions caused by the COVID-19 pandemic. In February 2016, the Board issued ASU 2016-02, with an effective date for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for public business entities. For all other entities, ASU 2016-02 was effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. In November 2019, the Board issued Accounting Standards Update 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (“ASU 2019-10”). The amendments in ASU 2019-10 deferred the effective dates for ASU 2016-02 for entities in the “all other” category by an additional year. Therefore, ASU 2016-02 was effective for all other entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments in ASU 2020-05 defer the effective date for one year for entities in the “all other” category that have not yet issued their financial statements (or made financial statements available for issuance) reflecting the adoption of ASU 2016-02. Therefore, under the amendments, ASU 2016-02 is effective for entities within the “all other” category for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Given the Company’s assessment that it will likely qualify as an EGC pending a SPAC transaction, it would be considered to belong in the “all other” category.

In February 2016, the FASB issued ASU 2016-02, which amends the existing accounting standards for leases. The new standard requires lessees to record a right-of-use (“ROU”) asset and a corresponding lease liability on the balance sheet (with the exception of short-term leases), whereas under current accounting standards the Company’s lease portfolio consists primarily of operating leases and is not recognized on its consolidated balance sheets. The Company will adopt ASC 842 effective January 1, 2022, using the alternative modified transition method and will record a cumulative-effect adjustment to the opening balance of retained earnings as of that date. Prior periods will not be restated. The Company believes the largest impact will be on the consolidated balance sheets for the accounting of facilities-related leases, which represents a majority of its operating leases it has entered into as a lessee. These leases will be recognized under the new standard as ROU assets and operating lease liabilities. The Company will also provide expanded disclosures for its leasing arrangements. The results of operations are not expected to significantly change after adoption of the new standard.

In June 2016, the FASB issued Accounting Standards Update 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life, instead of when incurred. In November 2018, the FASB issued Accounting Standard Update 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses (“ASU 2018-19”), which amends Subtopic 326-20 (created by ASU 2016-13) to explicitly state that operating lease receivables are not in the scope of Subtopic 326-20. Additionally, in April 2019, the FASB issued Accounting Standard Update 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments (“ASU 2019-04”), in May 2019, the FASB issued Accounting Standards Update 2019-05, Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief (“ASU 2019-05”), and in November 2019, the FASB issued Accounting Standards Update 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, and ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments — Credit Losses (“ASU 2019-10”), to provide further clarifications on certain aspects of ASU 2016-13 and to extend the nonpublic entity effective date of ASU 2016-13. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022. The entity may early adopt ASU 2016-13, as amended, for annual and interim periods in fiscal years beginning after December 15, 2018. While the Company expects its allowance for credit losses to increase upon adoption of ASU 2016-13, the Company does not expect the adoption of ASU 2016-13 to have a material effect on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). This new standard allows entities to eliminate Step 2 from the goodwill impairment test. Entities should perform their goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. Entities should apply the amendments in ASU 2017-04 on a prospective basis and is effective for entities in the “all other” category for fiscal years beginning after December 15, 2021. Given the Company’s assessment that it will likely qualify as an EGC pending a SPAC transaction, it would be considered to belong in the “all other” category. The Company is currently evaluating the effect of this ASU on the Company’s condensed consolidated financial statements and related disclosures.

In December 2019, the FASB issued Accounting Standards Update 2019-12, Simplifying the Accounting for Income Taxes which amends ASC 740, Income Taxes (“ASC 740”) (“ASU 2019-12”). This new standard is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. The new standard is effective for the Company beginning January 1, 2022. The guidance in the new standard has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s condensed consolidated financial statements and related disclosures.

In August 2020, the FASB issued Accounting Standards Update 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). This new standard simplifies the accounting for certain convertible instruments by removing the separation models for convertible debt with a cash conversion feature and for convertible instruments with a beneficial conversion feature. As a result, more convertible instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. Additionally, this new standard amends the diluted earnings per share calculation for convertible instruments by requiring the use of the if-converted method. The treasury stock method is no longer available. Entities may adopt ASU 2020-06 either through a modified or fully retrospective method of transition and is effective for entities in the “all other” category for fiscal years beginning after December 15, 2023. Given the Company’s assessment that it will likely qualify as an EGC pending a SPAC transaction, it would be considered to belong in the “all other” category. The Company is currently evaluating the effect of this ASU on the Company’s condensed consolidated financial statements and related disclosures.

Note 3.  Significant Risks and Uncertainties Including Business and Credit Concentrations

Interest Rate Risk

The London Interbank Offered Rate (“LIBOR”) may be eliminated in the near future. It is expected that a number of banks currently reporting information used to set LIBOR will stop doing so at the end of 2021 when their reporting commitments end. This will either end the publication of LIBOR immediately or degrade its quality such that it would no longer be a relevant metric to the Company. Change in LIBOR could affect the interest rates of the revolving credit facility and unsecured note payable. If LIBOR is no longer available, the Company will pursue alternative interest rate calculations in its revolving credit facility and unsecured note payable. However, if no alternative can be determined, the LIBOR rate component will no longer be used in determining the rates. As of September 30, 2021 and December 31, 2020, the potential effect of no longer using the LIBOR rate component to the Company’s interest rates would not have had a material effect on the interest rate in the credit facility or the note, thus the discontinuation of LIBOR is not expected to have a material effect on the Company’s financial statements.

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

Cash accounts in a financial institution may, at times, exceed the Federal Deposit Insurance Corporation (“FDIC”) coverage of $250,000 per account. The Company has not experienced losses on these accounts, and management believes the Company is not exposed to significant risks on such accounts.

The Company’s accounts receivable has implicit collection risk. The Company grants credit without collateral to their patients, most of whom are local residents and are insured under third-party payor agreements. The Company believes this risk is partially mitigated by the Company’s establishment of long-term agreements and relationships with third-party payors that provide the Company with insight into historic collectability and improve the collections process.

Revenue Concentration Risk

The concentration of net revenue on a percentage basis for major payors at September 30, 2021 and 2020 are as follows:

	Nine Months Ended
	September 30,
	2021	2020
Percentage of net revenue:
Payor A	17%	15%
Payor B	14%	15%

The concentration of gross receivables on a percentage basis for major payors at September 30, 2021 and December 31, 2020 are as follows:

	September 30,	December 31,
	2021	2020
Percentage of gross receivables:
Payor B	21%	11%
Payor D	22%	21%

All of the Company’s revenue is generated from customers located in the United States.

Vendor Concentration Risk

The concentration of cost of sales on a percentage basis for major vendors at September 30, 2021 and 2020 are as follows:

	Nine Months Ended
	September 30,
	2021	2020
Percentage of cost of sales:
Vendor A	51%	54%
Vendor B	48%	44%

The concentration of gross payables on a percentage basis for major vendors at September 30, 2021 and December 31, 2020 are as follows:

	September 30,	December 31,
	2021	2020
Percentage of gross payables:
Vendor A	30%	42%
Vendor B	59%	48%

COVID-19 Pandemic

In January 2020, the Secretary of the U.S. Department of Health and Human Services (“HHS”) declared a national public health emergency due to a novel strain of coronavirus (“COVID-19”). In March 2020, the World Health Organization declared the outbreak of COVID-19, a disease caused by this coronavirus, a pandemic. The resulting measures to contain the spread and impact of COVID-19 and other developments related to COVID-19 affected the Company’s results of operations during 2020. Where applicable, the impact resulting from the COVID-19 pandemic during the nine months ended September 30, 2021, has been considered, including updated assessments of the recoverability of assets and evaluation of potential credit losses. As a result of the COVID-19 pandemic, federal and state governments have passed legislation, promulgated regulations, and taken other administrative actions intended to assist healthcare providers in providing care to COVID-19 and other patients during the public health emergency. Sources of relief include the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020, the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), which was enacted on April 24, 2020, and the Consolidated Appropriations Act, 2021 (the “CAA”), which was enacted on December 27, 2020. In total, the CARES Act, PPPHCE Act, and the CAA authorize $178 billion in funding to be distributed to hospitals and other healthcare providers through the Public Health and Social Services Emergency Fund (the “PHSSEF”). In addition, the CARES Act provides for an expansion of the Medicare Accelerated and Advance Payment Program whereby inpatient acute care hospitals and other eligible providers were able to request accelerated payment of up to 100% of their Medicare payment amount for a six-month period to be repaid through withholding of future Medicare fee-for-service payments. Various other state and local programs also exist to provide relief, either independently or through distribution of monies received via the CARES Act. During the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company was a beneficiary of these stimulus measures.

The Company received $4,992,758 in Paycheck Protection Program (“PPP”) loans under the CARES Act. PPP loans may be eligible for forgiveness if the funds were used for eligible payroll costs, payments on business mortgage interest payments, rent, or utilities during either the 8- or 24-week period after disbursement (see Note 11). The Company has elected to account for the loans as current debt until such loans are forgiven. Forgiveness was received during the nine months ended September 30, 2021, and as such, the Company recognized the loan principal balance and accrued interest as a gain on debt extinguishment in the condensed consolidated income statements.

The Company received $2,726,856 from CMS under the Accelerated and Advance Payment Program which is an advance on future Medicare payments and will be recouped from future payments due to the Company by Medicare after 120 days. Effective October 1, 2020, the program was amended such that providers are required to repay accelerated payments beginning one year after the payment was issued. After such one-year period, Medicare payments owed to providers will be recouped against Medicare payments according to the repayment terms. As of September 30, 2021 and December 31, 2020, the Medicare accelerated payments are reflected within accrued expenses and other current liabilities in the consolidated balance sheets. The $2,726,856 is expected to be fully recouped by the first quarter of 2022.

The Company received funding from United States Department of HHS as part of the Provider Relief Funding under the CARES Act. Provider Relief Funding is paid in the form of a grant and does not require repayment if used to cover lost revenue, as defined, attributable to COVID-19 and healthcare-related expenses, as defined, including qualifying direct labor, paid or purchased to prevent, prepare for, and respond to COVID-19. Under International Accounting Standard 20, Accounting for Government Grants (“IAS 20”), grants are recognized when an entity has reasonable assurance that 1) it will comply with the relevant conditions and 2) the grant will be received. The Company recognized the $1,022,520 in other income related to the HHS funding during the nine months ended September 30, 2021 by applying IAS 20 by analogy.

Note 4.  Accounts Receivable

The Company’s accounts receivable consists primarily of amounts due from third-party payors and patients.

Accounts receivable as of September 30, 2021 and December 31, 2020 consist of the following:

	September 30,	December 31,
	2021	2020
Oral drug accounts receivable	$2,668,582	$2,307,872
Capitated accounts receivable	663,562	353,250
FFS accounts receivable	14,355,205	10,962,394
Clinical trials accounts receivable	1,947,626	1,718,846
Other trade receivables	2,621,630	1,803,548
Total	$22,256,605	$17,145,910

There were no material direct write-offs related to bad debts for the nine months ended September 30, 2021 and 2020. In the nine months ended September 30, 2021 and 2020, the Company had net bad debt expense (recovery) of $667,099 and $0, respectively.

Note 5.  Revenue

Management recognizes revenue in accordance with ASC 606 on the basis of its satisfaction of outstanding performance obligations. Management typically fulfills its performance obligations over time, either over the course of a single treatment (“FFS”), a month (capitation), or a number of months (clinical research). Management also has revenue that is satisfied at a point in time (dispensary).

Disaggregation of Revenue

The Company categorizes revenue based on various factors such as the nature of contracts, payors, order to billing arrangements, and cash flows received by the Company, as follows:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Patient services
Capitated revenue	$14,124,468	$9,720,441	$39,351,829	$26,177,975
FFS revenue	18,842,933	19,943,443	53,023,939	60,807,538
Subtotal	32,967,401	29,663,884	92,375,768	86,985,513
Dispensary revenue	17,918,035	16,162,528	53,317,877	46,347,096
Clinical research trials & other revenue	1,389,522	1,423,032	5,004,889	5,216,372
Total	$52,274,958	$47,249,444	$150,698,534	$138,548,981

Refer to Note 20 for segment reporting for disaggregation of revenue by reporting segment.

Contract Asset and Liabilities

Under ASC 606, contract assets represent rights to payment for performance contingent on something other than the passage of time and accounts receivable represent rights to payment for performance that are only contingent upon the passage of time. The Company does not have any contract assets as of September 30, 2021 and December 31, 2020. Refer to Note 4 for accounts receivable as of September 30, 2021 and December 31, 2020.

Contract liabilities represent cash that has been received for contracts, but for which performance is still unsatisfied. As of September 30, 2021 and December 31, 2020, contract liabilities amounted to $370,000 and $370,000, respectively. Contract liabilities are presented as “deferred revenue and refund liabilities” under accrued expenses and other current liabilities, refer to Note 9.

Remaining Unsatisfied Performance Obligations

The accounting term for the Company’s contracts do not extend past a year in duration. Additionally, the Company applies the ‘as invoiced’ practical expedient to its clinical research contracts.

Note 6.  Inventories

The Company purchases intravenous chemotherapy drugs and oral prescription drugs from various suppliers.

The Company’s inventories as of September 30, 2021 and December 31, 2020 were as follows:

	September 30,	December 31,
	2021	2020
Oral drug inventory	$1,712,606	$1,414,250
IV drug inventory	4,043,972	2,939,982
Total	$5,756,578	$4,354,232

Note 7.  Fair Value Measurements and Hierarchy

The following table presents the carrying amounts of the Company’s financial instruments at September 30, 2021 and December 31, 2020:

	September 30,	December 31,
	2021	2020
Financial assets:
Cash	$11,531,997	$5,997,530
Accounts receivable	22,256,605	17,145,910
Other receivables	581,451	112,663
Financial liabilities:
Accounts payable	$19,013,532	$12,643,024

The carrying value of cash, accounts receivable, other receivables, and accounts payable approximates fair value because of the short maturity and high liquidity of these instruments.

Therefore, the carrying amounts of the financial instruments shown in the above table as of September 30, 2021 and December 31, 2020 represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those measurements maximize the use of observable inputs.

There were no transfers between fair value measurement levels during the nine months ended September 30, 2021 and the year ended December 31, 2020.

Note 8.  Property and Equipment, Net

The Company accounts for property and equipment at historical cost less accumulated depreciation.

Property and equipment, net, consist of the following:

		September 30,	December 31,
	Useful lives	2021	2020
Computers and software	60 months	$739,853	$424,099
Office furniture	80 months	305,506	270,761
Leasehold improvements	Shorter of lease term or estimated useful life	3,181,788	1,684,889
Medical equipment	60 months	719,035	515,386
Construction in progress		129,306	204,724
Equipment capital lease assets	Shorter of lease term or estimated useful life	162,769	162,769
Less: accumulated depreciation		(1,721,078)	(1,158,403)
Total property and equipment, net		$3,517,179	$2,104,225

Depreciation expense for the nine months ended September 30, 2021 and September 30, 2020 was $562,676 and $513,830, respectively.

Note 9.  Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of September 30, 2021 and December 31, 2020 consist of the following:

	September 30,	December 31,
	2021	2020
Compensation, including bonuses, fringe benefits, and payroll taxes	$3,871,605	$3,809,631
Deferred revenue and refund liabilities	1,657,120	3,378,905
Other liabilities	6,229,486	2,263,584
Total accrued expenses and other current liabilities	$11,758,211	$9,452,120

Refund liabilities as of September 30, 2021 and December 31, 2020 primarily consist of cumulative adjustments made to capitated and FFS revenue recognized in prior years.

Note 10.  Leases

The Company leases clinics, office buildings, and certain equipment under noncancellable capital and operating lease agreements that expire at various dates through July 2028. See Note 15 for the lease commitment disclosure.

Monthly payments for these leases range from $1,000 to $36,130. All lease agreements generally require the Company to pay maintenance, repairs, property taxes, and insurance costs, which are variable amounts based on actual costs incurred during each applicable period. The following summarizes the Company’s capital leases:

	September 30,	December 31,
	2021	2020
Capital leases:
Machinery and equipment	$162,769	$162,769
Accumulated amortization	(62,395)	(37,980)
Property, plant, and equipment, net	100,374	124,789
Current installments of obligations under capital leases	32,344	31,191
Long-term portion of obligations under capital leases	72,028	97,044
Total capital lease obligations	$104,372	$128,235

Note 11.  Debt

Short-term debt and current portion of long-term debt at September 30, 2021 and December 31, 2020 consists of the following:

	September 30,	December 31,
	2021	2020
1% Paycheck Protection Program Loan, due May 13, 2022	$—	$2,000,000
1% Small Business Administration Loan, due May 2, 2022	—	2,992,758
Current portion of term loan payable	5,125,000	375,000
Less:
Unamortized debt issuance costs	229,725	—
Short-term debt and current portion of long-term debt	$4,895,275	$5,367,758

The Company accounts for long-term debt net of debt issuance costs. Long-term debt, net of unamortized debt issuance costs and current portion at September 30, 2021 and December 31, 2020 consists of the following:

	September 30,	December 31,
	2021	2020
Variable Rate Revolving Credit Facility Term Loan, interest at LIBOR plus applicable margin, due February 26, 2025	$5,125,000	$7,218,750
Less:
Unamortized debt issuance costs	229,725	282,512
Current portion of term loan payable, net of debt issuance costs	4,895,275	375,000
Long-term debt, net of unamortized debt issuance costs and current portion	$—	$6,561,238

On May 2, 2020, the Company entered into a Small Business Administration (“SBA”) loan with MUFG Union Bank, N.A. in the amount of $2,992,758, with interest bearing at 1%. The maturity date of the loan is May 2, 2022.

On May 13, 2020, the Company entered into a Paycheck Protection Program (“PPP”) loan with Celtic Bank Corporation in the amount of $2,000,000, with interest bearing at 1%. The maturity date of the loan is May 13, 2022.

The Company recorded a PPP loan as a result of the acquisition of TOI FL on February 12, 2021 with Valley National Bank in the amount of $149,398, with interest bearing at 1%. The maturity date of the loan is May 4, 2022.

The application for the PPP and SBA funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further required the Company to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the loan and qualifying for the forgiveness of such loan based on its future adherence to the forgiveness criteria. Management has performed an assessment and concluded they met the eligibility requirements to participate in the PPP and SBA programs and it is probable they will qualify for forgiveness, as determined by the program administrators within the parameters of the program. The loan proceeds were used to pay for qualifying salaries and were recognized to other revenues in 2020 as qualified expenses were paid. The Company applied for loan forgiveness in December 2020 for the PPP loan and in March 2021 for the SBA loan. Through the TOI FL acquisition, the Company recorded a PPP loan (and corresponding escrow receivable) for which the application for forgiveness was being processed. During the nine months ended September 30, 2021, the Company received notice of forgiveness for each of the PPP and SBA loans. Upon receiving forgiveness, the Company recognized the loan principal balance and accrued interest as a gain on debt extinguishment, with a corresponding write off of the escrow receivable, in the condensed consolidated statements of operation during the nine months ended September 30, 2021.

On February 26, 2020 the Company entered into a credit agreement with MUFG Union Bank (“Credit Agreement”), which allows the Company to borrow up to an aggregate principal amount of $10,000,000 in the form of term loans, revolving credit commitments (“Revolver”), and a letter of credit (“LOC”) facility. The term loans and the Revolver shall bear interest at base rate plus the applicable margin or LIBOR rate plus the applicable margin. The Company can prepay the obligations at their option or upon the occurrence of certain events. The outstanding principal on the term loans will be repaid in quarterly installments equal to (i) $93,750 on the last business day of each quarter ending December 31, 2023, commencing on June 30, 2020 and (ii) $187,500 on the last business day of each quarter thereafter. The maturity date of the Credit Agreement is February 26, 2025.

As of September 30, 2021, the Company has borrowed $5,125,000 in the form of a term loan. The Company paid down $2,500,000 drawn upon the Revolver in the second quarter, and no additional amounts were drawn during the current quarter. As of March 31, 2021 and December 31, 2020, the Company violated certain covenants in the Credit Agreement. On June 18, 2021, the Company entered into an amendment to the Credit Agreement, which reduced the aggregate principal amount from which the Company can borrow to $9,000,000 and concurrently provided a waiver for the covenant violations. As part of the amendment, the Company paid $2,000,000 of the outstanding principal balance on the term loan and no additional principal payments are required until the quarter ending March 31, 2022. The Company determined that the amendment to the Credit Agreement meet the definition of a debt modification under ASC 470-50, Modifications and Extinguishments. Based on the results of the current quarter, the Company will be in violation of the senior leverage ratio covenant within the Credit Agreement. The Company will not seek a waiver of the violation but will pay the remaining principal and interest associated with the Credit Agreement in the upcoming quarter. Therefore, the Credit Agreement term loan, in its entirety, has been reclassified as current debt.

Net debt issuance costs are presented as a direct reduction in the condensed consolidated balance sheets and amount to $229,725 from current debt and $282,512 from long-term debt as of September 30, 2021 and December 31, 2020, respectively. The amortization of the debt issuance costs was charged to interest expense for all periods presented. The amount of debt issuance costs included in interest expense for the nine months ended September 30, 2021 and September 30, 2020 was approximately $52,787 and $41,950, respectively.

The Company paid interest of $193,096 and $168,530 on the Credit Agreement term loan for the nine months ended September 30, 2021 and 2020, respectively.

Note 12.  Income Taxes

The Company recorded income tax expense of $798,504 for the three months ended September 30, 2021, as compared to income tax benefit of $23,190 for the three months ended September 30, 2020. The increase of $821,694 in income tax expense is primarily related to the corresponding increase in our profitable entity’s, TOI Parent’s, pre-tax book income combined with an increase in our annual effective tax rate. Our effective tax rate decreased to (36.6)% for the three months ended September 30, 2021, from 3.3% for the three months ended September 30, 2020, primarily due to increase in the valuation allowance, partially offset by the tax effect of gain on PPP loan forgiveness, which is not taxable for federal income tax purposes.

The Company recorded income tax expense of $1,796,123 for the nine months ended September 30, 2021, as compared to income tax benefit of $298,102 for the nine months ended September 30, 2020. The increase of $2,094,225 in income tax expense is primarily related to the corresponding increase in our profitable entity’s, TOI Parent’s, pre-tax book income combined with an increase in our effective tax rate. Our effective tax rate increased to 175.2% for the nine months ended September 30, 2021, from 3.3% for the nine months ended September 30, 2020, primarily due to increase in the valuation allowance, partially offset by the tax effect of gain on PPP loan forgiveness, which is not taxable for federal income tax purposes.

Our effective tax rate for the three and nine months ended September 30, 2021, was different than the U.S. federal statutory tax rate of 21.0% primarily due to increase in the valuation allowance, partially offset by the tax effect of gain on PPP loan forgiveness, which is not taxable for federal income tax purposes.

Note 13.  Common and Preferred Shares

The Company issued Series A Preferred Shares under the Company’s original Certificate of Incorporation dated September 10, 2018 and the Company’s Shareholders’ Agreement dated September 19, 2018. The Certificate of Incorporation was amended and restated on September 14, 2018 (“Amendment I”) and again on November 6, 2020 (“Amendment II”).

Per the original Certificate of Incorporation, the Company had authority to issue 30,000 shares, consisting of 20,000 common shares and 10,000 Series A Preferred Shares. The Company issued 10,000 shares of Series A Preferred Shares on September 10, 2018 at $0.001 par value per share.

As a result of Amendment I to the Certificate of Incorporation, Series A Preferred shareholders were entitled to a return of capital on their shares prior to any declaration or payment of dividends to common shareholders. The original preferred return was equal to the number of shares held by the preferred shareholder multiplied by the price paid for such shares. In the event of liquidation, dissolution, or winding up of the operations of the Company, Series A Preferred shareholders had preferential liquidation rights compared to the common shareholders. As such, the preferred shareholders were entitled to full payment of the original preferred return before the remaining assets of the Company were to be distributed to common and preferred shareholders based on their pro-rata share of total outstanding securities. Holders of Series A Preferred Shares were granted one vote, per share, for all matters voted on by the common shareholders of the Company.

Given the short duration and immaterial operations of the Company between the execution of Amendment I as compared to the Original Certificate of Incorporation, there was no material accounting impact to the Company’s financial statements resulting from the execution of Amendment I.

As a result of Amendment II, the Company now has the authority to issue 420,000 shares consisting of 400,000 common shares and 20,000 Series A Preferred Shares. Additionally, each outstanding common share was split into 10 common shares. Amendment II resulted in an extinguishment of old Series A Preferred Shares under the original Certificate of Incorporation and a deemed authorization and issuance of new Series A Preferred Shares. As such, the Company recognized Series A Preferred Shares at fair value at the amendment date, with the difference between the fair value and carrying value being recognized in retained earnings. The fair value of the Series A Preferred Shares was derived using a combination of a an option pricing model (“OPM”) and common stock equivalent method (“CSE”) which are considered Level 2 and Level 3 inputs, respectively, in the fair value hierarchy.

The assumptions used in the OPM and CSE models are provided in the following tables:

Option-pricing method
Valuation date	11/6/2020
Liquidity event date	12/31/2024
Time to liquidity	4.15 years
Total equity value	$82,000,000
Annual dividend rate for common stock	0.0%
Annualized volatility	40.0%
Risk-free rate (continuously compounding)	0.3%

Common-stock equivalent method
Valuation date	11/6/2020
Liquidity event date	12/31/2024
Time to liquidity	4.15 years
Total equity value	$82,000,000
Value per common stock equivalent	$562.06

Further, under Amendment II, cumulative dividends on Series A Preferred Shares will accrue, whether or not declared by the Board at a rate of 6% per year. The preferred shareholders are entitled to payment of all accrued but unpaid dividends prior to declaration or payment of dividends to common shareholders. As of September 30, 2021 and December 31, 2020, dividends in arrears were $9,547,569 and $6,883,835, respectively. In the event of liquidation, Series A Preferred shareholders are entitled to receive payment of assets before distribution to common shareholders. If the full preferential amount is unavailable, the Series A Preferred shareholders will share ratably in the distribution.

Additionally, holders of Series A Preferred Shares now have 10 votes, per share, as of November 6, 2020, for all matters voted upon by the common shareholders of the Company and have the option to convert outstanding Series A Preferred Shares into common shares, at any point in time, by a factor of 1-to-10.

The Series A Preferred shareholders control the vote of the Board through direct representation and can initiate a sale of the Company that may result in the Series A Preferred Shares being redeemed for cash. This potential event is deemed to be outside the control of the Company and therefore, the Series A Preferred Shares are accounted for as temporary equity.

In the first quarter of 2021, TOI Parent executed an equity capital raise in separate transactions with 3 accredited investors. A total of 1,451 of the Company’s Series A Preferred Shares were purchased in exchange for $20,000,000 and are subject to the terms of Amendment II of the Certificate of Incorporation. There were 11,451 Series A Preferred Shares issued and outstanding at September 30, 2021 and 10,000 Series A Preferred Shares issued and outstanding at December 31, 2020.

Note 14.  Share-Based Compensation

Non-Qualified Stock Option Plan

On January 2, 2019, the Company issued and adopted the 2019 Non-Qualified Stock Option Plan (“the Plan”) to incentivize directors, consultants, advisors, and other key employees of the Company and its subsidiaries to continue their association by providing opportunities to participate in the ownership and further growth of the Company. The Plan provides for the grant of options (“the Stock Options”) to acquire common shares of the Company. The Company issued immaterial amounts of stock options to non-employees for the nine months ended September 30, 2021 and the year ended December 31, 2020.

Stock Options are exercised from the pool of shares designated by the appropriate Committee of the Board of Directors. The grant-date fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model. The grant date fair value of the service vesting and the performance vesting options is recognized as an expense over the requisite service period and upon the achievement of the performance condition deemed probable of being achieved, respectively. The exercise price of each Stock Option shall be determined by the Committee and may not be less than the fair market value of the common shares on the date of grant. Stock Options have 10-year terms, after which they expire and are no longer exercisable.

The total number of common shares for which Stock Options may be granted under the Plan shall not exceed 13,640. The Plan was amended on November 6, 2020, pursuant to which the total number of common shares for which Stock Options may be granted under the Plan shall not exceed 15,640. At September 30, 2021, there were 399,900 common shares of the Company authorized and unissued.

The weighted average assumptions used in the Black-Scholes-Merton option-pricing model for the 2021 Stock Options are provided in the following table:

9 Months Ended
09/30/2021
Valuation assumptions
Expected dividend yield	—%
Expected volatility	38.6% and 40.2%
Risk-free interest rate	0.76% to 1.12%
Expected term (years)	7

Stock option activity during the periods indicated is as follows:

			Weighted
		Weighted	average	Aggregate
	Number	average	remaining	intrinsic
Stock options	of shares	exercise price	contractual term	value
Balance at January 1, 2021	14,860	$497.95
Granted	2,023	630.00
Exercised	—
Forfeited	(1,215)	504.38
Expired	—
Balance at September 30, 2021	15,668	514.50	8.31	—
Vested options exercisable at September 30, 2021	2,578	$497.03	6.86	—

In June, 2021 the Company and certain participants in the Plan entered into agreements to amend the terms of the Stock Options previously issued to the participant during Q1 and Q2 2021. The amendment primarily related to updating the exercise price, vesting conditions, and the number of Stock Options. The modification to the Stock Options resulted in immaterial incremental share-based compensation expense recorded in the Company’s statement of operations. Total share-based compensation expense for the nine months ended September 30, 2021 and September 30, 2020 was $152,617 and $112,669, respectively, and for the three months ended September 30, 2021 and September 30, 2020, share-based compensation expense was $59,678 and $36,343, respectively.

At September 30, 2021 and September 30, 2020, there was $604,655 and $384,434, respectively, of total unrecognized compensation cost related to unvested service Stock Options granted under the Plan that are expected to vest. That cost is expected to be recognized over a weighted average period of 2.68 and 3.07 years for the 2021 and 2020 unrecognized compensation costs, respectively. At September 30, 2021 and September 30, 2020, there was $1,294,168 and $807,777, respectively, of unrecognized stock compensation related to the unvested performance Stock Options granted under the Plan that are expected to vest. The total fair value of common shares vested for the nine months ended September 30, 2021 and September 30, 2020 was $321,591 and $220,518, respectively, and for the three months ended September 30, 2021 and September 30, 2020, the fair value of common shares vested was $84,813 and $38,759, respectively.

Restricted Stock Awards (“RSAs”)

Additionally, Agajanian Holdings (“Holdings”), a holder of Series A Preferred Shares of the Company, enters into arrangements with physicians employed by TOI CA to issue RSAs which represent Series A Preferred Shares of the Company. The RSAs only have performance vesting requirements linked to the sale of the Company so long as the optionee remains continuously and actively employed by the Company’s subsidiaries through the vesting date.

For the nine months ended September 30, 2021 and the year ended December 31, 2020, Holdings issued 0 and 188 RSAs, respectively. The optionee is not entitled to dividends or distributions from the Company, nor are they entitled to vote. Additionally, the RSA may not be sold, transferred, pledged, or assigned at any time.

No RSAs were issued for the nine months ended September 30, 2021 and the year ended December 31, 2020.

A summary of the activity for the RSAs for the nine months ended September 30, 2021 is shown in the following table:

Number
of shares
Balance at January 1, 2021	238
Granted	—
Forfeited	(4)
Balance at September 30, 2021	234

For the nine months ended September 30, 2021 and September 30, 2020, no compensation costs were recognized related to the RSAs. At September 30, 2021 and September 30, 2020, there was no unrecognized compensation expense related to the RSAs that are expected to vest.

Note 15. Commitments and Contingencies

The Company evaluates contingencies based upon available evidence. In addition, allowances for losses are provided each year for disputed items which have continuing significance. The Company believes that allowances for losses have been provided to the extent necessary, and that its assessment of contingencies is reasonable. Due to the inherent uncertainties and subjectivity involved in accounting for contingencies, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. To the extent that the resolution of contingencies results in amounts which vary from management’s estimates, future operating results will be charged or credited. The principal commitments and contingencies are described below.

Leases

The Company leases its offices, clinics and certain equipment under non-cancellable operating leases, and certain equipment under capital lease agreements, that expire at various dates through 2028. The Company has 49 rental agreements for property. Additionally, the Company has 4 rental agreements for medical equipment classified as capital leases.

Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of September 30, 2021 were:

	Capital	Operating
	leases	leases
Year ending December 31:
2021	$8,572	$874,490
2022	36,736	3,430,762
2023	36,736	3,151,293
2024	30,614	2,673,093
2025	—	2,141,122
Thereafter	—	1,674,718
Total minimum lease payments	$112,658	$13,945,478
Less: amount representing interest (6% interest rate)	(8,286)
Present value of net minimum capital lease payments	104,372
Less current installments of obligations under capital leases	(32,344)
Obligations under capital leases, excluding current installments	$72,028

Legal Matters

The Company is subject to certain outside claims and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such matters will not have a material effect on the Company’s condensed consolidated financial statements. Loss contingencies entail uncertainty and a possibility of loss to an entity. If the loss is probable and the amount of loss can be reasonably estimated, the loss should be accrued according to Accounting Standards Codification No. 450-20, Disclosure of Certain Loss Contingencies. During the nine months ended September 30, 2021, the Company accrued a loss contingency for a legal matter related to an employee lawsuit, which was settled for approximately $350,000.

Indemnities

The Company’s Articles of Incorporation and bylaws require it, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines, and settlements, paid by the individual in connection with any action, suit, or proceeding arising out of the individual’s status or service as its director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by the Company. The Company also indemnifies its lessor in connection with its facility lease for certain claims arising from the use of the facilities. These indemnities do not provide for any limitation of the maximum potential future payments it could be obligated to make. Historically, the Company has not incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities in the accompanying condensed consolidated balance sheet.

The Health Insurance Portability and Accountability Act

The Health Insurance Portability and Accountability Act (“HIPAA”) assures health insurance portability, reduces healthcare fraud and abuse, guarantees security and privacy of health information, and enforces standards for health information. Organizations are required to be in compliance with HIPAA provisions. The Health Information Technology for Economic and Clinical Health Act (“HITECH”) imposes notification requirements in the event of certain security breaches relating to protected health information. Organizations are subject to significant fines and penalties if found not to be compliant with the provisions outlined in the regulations.The Company believes it is in compliance with these laws.

Regulatory Matters

Laws and regulations governing the Medicare program and healthcare generally, are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medi-Cal programs.

Many of the Company’s payor and provider contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of medical services. Such differing interpretations may not come to light until a substantial period of time has passed following contract implementation. Liabilities for claims disputes are recorded when the loss is probable and can be estimated. Any adjustments to reserves are reflected in current operations. The Company does not have any reserves for regulatory matters as of September 30, 2021 and December 31, 2020.

Liability Insurance

The Company believes that its insurance coverage is appropriate based upon the Company’s claims experience and the nature and risks of the Company’s business. In addition to the known incidents that have resulted in the assertion of claims, the Company cannot be certain that its insurance coverage will be adequate to cover liabilities, arising out of claims asserted against the Company or the Company’s affiliated professional organizations, in the future where the outcomes of such claims are unfavorable.

The Company believes that the ultimate resolution of all pending claims, including liabilities in excess of the Company’s insurance coverage, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows; however, there can be no assurance that future claims will not have such a material adverse effect on the Company’s business. Contracted physicians are required to obtain their own insurance coverage.

Note 16. Business Combination

On February 12, 2021 (the “Acquisition Date”), the Company entered into an asset purchase agreement and master services agreement (PCC MSA) with Anil N Raiker, M.D., P.L.C., d/b/a Pinellas Cancer Center (“PCC”) and Anil Raiker, M.D., an individual. Pursuant to the asset purchase agreement, the Company purchased from PCC certain non-clinical assets, properties, and rights. Pursuant to the PCC MSA, TOI Management established an ongoing management services agreement which grants TOI Management the right to control the non-clinical and management operations of PCC. Anil Raiker, M.D. continued to own all of the issued and outstanding equity interests of PCC.

Pursuant to the PCC MSA, and as further described in Note 17, TOI Management became PCC’s primary beneficiary and thus consolidated PCC and its subsidiaries. The consolidation of PCC (the “Acquisition”) at the Acquisition Date constituted a business combination in accordance with ASC 805. See Note 2 for a summary of the Company’s policies related to business combinations.

The estimated fair value of the net assets acquired at the Acquisition Date amounted to $256,514. The total consideration for the Acquisition was $1,710,000, comprised of a cash payment of $892,500 and deferred consideration of $817,500. The deferred cash consideration is to be paid in two equal installments on the first and second anniversary of the transaction closing date (February 12, 2022 and 2023, respectively). Considering the Company’s incremental borrowing rate, the present value of the deferred cash consideration is not materially different than its stated value.

The purchase consideration for the Acquisition has been allocated under the acquisition method of accounting to the estimated fair market value of the net assets acquired including a residual amount of tax deductible goodwill of approximately $1,453,486.

The Acquisition was made primarily to expand the Company’s market share to the Florida market. The goodwill of $1,453,486 arising from the purchase is derived largely from the expected growth of the Company, as well as synergies and economies of scale expected from combining operations with the Company. The establishment of the allocation to goodwill requires the extensive use of accounting estimates and management judgement. The fair values assigned to the assets acquired are based on estimates and assumptions from data that is readily available.

Consideration:
Cash	$892,500
Deferred consideration arrangement	817,500
Fair value of total consideration transferred	1,710,000
Estimated fair value of assets acquired and liabilities assumed:
Cash	65,042
Accounts receivable	248,816
Inventory	62,656
Other receivables	149,398
Goodwill	1,453,486
Total assets acquired	1,979,398
Accounts payable	120,000
Debt, inclusive of PPP	149,398
Total liabilities assumed	269,398
Net assets acquired	$1,710,000

Subsequent to the Acquisition, the Company filed an amendment to the articles of incorporation of PCC to legally change the name to The Oncology Institute FL, LLC (TOI FL). The change was solely nominal, and the legal form, tax attributes, and books and records of PCC all remained.

The revenues, earnings, and pro forma effects of the Acquisition are not, and would not have been, material to the results of operations, individually and in aggregate.

Note 17. Variable Interest Entities

The Company prepares its condensed consolidated financial statements in accordance with Accounting Standards Codification Topic No. 810, Consolidations (“ASC 810”), which provides for the consolidation of VIEs of which TOI Parent is the primary beneficiary.

Pursuant to the MSAs established with TOI CA and TOI FL, TOI Management is entitled to receive a management fee, which represents a variable interest in and the right to receive the benefits of TOI CA and TOI FL. Through the terms of the MSAs, TOI Management receives the right to direct the most significant activities of TOI CA and TOI FL. Therefore, TOI CA and TOI FL are variable interest entities and TOI Management is the primary beneficiary that consolidates TOI CA, TOI FL, and its subsidiaries.

Accordingly, the condensed consolidated financial statements include the accounts of TOI Parent and its subsidiaries and VIEs. All inter-company profits, transactions, and balances have been eliminated upon consolidation. The following table presents the total assets and liabilities of the consolidated VIEs:

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash	$1,537,568	$19,502
Accounts receivable	22,256,608	17,145,910
Other receivables	99,445	49,163
Inventories, net	5,756,578	4,354,232
Prepaid expenses and other current assets	675,233	719,063
Total current assets	30,325,432	22,287,870
Intangible assets, net	479,167	—
Other assets	306,640	200,600
Goodwill	150,000	150,000
Total assets	$31,261,239	$22,638,470
Liabilities
Current liabilities:
Accounts payable	$17,694,967	$11,953,239
Accrued expenses and other current liabilities	4,231,336	5,818,538
Income taxes payable	220,046	220,046
Current portion of long-term debt	—	2,000,000
Amounts due to affiliates	34,013,311	19,883,097
Total current liabilities	56,159,660	39,874,920
Other non-current liabilities	896,082	551,228
Total liabilities	$57,055,742	$40,426,148

Single physician holders retain equity ownership in TOI CA and TOI FL, which represents nominal noncontrolling interests. The noncontrolling interests do not participate in the profit or loss of TOI CA or TOI FL, however. As such, for the nine months ended September 30, 2021, net loss of $770,748 and $0 was attributable to TOI Parent and to the noncontrolling interest, respectively. For the nine months ended September 30, 2020, net loss of $9,503,489 and $0 was attributable to TOI Parent and to the noncontrolling interest, respectively.

Note 18. Goodwill and Intangible Assets

The Company accounts for goodwill at acquisition-date fair value and other intangible assets at acquisition-date fair value less accumulated depreciation.

Intangible Assets

As of September 30, 2021, the Company’s intangible assets, net consist of the following:

	Weighted average
	amortization	Gross carrying	Accumulated	Net carrying
	period	amount	amortization	amount
Intangible assets
Amortizing intangible assets:
Payor contracts	10 years	$19,400,000	$(5,680,572)	$13,719,428
Trade names	10 years	4,170,000	(1,248,736)	2,921,264
Clinical contracts	10 years	2,164,000	(648,025)	1,515,975
Total intangible assets		$25,734,000	$(7,577,333)	$18,156,667

As of December 31, 2020, the Company’s intangible assets, net consist of the following:

	Weighted average
	amortization	Gross carrying	Accumulated	Net carrying
	period	amount	amortization	amount
Intangible assets
Amortizing intangible assets:
Payor contracts	10 years	$18,900,000	$(4,283,045)	$14,616,955
Trade names	10 years	4,170,000	(944,989)	3,225,011
Clinical contracts	10 years	2,164,000	(490,397)	1,673,603
Total intangible assets		$25,234,000	$(5,718,431)	$19,515,569

On May 1, 2021, TOI Management, through PCC, entered into a purchase agreement to acquire certain clinical assets from Oncology Association, P.A. (“OA”) from Pedro Mendez, M.D. Management determined the acquisition of OA is an asset acquisition. The Company paid $500,000, consisting of cash and deferred cash consideration, in exchange for intangible assets in the form of payor contracts. The entire $500,000 was assigned to the payor contract intangible asset class with a weighted average amortization period of 10 years.

The estimated aggregate amortization expense for each of the five succeeding fiscal years as of September 30, 2021 is as follows:

Amount
Year ending December 31:
Remainder of 2021	$625,189
2022	2,500,757
2023	2,500,757
2024	2,500,757
2025	2,500,757
Thereafter	7,528,450
Total	$18,156,667

The aggregate amortization expense during the nine months ended September 30, 2021 and September 30, 2020 was $1,858,902 and $1,874,390, respectively and during the three months ended September 30, 2021 and September 30, 2020 was $625,189 and $612,689, respectively.

Goodwill

The Company evaluates goodwill at the reporting unit level, which, for the Company, is at the level of the reportable segments, patient services, dispensary, and clinical trials & other. The goodwill allocated to each of the reporting units as of September 30, 2021 and December 31, 2020 is as follows:

	September 30, 2021	December 31, 2020
Patient services	$10,497,489	$9,044,003
Dispensary	4,551,002	4,551,002
Clinical trials & other	631,669	631,669
Total goodwill	$15,680,160	$14,226,674

The changes in the carrying amount of goodwill for the nine months ended September 30, 2021 and the year ended December 31, 2020 are as follows:

	2021	2020
Balance as of January 1:
Gross goodwill	$14,226,674	$14,076,674
Goodwill acquired during the period	1,453,486	150,000
Goodwill, net as of September 30 and December 31	$15,680,160	$14,226,674

Note 19. Net Loss Per Share

The following is a reconciliation of the numerator (net loss) and the denominator (weighted average number of shares) used in the basic and diluted net loss per share calculations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss attributable to TOI Parent, Inc.	$(2,980,123)	$(675,948)	$(770,748)	$(9,503,489)
Basic and diluted weighted average shares outstanding	114,510	10,000	114,510	10,000
Basic and diluted net loss per share attributable to TOI Parent, Inc.	$(26.03)	$(67.59)	$(6.73)	$(950.35)
(1)	The computation of weighted average shares outstanding applies the Series A Preferred Shares on an as-converted basis following the execution of Amendment II in November 2020, which added a one-to-ten conversion feature. As such, the Series A Preferred Shares are applied to the computation of weighted average shares outstanding on an as-converted basis for the nine months ended September 30, 2021.

All stock options were “out-of-the-money” up to and through the year ended December 31, 2020.

The following potentially dilutive outstanding securities were excluded from the computation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Stock Options (1)	23,138	10,832	23,138	10,832
(1)	The Stock Options are exercisable, each into one common share, for the period outstanding. Refer to Note 14 for further details.

Note 20. Segment Information

The Company operates its business and reports its results through three operating and reportable segments: patient services, dispensary, and clinical trials & other in accordance with ASC 280.

Summarized financial information for the Company’s segments is shown in the following tables:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue
Patient services	$32,967,401	$29,663,884	$92,375,768	$86,985,513
Dispensary	17,918,035	16,162,528	53,317,877	46,347,096
Clinical trials & other	1,389,522	1,423,032	5,004,889	5,216,372
Consolidated revenue	52,274,958	47,249,444	150,698,534	138,548,981

Direct costs
Patient services	25,390,950	24,078,152	72,050,631	72,830,254
Dispensary	15,279,173	13,431,738	45,639,083	38,896,324
Clinical trials & other	182,230	166,238	493,988	786,992
Total segment direct costs	40,852,353	37,676,128	118,183,702	112,513,570

Depreciation expense
Patient services	181,392	140,945	447,162	403,027
Dispensary	218	149	653	149
Clinical trials & other	31,265	30,680	86,645	77,156
Total segment depreciation expense	212,875	171,774	534,460	480,332

Amortization of intangible assets
Patient services	572,646	560,146	1,701,274	1,713,647
Dispensary	—	—	—	—
Clinical trials & other	52,543	52,543	157,628	160,743
Total segment amortization	625,189	612,689	1,858,902	1,874,390

Segment operating income
Patient services	6,822,413	4,884,641	18,176,701	12,038,585
Dispensary	2,638,644	2,730,641	7,678,141	7,450,623
Clinical trials & other	1,123,484	1,173,571	4,266,628	4,191,481
Total segment operating income	10,584,541	8,788,853	30,121,470	23,680,689

Selling, general and administrative expense	12,729,425	9,492,069	35,119,854	26,861,651
Non-segment depreciation and amortization	12,135	8,012	28,215	33,497
Total consolidated operating (loss)	$(2,157,019)	$(711,228)	$(5,026,599)	$(3,214,459)

	September 30, 2021	December 31, 2020
Assets
Patient services	$42,530,458	$36,445,920
Dispensary	5,039,241	4,318,946
Clinical trials & other	15,509,973	5,486,965
Non-segment assets	27,747,655	19,436,737
Total assets	$90,827,327	$65,688,568

Note 21. Related Party Transactions

Related party transactions include payments to the American Institute of Research, Havencrest Capital Management, L.L.C., M33 Growth L.L.C., Mark L. Pacala, Richy Agajanian M.D., Roca Partners L.L.C. and Veeral Desai. The American Institute of Research provides consulting services to the Company. Havencrest Capital Management L.L.C. and M33 Growth L.L.C. provide management services to the Company. These entities have an equity stake in the Company and payments constitute consideration in exchange for the services provided. Mark L. Pacala and Roca Partners L.L.C. also have an equity stake in the Company and payments to these owners constitute expense reimbursement for traveling to Board meetings. Richy Agajanian M.D. is the representative shareholder of TOI CA. Payments to this individual are compensation for his services related to clinical research trials. Total related party payments for the nine months ended September 30, 2021 and 2020 were $468,092 and $532,943, respectively, and for the three months ended September 30, 2021 and 2020, Related Party payments were $65,880 and $122,587, respectively.

Note 22. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through November 18, 2021, the date at which the condensed consolidated financial statements were available to be issued. The following events were identified subsequent to the balance sheet date.

SPAC Transaction

On June 28, 2021, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with DFP Healthcare Acquisitions Corp. (“DFPH”), a SPAC; Orion Merger Sub I, Inc., a wholly-owned subsidiary of DFPH (“Merger Sub I”), and Orion Merger Sub II, LLC, a wholly-owned subsidiary of DFPH (“Merger Sub II”). Pursuant to the terms of the Merger Agreement, (i) Merger Sub I will merge with and into the Company, with the Company surviving the merger (the “First Merger”) and (ii) immediately following the First Merger, the Company will merge with and into Merger Sub II, with Merger Sub II surviving the merger (collectively, the “Business Combination”). Upon completion of the Business Combination, DFPH will be named The Oncology Institute, Inc. and adopt a corresponding ticker symbol. Deferred costs related to this transaction are presented on the consolidated balance sheets.

On October 22, 2021, DFPH issued a press release announcing that it has scheduled the Special Meeting of its stockholders (the “Special Meeting”) for November 12, 2021 at 10:00 a.m., Eastern Time, to approve the previously announced Business Combination with the Company, that it has filed its definitive proxy statement/prospectus for the Special Meeting, and that it has commenced mailing the definitive proxy statement/prospectus to its stockholders of record as of the close of business on September 23, 2021 (the “Record Date”). The Business Combination is expected to close immediately following the Special Meeting.

Orr Practice Acquisition

On November 12, 2021, the Company entered into an Asset Purchase Agreement with Leo E. Orr, M.D., Inc., (the “Orr Practice”) and Leo E. Orr, M.D., an individual. Leo E. Orr, M.D. owns all of the issued and outstanding equity interests of the Orr Practice. The terms of the agreement state that the Company will purchase from the Orr Practice certain assets, properties, and rights owned by the Orr Practice, and the intangible assets associated with the asset acquisition. The Company will pay $1,000,000, with $800,000 of the consideration being paid in cash at closing and the remainder paid equally in two cash installments on each annual anniversary thereafter.

Grant Practice Acquisition

On November 12, 2021, the Company entered into an Asset Purchase Agreement with Ellsworth Grant, M.D., A Medical Corporation, (the “Grant Practice”) and Ellsworth Grant, M.D., an individual. Ellsworth Grant, M.D. owns all of the issued and outstanding equity interests of the Grant Practice. The terms of the agreement state that the Company will purchase from the Grant Practice certain assets, properties, and rights owned by the Grant Practice, and the intangible assets associated with the asset acquisition. The Company will pay $1,000,000, with $800,000 of the consideration being paid in cash at closing and the remainder paid equally in two cash installments on each annual anniversary thereafter.

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

TOI Parent, Inc.

Cerritos, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of TOI Parent, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, convertible preferred shares and changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2020 and 2019 and the period from September 20, 2018 through December 31, 2018 (Successor Periods), and the period from January 1, 2018 through September 19, 2018 (Predecessor Period), and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019 and the period from September 20, 2018 through December 31, 2018 (Successor Periods), and the period from January 1, 2018 through September 19, 2018 (Predecessor Period), in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2019.

Costa Mesa, California

June 27, 2021

TOI PARENT, INC.

CONSOLIDATED BALANCE SHEETS

(In US Dollars, except share data)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash	$5,997,530	$2,446,201
Accounts receivable	17,145,910	14,616,261
Other receivables	112,663	118,156
Inventories, net	4,354,232	3,888,988
Prepaid expenses	2,109,256	723,058
Total current assets	29,719,591	21,792,664
Property and equipment, net	2,104,225	1,550,903
Intangible assets, net	19,515,569	22,002,646
Goodwill	14,226,674	14,076,674
Other assets	122,509	97,851
Total assets	$65,688,568	$59,520,738
Liabilities and stockholders’ deficit
Current liabilities:
Current portion of long-term debt	$5,367,758	$—
Accounts payable	12,643,024	8,885,431
Income taxes payable	1,143,956	488,737
Accrued expenses and other current liabilities	9,452,120	4,211,283
Total current liabilities	28,606,858	13,585,451
Long-term debt, net of unamortized debt issuance costs and current portion	6,561,238	—
Other non-current liabilities	806,186	756,425
Deferred income taxes	1,612,769	2,956,516
Total liabilities	37,587,051	17,298,392
6% cumulative Series A Preferred Shares, $0.001 par value. Authorized 20,000 shares; 10,000 shares issued and outstanding at December 31, 2020 and December 31, 2019	80,113,700	48,143,362
Stockholders’ deficit:
Common shares, $0.0001 par value. Authorized 400,000 shares; 100 shares issued and outstanding at December 31, 2020 and zero shares issued and outstanding as of December 31, 2019	—	—
Additional paid-in capital	294,413	94,007
Accumulated deficit	(52,306,596)	(6,015,023)
Total stockholders’ deficit	(52,012,183)	(5,921,016)
Total liabilities, cumulative preferred shares and stockholders’ deficit	$65,688,568	$59,520,738

Note: The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $22,638,471 and $21,120,119 as of December 31, 2020 and 2019, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaling $40,426,148 and $27,717,181 as of December 31, 2020 and 2019, respectively. See Note 17 for further details.

See accompanying notes to the consolidated financial statements.

TOI PARENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In US Dollars, except share data)

			Period from	Period from
			September 20,	January 1,
	Year Ended	Year Ended	2018 through	2018 through
	December 31,	December 31,	December 31,	September 19,
	2020	2019	2018	2018

	Successor			Predecessor
Revenue
Patient services	$116,816,797	$97,624,881	$21,284,785	$48,527,028
Dispensary	63,889,875	49,953,992	13,201,609	26,757,955
Clinical trials & other	6,807,989	7,826,311	2,872,995	515,742
Total operating revenue	187,514,661	155,405,184	37,359,389	75,800,725
Operating expenses
Direct costs – patient services	95,746,831	81,053,345	16,650,583	34,454,497
Direct costs – dispensary	53,906,958	43,455,898	12,015,032	23,492,682
Direct costs – clinical trials & other	981,896	955,321	265,733	—
Selling, general and administrative expense	41,897,302	29,643,511	8,833,475	11,555,910
Depreciation and amortization	3,177,577	2,941,861	764,462	338,196
Total operating expenses	195,710,564	158,049,936	38,529,285	69,841,285
				—
(Loss) income from operations	(8,195,903)	(2,644,752)	(1,169,896)	5,959,440
Other non-operating expense (income)
Interest expense	347,060	3,375	1,592	—
Other, net	6,271,095	(10,000)	—	(72,767)
Total other non-operating expense (income)	6,618,155	(6,625)	1,592	(72,767)
(Loss) income before provision for income taxes	(14,814,058)	(2,638,127)	(1,171,488)	6,032,207
Income tax (expense) benefit	492,823	(1,383,268)	(822,140)	(90,605)
Net (loss) income	$(14,321,235)	$(4,021,395)	$(1,993,628)	$5,941,602
(Loss) income per share attributable to TOI Parent, Inc. common stockholders:
Basic and diluted	$(602.09)	$(402.14)	$(199.36)
Weighted-average number of shares outstanding:
Basic and diluted	23,786	10,000	10,000

See accompanying notes to the consolidated financial statements.

TOI PARENT, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED SHARES AND CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In US Dollars, except share data)

	Cumulative Preferred
	Shares		Common Shares		Additional	Retained	Total
					paid	Earnings/	Stockholders’
	Shares	Amount	Shares	Amount	in capital	(Accumulated Deficit)	Equity (Deficit)
Balance at December 31, 2017	—	$—	1,000	$10,000	$—	$7,801,351	$7,811,351
Net income	—	—	—	—	—	5,941,602	5,941,602
Dividends paid	—	—	—	—	—	(8,200,414)	(8,200,414)
Balance at September 19, 2018 (Predecessor)	—	$—	1,000	$10,000	$—	$5,542,539	$5,552,539
Balance at September 19, 2018 (Successor)	—	$—	—	$—	$—	$—	$—
Net loss	—	—	—	—	—	(1,993,628)	(1,993,628)
Series A Preferred Shares issued	10,000	48,143,362	—	—	—	—	—
Balance at December, 31, 2018	10,000	48,143,362	—	—	—	(1,993,628)	(1,993,628)
Net (loss) income	—	—	—	—	—	(4,021,395)	(4,021,395)
Share-based compensation expense	—	—	—	—	94,007	—	94,007
Balance at December, 31, 2019	10,000	48,143,362	—	—	94,007	(6,015,023)	(5,921,016)
Net loss	—	—	—	—	—	(14,321,235)	(14,321,235)
Exercise of common share options	—	—	100	—	49,610	—	49,610
Deemed dividend on extinguishment of Series A Preferred Share re-issuance	—	31,970,338	—	—	—	(31,970,338)	(31,970,338)
Share-based compensation expense	—	—	—	—	150,796	—	150,796
Balance at December, 31, 2020	10,000	$80,113,700	100	$—	$294,413	$(52,306,596)	$(52,012,183)

See accompanying notes to the consolidated financial statements.

TOI PARENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In US Dollars)

			Period from	Period from
			September 20,	January 1,
	Year Ended	Year Ended	2018 through	2018 through
	December 31,	December 31,	December 31,	September 19,
	2020	2019	2018	2018

	Successor			Predecessor
Cash flows from operating activities:
Net (loss) income	$(14,321,235)	$(4,021,395)	$(1,993,628)	$5,941,602
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	3,177,577	2,941,861	764,462	338,196
Bad debt expense	4,233,053	326,926	—	—
Amortization of debt issuance costs	59,988	—	—	—
Impairment loss	7,500,000	—	—	—
Share-based compensation	150,796	94,007	—	—
Deferred tax liability	(1,343,747)	824,762	731,102	(42,337)
Loss on disposal of property and equipment	59,882	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	(6,762,702)	(4,329,451)	484,122	(1,870,752)
Inventories	(465,244)	(1,132,669)	(48,679)	(248,087)
Other receivables	5,493	(110,383)	(7,773)	711,027
Prepaid expenses	(1,386,198)	(250,932)	(333,644)	188,750
Other assets	(24,658)	(97,851)	5,965	(734,567)
Accrued expenses and other current liabilities	5,209,646	2,770,651	(6,112,671)	1,472,185
Income taxes payable	655,219	390,061	(17,401)	116,077
Accounts payable	3,757,593	5,526,896	3,221,546	2,852,903
Noncurrent liabilities	2,776	682,777	23,589	199,826
Net cash provided by (used in) operating activities	508,239	3,615,260	(3,283,010)	8,924,823
Cash flows from investing activities:
Purchases of property and equipment	(1,194,121)	(1,204,563)	(369,649)	(326,312)
Cash paid for acquisition	(150,000)	—	3,184,660	—
Issuance of notes receivable	(7,500,000)	—	—	—
Net cash (used in) provided by investing activities	(8,844,121)	(1,204,563)	2,815,011	(326,312)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	12,492,758	—	—	—
Principal payments on long-term debt	(281,250)	—	—	—
Principal payments on capital leases	(31,407)	(1,814)	—	—
Deferred offering costs	(342,500)	—	—	—
Exercise of common share options	49,610	—	—	—
Dividends paid	—	—	—	(8,200,414)
Net cash provided by (used in) financing activities	11,887,211	(1,814)	—	(8,200,414)
Net increase (decrease) in cash	3,551,329	2,408,883	(467,999)	398,097
Cash at beginning of year	2,446,201	37,318	505,317	52,003
Cash at end of year	$5,997,530	$2,446,201	$37,318	$450,100
Supplemental disclosure of cash flow information
Cash paid for:
Income taxes	$207,454	$61,273	$155,941	$16,865
Interest	226,764	3,375	1,592	—
Supplemental of non-cash investing and financing activities:
Capital leases obtained in exchange for capital lease liabilities	99,619	63,151	—	—
Deemed dividend on extinguishment of Series A Preferred Share re-issuance	31,970,338	—	—	—

See accompanying notes to the consolidated financial statements.

TOI Parent Inc.

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019 and For the Years Ended December 31, 2020, 2019 and the period from period from September 20, 2018 through December 31, 2018 (Successor Periods) and the period from January 1, 2018 through September 19, 2018 (Predecessor Period)

(In US Dollars)

Note 1. Description of the Business

Founded in 2018, TOI Parent, Inc. (“TOI Parent”) is the successor entity to Richy Agajanian, M.D., a Professional Corporation (the “Practice”), which was founded in 2007. TOI Parent is a community oncology practice that operates value-based oncology services platforms. TOI Parent has three wholly-owned subsidiaries, TOI Acquisition, LLC (“TOI Acquisition”), TOI Management, LLC (“TOI Management”), and Hope, Health, and Healing Center, LLC (“HHHC”). Additionally, TOI Management holds a master services agreement with the Practice that confers a controlling financial interest over the Practice and its wholly-owned subsidiary Innovative Clinical Research Institute, LLC (“ICRI”, together with TOI Parent and the Practice, the “Company”).

Concurrent with its founding in 2018, TOI Parent entered into a purchase agreement among TOI Acquisition, TOI Management, HHHC, Richy Agajanian Holdings, the Practice, ICRI, and Richy Agajanian, M.D., not individually but in his capacity as the representative of the shareholders of the Practice. As a result of the purchase, a portion of TOI Parent was sold to TOI HC I, LLC; M33 Growth I L.P.;TOI M, LLC; and OncologyCare Partners, LLC.

Operationally, the Company’s medical centers provide a complete suite of medical oncology services including: physician services, in-house infusion and pharmacy, clinical trials, educational seminars, support groups, counseling, and 24/7 patient assistance. TOI’s mission is to heal and empower cancer patients through compassion, innovation and state-of-the-art medical care. The Company brings comprehensive, integrated cancer care into the community setting, including clinical trials, palliative care programs, stem cell transplants, transfusions, and other care delivery models traditionally associated with non-community-based academic and tertiary care settings. In addition, the Company, through ICRI, performs cancer clinical trials through a network of cancer care specialists. ICRI conducts clinical trials for a broad range of pharmaceutical and medical device companies from around the world.

The Company has more than 66 oncologists and mid-level professionals across more than 40 clinic locations located within three states: California, Nevada, and Arizona. TOI CA is comprised of the clinic locations in California, Nevada, and Arizona. The Company has contractual relationships with multiple payors, serving Medicare, including Medicare Advantage, MediCal, and commercial patients.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). During fiscal year 2018, the Company presents financial information for the Practice for the period from January 1, 2018 through September 19, 2018 (“Predecessor Period”) and for the Company for the period from September 20, 2018 through December 31, 2018 (“Successor Period”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of TOI Parent, its subsidiaries, all of which are controlled by TOI Parent through majority voting control, and a variable interest entity (“VIE”) for which TOI Parent (through TOI Management) is the primary beneficiary. The Company consolidates entities in which it has a controlling financial interest based on either the variable interest entity or voting interest model. All significant intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entities

The Company consolidates entities for which it has a variable interest and is determined to be the primary beneficiary. Noncontrolling interests in less-than-wholly-owned consolidated subsidiaries of the Company are presented as a component of total equity to distinguish between the interests of the Company and the interests of the noncontrolling owners. Revenues, expenses, and net income from these subsidiaries are included in the consolidated amounts as presented on the consolidated statements of operations.

The Company holds a variable interest in the Practice as a result of entering into a master services agreement (“MSA”) in conjunction with the acquisition in September of 2018. As a result of the acquisition, HHHC is now a wholly-owned subsidiary of TOI Parent, the Practice is now a VIE of TOI Parent, as discussed in Note 17, and the Practice shareholders own a minority of the issued and outstanding common shares of the Company.

Business Combinations

The Company accounts for all transactions that represent business combinations using the acquisition method of accounting under Accounting Standards Codification Topic No. 805, Business Combinations (“ASC 805”). Per ASC 805, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity are recognized and measured at their fair values on the date an entity obtains control of the acquiree. Such fair values that are not finalized for reporting periods following the acquisition date are estimated and recorded as provisional amounts. Adjustments to these provisional amounts during the measurement period (defined as the date through which all information required to identify and measure the consideration transferred, the assets acquired, the liabilities assumed, and the noncontrolling interests obtained, limited to one year from the acquisition date) are recorded when identified. Goodwill is determined as the excess of the fair value of the consideration exchanged in the acquisition over the fair value of the net assets acquired.

Segment Reporting

The Company presents the financial statements by segment in accordance with Accounting Standard Codification Topic No. 280, Segment Reporting (“ASC 280”) to provide investors with transparency into how the chief operating decision maker (“CODM”) manages the business. The Company determined the CODM is its Chief Executive Officer. The CODM reviews financial information and allocates resources across three operating segments: patient care, dispensary, and clinical trials & other. Each of the operating segments is also a reporting segment as described further in Note 20.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates under different assumptions or conditions. Significant items subject to such estimates and assumptions include estimated accounts receivable, useful lives and recoverability of long-lived and intangible assets, recoverability of goodwill, fair values of acquired assets and assumed liabilities in business combinations, fair value of goodwill, fair value of share-based compensation, judgements related to revenue recognition, and deferred income taxes.

Net Loss Per Share

The Company has not issued substantive common shares since inception. The Company’s Series A Preferred Shares are considered as in-substance common stock as the net loss of the Company is attributable to the Series A Preferred shareholders, and therefore, they are included in the denominator to calculate net loss per share.

Basic net loss per share is calculated by dividing net loss attributable to TOI Parent, Inc. by the weighted average Series A Preferred Shares, on an as-converted basis (see Note 19), and common shares issued and outstanding during the period. Diluted net income (loss) per share is calculated by dividing net income (loss) by the weighted-average number of Series A Preferred Shares and common shares used in the basic income (loss) per share calculation plus the number of potential common shares that would be issued assuming exercise of all potentially dilutive instruments. Potentially dilutive instruments are excluded from the calculation of diluted income (loss) per share if the effect of including such instruments is anti- dilutive.

Given the Company incurred a net loss in each period presented, the stock options outstanding during each period are anti-dilutive. As such, diluted net loss per share is the same as basic net loss per share for each period presented.

Revenue Recognition

The Company follows the accounting requirements of Accounting Standard Codification Topic No. 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services. This principle is achieved through applying the following five-step approach:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract.
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

The Company receives payments from the following sources for services rendered: (i) commercial insurers; (ii) the federal government under the Medicare program administered by the Centers for Medicare and Medicaid Services (“CMS”); (iii) state governments under the Medicaid and other programs; (iv) other third-party payors (e.g., hospitals and independent practice associations [“IPAs”]); and (v) individual patients and clients.

Revenue primarily consists of capitation revenue, fee-for-service (“FFS”) revenue, dispensary revenue, and clinical trials revenue. Revenue is recognized in the period in which services are rendered or the period in which the Company is obligated to provide services. The form of billing and related risk of collection for such services may vary by type of revenue and the payor. The following paragraphs provide a summary of the principal forms of the Company’s billing arrangements and how revenue is recognized for each.

Capitation

Capitation revenues of the Company consist primarily of fees for medical services provided to patients by the Company under a capitated arrangement with various managed care organizations. Capitation revenue is paid monthly to the Company based on the number of enrollees assigned to the Company by the contracted managed care organization (per member, per month; or “PMPM”). Capitation contracts generally have a legal term of one year or longer. Capitation contracts have a single performance obligation that is a stand ready obligation to perform healthcare services to the population of enrolled members and constitutes a series for the provision of managed healthcare services for the term of the contract, which is deemed to be one month since the mix of patient-customers can and do change month over month. The transaction price for capitation contracts is variable as it primarily includes PMPM fees associated with unspecified membership that fluctuates throughout the contract. The Company generally estimates the transaction price using the most likely methodology and amounts are only included in the transaction price to the extent that it is probable that a significant reversal of cumulative revenue will not occur once any uncertainty is resolved. Certain contracts include terms for a capitation deduction where the cost of out-of-network referrals of members by the Company are deducted from the future payment. The deductions vary depending on the payor and are often not known until a future period. As such, the Company adjusts the transaction price for capitation deductions based on historic experience such that the amount of capitation revenue is constrained to the extent that it is not probable a significant reversal of revenue will occur in the future. Revenue is recognized in the month services are rendered on the basis of the transaction price established at that time. If subsequent information resolves uncertainties related to the transaction price, adjustments will be recognized in the period they are resolved. When payment has been received but services have not yet been rendered, the payment is recognized as a contract liability.

Fee-for-Service Revenue

FFS revenue represents revenue earned under contracts in which the Company bills and collects for medical services rendered by the Company’s employed physicians. The terms for FFS contracts are short in duration and only last for the period over which services are rendered (typically, one day). FFS revenue consists of fees for medical services provided to patients. These medical services are distinct since the patient can benefit from the medical services on their own. Each service constitutes a single performance obligation for which the patient accepts and receives the benefit of the medical services as they are performed.

Under the FFS arrangements, the Company bills third-party payors and patients for patient care services provided and receives payment. Payments for services provided are generally less than billed charges. The Company records revenue net of an allowance for contractual adjustments, which represents the net revenue expected to collected from third-party payors (including managed care, commercial, and governmental payors such as Medicare and Medicaid), and patients. These expected collections are based on fees and negotiated payment rates in the case of third-party payors, the specific benefits provided for under each patient’s healthcare plans, mandated payment rates in the case of Medicare and Medicaid programs, and historical cash collections (net of recoveries).

The transaction price from FFS arrangements is variable in nature because fees are based on patient encounters, credits due to patients, and reimbursement of provider costs, all of which can vary from period to period. The Company estimates the transaction price using the most likely methodology and amounts are only included in the net transaction price to the extent that it is probable that a significant reversal of cumulative revenue will not occur once any uncertainty is resolved. As a practical expedient, the Company adopted a portfolio approach to determine the transaction price for the medical services provided under FFS arrangements. Under this approach, the Company bifurcated the types of services provided and grouped health plans with similar fees and negotiated payment rates. At these levels, portfolios share the characteristics conducive to ensuring that the results do not materially differ from the standard applied to individual patient contracts related to each medical service provided.

The recognition of net revenue (gross charges less contractual allowances) from such services is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to the Company’s billing center for medical coding and entering into the Company’s billing system, and the verification of each patient’s submission or representation at the time services are rendered as to the payor(s) responsible for payment of such services. Revenue is recorded on the date the services are rendered based on the information known at the time of entering of such information into the Company’s billing systems as well as an estimate of the revenue associated with medical services. When the performance obligation is not satisfied, the billing is recognized as a contract liability.

Dispensary

The Company sells oral prescription drugs directly through its dispensaries. Each prescription filled and delivered to the customer is a distinct performance obligation. The transaction price for the prescriptions is based on fee schedules set by various pharmacy benefit managers (“PBMs”) and other third party payors. The fee schedule is often subject to direct and indirect remuneration (“DIR”) fees, which are based primarily on pre-established metrics. DIR fees may be assessed in periods after payments are received against future payments. The Company estimates DIR fees to arrive at the transaction price for prescriptions. The Company recognizes revenue based on the transaction at the time the customer takes possession of the oral drug.

Clinical Trials Revenue

The Company enters into contracts to perform clinical research trials. The terms for clinical trial contracts last many months as the clinical research is performed. Each contract represents a single, integrated set of research activities and thus is a single performance obligation. The performance obligation is satisfied over time as the output is captured in data and documentation that is available for the customer to consume over the course of arrangement and furthers progress of the clinical trial. Under the clinical trial contracts, the Company receives a fixed payment for administrative, set-up, and close-down fees; a fixed amount for each patient site visit; and certain expense reimbursements. Under ASC 606, the Company has elected to recognize revenue for these arrangements using the ‘as-invoiced’ practical expedient. The Company invoices the customer periodically based on the progress of the trial such that each invoice captures the revenue earned to date based on the state of the trial as established between the Company and the customer.

Direct Costs of Sales

Direct cost of sales primarily consists of wages paid to clinical personnel and other health professionals, oral and IV drug costs, and other medical supplies used to provide patient care. The Company’s costs for clinical personnel wages are expensed as incurred and the Company’s costs for inventory and medical supplies are expensed when used, generally by applying the specific identification method.

Cash

Cash consists of deposits with banking institutions. The carrying value of the Company’s cash approximates fair value due to the short-term maturity of these instruments (less than three months).

Accounts Receivable

The Company accounts for accounts receivable under Accounting Standard Codification Topic No. 310, Receivables (“ASC 310”). Accounts receivable includes capitation receivables, FFS reimbursement for patient care, dispensary receivables and contract receivables. Accounts receivable are recorded and stated at the amount expected to be collected determined by each payor.

For third-party payors including Medicare, Medicaid, managed care providers, and commercial payors, the collectable amount is based on the estimated contractual reimbursement percentage, which is based on current contract prices or historical paid claims data by payor. For self-pay accounts receivable, which includes patients who are uninsured and the patient responsibility portion for patients with insurance, the collectable amount is determined using estimates of historical collection experience without regard to aging category.These estimates are adjusted for estimated conversions of patient responsibility portions, expected recoveries, and any anticipated changes in trends.

Accounts receivable can be impacted by the effectiveness of the Company’s collection efforts.Additionally, significant changes in payor mix, business office operations, economic conditions, or trends in federal and state governmental healthcare coverage could affect the collectable amount of accounts receivable. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations,customer credit worthiness, current economic trends, and changes in customer payment patterns to evaluate the adequacy of these reserves. The Company also regularly analyzes the ultimate collectability of accounts receivable after certain stages of the collection cycle using a look-back analysis to determine the amount of receivables subsequently collected, and adjustments are recorded when necessary.

The Company continuously monitors its collections of receivables and its policy is to write off receivables when they are determined to be uncollectible. As of December 31, 2020 and 2019, the Company does not have an allowance for doubtful accounts.

Inventories

The Company accounts for inventory under Accounting Standard Codification Topic No. 330, Inventory (“ASC 330”). Inventories consist of intravenous chemotherapy drugs and oral prescription drugs. Inventories are stated at the lower of cost, determined using the weighted average cost method of inventory valuation, or net realizable value. Net realizable value is determined using the selling price, less costs to sell.

The Company receives purchase discounts on products purchased. Contractual arrangements with vendors, including manufacturers and wholesalers, normally provide for the Company to receive purchase discounts from established list prices in one, or a combination, of the following forms: (i) a direct discount at the time of purchase or (ii) a discount for the prompt payment of invoices. Additionally, in other circumstances, the Company may receive rebates when products are purchased indirectly from a manufacturer (e.g., through a wholesaler). These rebates are recognized when intravenous chemotherapy drugs and oral prescription drugs are dispensed and are generally calculated by manufacturers within 30 days after the end of each completed quarter. The Company also receives additional rebate under its wholesaler contracts if it exceeds contractually defined annual purchase volumes. Purchase rebates are recorded as reductions to cost of services.

Property and Equipment, net

The Company accounts for property and equipment under Accounting Standard Codification Topic No. 360, Property, Plant, and Equipment (“ASC 360”). As required under ASC 360, the Company states property and equipment at cost, net of accumulated depreciation. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the related assets, as described further in Note 8. Maintenance and repairs are charged to expense as incurred. Significant renewals and improvements are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations.

When events or changes in circumstances indicate that the carrying amount of long-lived assets, including property and equipment, or other long-lived assets, may not be recoverable, an evaluation of the recoverability of currently recorded costs is performed. When an evaluation is performed, the estimated value of undiscounted future net cash flows associated with the asset groups is compared to the asset groups’ carrying value to determine if a write-down to fair value is required. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset group exceeds the fair value of the assets. There were no impairment adjustments recorded for long- lived assets during the years ended December 31, 2020, 2019, the Successor Period, and Predecessor Period.

Accounts Payable, Accrued Expenses, and Other Current Liabilities

Accounts payable primarily consists of unpaid invoices related to routine operating expenses. Accrued expenses and other current liabilities primarily consist of accruals made for payroll expenses, deferred capitation, and FFS revenue.

Leases

Lease agreements are evaluated to determine whether they are capital or operating leases in accordance with Accounting Standards Codification, Topic No. 840, Leases (“ASC 840”). When any one of the four test criteria in ASC 840 is met, the lease then qualifies as a capital lease. Capital leases are capitalized at the lower of the net present value of the total amount payable under the leasing agreement (excluding finance charges) or the fair market value of the leased asset. Capital lease assets are depreciated on a straight-line basis, over a period consistent with the Company’s normal depreciation policy for tangible fixed assets. The Company allocates each lease payment between a reduction of the lease obligation and interest expense using the effective interest method. Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of the lease term. The Company reports the current and long-term portions of capital lease obligations within accrued expenses and other current liabilities and other non-current liabilities, respectively, on the consolidated balance sheets.

Goodwill and Intangible Assets

The Company accounts for goodwill and intangible assets under Accounting Standards Codification Topic No. 350, Goodwill and Other (“ASC 350”). Goodwill represents the excess of the fair value of the consideration conveyed in and acquisition over the fair value of net assets acquired.

Goodwill is not amortized but is required to be evaluated for impairment at the same time every year. The Company performs its annual testing of impairment for goodwill in the fourth quarter of each year.

When impairment indicators are identified, the Company compares the reporting unit’s fair value to its carrying amount, including goodwill. An impairment loss is recognized as the difference, if any, between the reporting unit’s carrying amount and its fair value to the extent the difference does not exceed the total amount of goodwill allocated to the reporting unit. The Company performed a qualitative analysis and determined that no indicators of impairment existed at December 31, 2020 and 2019 and therefore, there was no goodwill impairment charge during the years ended December 31, 2020, 2019, and the Successor Period, as a result of the Company’s annual impairment evaluation.

Under ASC 350, finite-lived intangible assets are stated at acquisition-date fair value. Intangible assets are amortized using the straight-line method.

Finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When circumstances indicate that recoverability may be impaired, the Company assesses its ability to recover the carrying value of the asset group from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Fair value is determined based on appropriate valuation techniques. The Company performed a qualitative analysis and determined that there were no indicators of impairment of its finite-lived intangible assets during the years ended December 31, 2020, 2019, and the Successor Period.

Debt

The Company accounts for debt net of debt issuance costs. Debt issuance costs are capitalized, netted against the related debt for presentation purposes, and amortized to interest expense over the terms of the related debt using the effective interest method.

Income Taxes

The Company accounts for income taxes under the asset and liability method under Accounting Standards Codification Topic No. 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.The Company accounts for residual income tax effects in accumulated other comprehensive income due to a change in tax law or a change in judgment about realization of a valuation allowance using the portfolio method and only releases residual amounts when the entire portfolio is liquidated.

Share-Based Compensation Plan

The Company accounts for share-based compensation under Accounting Standards Codification Topic No. 718, Stock Based Compensation (“ASC 718”). As required under ASC 718, the Company accounts for employee share-based compensation as an expense in the consolidated financial statements. Equity-classified awards are measured at the grant date fair value of the award. The Company estimates grant date fair value using the Black-Scholes-Merton option-pricing model and accounts for forfeitures as incurred.

Excess tax benefits of awards related to stock option exercises are recognized as an income tax benefit in the statement of operations and reflected in operating activities in the statement of cash flows.

Commitments and Contingencies

The Company accounts for contingent liabilities under Accounting Standards Codification Subtopic No. 450-20, Contingencies (“ASC 450-20”). As required by ASC 450-20, Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Fair Value Measurements

The Company accounts for fair value measurements under Accounting Standards Codification Topic No. 820, Fair Value Measurements (“ASC 820”). The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels (see Note 7 to the consolidated financial statements):

●	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.
●	Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Recently Adopted Accounting Standards

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2018-07, Compensation  — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Topic 718 to include nonemployee share-based payment transactions. This standard is effective for the Company beginning January 1, 2020. Under the guidance in ASU 2018-07, nonemployee share-based payment awards are accounted for in the same manner as employee awards, except for attribution and certain optional valuation exceptions. The Company adopted ASU 2018-07 as of January 1, 2018. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued Accounting Standards Update 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which modifies the disclosure requirements on fair value measurements in Topic 820. The ASU removes the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, including the policy for timing of transfers between levels; the description of valuation processes for Level 3 fair value measurements. The Company adopted ASU 2018-13 on January 1, 2020. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In March 2020, the FASB issued Accounting Standards Update 2020-04, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). This ASU provides optional expedients and exceptions for applying GAAP to contract modifications and hedging relationships, subject to meeting certain criteria that reference the London Interbank Offered Rate (“LIBOR”) or another rate that is expected to be discontinued. The amendments in the ASU are effective for all entities as of March 12, 2020 through December 31, 2022. The Company adopted ASU 2020-04 on January 1, 2020. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position or results of operations.

Recently Issued Accounting Standards

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which amends the existing accounting standards for leases. The new standard requires lessees to record a right-of-use (“ROU”) asset and a corresponding lease liability on the balance sheet (with the exception of short-term leases), whereas under current accounting standards the Company’s lease portfolio consists primarily of operating leases and is not recognized on its consolidated balance sheets. The Company will adopt ASC 842 effective January 1, 2022, using the alternative modified transition method and will record a cumulative-effect adjustment to the opening balance of retained earnings as of that date. Prior periods will not be restated. The Company believes the largest impact will be on the consolidated balance sheet for the accounting of facilities-related leases, which represents a majority of its operating leases it has entered into as a lessee. These leases will be recognized under the new standard as ROU assets and operating lease liabilities. The Company will also provide expanded disclosures for its leasing arrangements. The results of operations are not expected to significantly change after adoption of the new standard.

In June 2020, the FASB issued Accounting Standards Update 2020-05, Leases (Topic 842), Effective Dates for Certain Entities (“ASU 2020-05”), which deferred the effective dates of ASU 2016-02 in order to respond to the significant business and capital market disruptions caused by the COVID-19 pandemic. In February 2016, the Board issued ASU 2016-02, with an effective date for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for public business entities. For all other entities, Leases (Topic 842) was effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. In November 2019, the Board issued Accounting Standards Update 2019-10, Financial Instruments  — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (“ASU 2019-10”). The amendments in ASU 2019-10 deferred the effective dates for Leases for entities in the “all other” category by an additional year. Therefore, ASU 2016-02 was effective for all other entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments in ASU 2020-05 defer the effective date for one year for entities in the “all other” category that have not yet issued their financial statements (or made financial statements available for issuance) reflecting the adoption of Leases. Therefore, under the amendments, Leases is effective for entities within the “all other” category for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company belongs in the “all other” category.

In June 2016, the FASB issued Accounting Standards Update 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life, instead of when incurred. In November 2018, the FASB issued Accounting Standard Update 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses(“ASU 2018-19”), which amends Subtopic 326-20 (created by ASU 2016-13) to explicitly state that operating lease receivables are not in the scope of Subtopic 326-20. Additionally, in April 2019, the FASB issued Accounting Standard Update 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments (“ASU 2019-04”), in May 2019, the FASB issued Accounting Standards Update 2019-05, Financial Instruments  — Credit Losses (Topic 326): Targeted Transition Relief (“ASU 2019-05”), and in November 2019, the FASB issued Accounting Standards Update 2019-10, Financial Instruments  — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, and ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments — Credit Losses (“ASU 2019-10”), to provide further clarifications on certain aspects of ASU 2016-13 and to extend the nonpublic entity effective date of ASU 2016-13. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022. The entity may early adopt ASU 2016-13, as amended, for annual and interim periods in fiscal years beginning after December 15, 2018. While the Company expects its allowance for credit losses to increase upon adoption of ASU 2016-13, the Company does not expect the adoption of ASU 2016-13 to have a material effect on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”),which amends ASC 740, Income Taxes. This new standard is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. The new standard is effective for the Company beginning January 1, 2022. The guidance in the new standard has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s consolidated financial statements and related disclosures.

Note 3. Significant Risks and Uncertainties Including Business and Credit Concentrations

Interest Rate Risk

The London Interbank Offered Rate (LIBOR) may be discontinued in quality in the near future. It is expected that a number of banks currently reporting information used to set LIBOR will stop doing so at the end of 2021 when their reporting commitments end. This will either end the publication of LIBOR immediately or degrade its quality such that it would no longer be a relevant metric to the Company. Change in LIBOR could affect the interest rates of the revolving credit facility and unsecured note payable. If LIBOR is no longer available, the Company will pursue alternative interest rate calculations in its revolving credit facility and unsecured note payable. However, if no alternative can be determined, the LIBOR rate component will no longer be used in determining the rates. As of December 31, 2020, the potential effect of no longer using the LIBOR rate component to the Company’s interest rates would not have had a material effect on the interest rate in the credit facility or the note, thus the discontinuation of LIBOR is not expected to have a material effect on the Company’s financial statements.

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

Cash accounts in a financial institution may, at times, exceed the Federal Deposit Insurance Corporation (“FDIC”) coverage of $250,000 per account. The Company has not experienced losses on these accounts, and management believes the Company is not exposed to significant risks on such accounts.

The Company’s accounts receivable has implicit collection risk. The Company grants credit without collateral to their patients, most of whom are local residents and are insured under third-party payor agreements. The Company believes this risk is partially mitigated by the Company’s establishment of long-term agreements and relationships with third-party payors that provide the Company with insight into historic collectability and improve the collections process.

Revenue Concentration Risk

The concentration of net revenue on a percentage basis for major payors at December 31, 2020, 2019 and period from September 20, 2018 through December 31, 2018 and period from January 1, 2018 through September 19, 2018 are as follows:

			Period from	Period from
			September 20,	January 1,
	Year Ended	Year Ended	2018 through	2018 through
	December 31,	December 31,	December 31,	September 19,
	2020	2019	2018	2018

	Successor			Predecessor
Percentage of Net Revenue:
Payor A	15%	18%	23%	20%
Payor B	15%	16%	13%	11%
Payor C	7%	11%	11%	11%
Payor D	9%	11%	9%	8%

The concentration of gross receivables on a percentage basis for major payors at December 31, 2020 and 2019 are as follows:

	December 31,	December 31,
	2020	2019
Percentage of Gross Receivables:
Payor A	1%	3%
Payor B	11%	24%
Payor C	3%	6%
Payor D	21%	26%

All of the Company’s revenue is generated from Customers located in the United States.

Vendor Concentration Risk

The concentration of cost of sales on a percentage basis for major vendors at December 31, 2020, 2019 and period from September 20, 2018 through December 31, 2018 and period from January 1, 2018 through September 19, 2018 are as follows:

			Period from	Period from
			September 20,	January 1,
	Year Ended	Year Ended	2018 through	2018 through
	December 31,	December 31,	December 31,	September 19,
	2020	2019	2018	2018

	Successor			Predecessor
Percentage of Cost of Sales:
Vendor A	55%	57%	46%	48%
Vendor B	45%	43%	52%	50%

The concentration of gross payables on a percentage basis for major vendors at December 31, 2020 and 2019 are as follows:

	December 31,	December 31,
	2020	2019
Percentage of Gross Payables:
Vendor B	48%	49%
Vendor A	42%	39%
All others	10%	12%

COVID-19 Pandemic

In January 2020, the Secretary of the U.S. Department of Health and Human Services (“HHS”) declared a national public health emergency due to a novel strain of coronavirus (“COVID-19”). In March 2020, the World Health Organization declared the outbreak of COVID-19, a disease caused by this coronavirus, a pandemic. The resulting measures to contain the spread and impact of COVID-19 and other developments related to COVID-19 have affected the Company’s results of operations during 2020. Where applicable, the impact resulting from the COVID-19 pandemic during the year ended December 31, 2020, has been considered, including updated assessments of the recoverability of assets and evaluation of potential credit losses. As a result of the COVID-19 pandemic, federal and state governments have passed legislation, promulgated regulations, and taken other administrative actions intended to assist healthcare providers in providing care to COVID-19 and other patients during the public health emergency. Sources of relief include the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020, the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), which was enacted on April 24, 2020, and the Consolidated Appropriations Act, 2021 (the “CAA”), which was enacted on December 27, 2020. In total, the CARES Act, PPPHCE Act and the CAA authorize $178 billion in funding to be distributed to hospitals and other healthcare providers through the Public Health and Social Services Emergency Fund (the “PHSSEF”). In addition, the CARES Act provides for an expansion of the Medicare Accelerated and Advance Payment Program whereby inpatient acute care hospitals and other eligible providers were able to request accelerated payment of up to 100% of their Medicare payment amount for a six-month period to be repaid through withholding of future Medicare fee- for-service payments. Various other state and local programs also exist to provide relief, either independently or through distribution of monies received via the CARES Act. During the year ended December 31,2020, the Company was a beneficiary of these stimulus measures. The Company’s accounting policies for the recognition of these stimulus monies is as follows:

The Company received $4,992,758 in Paycheck Protection Program (“PPP”) loans under the CARES Act. PPP loans may be eligible for forgiveness if the funds were used for eligible payroll costs, payments on business mortgage interest payments, rent, or utilities during either the 8- or 24-week period after disbursement (see Note 11). The Company has elected to account for the loans as current debt until such loans are forgiven.

The Company received $2,726,856 from CMS under the Accelerated and Advance Payment Program which is an advance on future Medicare payments and will be recouped from future payments due to the Company by Medicare after 120 days. Effective October 1, 2020, the program was amended such that providers are required to repay accelerated payments beginning one year after the payment was issued. After such one-year period, Medicare payments owed to providers will be recouped against Medicare payments according to the repayment terms. As of December 31, 2020, the entire $2.4 million of Medicare accelerated payments are reflected within accrued expenses and other current liabilities in the consolidated balance sheet. The Company expects the $2,726,856 will be fully recouped during 2021.

The Company received $978,150 from United States Department of HHS as part of the Provider Relief Funding under the CARES Act. Provider Relief Funding is paid in the form of a grant and does not require repayment if used to cover lost revenue, as defined, attributable to COVID-19 and healthcare- related expenses, as defined, including qualifying direct labor, paid or purchased to prevent, prepare for, and respond to COVID-19. Under International Accounting Standard 20, Accounting for Government Grants (“IAS 20”), grants are recognized when an entity has reasonable assurance that 1) it will comply with the relevant conditions and 2) the grant will be received. The Company recognized the $978,150 in other income in the year ended December 31, 2020 by applying IAS 20 by analogy.

Note 4. Accounts Receivable and Notes Receivable

The Company’s accounts receivable consists primarily of amounts due from third-party payors and patients. See Note 2 for a summary of the Company’s policies relating to accounts receivable.

Accounts Receivable as of December 31, 2020 and 2019 consist of the following:

	December 31,	December 31,
	2020	2019
Oral drug accounts receivable	$2,307,872	$1,179,311
Capitated accounts receivable	353,250	96,000
FFS accounts receivable	10,962,394	10,904,721
Clinical trials accounts receivable	1,718,846	1,743,661
Other trade receivables	1,803,548	692,568
Total	$17,145,910	$14,616,261

During the year ended December 31, 2020, 2019 and the period from September 20, 2018 through December 31, 2018 and the period from January 1, 2018 through September 19, 2018 bad debt related to direct write-offs totaled $4,233,053, $326,926, $0, and $0, respectively. Bad debt write-offs were a result of accounts receivable on completed contracts that were deemed uncollectible during the period due to delayed collection efforts.

On February 26, 2020, the Company entered into a Management Services Agreement with Austin J. Ma, M.D. to provide payor contract servicing. The Company issued a $7.5 million note in exchange for Austin J. Ma, M.D. exiting existing payor arrangements, pending certain contingencies. The note would be repaid annually through payor contract servicing as part of the Master Services Agreement, and the terms of the note included annual straight-line forgiveness over 5 years, with $1.5 million forgiven each year. During the year ended December 31, 2020, the Company determined the loan would not be repaid and would be fully forgiven. The loan was impaired in full and is recorded in other non-operating expenses for the period ended March 31, 2020.

Note 5. Revenue

Management recognizes revenue in accordance with ASC 606 on the basis of its satisfaction of outstanding performance obligations. Management typically fulfills its performance obligations over time, either over the course of a single treatment (FFS), a month (capitation), or a number of months (clinical research). Management also has revenue that is satisfied at a point in time (dispensary). See Note 2 for summary of the Company’s policies and significant assumptions related to revenue recognition.

Disaggregation of Revenue

The Company categorizes revenue based on various factors such as the nature of contracts, payors, order to billing arrangements, and cash flows received by the Company, as follows:

			Period from	Period from
			September 20,	January 1,
	Year Ended	Year Ended	2018 through	2018 through
	December 31,	December 31,	December 31,	September 19,
	2020	2019	2018	2018
			Successor	Predecessor
Patient services
Capitated revenue	$37,381,005	$31,229,328	$8,947,525	$20,560,867
FFS revenue	79,435,792	66,395,553	12,337,260	27,966,161
Subtotal	116,816,797	97,624,881	21,284,785	48,527,028
Dispensary revenue	63,889,875	49,953,992	13,201,609	26,757,955
Clinical research trials and other revenue	6,807,989	7,826,311	2,872,995	515,742
Total	$187,514,661	$155,405,184	$37,359,389	$75,800,725

Refer to Note 20 for Segment Reporting for disaggregation of revenue by reporting segment.

Contract Asset and Liabilities

Under ASC 606, contract assets represent rights to payment for performance contingent on something other than the passage of time and accounts receivable are rights to payment for performance without contingencies. The Company does not have any contract assets as of December 31, 2020 and 2019. Refer to Note 4 for accounts receivable as of December 31, 2020 and 2019.

Contract liabilities represent cash that has been received for contracts, but for which performance is still unsatisfied. As of December 31, 2020 and 2019, contract liabilities amounted to $370,000 and $210,000, respectively. Contract liabilities are presented as “deferred revenue and refund liabilities” under accrued expenses and other current liabilities, refer to Note 9.

Remaining Unsatisfied Performance Obligations

The accounting terms for the Company’s patient services and dispensary contracts do not extend past a year in duration. Additionally, the Company applies the ‘as invoiced’ practical expedient to its clinical research contracts.

Note 6. Inventories

The Company purchases intravenous chemotherapy drugs and oral prescription drugs from various suppliers. See Note 2 for a summary of the Company’s policies relating to intravenous chemotherapy and oral prescription drugs inventory.

The Company’s inventories as of December 31, 2020 and 2019 were as follows:

	December 31,	December 31,
	2020	2019
Oral drug inventory	$1,414,250	$1,140,467
IV drug inventory	2,939,982	2,748,521
Total	$4,354,232	$3,888,988

Note 7. Fair Value Measurements and Hierarchy

See Note 2 for a summary of the Company’s policies relating to fair value measurements.

The following table presents the carrying amounts of the Company’s financial instruments at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019
Financial assets:
Cash	$5,997,530	$2,446,201
Accounts receivable	17,145,910	14,616,261
Other receivables	112,663	118,156
Financial liabilities:
Accounts payable	12,643,024	8,885,431

The carrying amounts of cash, accounts receivable, other receivables, and accounts payable approximate fair value because of the short maturity and high liquidity of these instruments.

Therefore, the carrying amounts of the financial instruments shown in the above table as of December 31, 2020 and 2019 represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date.Those measurements maximize the use of observable inputs.

There were no transfers between fair value measurement levels during the years ended December 31, 2020 and 2019.

Note 8. Property and Equipment, Net

The Company accounts for property and equipment at historical cost less accumulated depreciation.See Note 2 for a summary of the Company’s policies relating to property and equipment.

Property and equipment, net, consist of the following:

		December 31,	December 31,
	Useful lives	2020	2019
Computers and software	60 months	$424,099	$160,672
Office furniture	80 months	270,761	215,375
Leasehold improvements	Shorter of lease term or estimated useful life	1,684,889	1,159,458
Medical equipment	60 months	515,386	397,896
Construction in progress		204,724	29,320
Equipment capital lease assets	Shorter of lease term or estimated useful life	162,769	63,151
Less: accumulated depreciation		(1,158,403)	(474,969)
Total property and equipment, net		$2,104,225	$1,550,903

Depreciation expense for the years ended December 31, 2020, 2019, and for the period from September 20, 2018 through December 31, 2018 and the period from January 1, 2018 through September 19, 2018 was $690,499, $418,461, $56,508, and $338,196, respectively.

Note 9. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of December 31, 2020 and 2019 consist of the following:

	December 31,	December 31,
	2020	2019
Compensation, including bonuses, fringe benefits and payroll taxes	$3,809,631	$1,480,500
Deferred revenue and refund liabilities	3,378,905	210,000
Other liabilities	2,263,584	2,520,783
Total accrued expenses and other current liabilities	$9,452,120	$4,211,283

Refund liabilities as of December 31, 2020 and 2019 primarily consist of cumulative adjustments made to capitated and FFS revenue recognized in prior years.

Note 10. Leases

The Company leases clinics, office buildings, and certain equipment under noncancellable capital and operating lease agreements that expire at various dates through May 2027. See Note 2 for a summary of the Company’s policies relating to leases and Note 15 for the lease commitment disclosure.

Monthly payments for these leases range from $609 to $55,083. All lease agreements generally require the Company to pay maintenance, repairs, property taxes, and insurance costs, which are variable amounts based on actual costs incurred during each applicable period.

The following summarizes the Company’s capital leases:

	December 31,	December 31,
	2020	2019
Capital leases:
Machinery and equipment	$162,769	$63,151
Accumulated amortization	(37,980)	(2,105)
Property, plant, and equipment, net	124,789	61,046
Current installments of obligations under capital leases	31,191	11,277
Long-term portion of obligations under capital leases	97,044	50,059
Total capital lease obligations	$128,235	$61,336

Note 11. Debt

Short-term debt and current portion of long-term debt at December 31, 2020 and 2019 consists of the following:

	December 31,	December 31,
	2020	2019
1% Paycheck Protection Program Loan, due May 13, 2022	$2,000,000	$—
1% Small Business Administration Loan, due May 2, 2022	2,992,758	—
Current portion of term loan payable	375,000	—
Short-term debt and current portion of long-term debt	$5,367,758	$—

The Company accounts for long-term debt net of debt issuance costs. See Note 2 for a summary of the Company’s policies relating to long-term debt. Long-term debt, net of unamortized debt issuance costs and current portion at December 31, 2020 and 2019, consists of the following:

	December 31,	December 31,
	2020	2019
Variable Rate Revolving Credit Facility Term Loan, interest at LIBOR plus applicable margin, due February 26, 2025	$7,218,750	$—
Total long-term debt	7,218,750	—
Less:
Unamortized debt issuance costs	282,512	—
Current portion	375,000	—
Long-term debt, net of unamortized debt issuance costs and current portion	$6,561,238	$—

On May 2, 2020, the Company entered into a SBA loan with MUFG Union Bank, N.A. in the amount of $2,992,758, with interest bearing at 1%. The maturity date of the loan is May 2, 2022.

On May 13, 2020, the Company entered into a Paycheck Protection Program (“PPP”) loan with Celtic Bank Corporation in the amount of $2,000,000, with interest bearing at 1%. The maturity date of the loan is May 13, 2022.

The Company has classified the PPP and SBA loans above entirely as current liabilities as the majority of payments will occur throughout 2021.

The application for the PPP and SBA funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further required the Company to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the loan and qualifying for the forgiveness of such loan based on its future adherence to the forgiveness criteria.Management has performed an assessment and concluded they met the eligibility requirements to participate in the PPP and SBA programs and it is probable they will qualify for forgiveness, as determined by the program administrators within the parameters of the program. The loan proceeds were used to pay for qualifying salaries in 2020 as qualified expenses were paid. The Company applied for forgiveness in December 2020 for the PPP loan and in March 2021 for the SBA loan; however, the Company’s eligibility and qualified expenses are subject to audit by the SBA and although the Company anticipates it will qualify for forgiveness, the SBA may require the Company to repay all or a portion of the loan value recorded for the year ended December 31, 2020. While the Company believes that the PPP loan was properly obtained, there can be no assurance regarding the outcome of an SBA review.

The Company applied for loan forgiveness in December 2020 for the PPP loan. On June 17, 2021, the Company received notice of forgiveness of the loan.

On February 26, 2020 the Company entered into a credit agreement with MUFG Union Bank (“Credit Agreement”), which allows the Company to borrow up to an aggregate principal amount of $10 million in the form of term loans, revolving credit commitments (“Revolver”), and a letter of credit (“LOC”) facility. The term loans and the Revolver shall bear interest at base rate plus the applicable margin or LIBOR rate plus the applicable margin. The Company can prepay the obligations at their option or upon the occurrence of certain events. The outstanding principal on the term loans will be repaid in quarterly installments equal to (i) $93,750 on the last business day of each quarter ending December 31, 2023, commencing on June 30, 2020 and (ii) $187,500 on the last business day of each quarter thereafter. The maturity date of the Credit Agreement is February 26, 2025.

As of December 31, 2020, the Company has borrowed $7,500,000 in the form of a term loan from the $10,000,000 availability of the Credit Agreement, leaving $2,500,000 available borrowings under the Credit Agreement. The Company violated the senior leverage ratio and fixed charge coverage ratio associated with the Credit Agreement’s variable rate term loan in 2020 and during 2021. On June 18, 2021, the Company entered into an amendment to the Credit Agreement which changed the covenants and concurrently received a waiver for the period ended December 31, 2020.

Net debt issuance costs are presented as a direct reduction of the Company’s long-term debt in the consolidated balance sheets and amount to $282,512 and $0 as of December 31, 2020 and 2019, respectively. The amortization of the debt issuance costs was charged to interest expense for all periods presented. The amount of debt issuance costs included in interest expense for the years ended December 31, 2020 and 2019 was approximately $59,988 and $0, respectively.

The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2020 are: $375,000 in 2021, 2022, and 2023, $750,000 in 2024, and $5,343,750 in 2025.

The Company paid interest of $226,764 on the Credit Agreement term loan for the year ended December 31, 2020.

Note 12. Income Taxes

The components of the provision (benefit) for income taxes consists of:

	Current	Deferred	Total
Year ended December 31, 2020:
U.S. federal	$822,490	$(919,164)	$(96,674)
State and local	28,183	(424,332)	(396,149)
	$850,673	$(1,343,496)	$(492,823)

	Current	Deferred	Total
Year ended December 31, 2019:
U.S. federal	$355,245	$697,261	$1,052,506
State and local	203,261	127,501	330,762
	$558,506	$824,762	$1,383,268

	Current	Deferred	Total
Period from September 20, 2018 through December 31, 2018:
U.S. federal	$—	$552,044	$552,044
State and local	91,039	179,057	270,096
	$91,039	$731,101	$822,140

	Current	Deferred	Total
Period from January 1, 2018 through September 19, 2018:
U.S. federal	$—	$—	$—
State and local	132,942	(42,337)	90,605
	$132,942	$(42,337)	$90,605

The Company’s income tax expense differs from the amount that would have resulted from applying the federal statutory rate of 21% to pretax income from operations because of the effect of the following items:

			Period from	Period from
			September 20,	January 1,
			2018	2018
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 19,
	2020	2019	2018	2018
Income tax at federal statutory rate	$(3,110,753)	$(554,131)	$(246,014)	$1,266,764
Income not subject to corporate level tax	—	—	(30,292)	(1,266,764)
State tax, net federal benefit	(982,329)	(69,370)	238,489	90,605
Fines and Penalties	—	—	—	—
Transaction costs	—	—	668,779	—
Adjustment to deferred taxes	—	138,648	—	—
Change in tax status	—	—	187,779	—
Income Tax Payable:
Change in valuation allowance	3,596,998	1,854,006	—	—
Other	3,261	14,115	3,399	—
Income tax (benefit) expense	$(492,823)	$1,383,268	$822,140	$90,605

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2020 and 2019 are presented below.

	December 31,	December 31,
	2020	2019
Deferred tax assets:
Deferred rent	$107,988	$57,780
Accrued Expenses	769,754	351,220
Net operating loss carryforwards	2,528,555	150,367
Management Fees (the Practice)	1,827,864	1,814,880
Impaired assets	2,086,611	—
Deferred revenue	182,467	58,348
Stock Based Compensation	68,505	26,120
Total gross deferred tax assets	7,571,744	2,458,715
Valuation allowance	(5,451,003)	(1,854,005)
Net deferred tax assets	2,120,741	604,710
Deferred tax liabilities:
Plant and equipment, principally due to differences in depreciation and capitalized interest	(1,905,646)	(1,746,345)
Management Fees (TOI Parent)	(1,827,864)	(1,814,881)
Total gross deferred liabilities	(3,733,510)	(3,561,226)
Net deferred tax liabilities	$(1,612,769)	$(2,956,516)

The valuation allowance for deferred tax assets as of December 31, 2020, and December 31, 2019, was $(5,451,003) and $(1,854,005), respectively. The net change in the total valuation allowance was an increase of $3,596,998 in 2020 and an increase of $1,854,005 in 2019.

The valuation allowance at December 31, 2020, was primarily related to net operating loss carryforwards of the Practice that, in the judgment of management, are not more likely than not to be realized. TOI Parent and the Practice file separate federal and state tax returns. Accordingly, net operating losses of the Practice cannot offset taxable income of TOI Parent. Deferred tax assets and deferred tax liabilities have been separately determined for TOI Parent and the Practice, as has the valuation allowance assessment for each. The table above reflects the combined deferred tax assets, deferred tax liabilities, and valuation allowance for both TOI Parent and the Practice. Of the $(5,451,003) total valuation allowance, $(4,801,222) is attributable to the Practice and $(649,781) is attributable to TOI Parent. The net deferred tax liabilities of $(1,612,769) is primarily attributable to TOI Parent, which is net of a $(649,781) valuation allowance. The Practice has total gross deferred tax assets of $4,922,056, most of which is reduced by a valuation allowance.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the effect of available carry back and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2020. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

At December 31, 2020, the Company has net operating loss carryforwards for Federal income tax purposes of $7,637,918, all attributable to the Practice, which are available to offset future Federal taxable income of the Practice indefinitely. The Company has net operating loss carryforwards for state income tax purposes of $8,424,443, most of which is attributable to the Practice, which will begin to expire after 2041.

Pursuant to Internal Revenue Code Section 382, annual use of the Company’s net operating loss (“NOL”) carryforwards may be limited in the event a cumulative change in ownership of more than 50% occurs within a three-year period. The Company has not completed a Section 382 analysis, however, it is not aware of any transactions that would result in an ownership change under Section 382. Further, the Company’s direct shareholders have remained constant since its inception in 2018.

A summary of the changes in the amount of unrecognized tax benefits (excluding interest and penalties) for 2020 and 2019 is as follows:

	December 31,	December 31,
	2020	2019
Beginning balance of unrecognized tax benefits	$1,902,659	$—
Additions based on tax positions related to the current year	—	1,902,659
Additions based on tax positions of prior years	—	—
Reductions due to lapse of applicable statute of limitation	—	—
Settlements	—	—
Ending balance of unrecognized tax benefits	$1,902,659	$1,902,659

The Company anticipates reversal of the above amount within the next 12 months upon amendment of the Company’s 2019 federal and state income tax returns. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. Due to the Company’s NOL position, no interest or penalties have been recognized with respect to unrecognized tax benefits, as such amounts are considered immaterial.

The Company is subject to taxation in the U.S., California, and Arizona. As of December 31, 2020, the statute of limitations remains open for tax year 2018, 2019, and 2020.

The Company has accounted for the changes in net operating loss carryovers as a result of the CARES Act. Other provisions of the CARES Act did not have a material impact on the Company’s financial statements as of December 31, 2020.

Note 13. Common and Preferred Shares

The Company issued Series A Preferred Shares under the Company’s original Certificate of Incorporation dated September 10, 2018 and the Company’s Shareholders’ Agreement dated September 19, 2018. The Certificate of Incorporation was amended and restated on September 14, 2018 (“Amendment I”) and again on November 6, 2020 (“Amendment II”).

Per the original Certificate of Incorporation, the Company had authority to issue 30,000 shares, consisting of 20,000 common shares and 10,000 Series A Preferred Shares. The Company issued 10,000 shares of Series A Preferred Shares on September 10, 2018 at $0.001 par value per share. There were 10,000 Series A Preferred Shares issued and outstanding at December 31, 2020, 2019, and 2018.

As a result of Amendment I to the Certificate of Incorporation, Series A Preferred shareholders were entitled to a return of capital on their shares prior to any declaration or payment of dividends to common shareholders. The original preferred return was equal to the number of shares held by the preferred shareholder multiplied by the price paid for such shares. In the event of liquidation, dissolution, or winding up of the operations of the Company, Series A Preferred shareholders had preferential liquidation rights compared to the common shareholders. As such, the preferred shareholders were entitled to full payment of the original preferred return before the remaining assets of the Company were to be distributed to common and preferred shareholders based on their pro-rata share of total outstanding securities. Holders of Series A Preferred Shares were granted one vote, per share, for all matters voted on by the common shareholders of the Company.

Given the short duration and immaterial operations of the Company between the execution of Amendment I as compared to the Original Certificate of Incorporation, there was no material accounting impact to the Company’s financial statements resulting from the execution of Amendment I.

As a result of Amendment II, the Company has the authority to issue 420,000 shares consisting of 400,000 common shares and 20,000 Series A Preferred Shares. Additionally, each outstanding common share was split into 10 common shares. Amendment II resulted in the addition of a conversion option which allows the preferred shareholders to convert the Series A Preferred Shares into common shares. In addition, under Amendment II, the preferred shareholders are entitled to 6% cumulative dividends. Therefore, Amendment II resulted in an extinguishment of old Series A Preferred Shares under the original Certificate of Incorporation and a deemed authorization and issuance of new Series A Preferred Shares. As such, the Company recognized Series A Preferred Shares at fair value at the amendment date, with the difference between the fair value and carrying value being recognized in retained earnings. The fair value of the Series A Preferred Shares was derived using a combination of an option pricing method (“OPM”) and common stock equivalent method (“CSE”) which are considered Level 2 and Level 3 inputs, respectively, in the fair value hierarchy.

The assumptions used in the OPM and CSE models are provided in the following tables:

Option-pricing method
Valuation date	11/6/2020
Liquidity event date	12/31/2024
Time to liquidity	4.15 years
Total equity value	$82,000,000
Annual dividend rate for common stock	0.0%
Annualized volatility	40.0%
Risk-free rate (continuously compounding)	0.3%

Common-stock equivalent method
Valuation date	11/6/2020
Liquidity event date	12/31/2024
Time to liquidity	4.15 years
Total equity value	$82,000,000
Value per common stock equivalent	$562.06

Further, under Amendment II, cumulative dividends on Series A Preferred Shares will accrue, whether or not declared by the Board, at a rate of 6% per year. The preferred shareholders are entitled to payment of all accrued but unpaid dividends prior to declaration or payment of dividends to common shareholders. As dividends have not been declared no liability associated with the accrued dividends has been recognized by the Company. As of December 31, 2020, dividends in arrears were $6,883,835. In the event of liquidation, Series A Preferred shareholders are entitled to receive payment of assets before distribution to common shareholders. If the full preferential amount is unavailable, the Series A Preferred shareholders will share ratably in the distribution.

Additionally, holders of Series A Preferred Shares now have 10 votes, per share, for all matters voted upon by the common shareholders of the Company and have the option to convert outstanding Series A Preferred Shares into common shares, at any point in time, by a factor of 1-to-10.

The Series A Preferred shareholders control the vote of the Board through direct representation and can initiate a sale of the Company that may result in the Series A Preferred Shares being redeemed for cash. This potential event is deemed to be outside the control of the Company and therefore, the Series A Preferred Shares are accounted for as temporary equity.

As of December 31, 2020, there were 100 common shares outstanding as one option holder of the Company’s 2019 Non-Qualified Stock Option Plan exercised their option to purchase the Company’s common shares on September 12, 2020. The Company had no outstanding common shares as of December 31, 2019, and 2018. The Practice, the Predecessor entity, had 1,000 common shares outstanding as of September 19, 2018.

Note 14. Share-Based Compensation

Non-Qualified Stock Option Plan

On January 2, 2019, the Company issued and adopted the 2019 Non-Qualified Stock Option Plan (the “Plan”) to incentivize directors, consultants, advisors, and other key employees of the Company and its subsidiaries to continue their association by providing opportunities to participate in the ownership and further growth of the Company. The Plan provides for the grant of options (the “Stock Options”) to acquire common shares of the Company. The Company issued immaterial amounts of stock options to non- employees for the years ended December 31, 2020 and 2019.

Stock Options are exercised from the pool of shares designated by the appropriate Committee of the Board of Directors. The grant-date fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model. The grant date fair value of the service vesting and the performance vesting options is recognized as an expense over the requisite service period and upon the achievement of the performance condition deemed probable of being achieved, respectively. The exercise price of each Stock Option shall be determined by the Committee and may not be less than the fair market value of the common shares on the date of grant. Stock Options have 7-year terms, after which they expire and are no longer exercisable.

The total number of common shares for which Stock Options may be granted under the Plan shall not exceed 13,640. The Plan was amended on November 6, 2020, pursuant to which the total number of common shares for which Stock Options may be granted under the Plan shall not exceed 15,640. At December 31, 2020 and 2019, there were 399,900 and 400,000, respectively, common shares of the Company authorized and unissued.

Stock Options become vested upon fulfillment of either service vesting conditions, performance vesting conditions, or both, as determined by the award agreement entered into by the Company and optionee. The service vesting requirement states that: (i) 25% of the service vesting options shall vest on the first anniversary of the grant date and (ii) the remaining 75% shall vest on an equal monthly-basis, so long as the optionee has remained continuously employed by the Company from the date of the award through the fourth anniversary of the grant date. The performance vesting requirement states that Stock Options shall vest upon sale of the Company only if the optionee has been continuously employed by the Company or its subsidiaries from the grant date through the date of such sale of the Company. For the awards vesting based on service conditions only and that have a graded vesting schedule, the Company recognizes compensation expense for vested awards in earnings, net of actual forfeitures in the period they occur, on a straight-line basis over the requisite service period.

The weighted average assumptions used in the Black-Scholes-Merton option-pricing model for the 2020 and 2019 Stock Options are provided in the following table:

	2020	2019
Valuation assumptions
Expected dividend yield	—%	—%
Expected volatility	35.00% to 40.20%	54.30%
Risk-free interest rate	0.51% to 2.62%	1.60% to 2.62%
Expected term (years)	7	7

Stock option activity during the periods indicated is as follows:

		Weighted	Weighted average
	Number of	average exercise	remaining	Aggregate
Stock options	shares	price	contractual term	intrinsic value
Balance at January 1, 2020	9,965.00	$496.10
Granted	7,170.00	499.94
Exercised	(100.00)	496.10
Forfeited	(2,175.00)	496.10
Expired	—	—
Balance at December 31, 2020	14,860.00	$497.95	8.94	$—
Vested Options Exercisable at December 31, 2020	1,270.00	$496.10	8.25	$—

		Weighted	Weighted average
	Number of	average exercise	remaining	Aggregate
Stock options	shares	price	contractual term	intrinsic value
Balance at January 1,2019	—	$—
Granted	13,945.00	496.10
Exercised	—	—
Forfeited	(3,980.00)	496.10
Expired	—	—
Balance at December 31, 2019	9,965.00	$496.10	9.39	$—
Vested Options Exercisable at December 31, 2019	318.75	$496.10	8.70	$—

Total share-based compensation expense during the years ended December 31, 2020 and 2019 was $150,796 and $94,007, respectively.

At December 31, 2020 and 2019, there was $492,014 and $506,688, respectively, of total unrecognized compensation cost related to unvested service Stock Options granted under the Plan that are expected to vest. That cost is expected to be recognized over a weighted average period of 3.05 and 3.38 years for the 2020 and 2019 unrecognized compensation costs, respectively. At December 31, 2020 and 2019, there was $1,200,153 and $762,256 of unrecognized stock compensation related to unvested performance Stock Options granted under the plan that are expected to vest. The total fair value of common shares vested during the years ended December 31, 2020 and 2019 was $97,696 and $291,555, respectively.

Restricted Stock Awards (“RSAs”)

Agajanian Holdings (“Holdings”), a holder of Series A Preferred Shares of the Company, enters into arrangements with physicians employed by the Practice to issue RSAs which represent Series A Preferred Shares of the Company. The RSAs only have performance vesting requirements linked to the sale of the Company so long as the optionee remains continuously and actively employed by the Company’s subsidiaries through the vesting date.

For the years ended December 31, 2020 and 2019, Holdings issued 188 and 100 RSAs, respectively. The optionee is not entitled to dividends or distributions from the Company, nor are they entitled to vote.Additionally, the RSA may not be sold, transferred, pledged, or assigned at any time.

The grant date fair value of the RSAs for the years ended December 31, 2020 and 2019 was determined to be $4,874 based on the fair value of the Series A Preferred Shares at that date.

A summary of the activity for the RSAs for the years ended December 31, 2020 and 2019 are shown in the following table:

Number of
shares
Balance at January 1,2020	93
Granted	188
Forfeited	(43)
Balance at December 31, 2020	238

Number of
shares
Balance at January 1, 2019	—
Granted	100
Forfeited	(7)
Balance at December 31, 2019	93

The sale of the Company is not considered probable until consummation of the transaction, and therefore, for the years ending December 31, 2020 and 2019, no compensation costs were recognized related to the RSAs. As of December 31, 2020 and 2019, there was $1,159,977 and $453,269 of unrecognized compensation expense related to the RSAs that are expected to vest.

2020 Sale Bonus Plan

Starting December, 2020, the Company issued bonus awards under the 2020 Sale Bonus Plan (the “Bonus Plan”) along with the Stock Options with performance vesting conditions to certain physicians of the Practice. The Stock Options and the bonus awards under the Bonus Plan vest upon the sale of the Company. The bonus award the optionee is eligible for is equal to the exercise price of the Stock Option, and is intended to incentivize the physicians to remain employed with the Practice.

The Company accounts for the bonus awards in accordance with ASC Topic No. 710, Compensation — General (“ASC 710”). The sale of the Company is not considered probable until consummation of the transaction, and therefore, for the year ended December 31, 2020, no liability associated with the bonus awards have been recognized by the Company.

Note 15. Commitments and Contingencies

The Company evaluates contingencies based upon available evidence. In addition, allowances for losses are provided each year for disputed items which have continuing significance. The Company believes that allowances for losses have been provided to the extent necessary, and that its assessment of contingencies is reasonable. Due to the inherent uncertainties and subjectivity involved in accounting for contingencies, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. To the extent that the resolution of contingencies results in amounts which vary from management’s estimates, future operating results will be charged or credited. The principal commitments and contingencies are described below.

Leases

The Company leases its offices, clinics and certain equipment under non-cancellable operating leases, and certain equipment under capital lease agreements, that expire at various dates through 2027. The Company has 43 rental agreements for property. Additionally, the Company has 4 rental agreements for medical equipment classified as capital leases.

Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2020 were:

	Capital	Operating
	leases	leases
Year ending December 31:
2021	$36,736	$3,095,533
2022	36,736	2,831,516
2023	36,736	2,559,759
2024	30,614	2,060,385
2025	—	1,510,935
Thereafter	—	793,363
Total minimum lease payments	$140,822	$12,851,491
Less: amount representing interest (6% interest rate)	(12,587)
Present value of net minimum capital lease payments	128,235
Less current installments of obligations under capital leases	(31,191)
Obligations under capital leases, excluding current installments	$97,044

Legal Matters

The Company is subject to certain outside claims and litigation arising in the ordinary course of business. In the opinion of Management, the outcome of such matters will not have a material effect on the Company’s consolidated financial statements. Loss contingencies entail uncertainty and a possibility of loss to an entity. If the loss is probable and the amount of loss can be reasonably estimated, the loss should be accrued according to ASC 450-20. As of the end of December 31, 2020, the Company accrued a loss contingency for a legal matter related to an employee lawsuit, which was settled in 2021 for approximately$350,000.

Indemnities

The Company’s Articles of Incorporation and bylaws require it, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines, and settlements, paid by the individual in connection with any action, suit, or proceeding arising out of the individual’s status or service as its director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by the Company. The Company also indemnifies its lessor in connection with its facility lease for certain claims arising from the use of the facilities. These indemnities do not provide for any limitation of the maximum potential future payments it could be obligated to make. Historically,the Company has not incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities in the accompanying consolidated balance sheets.

The Health Insurance Portability and Accountability Act

The Health Insurance Portability and Accountability Act (“HIPAA”) assures health insurance portability, reduces healthcare fraud and abuse, guarantees security and privacy of health information, and enforces standards for health information. Organizations are required to be in compliance with HIPAA provisions. The Health Information Technology for Economic and Clinical Health Act (“HITECH”) imposes notification requirements in the event of certain security breaches relating to protected health information. Organizations are subject to significant fines and penalties if found not to be compliant with the provisions outlined in the regulations. The Company believes it is in compliance with these laws.

Regulatory Matters

Laws and regulations governing the Medicare program and healthcare generally, are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medi-Cal programs.

Many of the Company’s payor and provider contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of medical services. Such differing interpretations may not come to light until a substantial period of time has passed following contract implementation. Liabilities for claims disputes are recorded when the loss is probable and can be estimated. Any adjustments to reserves are reflected in current operations. The Company does not have any reserves for regulatory matters as of December 31, 2020 and 2019.

Liability Insurance

The Company believes that its insurance coverage is appropriate based upon the Company’s claims experience and the nature and risks of the Company’s business. In addition to the known incidents that have resulted in the assertion of claims, the Company cannot be certain that its insurance coverage will be adequate to cover liabilities, arising out of claims asserted against the Company or the Company’s affiliated professional organizations, in the future where the outcomes of such claims are unfavorable.

The Company believes that the ultimate resolution of all pending claims, including liabilities in excess of the Company’s insurance coverage, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows; however, there can be no assurance that future claims will not have such a material adverse effect on the Company’s business. Contracted physicians are required to obtain their own insurance coverage.

Note 16. Business Combination

Business Combination Information

During 2018, the Agajanian Family Trust, American Institute of Research, and Richy Agajanian Holdings, a Professional Corporation, founded TOI Management as a management services organization for provider organizations.

On September 19, 2018 (the “Acquisition Date”), TOI Management acquired all the non-clinical assets of the Practice, ICRI, and HHHC in exchange for TOI Management’s equity (the “Non-Clinical Asset Purchase”). Concurrently on the Acquisition Date, TOI Management entered into a management services agreement (the “MSA”) with the Practice and its subsidiaries to provide comprehensive management and administrative services.

Pursuant to the MSA, and as further described in Note 17, TOI Management became the Practice’s primary beneficiary and thus consolidated the Practice and its subsidiaries. The consolidation of the Practice (together with the Non-Clinical Asset Purchase, the “Acquisition”) at the Acquisition Date resulted in the fair valuation of the Practice’s net assets. Intangible assets identified included payor contracts, trade names, and clinical contracts, which were recorded at fair value. The remaining difference in net assets at fair value was allocated to goodwill. See Note 2 for a summary of the Company’s policies relating to business combinations.

The total consideration transferred was $44,958,702, of which $34,875,000 was in cash and rollover units valued at $10,083,702. Acquisition and integration expenses paid the Company totaled $3,184,660 for the year ended December 31, 2018 and are included in the Successor financial statements in selling, general, and administrative expenses.

The fair value of assets acquired and liabilities assumed as part of the Acquisition is summarized as follows:

Fair value of assets acquired and liabilities assumed:
Cash	$505,317
Accounts receivable	11,097,858
Inventories	2,707,640
Prepaid expenses and other	144,447
Property and equipment, net	388,511
Goodwill	14,076,674
Intangible assets, net	25,234,000
Total assets acquired	$54,154,447
Accounts payable	$136,989
Accrued expenses and other current liabilities	7,658,103
Deferred tax liability	1,400,653
Total liabilities assumed	$9,195,745
Net assets acquired	$44,958,702

In determining the fair value of the intangible assets, the Company considered, among other factors, the best use of the acquired assets, analyses of historical financial performance of the services, and estimates of future performance of the products and intellectual properties acquired. The Company has recorded the purchase price of the identified intangible assets and is amortizing such values over their estimated useful life of 10 years.

The goodwill of $14,076,674 arising from the purchase is derived largely from the expected growth of the Company, as well as synergies and economies of scale expected from combining the Practice and ICRI and centrally managing the two with TOI Management. The establishment of the allocation to goodwill and identifiable intangible assets requires the extensive use of accounting estimates and management judgement. The fair values assigned to the assets acquired are based on estimates and assumptions from data that is readily available. All of the acquired goodwill is deductible for tax purposes.

Unaudited Supplemental Pro Forma Information

The pro forma results presented below include the effects of the Acquisition as if it had occurred on January 1, 2018. The pro forma results for the year ended December 31, 2018 include the additional amortization resulting from the adjustments to the value of intangible assets resulting from purchase accounting. The pro forma results do not include any anticipated synergies or other expected benefits of the acquisitions. The pro forma information does not purport to be indicative of what our results of operations would have been if the Acquisition had in fact occurred at the beginning of the period presented and is not intended to be a projection of our future results of operations. Transaction expenses are included within the pro forma results.

The unaudited pro forma combined revenue and net income for the twelve months ended December 31, 2018 are $113,160,114 and $2,136,657 respectively.

Note 17. Variable Interest Entities

The Company prepares its consolidated financial statements in accordance with Accounting Standards Codification Topic No. 810, Consolidations (“ASC 810”), which provides for the consolidation of VIEs of which TOI Parent is the primary beneficiary.

Pursuant to the MSA entered into on the Acquisition Date, TOI Management is entitled to receive a management fee, which represents a variable interest in the Practice and the right to receive the benefits of the Practice. In conjunction with the MSA, TOI Management entered into a stock transfer restriction agreement which granted the TOI Management, a non-equity holder in the Practice, the right to direct the most significant activities of the Practice. Therefore, the Practice is a variable interest entity and TOI Management is the primary beneficiary that consolidates the Practice and its subsidiaries.

The consolidated financial statements include the accounts of TOI Parent and its subsidiaries and VIEs. All inter-company profits, transactions, and balances have been eliminated upon consolidation.

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash	$19,502	$2,440,898
Accounts receivable	17,145,911	14,616,261
Other receivables	49,163	—
Inventory	4,354,232	3,888,988
Prepaid expenses	719,063	72,226
Total current assets	22,287,871	21,018,373
Other assets	200,600	101,746
Goodwill	150,000	—
Total assets	$22,638,471	$21,120,119
Liabilities
Current liabilities:
Accounts payable	11,953,239	7,732,372
Accrued expenses and other current liabilities	6,038,584	3,087,119
Current portion of long-term debt	2,000,000	—
Amounts due to affiliates	19,883,097	16,897,690
Total current liabilities	39,874,920	27,717,181
Other non-current liabilities	551,228	—
Total liabilities	$40,426,148	$27,717,181

Richy Agajanian Holdings, a Professional Corporation, retains equity ownership in the Practice that grants a nominal noncontrolling interest. The equity representing the noncontrolling interest does not participate in the profit or loss of the Practice, however. As such, in 2020, net loss of $14,321,235 and $0 was attributable to TOI Parent and to the noncontrolling interest, respectively. In 2019, net income (loss) of $(4,021,395) and $0 was attributable to TOI Parent and to the noncontrolling interest, respectively. For the period from September 20, 2018 through December 31, 2018 net income (loss) of $(1,993,628) and $0 was attributable to TOI Parent and to the noncontrolling interest, respectively.

Note 18. Goodwill and Intangible Assets

The Company accounts for goodwill at acquisition-date fair value and other intangible assets at acquisition-date fair value less accumulated depreciation. See Note 2 for a summary of the Company’s policies relating to goodwill and intangible assets.

Intangible Assets

As of December 31, 2020, the Company’s intangible assets, net consists of the following:

	Weighted
	average	Gross
	amortization	carrying	Accumulated	Net carrying
	period	amount	amortization	amount
Intangible assets
Amortizing intangible assets:
Payor contracts	10 years	$18,900,000	$(4,283,045)	$14,616,955
Trade names	10 years	4,170,000	(944,989)	3,225,011
Clinical contracts	10 years	2,164,000	(490,397)	1,673,603
Total intangible assets		$25,234,000	$(5,718,431)	$19,515,569

As of December 31, 2019, the Company’s intangible assets, net consists of the following:

	Weighted
	average	Gross
	amortization	carrying	Accumulated	Net carrying
	period	amount	amortization	amount
Intangible assets
Amortizing intangible assets:
Payor contracts	10 years	$18,900,000	$(2,420,250)	$16,479,750
Trade names	10 years	4,170,000	(533,992)	3,636,008
Clinical contracts	10 years	2,164,000	(277,112)	1,886,888
Total intangible assets		$25,234,000	$(3,231,354)	$22,002,646

The estimated aggregate amortization expense for each of the five succeeding fiscal years as of December 31, 2020 is as follows:

Amount
Year ending December 31:
2021	$2,450,757
2022	2,450,757
2023	2,450,757
2024	2,450,757
2025	2,450,757
Thereafter.	7,261,784
Total	$19,515,569

The aggregate amortization expense during the years ended December 31, 2020, 2019, and 2018 were $2,487,078, $2,523,400, and $707,954, respectively.

Goodwill

The Company evaluates goodwill at the reporting unit level, which, for the Company, is at the level of the reportable segments, dispensary, patient services, and clinical trials & other. The goodwill allocated to each of the reporting units as of December 31, 2020 and 2019 is as follows:

	December 31,	December 31,
	2020	2019
Patient services	$9,044,003	$8,894,003
Dispensary	4,551,002	4,551,002
Clinical trials & other	631,669	631,669
Total goodwill	$14,226,674	$14,076,674

The changes in the carrying amount of goodwill for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Balance as of January 1:
Gross goodwill	$14,076,674	$14,076,674
Goodwill acquired during the period	150,000	—
Goodwill, net as of December 31	$14,226,674	$14,076,674

The Company acquired a clinical practice, Manuel Zevallos, MD, a Professional Corporation, during the year ended December 31, 2020 for $100,000 in cash and $50,000 in deferred cash consideration. The acquisition was only for goodwill and no assets or liabilities were acquired.

Note 19. Net Loss Per Share

The following is a reconciliation of the numerator (net loss) and the denominator (weighted average number of shares) used in the basic and diluted net loss per share calculations:

	Year Ended December 31
	2020	2019	2018
Net loss attributable to TOI Parent, Inc.	$(14,321,235)	(4,021,395)	(1,993,628)
Basic and diluted weighted average shares outstanding(1)	23,786	10,000	10,000
Basic and diluted net loss per share attributable to TOI Parent, Inc.	$(602.09)	(402.14)	(199.36)
(1)	The computation of weighted average shares outstanding applies the Series A Preferred Shares on an as- converted basis following the execution of Amendment II in November 2020, which added a one-to- ten conversion feature.

The following potentially dilutive outstanding securities were excluded from the computation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	Year Ended December 31
	2020	2019	2018
Stock options	14,860	9,965	2,560

(1)  The Stock Options are exercisable, each into one common share. Refer to Note 14 for further details.

Note 20. Segment Information

The Company operates its business and reports its results through three operating and reportable segments: dispensary, patient services, and clinical trials & other. in accordance with ASC 280. See Note 2 for a summary of the Company’s policy on segment information.

A brief description of each of the Company’s segments is as follows:

Patient Services

The Company provides oncology treatment and care to patients. As part of the patient services segment, the Company provides a variety of services including physician services, in-house infusion and pharmacy, clinical trials, educational seminars, support groups, counseling, and 24/7 patient assistance.

Dispensary

The Company sells oral prescription drugs directly through its dispensary. The Company purchases these drugs from various manufacturers and fills the prescription using its specialized expertise and knowledge of each individual patient’s needs.

Clinical Trials & Other

The Company enters into contracts to perform clinical research trials. As part of the clinical trials & other segment, the Company conducts cancer clinical trials through a network of experienced cancer care specialists for a broad range of pharmaceutical and medical device companies. The “other” portion of clinical trials & other consists of miscellaneous ancillary sources of revenue and expenses such as, medical supplies, biohazardous medical waste, supplements, and management fees.

Summarized financial information for the Company’s segments is shown in the following tables:

			Period from	Period from
			September 20,	January 1,
	Year Ended	Year Ended	2018 through	2018 through
	December 31,	December 31,	December 31,	September 19,
	2020	2019	2018	2018

	Successor			Predecessor
Revenue
Patient services	$116,816,797	$97,624,881	$21,284,785	$48,527,028
Dispensary	63,889,875	49,953,992	13,201,609	26,757,955
Clinical trials & other	6,807,989	7,826,311	2,872,995	515,742
Consolidated revenue	187,514,661	155,405,184	37,359,389	75,800,725
Direct costs
Patient services	95,746,831	81,053,345	16,650,583	34,454,497
Dispensary	53,906,958	43,455,898	12,015,032	23,492,682
Clinical trials & other	981,896	955,321	265,733	—
Total segment direct costs	150,635,685	125,464,564	28,931,348	57,947,179
Depreciation expense
Patient services	940,130	349,875	47,013	281,367
Dispensary	366	—	—	—
Clinical trials & other	6,500	2,001	63	374
Total segment depreciation expense	946,996	351,876	47,076	281,741
Amortization of intangible assets
Patient services	1,862,796	1,890,000	530,250	—
Dispensary	—	—	—	—
Clinical trials & other	213,285	216,400	60,712	—
Total segment amortization	2,076,081	2,106,400	590,962	—
Operating income
Patient services	18,267,040	14,331,661	4,056,939	13,791,164
Dispensary	9,982,551	6,498,094	1,186,577	3,265,273
Clinical trials & other	5,606,308	6,652,589	2,546,487	515,368
Total segment operating income	33,855,899	27,482,344	7,790,003	17,571,805
Selling, general and administrative expense	41,897,302	29,643,511	8,833,475	11,555,910
Non-segment depreciation and amortization	154,500	483,585	126,424	56,455
Total consolidated operating (loss) income	$(8,195,903)	$(2,644,752)	$(1,169,896)	$5,959,440

	December 31,	December 31,
	2020	2019
Assets
Patient services	$36,445,920	$36,340,228
Dispensary	4,318,946	2,544,778
Clinical trials & other	5,486,965	4,463,566
Non-segment assets	19,436,737	16,172,166
Total assets	$65,688,568	$59,520,738

Note 21. Related Party Transactions

Related party transactions include payments to the American Institute of Research, Havencrest Capital Management, L.L.C., M33 Growth L.L.C., Mark L. Pacala, Richy Agajanian M.D., Roca Partners L.L.C. and Veeral Desai. The American Institute of Research provides consulting services to the Company.Havencrest Capital Management L.L.C. and M33 Growth L.L.C. provide management services to the Company. These entities have an equity stake in the Company and payments constitute consideration in exchange for the services provided. Mark L. Pacala and Roca Partners L.L.C. also have an equity stake in the Company and payments to these owners constitute expense reimbursement for traveling to Board meetings. Richy Agajanian M.D. is the representative shareholder of the Practice and payments to him are compensation for his services related to clinical research trials. Total Related Party payments for the years ended December 31, 2020 was $641,122.

During the year ended December 31, 2019 and the period from September 20, 2018 through December 31, 2018, the Company paid $1,070,987 and $91,456, respectively, to shareholders of TOI Parent for consulting services.

During the year ended December 31, 2019 and the period from September 20, 2018 through December 31, 2018, the Company received $1,068,697 and $600,170, respectively, in capitated fees from a managed care organization in which a shareholder of TOI Parent has an ownership interest.

Note 22. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through June 27, 2021, the date at which the consolidated financial statements were available to be issued. The following events were identified subsequent to the balance sheet date.

Legal Entity Name Revision

On January 12, 2021, the Company filed an amendment to the articles of incorporation of Richy Agajanian, M.D., a Professional Corporation to legally change the name to The Oncology Institute CA, a Professional Corporation. The change was solely nominal, and the legal form, tax attributes, and books and records of Richy Agajanian, M.D., a Professional Corporation all remained.

Capital Raise

In the first quarter of 2021, TOI Parent Inc. executed an equity capital raise in separate transactions with three accredited investors. Each investor purchased the Company’s Series A Preferred Shares subject to the terms of Amendment II of the Certificate of Incorporation, as described in Note 13. A total of 1,451 Series A Preferred Shares were purchased in exchange for $20,000,000 in consideration.

Pinellas Cancer Center Acquisition

On February 12, 2021, the Company entered into an Asset Purchase Agreement with Anil N Raiker, M.D., P.L.C., d/b/a Pinellas Cancer Center (the “PCC”) and Anil Raiker, M.D., an individual. Anil Raiker, M.D. owns all of the issued and outstanding equity interests of PCC. The terms of the agreement state that the Company will purchase from the PCC certain assets, properties, and rights owned by the Practice, and the goodwill associated with the asset acquisition and TOI Management will manage non-clinical and management operations. The Company will pay $1,710,000, with half of the consideration being paid in cash at closing and the remainder in two installments each annual anniversary thereafter.

Oncology Association Acquisition

On April 30, 2021, the Company entered into an Asset Purchase Agreement with Oncology Association, P.A., (the “OA”) and Pedro Mendez, M.D., an individual. Pedro Mendez, M.D. owns all of the issued and outstanding equity interests of OA. The terms of the agreement state that the Company will purchase from the OA certain assets, properties, and rights owned by the Practice, and the intangible assets associated with the asset acquisition. The Company will pay $500,000, with $200,000 of the consideration being paid in cash at closing and the remainder paid equally in three cash installments with each annual anniversary thereafter.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,2021	December 31, 2020
	(unaudited)
Assets:
Current assets:
Cash	$204,865	$916,987
Prepaid expenses	82,245	152,474
Total current assets	287,110	1,069,461
Cash and investments held in Trust Account	230,012,623	230,254,149
Total Assets	$230,299,733	$231,323,610

Liabilities, Class A Common Stock Subject to Possible Redemption, and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$961,084	$—
Accrued expenses	2,625,925	50,000
Accrued expenses - related parties	17,500	17,500
Franchise tax payable	29,639	200,050
Total current liabilities	3,634,148	267,550
Deferred underwriting commissions	6,300,000	6,300,000
Derivative warrant liabilities	15,268,170	18,791,170
Total liabilities	25,202,318	25,358,720

Commitments and Contingencies

Class A common stock subject to possible redemption, $0.0001 par value; 23,000,000 shares at $10.00 per share as of September 30, 2021 and December 31, 2020	230,000,000	230,000,000

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	575	575
Accumulated deficit	(24,903,160)	(24,035,685)
Total stockholders’ equity (deficit)	(24,902,585)	(24,035,110)
Total Liabilities, Class A Common Stock Subject to Possible Redemption, and Stockholders’ Equity (Deficit)	$230,299,733	$231,323,610

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2021 and 2020

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
General and administrative expenses	$1,472,921	$95,980	$4,141,810	$208,562
General and administrative expenses - related party	52,500	52,500	157,500	122,500
Franchise tax expense	50,411	50,000	149,639	149,750
Loss from operations	(1,575,832)	(198,480)	(4,448,949)	(480,812)
Other income (expense)
Interest income from investments in Trust Account	5,798	73,393	58,474	194,901
Change in fair value of derivative warrant liabilities	1,138,000	(2,279,000)	3,523,000	(5,198,670)
Financing cost - derivative warrant liabilities	—	—	—	(315,080)
Loss before income tax expense	(432,034)	(2,404,087)	(867,475)	(5,799,661)
Income tax expense	—	(12,573)	—	(12,573)
Net loss	$(432,034)	$(2,416,660)	$(867,475)	$(5,812,234)

Weighted average shares outstanding of Class A common stock, basic and diluted	23,000,000	23,000,000	23,000,000	16,956,204
Basic and diluted net loss per share, Class A	$(0.02)	$(0.08)	$(0.03)	$(0.26)

Weighted average shares outstanding of Class B common stock, basic	5,750,000	5,750,000	5,750,000	5,552,920
Weighted average shares outstanding of Class B common stock, diluted	5,750,000	5,750,000	5,750,000	5,750,000
Basic and diluted net loss per share, Class B	$(0.02)	$(0.08)	$(0.03)	$(0.26)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Three and Nine Months Ended September 30, 2021

	Common Stock						Total
	Class A		Class B		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2020 (as restated)	—	$—	5,750,000	$575	$—	$(24,035,685)	$(24,035,110)
Net income	—	—	—	—	—	5,685,300	5,685,300
Balance - March 31, 2021 (unaudited) (as restated)	—	$—	5,750,000	$575	$—	$(18,350,385)	$(18,349,810)
Net loss	—	—	—	—	—	(6,120,741)	(6,120,741)
Balance - June 30, 2021 (unaudited) (as restated)	—	$—	5,750,000	$575	$—	$(24,471,126)	$(24,470,551)
Net loss	—	—	—	—	—	(432,034)	(432,034)
Balance - September 30, 2021 (unaudited)	—	$—	5,750,000	$575	$—	$(24,903,160)	$(24,902,585)

For the Three and Nine Months Ended September 30, 2020

	Common Stock						Total
	Class A		Class B		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - December 31, 2019	—	$—	5,750,000	$575	$24,425	$(2,300)	$22,700
Sale of private placement warrants to Sponsor in private placement, less fair value allocation to derivative warrant liabilities	—	—	—	—	1,120,000	—	1,120,000
Accretion of Class A common stock to redemption amount	—	—	—	—	(1,144,425)	(15,693,481)	(16,837,906)
Net loss	—	—	—	—	—	(776,839)	(776,839)
Balance - March 31, 2020 (unaudited) (as restated)	—	$—	5,750,000	$575	$—	$(16,472,620)	$(16,472,045)
Net loss	—	—	—	—	—	(2,618,735)	(2,618,735)
Balance - June 30, 2020 (unaudited) (as restated)	—	$—	5,750,000	$575	$—	$(19,091,355)	$(19,090,780)
Net loss	—	—	—	—	—	(2,416,660)	(2,416,660)
Balance - September 30, 2020 (unaudited) (as restated)	—	$—	5,750,000	$575	$—	$(21,508,015)	$(21,507,440)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2021 and 2020

	For the Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(867,475)	$(5,812,234)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(58,474)	(194,901)
Financing cost - derivative warrant liabilities	—	315,080
Change in fair value of derivative warrant liabilities	(3,523,000)	5,198,670
Changes in operating assets and liabilities:
Prepaid expenses	70,229	(202,187)
Accounts payable	961,084	1,329
Accrued expenses	2,575,925	26,500
Accrued expenses - related parties	—	17,500
Franchise tax payable	(170,411)	149,300
Net cash used in operating activities	(1,012,122)	(500,943)

Cash Flows from Investing Activities
Cash deposited in Trust Account	—	(230,000,000)
Investment income released from Trust Account for working capital	300,000	—
Net cash provided by (used in) investing activities	300,000	(230,000,000)

Cash Flows from Financing Activities:
Proceeds received from initial public offering, gross	—	230,000,000
Proceeds received from private placement	—	(4,125,486)
Offering costs paid	—	5,600,000
Net cash provided by financing activities	—	231,474,514

Net change in cash	(712,122)	973,571

Cash - beginning of the period	916,987	25,000
Cash - end of the period	$204,865	$998,571

Supplemental disclosure of noncash activities:
Deferred underwriting commissions in connection with the initial public offering	$—	$6,300,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

1. Organization, Business Operations.

Incorporation

The Oncology Institute, Inc., formerly DFP Healthcare Acquisitions Corp, (the “Company,” or “DFP”) was incorporated as a Delaware corporation on November 1, 2019.

Sponsor

The Company’s sponsor is DFP Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

Business Purpose

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses (“Business Combination”). The Company has neither engaged in any operations nor generated revenue to date.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from November 1, 2019 (inception) through September 30, 2021, relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward completing a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination.

Financing

The registration statement for the Company’s Initial Public Offering was declared effective by the Securities and Exchange Commission (the “SEC”) on March 10, 2020. On March 13, 2020, the Company consummated its Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 3,000,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $230.0 million, and incurring offering costs of approximately $10.4 million, inclusive of approximately $6.3 million in deferred underwriting commissions (Note 3). Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 3,733,334 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating proceeds of $5.6 million (Note 4).

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $230.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (the “Trust Account”) and invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which the Company refers to as the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.

The Company’s second amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay taxes, none of the funds held in Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of the Public Shares to its holders (the “Public Stockholders”) properly tendered in connection with a stockholder vote to amend the Company’s second amended and restated

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares or with respect to any other material provision relating to stockholders’ rights or pre-initial Business Combination activity, or (iii) the redemption of 100% of the Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay its taxes, or (ii) provide the Public Stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay taxes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

If the Company holds a stockholder vote in connection with a Business Combination, a Public Stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay its taxes. As a result, such common stock is recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $10.00 per public share ($230.0 million held in the Trust Account divided by 23,000,000 public shares).

The Company will have 24 months from the closing of the Initial Public Offering, or until March 13, 2022, to complete its initial Business Combination (the “ Combination Period”). If the Company does not complete a Business Combination within this period of time, it will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per share pro rata portion of the Trust Account, including interest and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) (less taxes payable and up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, liquidate and dissolve the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s officers and directors (the “initial stockholders”) have entered into a letter agreement with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the initial stockholders acquire shares of common stock in or after the Initial Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption of common stock or liquidation in the event the Company does not complete a Business Combination within the required time period. In the event of such a liquidating distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial price per Unit in the Initial Public Offering.

Going Concern

As of September 30, 2021, the Company had approximately $0.2 million in its operating bank account and a working capital deficit of approximately $3.3 million.

The Company’s liquidity needs to date have been satisfied through a $25,000 contribution from the Sponsor in exchange for the issuance of the Founder Shares to the Sponsor, the Note (defined below) of $200,000 from the Sponsor, and the proceeds from the consummation of the Private Placement not held in the Trust Account. On March 13, 2020, the Company repaid the Note in full to the

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

Sponsor. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (see Note 4). As of September 30, 2021, and December 31, 2020, there were no Working Capital Loans outstanding.

In connection with the Company’s assessment of going concern considerations in accordance with ASC Topic 205-40, “Presentation of Financial Statements - Going Concern,” management has determined that the liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after March 13, 2022.

2. Basis of Presentation and Significant Accounting Policies.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the period for the three and nine months ended September 30, 2021, are not necessarily indicative of the results that may be expected for the period ending December 31, 2021.

The unaudited condensed consolidated financial statements of the Company include its wholly owned subsidiaries in connection with the proposed business combination (as described below). All inter-company accounts and transactions are eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K/A filed by the Company with the SEC on May 24, 2021.

Restatement of Previously Reported Financial Statements

In preparation of the Company’s unaudited condensed financial statements for the quarterly period ended September 30, 2021, the Company concluded it should restate its previously issued financial statements to classify all Class A common stock subject to possible redemption in temporary equity. In accordance with technical accounting guidance on redeemable equity instruments in ASC 480-10-S99, redemption provisions not solely within the control of the Company, require Class A common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these condensed financial statements, the Company revised this interpretation to include temporary equity in net tangible assets.

In connection with the change in presentation for the Class A common stock subject to possible redemption, the Company restated its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares participate pro rata in the income and losses of the Company.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impact was material to the previously filed financial statements that contained the error, reported in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021 (the “Affected Quarterly Periods”). Therefore, the Company, in consultation with its Audit Committee, concluded that the Affected Quarterly Periods should be restated to present all Class A common stock subject to possible redemption as

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering. As such, the Company is reporting these restatements to those periods in this quarterly report.

The impact of the restatement on the financial statements for the Affected Quarterly Periods is presented below.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited condensed balance sheet as of March 31, 2021:

As of March 31, 2021 (unaudited)	As Reported	Adjustment	As Restated
Total assets	$231,036,262	$—	$231,036,262
Total liabilities	$19,386,072	$—	$19,386,072
Class A common stock subject to possible redemption	206,650,180	23,349,820	230,000,000
Preferred stock	—	—	—
Class A common stock	233	(233)	—
Class B common stock	575	—	575
Additional paid-in capital	7,656,106	(7,656,106)	—
Accumulated deficit	(2,656,904)	(15,693,481)	(18,350,385)
Total stockholders’ equity (deficit)	$5,000,010	$(23,349,820)	$(18,349,810)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$231,036,262	$—	$231,036,262
Shares of Class A common stock subject to possible redemption	20,665,018	2,334,982	23,000,000
Shares of Class A common stock	2,334,982	(2,334,982)	—

The impact on the unaudited condensed statement of stockholders’ equity is consistent with the changes to the impacted stockholders’ equity accounts described above.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited condensed statement of cash flows for the three months ended March 31, 2021:

For the Three Months Ended March 31, 2021 (unaudited)
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Change in value of Class A common stock subject to possible redemption	$5,685,300	$(5,685,300)	$—

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited condensed balance sheet as of June 30, 2021:

As of June 30, 2021 (unaudited)	As Reported	Adjustment	As Restated
Total assets	$230,754,006	$—	$230,754,006
Total liabilities	$25,224,557	$—	$25,224,557
Class A common stock subject to possible redemption	200,529,440	29,470,560	230,000,000
Preferred stock	—	—	—
Class A common stock	295	(295)	—
Class B common stock	575	—	575
Additional paid-in capital	13,776,784	(13,776,784)	—
Accumulated deficit	(8,777,645)	(15,693,481)	(24,471,126)
Total stockholders’ equity (deficit)	$5,000,009	$(29,470,560)	$(24,470,551)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$230,754,006	$—	$230,754,006
Shares of Class A common stock subject to possible redemption	20,052,944	2,947,056	23,000,000
Shares of Class A common stock	2,947,056	(2,947,056)	—

The impact on the unaudited condensed statement of stockholders’ equity is consistent with the changes to the impacted stockholders’ equity accounts described above.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited condensed statement of cash flows for the six months ended June 30, 2021:

For the Six Months Ended June 30, 2021 (unaudited)
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Change in value of Class A common stock subject to possible redemption	$(435,440)	$435,440	$—

There was no impact to the reported amount of net income (loss) as reported in the condensed statements of operations. The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per common share is presented below for the Affected Quarterly Periods:

	Earnings (Loss) Per Share
	As Previously
	Restated	Adjustment	Restated
For the three months ended March 31, 2021 (unaudited)
Net income	$5,685,300	$—	$5,685,300
Weighted average shares outstanding - Class A common stock	23,000,000	—	23,000,000
Basic and diluted earnings per share - Class A common stock	$—	$0.20	$0.20
Weighted average shares outstanding - Class B common stock	5,750,000	—	5,750,000
Basic and diluted earnings per share - Class B common stock	$0.99	$(0.79)	$0.20
For the three months ended June 30, 2021 (unaudited)
Net loss	$(6,120,741)	$—	$(6,120,741)
Weighted average shares outstanding - Class A common stock	23,000,000	—	23,000,000
Basic and diluted earnings per share - Class A common stock	$—	$(0.21)	$(0.21)
Weighted average shares outstanding - Class B common stock	5,750,000	—	5,750,000
Basic and diluted earnings per share - Class B common stock	$(1.06)	$0.85	$(0.21)
For the six months ended June 30, 2021 (unaudited)
Net loss	$(435,441)	$—	$(435,441)
Weighted average shares outstanding - Class A common stock	23,000,000	—	23,000,000
Basic and diluted earnings per share - Class A common stock	$—	$(0.02)	$(0.02)
Weighted average shares outstanding - Class B common stock	5,750,000	—	5,750,000
Basic and diluted earnings per share - Class B common stock	$(0.08)	$0.06	$(0.02)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with those of another public company which is neither an

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Proposed Business Combination

On June 28, 2021, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among DFP, Orion Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of DFP (“First Merger Sub”), Orion Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of DFP (“Second Merger Sub”) and TOI Parent, Inc., a Delaware corporation (“TOI”).

Refer to the Company’s Current Report on Form 8-K, and Proxy Statement/Prospectus filed with the SEC on June 29, 2021 and October 22, 2021, respectively.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these unaudited condensed financial statements is the determination of the fair value of the derivative warrant liabilities. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation limit of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in interest income on

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

investments held in the Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2021 and December 31, 2020.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the condensed consolidated balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
●	Level 2: Quoted prices in markets that are not active or financial instruments for which significant inputs to models are observable (including but not limited to quoted prices for similar securities, interest rates, foreign exchange rates, volatility and credit risk), either directly or indirectly;
●	Level 3: Prices or valuations that require significant unobservable inputs (including the Management’s assumptions in determining fair value measurement).

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of September 30, 2021, the carrying values of cash, accounts payable, accrued expenses, prepaid expenses and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that comprise only U.S. Treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The 5,750,000 Public Warrants and the 3,733,334 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the condensed statements of operations.

Offering costs associated with the Class A common stock issued were charged against the carrying value of the shares of Class A common stock upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2021, and December 31, 2020, 23,000,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

Under ASC 480-10-S99, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income (Loss) Per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per share of common stock is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net income (loss) per share of common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering and the Private Placement to purchase an aggregate of 9,483,334 shares of common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share of common stock for the three and nine months ended September 30, 2021 and 2020. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:

	For the Three Months Ended September 30,				For the Nine Months Ended September 30
	2021		2020		2021		2020
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share of common stock:
Numerator:
Allocation of net income - basic	$(345,627)	$(86,407)	$(1,933,328)	$(483,332)	$(693,980)	$(173,495)	$(4,378,377)	$(1,433,857)
Allocation of net income - diluted	$(345,627)	$(86,407)	$(1,933,328)	$(483,332)	$(693,980)	$(173,495)	$(4,340,374)	$(1,471,860)

Denominator:
Basic weighted average common shares outstanding	23,000,000	5,750,000	23,000,000	5,750,000	23,000,000	5,750,000	16,956,204	5,552,920
Diluted weighted average common shares outstanding	23,000,000	5,750,000	23,000,000	5,750,000	23,000,000	5,750,000	16,956,204	5,750,000

Basic net income (loss) per share of common stock	$(0.02)	$(0.02)	$(0.08)	$(0.08)	$(0.03)	$(0.03)	$(0.26)	$(0.26)
Diluted net income (loss) per share of common stock	$(0.02)	$(0.02)	$(0.08)	$(0.08)	$(0.03)	$(0.03)	$(0.26)	$(0.26)

Income Taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of September 30, 2021, and as of December 31, 2020. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021, and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board issued Accounting Standard Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021. Adoption of the ASU did not have a material impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

3. Initial Public Offering.

Public Units

On March 13, 2020, the Company consummated its Initial Public Offering of 23,000,000 Units, including 3,000,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $230.0 million, and incurring offering costs of approximately $10.4 million, inclusive of approximately $6.3 million in deferred underwriting commissions. Of the Units sold in the Initial Public Offering, 5,000,000 Units were purchased by certain domestic private pooled investment vehicles managed by Deerfield Management Company, L.P. and its affiliates (the “Deerfield Funds”).

Each Unit consists of one of the Company’s shares of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant (the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.

4. Related Party Transactions.

Founder Shares

On December 30, 2019, the Sponsor received 4,312,500 shares of Class B common stock (the “Founder Shares”) in exchange for a capital contribution of $25,000, or approximately $0.004 per share. In January 2020, the Sponsor transferred 100,000 Founder Shares to each of Steven Hochberg, the Company’s President and Chief Executive Officer, Christopher Wolfe, the Company’s Chief Financial Officer and Secretary, and Richard Barasch, the Company’s Executive Chairman, and 30,000 Founder Shares to each of Dr. Jennifer Carter, Dr. Mohit Kaushal and Dr. Gregory Sorensen, the Company’s independent director nominees, for the same per-share price initially paid by the Sponsor, resulting in the Sponsor holding 3,922,500 Founder Shares. On February 19, 2020, the Company effected a split of its Class B common stock resulting in the Sponsor holding 5,360,000 Founder Shares, resulting in an increase in the total number of Founder Shares from 4,312,500 to 5,750,000.

The Founder Shares are identical to the shares of Class A common stock included in the Units being sold in the Initial Public Offering except that the Founder Shares are subject to certain transfer restrictions.

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company sold 3,733,334 Private Placement Warrants to the Sponsor at a price of $1.50 per Private Placement Warrant in a Private Placement, generating proceeds of $5.6 million.

Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. Certain proceeds of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination, the proceeds of the Private Placement will be part of the liquidating distribution to the Public Stockholders and the Warrants issued to the Sponsor will expire worthless.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

Sponsor Loan

The Sponsor agreed to loan the Company up to an aggregate of $200,000 by the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Initial Public Offering. The Note was payable, without interest, upon the completion of the Initial Public Offering. The Company received the $200,000 proceeds under the Note and repaid this Note in full on March 13, 2020. Subsequent to the repayment, the facility was no longer available to the Company.

Administrative Services Agreement

Commencing on the date that the Company’s securities were first listed on Nasdaq, the Company has paid and will pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying such monthly fees. The Company incurred $30,000 and $90,000, in expenses in connection with such services during the three and nine months ended September 30, 2021 and 2020, respectively, as included in general and administrative expenses - related party on the accompanying unaudited condensed consolidated statements of operations. As of September 30, 2021 and December 31, 2020, the Company has $10,000, in connection with such services payable and included as accrued expenses - related parties, in the accompanying condensed consolidated balance sheets.

Wolfe Strategic Services Agreement

Commencing on the date that the Company’s securities were first listed on Nasdaq, the Company will pay and has paid its Chief Financial Officer, Christopher Wolfe, $7,500 per month for his services prior to the initial Business Combination. The Company incurred $22,500 and $67,500 in expenses in connection with such services during the three and nine months ended September 30, 2021, as included in general and administrative expenses - related party on the accompanying unaudited condensed consolidated statements of operations, respectively. During the three and nine months ended September 30, 2020, the Company had incurred $22,500 and $52,500 in expenses in connection with such services, respectively. As of September 30, 2021, and December 31, 2020, the Company had $7,500 in connection with such services in accrued expenses - related parties, as included in the accompanying condensed consolidated balance sheets.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required for working capital (the “Working Capital Loans”). Up to $1.1 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. As of September 30, 2021, and December 31, 2020, except for the foregoing, the terms of such loans, if any, have not been determined, no written agreements exist with respect to such loans and no amounts have been borrowed under such loans to date.

5. Commitments and Contingencies.

Registration Rights

The initial stockholders and holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement. The initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover any over-allotments, at the initial public offering price less the underwriting discounts and commissions. The warrants that were issued in

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

connection with the 3,000,000 over-allotment Units are identical to the Public Warrants and have no net cash settlement provisions. The underwriters exercised the over-allotment option in full on March 13, 2020.

The underwriters did not receive any underwriting discounts or commission on the Units purchased by the Deerfield Funds. The Company paid an underwriting discount of 2.0% of the per Unit offering price, or $3.6 million, at the closing of the Initial Public Offering, with an additional fee (the “Deferred Underwriting Fees”) of 3.5% of the gross offering proceeds, or $6.3 million, payable upon the Company’s completion of an Initial Business Combination. The Deferred Underwriting Fees will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

Risks and uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on its industry and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or close of the proposed transaction, the specific impact is not readily determinable as of the date of these unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

6. Derivative Warrant Liabilities.

As of September 30, 2021, and December 31, 2020, the Company has 9,483,334 Public Warrants and Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under certain circumstances). The Company has agreed that, as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC and have declared effective a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable for cash so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Initial Public Offering.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

The Company may call the Public Warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants for shares of Class A common stock:

●	in whole and not in part;
●	at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants” based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described in “Description of Securities— Warrants—Public Stockholders’ Warrants”;
●	if, and only if, the last reported sale price of its Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which it sends the notice of redemption to the warrant holders;
●	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and
●	if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The “fair market value” of the Company’s Class A common stock shall mean the average last reported sale price of its Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.

Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in its initial Business Combination.

In no event will the Company be required to net cash settle any warrant. If the Company does not complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

7. Class A Common Stock Subject to Possible Redemption.

The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of September 30, 2021, there were 23,000,000 shares of Class A common stock outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the condensed balance sheet.

The Class A common stock subject to possible redemption reflected on the condensed balance sheet is reconciled on the following table:

Gross proceeds	$230,000,000
Less:
Amount allocated to Public Warrants	(6,727,500)
Class A common stock issuance costs	(10,110,406)
Plus:
Accretion of carrying value to redemption value	16,837,906
Class A common stock subject to possible redemption	$230,000,000

8. Stockholder’s Equity (Deficit).

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of September 30, 2021, and December 31, 2020, there are no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2021, and December 31, 2020, there were 23,000,000 shares of Class A common stock issued and outstanding, including 23,000,000 shares of Class A common stock subject to possible redemption which were classified as temporary equity. See Note 7.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. As of September 30, 2021, and December 31, 2020, there were 5,750,000 shares of Class B common stock issued outstanding.

The Class B common stock will automatically convert into Class A common stock at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

9. Fair Value Measurements.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

September 30, 2021

	Quoted Prices in	Significant Other	Significant Other
	Active Markets	Observable Inputs	Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets
Investments held in Trust Account	$230,012,623	$—	$—
Liabilities
Derivative warrant liabilities - Public Warrants	$9,257,500	$—	$—
Derivative warrant liabilities - Private Warrants	$—	$—	$6,010,670

December 31, 2020

	Quoted Prices in	Significant Other	Significant Other
	Active Markets	Observable Inputs	Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets
Assets held in Trust Account:
U.S. Treasury securities	$230,253,395	$—	$—
Cash equivalents - money market funds	754	—	—
	$230,254,149	$—	$—
Liabilities
Derivative warrant liabilities - Public Warrants	$11,212,500	$—	$—
Derivative warrant liabilities - Private Warrants	$—	$—	$7,578,670

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers between levels for three and nine months ended September 30, 2021.

Level 1 assets include investments in money market funds that invest solely in U.S. government securities and investments in U.S. Treasury Securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of Public Warrants issued in connection with the Initial Public Offering are measured based on the listed market price of such warrants, a quoted price in an active market, a Level 1 measurement. The fair value of the Private Placement Warrants has been estimated using a Monte Carlo simulation model each measurement date.

For the three months and nine months ended September 30, 2021, the Company recognized a gain resulting from a decrease in the fair value of the derivative warrant liabilities of approximately $1.1 million and approximately $3.5 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed consolidated statements of operations.

For the three and nine months ended September 30, 2020, the Company recognized a loss of approximately $2.3 million and approximately $5.2 million resulting from a decrease an increase in the fair value of the derivative warrant liabilities, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed consolidated statements of operations.

The estimated fair value of the Private Placement Warrants is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a

THE ONCOLOGY INSTITUTE, INC.

(FORMERLY KNOWN AS DFP HEALTHCARE ACQUISITIONS CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (As Restated)

maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	As of September 30, 2021	As of December 31, 2020
Stock Price	$9.94	$10.80
Volatility	22.8%	24.0%
Expected life of the options to convert	5.13	5.75
Risk-free rate	1.00%	0.47%
Dividend yield	0.0%	0.0%

The change in the fair value of the warrant liabilities measured with Level 3 inputs for the three and nine months ended September 30, 2021, is summarized as follows:

Level 3 - Derivative warrant liabilities at December 31, 2020	$7,578,670
Change in fair value of derivative warrant liabilities	(2,426,670)
Level 3 - Derivative warrant liabilities at March 31, 2021	$5,152,000
Change in fair value of derivative warrant liabilities	1,306,670
Level 3 - Derivative warrant liabilities at June 30, 2021	$6,458,670
Change in fair value of derivative warrant liabilities	$(448,000)
Level 3 - Derivative warrant liabilities at September 30, 2021	$6,010,670

10. Subsequent Events.

On November 12, 2021, (the “Closing Date”), DFP Healthcare Acquisitions Corp. (“DFP”) completed the business combination pursuant to that certain and Plan of Merger, dated June 28, 2021, by and among DFP, Orion Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of DFP (“First Merger Sub”), Orion Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of DFP (“Second Merger Sub”) and TOI Parent, Inc., a Delaware corporation (“Old TOI”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). As contemplated by the Merger Agreement, immediately prior to the effective time of the First Merger (the “Effective Time”), (i) the First Merger Sub merged with and into Old TOI (the “First Merger”), with Old TOI being the surviving corporation and (ii) immediately following the First Merger, Old TOI merged with and into the Second Merger Sub (the “Second Merger”), with the Second Merger Sub being the surviving entity and a wholly owned subsidiary of DFP (the First Merger and Second Merger together, the “Business Combination”). Upon the closing of the Business Combination, DFP changed its name to “The Oncology Institute, Inc.” TOI continues the existing business operations of Old TOI as a publicly traded company.

Management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the unaudited condensed consolidated financial statements were issued. Based upon this review, other than described here and the restatements described in Note 2 the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of The Oncology Institute, Inc. (formerly known as DFP Healthcare Acquisitions Corp.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of The Oncology Institute, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from November 1, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from November 1, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 21, 2021, except for the effects of the restatement and subsequent event disclosed in Note 2 and 12, respectively, as to which the date is December 13, 2021

The Oncology Institute, Inc.

(formerly known as DFP Healthcare Acquisitions Corp.)

BALANCE SHEETS

	December 31, 2020	December 31, 2019
	(As Restated - See Note 2)
Assets:
Current assets:
Cash	$916,987	$25,000
Prepaid expenses	152,474	—
Total current assets	1,069,461	25,000
Cash and investments held in Trust Account	230,254,149	—
Deferred offering costs associated with initial public offering	—	25,000
Total assets	$231,323,610	$50,000

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit):
Current liabilities:
Accrued expenses	$50,000	$26,500
Accrued expenses - related parties	17,500	—
Franchise tax payable	200,050	800
Total current liabilities	267,550	27,300
Deferred underwriting commissions	6,300,000	—
Derivative warrant liabilities	18,791,170	—
Total liabilities	25,358,720	27,300

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 23,000,000 and -0- shares at $10.00 per share redemption value as of December 31, 2020 and December 31, 2019, respectively	230,000,000	—

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019(1)	575	575
Additional paid-in capital	—	24,425
Accumulated deficit	(24,035,685)	(2,300)
Total stockholders’ equity (deficit)	(24,035,110)	22,700
Total liabilities, Class A common stock subject to possible redemption and stockholders’ equity (deficit)	$231,323,610	$50,000
(1)	As of December 31, 2019, this number includes up to 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On March 13, 2020, the underwriter exercised its over-allotment option in full; thus, the Founder Shares were no longer subject to forfeiture.

The accompanying notes are an integral part of these financial statements.

The Oncology Institute, Inc.

(formerly known as DFP Healthcare Acquisitions Corp.)

STATEMENTS OF OPERATIONS

		For the period from
	For the period from	November 1, 2019
	Year ended	(inception) through
	December 31, 2020	December 31, 2019
	(As Restated - See Note 2)
General and administrative expenses	$309,169	$1,500
General and administrative expenses - related party	175,000	—
Franchise tax expense	199,700	800
Loss from operations	(683,869)	(2,300)
Interest income from investments in Trust Account	254,149	—
Change in fair value of derivative warrant liabilities	(7,583,670)	—
Offering costs associated with derivative warrant liabilities	(315,080)	—
Income/(loss) before income tax expense	(8,328,470)	(2,300)
Income tax expense	11,434	—
Net loss	$(8,339,904)	$(2,300)

Weighted average shares outstanding of Class A common stock	18,475,410	—
Basic and diluted net loss per share, Class A	$(0.35)	$—
Weighted average shares outstanding of Class B common stock	5,602,459	5,000,000
Basic and diluted net loss per share, Class B	$(0.35)	$(0.00)

The accompanying notes are an integral part of these financial statements.

The Oncology Institute, Inc.

(formerly known as DFP Healthcare Acquisitions Corp.)

STATEMENTS OF CHANGE IN STOCKHOLDER’S EQUITY (DEFICIT)

	For the period from November 1, 2019 (inception) through December 31, 2019
	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - November 1, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)(2)	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(2,300)	(2,300)
Balance - December 31, 2019	—	$—	5,750,000	$575	$24,425	$(2,300)	$22,700
(1)	This number excludes an aggregate of up to 750,000 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)	The share amounts have been retroactively restated to reflect the split of Class B common stock on February 19, 2020, resulting in 5,750,000 shares outstanding (see Note 4).

	For the Year Ended December 31, 2020 (As Restated - See Note 2)
	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - December 31, 2019	—	$—	5,750,000	$575	$24,425	$(2,300)	$22,700
Sale of private placement warrants to Sponsor in private placement, less allocation to derivative warrant liabilities	—	—	—	—	1,120,000	—	1,120,000
Accretion of Class A common stock to redemption amount (restated – See Note 2)	—	—	—	—	(1,144,425)	(15,693,481)	(16,837,906)
Net loss	—	—	—	—	—	(8,339,904)	(8,339,904)
Balance - December 31, 2020	—	$—	5,750,000	$575	$—	$(24,035,685)	$(24,035,110)

The accompanying notes are an integral part of these financial statements.

The Oncology Institute, Inc.

(formerly known as DFP Healthcare Acquisitions Corp.)

CONDENSED STATEMENTS OF CASH FLOWS

		For the period from
		November 1, 2019
	For the Year Ended	(inception) through
	December 31, 2020	December 31, 2019
	(As Restated - See Note 2)
Cash Flows from Operating Activities:
Net loss	$(8,339,904)	$(2,300)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(254,149)	—
Offering costs associated with derivative warrant liabilities	315,080	—
Change in fair value of derivative warrant liabilities	7,583,670	—
Changes in operating assets and liabilities:
Prepaid expenses	(152,474)	—
Accrued expenses	48,500	1,500
Accrued expenses - related parties	17,500	—
Franchise tax payable	199,250	800
Net cash used in operating activities	(582,527)	—

Cash Flows from Investing Activities
Cash deposited in Trust Account	(230,000,000)	—
Net cash used in investing activities	(230,000,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds received from note payable to related party	200,000	—
Repayment of note payable to related party	(200,000)	—
Proceeds received from initial public offering, gross	230,000,000	—
Proceeds received from private placement	5,600,000	—
Offering costs paid	(4,125,486)	—
Net cash provided by financing activities	231,474,514	25,000

Net increase in cash	891,987	25,000

Cash - beginning of the period	25,000	—
Cash - end of the period	$916,987	$25,000

Supplemental disclosure of noncash activities:
Offering costs included in accrued expenses	$—	$25,000
Deferred underwriting commissions in connection with the initial public offering	$6,300,000	$—

The accompanying notes are an integral part of these financial statements.

THE ONCOLOGY INSTITUTE, INC.

(formerly known as DFP Healthcare Acquisitions Corp.)

NOTES TO FINANCIAL STATEMENTS – AS RESTATED

Note 1 — Organization, Business Operations and Basis of Presentation

Incorporation

DFP Healthcare Acquisitions Corp., predecessor to The Oncology Institute, Inc. (the “Company”) was incorporated as a Delaware corporation on November 1, 2019.

Sponsor

The Company’s sponsor is DFP Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

Business Purpose

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses that it has not yet selected (“Business Combination”). The Company has neither engaged in any operations nor generated revenue to date.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from November 1, 2019 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward completing a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination.

Financing

The registration statement for the Company’s Initial Public Offering was declared effective by the Securities and Exchange Commission (the “SEC”) on March 10, 2020. On March 13, 2020, the Company consummated its Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 3,000,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $230.0 million, and incurring offering costs of approximately $10.4 million, inclusive of approximately $6.3 million in deferred underwriting commissions (Note 3).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 3,733,334 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating proceeds of $5.6 million (Note 4).

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $230.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (the “Trust Account”) and invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which the Company refers to as the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.

The Company’s second amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay taxes, none of the funds held in Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of the Public Shares to its holders (the “Public Stockholders”) properly tendered in connection with a stockholder vote to amend the Company’s second amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares or with respect to any other material provision relating to stockholders’ rights or pre-initial Business Combination activity, or (iii) the redemption of 100% of the Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay its taxes, or (ii) provide the Public Stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay taxes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

If the Company holds a stockholder vote in connection with a Business Combination, a Public Stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) and/or to pay its taxes. As a result, such common stock is recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with FASB, ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $10.00 per public share ($230.0 million held in the Trust Account divided by 23,000,000 public shares).

The Company will have 24 months from the closing of the Initial Public Offering, or until March 13, 2022, to complete its initial Business Combination (the “ Combination Period”). If the Company does not complete a Business Combination within this period of time, it will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per share pro rata portion of the Trust Account, including interest and not previously released to the Company to fund its working capital requirements (subject to an annual limit of $500,000) (less taxes payable and up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, liquidate and dissolve the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s officers and directors (the “initial stockholders”) have entered into a letter agreement with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the initial stockholders acquire shares of common stock in or after the Initial Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption of common stock or liquidation in the event the Company does not complete a Business Combination within the required time period. In the event of such a liquidating distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial price per Unit in the Initial Public Offering.

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Note 2 — Restatement of Previously Issued Financial Statements

The Company concluded it should restate its previously issued financial statements by amending Amendment No. 1 to its Annual Report on Form 10-K/A, filed with the SEC on May 24, 2021, to classify all Class A common stock subject to possible redemption in temporary equity. In accordance with accounting guidance on redeemable equity instruments, ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Also, in connection with the change in presentation for the Class A common stock subject to possible redemption, the Company also restated its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable Class A common stock as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480. The Company’s previously filed financial statements that contained the error were initially reported in the Company’s Form 8-K filed with the SEC on March 13, 2020 (the “Post-IPO Balance Sheet”), the Company’s Form 10-Qs for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, and the Company’s Annual Report on 10-K for the annual period ended December 31, 2020, which were all previously restated in the Company’s Amendment No. 1 to its Form 10-K as filed with the SEC on May 12, 2021 (“the 2020 Affected Periods”), as well as the Company’s Form 10-Qs for the quarterly periods ended March 31, 2021, and June 30, 2021 (collectively, the “Affected Periods”). These financial statements restate the Company’s previously issued audited and unaudited financial statements covering the periods through December 31, 2020. The quarterly periods ended March 31, 2021, and June 30, 2021, will be restated with an amendment the Company’s Form 10-Q for the quarterly period ended September 30, 2021.

Impact of the Restatement

The impact of the restatement on the balance sheet, statement of operations and statement of cash flows for the 2020 Affected Periods is presented below:

	As Previously
	Restated on 10-K/A
As of March 13, 2020	Amendment No. 1	Adjustment	As Restated

Total assets	$231,769,236	$—	$231,769,236
Total liabilities	$17,812,302	$—	$17,812,302
Class A common stock subject to possible redemption	208,956,930	21,043,070	230,000,000
Preferred stock	—	—	—
Class A common stock	210	(210)	—
Class B common stock	575	—	575
Additional paid-in capital	5,356,051	(5,356,051)	—
Accumulated deficit	(356,832)	(15,686,809)	(16,043,641)
Total stockholders’ equity (deficit)	$5,000,004	$(21,043,070)	$(16,043,066)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$231,769,236	$—	$231,769,236
Shares of Class A common stock subject to possible redemption	20,895,693	2,104,307	23,000,000
Shares of Class A common stock	2,104,307	(2,104,307)	—

	As Previously
	Restated on 10-K/A
As of December 31,2020	Amendment No. 1	Adjustment	As Restated

Total assets	$231,323,610	$—	$231,323,610
Total liabilities	$25,358,720	$—	$25,358,720
Class A common stock subject to possible redemption	200,964,880	29,035,120	230,000,000
Preferred stock	—	—	—
Class A common stock	290	(290)	—
Class B common stock	575	—	575
Additional paid-in capital	13,341,349	(13,341,349)	—
Accumulated deficit	(8,342,204)	(15,693,481)	(24,035,685)
Total stockholders’ equity (deficit)	$5,000,010	$(29,035,120)	$(24,035,110)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$231,323,610	$—	$231,323,610
Shares of Class A common stock subject to possible redemption	20,096,488	2,903,512	23,000,000
Shares of Class A common stock	2,903,512	(2,903,512)	—

The impact of the restatement on the statement of stockholders’ equity is consistent with the changes to the impacted stockholders’ equity accounts described above.

The impact of the restatement to the previously reported as restated statement of cash flows for the year ended December 31, 2020 is presented below:

	For the Year Ended December 31, 2020
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$208,956,930	$(208,956,930)	$—
Change in value of Class A common stock subject to possible redemption	$(7,992,050)	$7,992,050	$—

The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per common share for the year ended December 31, 2020 is presented below:

	Earnings (Loss) Per Share
	As Previously
For the year ended December 31, 2020	Restated	Adjustment	Restated
Net loss	$(8,339,904)	$—	$(8,339,904)
Weighted average shares outstanding - Class A common stock	23,000,000	(4,524,590)	18,475,410
Basic and diluted loss per share - Class A common stock	$—	$(0.35)	$(0.35)
Weighted average shares outstanding - Class B common stock	5,602,459	—	5,602,459
Basic and diluted loss per share - Class B common stock	$(1.49)	$1.14	$(0.35)

In addition, see Note 10 - Quarterly Financial Information where unaudited interim periods are presented as restated.

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company has no subsidiaries.

As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements for the period as of December 31, 2020, and the year ended December 31, 2020, as of September 30, 2020 and for the three and nine months ended September 30, 2020, as of June 30, 2020 and for the three and six months ended June 30, 2020, and as of March 31, 2020 and for the three months ended March 31, 2020 (collectively, the “2020 Affected Periods”), are restated in this Annual Report on Form 10-K/A (Amendment No. 2) (this “Annual Report”) to correct the misapplication of accounting guidance related to the redeemable Class A common stock and earnings per share in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future conforming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2020, and 2019.

Investments Held in the Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments, dividends and interest held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account were determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation limit of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset, or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2020, and 2019, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, accrued expenses - related party, and tax obligations approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised mainly of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.

Offering Costs

The Company complied with the requirements of the ASC 340-10-S99-1. Offering costs consist of legal, accounting, underwriting fees and other costs incurred that were directly attributable to the Initial Public Offering.. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Public Shares were charged to the carrying value of the Class A common stock subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge its exposures to cash flow, market or foreign currency risks. Management evaluates all of the Company’s financial instruments, including issued warrants to purchase its Class A common stock, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company issued 5,750,000 warrants to purchase Class A common stock to investors in the Company’s Initial Public Offering, including the over-allotment, and simultaneously issued 3,733,334 Private Placement Warrants. All of the Company’s outstanding warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.

Class A Common Stock Subject to Possible Redemption (Restated - See Note 2)

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December  31, 2020, 23,000,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Under ASC 480-10-S99, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of each reporting period.

This method would view the end of the reporting period as if it were also the redemption date for the security. Accordingly, effective with the closing of the Initial Public Offering, the Company recognized the accretion from the initial book value to redemption amount, which resulted in charges against paid-in -capital (to the extent available) and accumulated deficit

The Class A common stock subject to possible redemption reflected on the balance sheet is reconciled on the following table:

Gross proceeds	$230,000,000
Less:
Amount allocated to Public Warrants	(6,727,500)
Class A common stock issuance costs	(10,110,406)
Plus:
Accretion of carrying value to redemption value	16,837,906
Class A common stock subject to possible redemption	$230,000,000

Net Income (Loss) Per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per share of common stock is calculated by dividing the net income (loss) by the weighted average number of common stock outstanding for the respective period.

The calculation of diluted net income (loss) per share of common stock does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 9,483,334 of the Company’s Class A common stock in the calculation of diluted income per share, since their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share of common stock for each class of common stock:

	For the Year Ended December 31,
	2020		2019
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share of common stock:
Numerator:
Allocation of net income	$(6,399,368)	$(1,940,536)	$—	$(2,300)

Denominator:
Basic and diluted weighted average common shares outstanding	18,475,410	5,602,459	—	5,000,000

Basic and diluted net income (loss) per share of common stock	$(0.35)	$(0.35)	$—	$—

Income Taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of December 31, 2020 or 2019. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020 or 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 —Initial Public Offering

Public Units

On March 13, 2020, the Company consummated its Initial Public Offering of 23,000,000 Units, including 3,000,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $230.0 million, and incurring offering costs of approximately $10.4 million, inclusive of approximately $6.3 million in deferred underwriting commissions. Of the Units sold in the Initial Public Offering, 5,000,000 Units were purchased by certain domestic private pooled investment vehicles managed by Deerfield Management Company, L.P. and its affiliates (the “Deerfield Funds”).

Each Unit consists of one of the Company’s shares of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant (the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.

Note 5 — Related Party Transactions

Founder Shares

On December 30, 2019, the Sponsor received 4,312,500 shares of Class B common stock (the “Founder Shares”) in exchange for a capital contribution of $25,000, or approximately $0.004 per share. In January 2020, the Sponsor transferred 100,000 Founder Shares to each of Steven Hochberg, the Company’s President and Chief Executive Officer, Christopher Wolfe, the Company’s Chief Financial Officer and Secretary, and Richard Barasch, the Company’s Executive Chairman, and 30,000 Founder Shares to each of Dr. Jennifer Carter, Dr. Mohit Kaushal and Dr. Gregory Sorensen, the Company’s independent director nominees, for the same per-share price initially paid by the Sponsor, resulting in the Sponsor holding 3,922,500 Founder Shares. On February 19, 2020, the Company effected a split of its Class B common stock resulting in the Sponsor holding 5,360,000 Founder Shares, resulting in an increase in the total number of Founder Shares from 4,312,500 to 5,750,000. All shares and associated amounts have been retroactively restated. Of the 5,750,000 Founder Shares, up to 750,000 shares were subject to forfeiture by the initial stockholders depending on the exercise of the underwriters’ over-allotment option. The underwriters exercised their over-allotment option in full on March 13, 2020; thus, the Founder Shares are no longer subject to forfeiture.

The Founder Shares are identical to the shares of Class A common stock included in the Units being sold in the Initial Public Offering except that the Founder Shares are subject to certain transfer restrictions.

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company sold 3,733,334 Private Placement Warrants to the Sponsor at a price of $1.50 per Private Placement Warrant in a Private Placement, generating proceeds of $5.6 million.

Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. Certain proceeds of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination, the proceeds of the Private Placement will be part of the liquidating distribution to the Public Stockholders and the Warrants issued to the Sponsor will expire worthless.

Sponsor Loan

The Sponsor agreed to loan the Company up to an aggregate of $200,000 by the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Initial Public Offering. The Note was payable, without interest, upon the completion of the Initial Public Offering. The Company received the $200,000 proceeds under the Note and repaid this Note in full on March 13, 2020.

Administrative Services Agreement

Commencing on the date that the Company’s securities were first listed on Nasdaq, the Company has paid and will pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying such monthly fees. The Company incurred $100,000 and $0, in expenses in connection with such services during the year ended December 31, 2020 and the period from November 1, 2019 (inception) through December 31, 2019, respectively, as included in general and administrative expenses - related party on the accompanying statements of operations. As of December 31, 2020, and 2019, the Company had $10,000 and $0 in connection with such services in accrued expenses to related parties, respectively, as included in the accompanying balance sheets.

Wolfe Strategic Services Agreement

Commencing on the date that the Company’s securities were first listed on Nasdaq, the Company will pay and has paid its Chief Financial Officer, Christopher Wolfe, $7,500 per month for his services prior to the initial Business Combination. The Company incurred $75,000 and $0 in expenses in connection with such services during the year ended December 31, 2020 and the period from November 1, 2019 (inception) through December 31, 2019, respectively, as included in general and administrative expenses - related party on the accompanying statement of operations. As of December 31, 2020, and 2019, the Company had $7,500 and $0 in connection with such services in accrued expenses to related parties, respectively, as included in the accompanying balance sheets.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required for working capital (the “Working Capital Loans”). Up to $1.1 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. As of December 31, 2020, except for the foregoing, the terms of such loans, if any, have not been determined, no written agreements exist with respect to such loans and no amounts have been borrowed under such loans to date.

Note 6 — Commitments and Contingencies

Registration Rights

The initial stockholders and holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement. The initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover any over-allotments, at the initial public offering price less the underwriting discounts and commissions. The warrants that were issued in connection with the 3,000,000 over-allotment Units are identical to the public warrants and have no net cash settlement provisions. The underwriters exercised the over-allotment option in full on March 13, 2020.

The underwriters did not receive any underwriting discounts or commission on the Units purchased by the Deerfield Funds. The Company paid an underwriting discount of 2.0% of the per Unit offering price, or $3.6 million, at the closing of the Initial Public Offering, with an additional fee (the “Deferred Underwriting Fees”) of 3.5% of the gross offering proceeds, or $6.3 million, payable upon the Company’s completion of an Initial Business Combination. The Deferred Underwriting Fees will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

Risks and uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on its industry and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 — Derivative Warrant Liabilities

As of December 31, 2020, the Company had 5,750,000 Public Warrants and 3,733,334 Private Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under certain circumstances). The Company has agreed that, as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC and have declared effective a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable for cash so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Initial Public Offering.

The Company may call the Public Warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants for shares of Class A common stock:

●	in whole and not in part;
●	at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants” based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described in “Description of Securities—Warrants—Public Stockholders’ Warrants”;
●	if, and only if, the last reported sale price of its Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which it sends the notice of redemption to the warrant holders;
●	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and
●	if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The “fair market value” of the Company’s Class A common stock shall mean the average last reported sale price of its Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.

Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in its initial Business Combination.

In no event will the Company be required to net cash settle any warrant. If the Company does not complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2020, and 2019, there are no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 23,000,000 shares of Class A common stock issued or outstanding, all were subject to possible redemption, and therefore classified outside of permanent equity. As of December 31, 2019, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On December 30, 2019, the Company initially issued 4,312,500 shares of Class B common stock. On February 19, 2020, in connection with the proposed increase of the size of the Initial Public Offering, the Company effected a split of its Class B common stock resulting in the Sponsor holding 5,360,000 Founder Shares and an increase in the total number of Class B common stock outstanding from 4,312,500 to 5,750,000. Of the 5,750,000 shares of Class B common stock outstanding, up to 750,000 shares were subject to forfeiture to the Company to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial stockholders would collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. All shares and associated amounts have been retroactively restated. The underwriters exercised their over-allotment option in full on March 13, 2020; thus, the 750,000 shares of Class B common stock were no longer subject to forfeiture. As of December 31, 2020, and 2019, there were 5,750,000 shares of Class B common stock issued outstanding.

The Class B common stock will automatically convert into Class A common stock at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 9 — Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

	Quoted Prices in	Significant Other	Significant Other
	Active Markets	Observable Inputs	Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets
Assets held in Trust Account:
U.S. Treasury securities	$230,253,395	$—	$—
Cash equivalents - money market funds	754	—	—
	$230,254,149	$—	$—

Liabilities
Derivative warrant liabilities -Public Warrants	$11,212,500	$—	$—
Derivative warrant liabilities -Private Warrants	$—	$—	$7,578,670

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the year ended December 31, 2020. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in June 2020, upon trading of the Public Warrants in an active market.

Level 1 instruments include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants, a Level 1 measurement, beginning in June 2020.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its Class A common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s Class A common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

There were no assets or liabilities measured at fair value on a recurring basis as of December 31, 2019.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement:

	As of March 13, 2020	As of December 31, 2020
Stock Price	$9.71	$10.80
Volatility	18.2%	24.0%
Expected life of the options to convert	6.55	5.75
Risk-free rate	0.85%	0.47%
Dividend yield	0.0%	0.0%

The change in the fair value of the derivative warrant liabilities measured with Level 3 inputs for the year ended December 31, 2020 is summarized as follows:

Level 3 derivative warrant liabilities as of January 1, 2020	$—
Issuance of Public and Private Warrants	11,207,500
Transfer of Public Warrants to Level 1	(6,957,500)
Change in fair value of derivative warrant liabilities	3,328,670
Level 3 derivative warrant liabilities as of December 31, 2020	$7,578,670

Note 10 —Quarterly Financial Information (unaudited) (restated)

The following tables contain unaudited quarterly financial information for the three months ended March 31, 2020, for the three and six months ended June 30, 2020, and for the three and nine months ended September 30, 2020 that has been updated to reflect the restatement of the Company’s financial statements as described in Note 2—Restatement of Previously Issued Financial Statements. The restatement had no impact on net cash flows from operating, investing or financing activities. The Company has not amended its previously filed Quarterly Reports on Form 10-Q for the 2020 Affected Periods. The financial information that has been previously filed or otherwise reported for the 2020 Affected Periods is superseded by the information in this Annual Report, and the financial statements and related financial information for the Affected Periods contained in such previously filed report should no longer be relied upon.

	As Previously
	Restated on 10-K/A
As of March 31, 2020 (uaudited)	Amendment No. 1	Adjustment	As Restated
Total assets	$231,843,054	$—	$231,843,054
Total liabilities	$18,315,099	$—	$18,315,099
Class A common stock subject to possible redemption	208,527,950	21,472,050	230,000,000
Preferred stock	—	—	—
Class A common stock	215	(215)	—
Class B common stock	575	—	575
Additional paid-in capital	5,778,354	(5,778,354)	—
Accumulated deficit	(779,139)	(15,693,481)	(16,472,620)
Total stockholders’ equity (deficit)	$5,000,005	$(21,472,050)	$(16,472,045)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$231,843,054	$—	$231,843,054
Shares of Class A common stock subject to possible redemption	20,852,795	2,147,205	23,000,000
Shares of Class A common stock	2,147,205	(2,147,205)	—

The Company’s statement of stockholders’ equity has been restated to reflect the changes to the impacted stockholders’ equity accounts described above.

	For the Three Months Ended March 31, 2020 (unaudited)
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$208,956,930	$(208,956,930)	$—
Change in value of Class A common stock subject to possible redemption	$(428,980)	$428,980	$—

As of June 30, 2020 (unaudited)	As Previously Restated	Adjustment	As Restated
Total assets	$231,466,990	$—	$231,466,990
Total liabilities	$20,557,770	$—	$20,557,770
Class A common stock subject to possible redemption	205,909,210	24,090,790	230,000,000
Preferred stock	—	—	—
Class A common stock	241	(241)	—
Class B common stock	575	—	575
Additional paid-in capital	8,397,068	(8,397,068)	—
Accumulated deficit	(3,397,874)	(15,693,481)	(19,091,355)
Total stockholders’ equity (deficit)	$5,000,010	$(24,090,790)	$(19,090,780)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$231,466,990	$—	$231,466,990
Shares of Class A common stock subject to possible redemption	20,590,921	2,409,079	23,000,000
Shares of Class A common stock	2,409,079	(2,409,079)	—

The impact of the restatement on the statement of stockholders’ equity is consistent with the changes to the impacted stockholders’ equity accounts described above.

	For the Six Months Ended June 30, 2020 (unaudited)
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$208,956,930	$(208,956,930)	$—
Change in value of Class A common stock subject to possible redemption	$(3,047,720)	$3,047,720	$—

As of September 30, 2020 (unaudited)	As Previously Restated	Adjustment	As Restated
Total assets	$231,395,659	$—	$231,395,659
Total liabilities	$22,903,099	$—	$22,903,099
Class A common stock subject to possible redemption	203,492,550	26,507,450	230,000,000
Preferred stock	—	—	—
Class A common stock	265	(265)	—
Class B common stock	575	—	575
Additional paid-in capital	10,813,704	(10,813,704)	—
Accumulated deficit	(5,814,534)	(15,693,481)	(21,508,015)
Total stockholders’ equity (deficit)	$5,000,010	$(26,507,450)	$(21,507,440)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$231,395,659	$—	$231,395,659
Shares of Class A common stock subject to possible redemption	20,349,255	2,650,745	23,000,000
Shares of Class A common stock	2,650,745	(2,650,745)	—

The impact of the restatement on the statement of stockholders’ equity is consistent with the changes to the impacted stockholders’ equity accounts described above.

	For the Nine Months Ended September 30, 2020 (unaudited)
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$208,956,930	$(208,956,930)	$—
Change in value of Class A common stock subject to possible redemption	$(5,464,380)	$5,464,380	$—

	Earnings (Loss) Per Share
	As Previously
	As Reported	Adjustment	As Restated
For the three months ended March 31, 2020 (unaudited)
Net loss	$(776,839)	$—	$(776,839)
Weighted average shares outstanding - Class A common stock	23,000,000	(18,197,802)	4,802,198
Basic and diluted earnings (loss) per share - Class A common stock	$—	$(0.08)	$(0.08)
Weighted average shares outstanding - Class B common stock	5,156,593	—	5,156,593
Basic and diluted earnings (loss) per share - Class B common stock	$(0.15)	$0.07	$(0.08)
For the three months ended June 30, 2020 (unaudited)
Net loss	$(2,618,735)	$—	$(2,618,735)
Weighted average shares outstanding - Class A common stock	23,000,000	—	23,000,000
Basic and diluted earnings (loss) per share - Class A common stock	$—	$(0.09)	$(0.09)
Weighted average shares outstanding - Class B common stock	5,750,000	—	5,750,000
Basic and diluted earnings (loss) per share - Class B common stock	$(0.46)	$0.37	$(0.09)
For the six months ended June 30, 2020 (unaudited)
Net loss	$(3,395,574)	$—	$(3,395,574)
Weighted average shares outstanding - Class A common stock	23,000,000	(9,098,901)	13,901,099
Basic and diluted earnings (loss) per share - Class A common stock	$—	$(0.18)	$(0.18)
Weighted average shares outstanding - Class B common stock	5,453,297	—	5,453,297
Basic and diluted earnings (loss) per share - Class B common stock	$(0.62)	$0.44	$(0.18)
For the three months ended September 30, 2020 (unaudited)
Net loss	$(2,416,660)	$—	$(2,416,660)
Weighted average shares outstanding - Class A common stock	23,000,000	—	23,000,000
Basic and diluted earnings (loss) per share - Class A common stock	$—	$(0.08)	$(0.08)
Weighted average shares outstanding - Class B common stock	5,750,000	—	5,750,000
Basic and diluted earnings (loss) per share - Class B common stock	$(0.42)	$0.34	$(0.08)
For the nine months ended September 30, 2020 (unaudited)
Net loss	$(5,812,234)	$—	$(5,812,234)
Weighted average shares outstanding - Class A common stock	23,000,000	(6,043,796)	16,956,204
Basic and diluted earnings (loss) per share - Class A common stock	$—	$(0.26)	$(0.26)
Weighted average shares outstanding - Class B common stock	5,552,920	—	5,552,920
Basic and diluted earnings (loss) per share - Class B common stock	$(1.05)	$0.79	$(0.26)

Note 11 — Income Taxes

The Company’s taxable income primarily consists of interest income on the Trust Account, less any franchise taxes. The Company’s formation and operating costs are generally considered start-up costs and are not currently deductible.

The income tax provision (benefit) for the year ended December 31, 2020 consists of the following:

	December 31, 2020	December 31, 2019
Current
Federal	$11,434	$—
State	—	—
Deferred
Federal	(101,676)	(483)
State	—	—
Valuation allowance	101,676	483
Income tax provision	11,434	—

The provision for income taxes was deemed to be de minimis for the period from November 1, 2019 (inception) through December 31, 2019.

The Company’s net deferred tax assets are as follows:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Start-up/Organization costs	$101,676	$315
Net operating loss carryforwards	—	168
Total deferred tax assets	101,676	483
Valuation allowance	(101,676)	(483)
Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020 and for the period from November 1, 2019 (inception) to December 31, 2019, the valuation allowance was $101,676 and $483, respectively.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate is as follows:

	December 31, 2020	December 31, 2019
Statutory federal income tax	$(1,748,979)	$(483)
Change in fair value of derivative warrant liabilities	(1,450,150)	—
Financing costs - derivative warrant liabilities	(2,503)	—
Change in valuation allowance	3,213,066	483
Income tax expense	$11,434	$—

There were no unrecognized tax benefits as of December 31, 2020, and 2019. No amounts were accrued for the payment of interest and penalties as of December 31, 2020, and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Note 12 — Subsequent Events

On November 12, 2021, (the “Closing Date”), DFP Healthcare Acquisitions Corp. (“DFP”) completed the business combination pursuant to that certain and Plan of Merger, dated June 28, 2021, by and among DFP, Orion Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of DFP (“First Merger Sub”), Orion Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of DFP (“Second Merger Sub”) and TOI Parent, Inc., a Delaware corporation (“Old TOI”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). As contemplated by the Merger Agreement, immediately prior to the effective time of the First Merger (the “Effective Time”), (i) the First Merger Sub merged with and into Old TOI (the “First Merger”), with Old TOI being the surviving corporation and (ii) immediately following the First Merger, Old TOI merged with and into the Second Merger Sub (the “Second Merger”), with the Second Merger Sub being the surviving entity and a wholly owned subsidiary of DFP (the First Merger and Second Merger together, the “Business Combination”). Upon the closing of the Business Combination, DFP changed its name to “The Oncology Institute, Inc.” TOI continues the existing business operations of Old TOI as a publicly traded company.

Management has evaluated subsequent events and transactions that occurred after the balance sheet date up through the date the financial statements were issued. Based upon this review, other than described here in and in Note 2 with respect to the restatements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the FINRA filing fee and the listing fee.

Amount
Securities and Exchange Commission registration fee	64,680
FINRA filing fee	*
Accountants’ fees and expenses	*
Legal fees and expenses	*
Blue Sky fees and expenses	*
Transfer Agent’s fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*
Total expenses	64,680
∗	To be filed by amendment.

Item 14.  Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15.  Recent Sales of Unregistered Securities.

(a)    Issuance of Capital Stock.

In December 2019, the Sponsor purchased an aggregate of 4,312,500 shares of DFP Class B Common Stock for an aggregate offering price of $25,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

On November 12, 2021, the Registrant issued 17,500,000 shares of Common Stock to new and existing investors, and 100,000 shares of Class A Common Equivalent Preferred Stock to certain of the initial stockholders, for aggregate gross proceeds of approximately $275,000,000 million. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

(b)    Warrants.

Concurrently with the DFP IPO on March 13, 2020, the Registrant issued 3,733,334 Warrants to purchase shares of DFP Class A Common Stock to the Sponsor for aggregate gross proceeds of $5,600,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

Financial Statement Schedules.

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date	Filed or Furnished Herewith
2.1	Agreement and Plan of Merger, dated as of June 28, 2021, by and among DFP Healthcare Acquisitions Corp., Orion Merger Sub I, Inc., Orion Merger Sub II, LLC and TOI Parent, Inc.	S-4/A	333-258152	2.1	October 20, 2021

3.1	Amended and Restated Certificate of Incorporation of The Oncology Institute, Inc.	8-K	001-39248	3.1	November 18, 2021

3.2	Amended and Restated Bylaws of The Oncology Institute, Inc.	8-K	001-39248	3.2	November 18, 2021

3.3	Certificate of Designation of Series A Common Stock Equivalent Convertible Preferred Stock	8-K/A	001-39248	3.3	November 22, 2021

4.1	Warrant Agreement, dated March 10, 2020, by and between DFP and Continental Stock Transfer & Trust Company, as warrant agent	8-K	001-39248	4.1	March 13, 2020

4.2	Specimen Preferred Stock Certificate of The Oncology Institute, Inc.	8-K/A	001-39248	4.2	November 22, 2021

5.1	Opinion of Latham & Watkins LLP as to the validity of the shares of The Oncology Institute Common Stock and Warrants					X

10.1	Form of Subscription Agreement, by and between DFP and the undersigned subscribers party thereto	S-4/A	333-258152	10.1	October 20, 2021

10.2	Form of Deerfield Subscription Agreement, by and between DFP and the undersigned subscribers party thereto	S-4/A	333-258152	10.2	October 20, 2021

10.3	Amended and Restated Registration Rights Agreement, by and among DFP Heathcare Acquisitions Corp., DFP Sponsor LLC and certain other parties thereto	8-K/A	001-39248	10.1	November 22, 2021

10.4	The Oncology Institute, Inc., 2021 Incentive Award Plan	8-K/A	001-39248	10.2	November 22, 2021

10.5	The Oncology Institute, Inc. Employee Stock Purchase Plan	8-K/A	001-39248	10.3	November 22, 2021

10.6	Form of Indemnification Agreement	8-K/A	001-39248	10.5	November 22, 2021

10.7	Amended and Restated Management Services Agreement, dated January 12, 2021, by and between TOI Management, LLC and The Oncology Institute CA, as amended	8-K/A	001-39248	10.6	November 22, 2021

10.8	TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan	8-K/A	001-39248	10.7	November 22, 2021

21.1	Subsidiaries of the registrant					X

23.1	Consent of WithumSmith+Brown, P.C. (with respect to DFP Healthcare Corp. consolidated financial statements)					X

23.2	Consent of BDO USA, LLP (with respect to The Oncology Institute, Inc. consolidated financial statements					X

23.3	Consent of Latham & Watkins (included as part of Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
d.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 17th day of December, 2021.

THE ONCOLOGY INSTITUTE, INC.

By:	/s/ Brad Hively
Brad Hively
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of The Oncology Institute, Inc., hereby severally constitute and appoint Brad Hively and Scott Dalgleish, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Brad Hively
Brad Hively	Chief Executive Officer and Director (principal executive officer)	December 17, 2021

/s/ Scott Dalgleish
Scott Dalgleish	Chief Financial Officer (principal financial and accounting officer)	December 17, 2021

/s/ Richard Barasch
Richard Barasch	Director	December 17, 2021

/s/ Karen Johnson
Karen Johnson	Director	December 17, 2021

/s/ Mohit Kaushal
Mohit Kaushal	Director	December 17, 2021

/s/ Anne McGeorge
Anne McGeorge	Director	December 17, 2021

/s/ Maeve O’Meara
Maeve O’Meara	Director	December 17, 2021

/s/ Ravi Sarin
Ravi Sarin	Director	December 17, 2021